CREDIT AGREEMENT


                                      among



                                AEARO CORPORATION


                                AEARO COMPANY I,


                           CERTAIN OF ITS SUBSIDIARIES

                                 VARIOUS BANKS,


                                       and


                             BANKERS TRUST COMPANY,
                             as ADMINISTRATIVE AGENT


                   -------------------------------------------


                            Dated as of July 11, 1995
                                                        and
                    Amended and Restated as of July 13, 2001

                   -------------------------------------------




    BARCLAYS BANK PLC                            NATIONAL CITY BANK, INDIANA
    SYNDICATION AGENT                               CO-DOCUMENTATION AGENT
                                 FLEET BANK, N.A.
                              CO-DOCUMENTATION AGENT

     CREDIT AGREEMENT, dated as of July 11, 1995 and amended and restated as of July 13, 2001 among AEARO CORPORATION, a Delaware corporation ("Holdings"),
AEARO COMPANY I, a Delaware corporation (the "US Borrower"), AEARO CANADA LIMITED, an Ontario corporation (the "Canadian Borrower"), AEARO LIMITED, a limited liability company formed under the laws of England (the "UK Borrower"), the Banks party hereto from time to time and BANKERS TRUST COMPANY, as Administrative Agent (all capitalized terms used herein and defined in Section 10 are used herein as therein defined).


     W I T N E S S E T H: WHEREAS, Holdings, the Borrowers, the Existing Banks and Bankers Trust Company, as administrative agent are party to a Credit Agreement, dated as of July 11, 1995 and amended and restated as of May 30, 1996 (as amended, modified or otherwise supplemented from time to time to, but not including, the Restatement Effective Date, the "Existing Credit Agreement").

     WHEREAS, the parties hereto wish to amend and restate the Existing Credit Agreement in the form of this Agreement to make available to the Borrowers the respective facilities provided for herein.

NOW, THEREFORE, IT IS AGREED:

SECTION 1.  Amount and Terms of Credit.

     1.01 The Commitments. (a)(A) Subject to and upon the terms and conditions set forth herein, (I) on the Restatement Effective Date, the Existing US Term Loans made by each Existing Lender to the US Borrower pursuant to the Existing Credit Agreement shall be continued, and shall remain outstanding as Borrowings of term loans hereunder in an aggregate amount of 7,176,979.63 Dollars and (II) each Bank with an A-1 Term Loan Commitment severally agrees to make on the Restatement Effective Date a term loan or term loans (together with each of the Existing US Term Loans continued pursuant to clause (I) above, each an "A-1 Term Loan" and collectively, the "A-1 Term Loans") to the US Borrower, which A-1 Term Loans shall (i) be made and maintained in Dollars, (ii) at the option of the US Borrower, be incurred and maintained as, and/or converted into, Base Rate Loans or one or more Borrowings of Eurodollar Loans having such Interest Periods as are selected by the US Borrower pursuant to Section 1.09, provided that prior to the Syndication Date, A-1 Term Loans may only be incurred and maintained as or converted into Eurodollar Loans if the Interest Period in respect of such Eurodollar Loans is a Pre-Syndication Interest Period, and (iii) in the case of those incurred pursuant to clause (II) above, not exceed for any Bank, in initial aggregate principal amount, that amount which equals the A-1 Term Loan Commitment of such Bank at the time of incurrence thereof (before giving effect to any reductions thereto on such date pursuant to Section 3.03(b)). Once repaid, A-1 Term Loans incurred hereunder may not be reborrowed.

     (B) Subject to and upon the terms and conditions set forth herein, each Bank with an A-2 Term Loan Commitment severally agrees to make on the Restatement Effective Date a term loan or term loans (each an "A-2 Term Loan" and collectively, the "A-2 Term Loans") to the US Borrower, which A-2 Term Loans shall (i) be made and maintained in Euros, (ii) be incurred and maintained as one or more Borrowings of A-2 Term Loans having such Interest Periods as are selected by the US Borrower pursuant to Section 1.09, provided that prior to the Syndication Date, all such A-2 Term Loans shall have Interest Periods which are Pre-Syndication Interest Periods, and (iii) not exceed for any Bank, in initial aggregate principal amount, that amount which equals the A-2 Term Loan Commitment of such Bank at the time of incurrence thereof (before giving effect to any reductions thereto on such date pursuant to Section 3.03(b)). Once repaid, A-2 Term Loans incurred hereunder may not be reborrowed.

     (C) Subject to and upon the terms and conditions set forth herein, on the Restatement Effective Date, the Existing Canadian Term Loans made by each
Existing Lender to the Canadian Borrower pursuant to the Existing Credit Agreement shall be continued, and shall remain outstanding, as Borrowings of term loans hereunder in an aggregate amount of 6,223,942.55 Canadian Dollars (as so continued, each an "A-3 Term Loan" and collectively, the "A-3 Term Loans") to the Canadian Borrower, which A-3 Term Loans shall (i) be maintained in Canadian Dollars, (ii) be maintained as one or more Borrowings of A-3 Term Loans having such Interest Periods as are selected by the Canadian Borrower pursuant to
Section 1.09, provided that prior to the Syndication Date, all such A-3 Term Loans shall have Interest Periods which are Pre-Syndication Interest Periods, and (iii) not exceed for any Bank, in initial aggregate principal amount, that amount which equals the A-3 Term Loan Commitment of such Bank at the time of the continuance thereof. Once repaid, A-3 Term Loans continued hereunder may not be reborrowed.

     (D) Subject to and upon the terms and conditions set forth herein, (I) on the Restatement Effective Date, the Existing UK Pounds Sterling Loans made by each Existing Lender pursuant to the Existing Credit Agreement shall be continued, and shall remain outstanding as Borrowings of term loans hereunder in an aggregate amount of 708,315.63 Pounds Sterling and (II) each Bank with an A-4 Term Loan Commitment severally agrees to make on the Restatement Effective Date a term loan or term loans (together with each of the Existing UK Pounds Sterling Loans continued pursuant to clause (I) above, each an "A-4 Term Loan" and collectively, the "A-4 Term Loans") to the UK Borrower, which A-4 Term Loans shall (i) be made and maintained in Pounds Sterling, (ii) be incurred and maintained as one or more Borrowings of A-4 Term Loans having such Interest Periods as are selected by the UK Borrower pursuant to Section 1.09, provided that prior to the Syndication Date, all such A-4 Term Loans shall have Interest Periods which are Pre-Syndication Interest Periods, and (iii) in the case of those incurred pursuant to clause (II) above, not exceed for any Bank that amount which equals, in initial aggregate principal amount, the A-4 Term Loan Commitment of such Bank at the time of incurrence thereof (before giving effect to any reductions thereto on such date pursuant to Section 3.03(b)). Once repaid, A-4 Term Loans incurred hereunder may not be reborrowed.

     (E) Subject to and upon the terms and conditions set forth herein, (I) on the Restatement Effective Date, the Existing US Pounds Sterling Loans made by each Existing Lender pursuant to the Existing Credit Agreement shall be continued, and shall remain outstanding as Borrowings of term loans hereunder in an aggregate amount of 2,711,602.96 Pounds Sterling and (II) each Bank with a A-5 Term Loan Commitment severally agrees to make on the Restatement Effective Date a term loan or term loans (together with each of the Existing US Pounds Sterling Loans continued pursuant to clause (I) above, each an "A-5 Term Loan" and collectively, the "A-5 Term Loans") to the US Borrower, which A-5 Term Loans shall (i) be made and maintained in Pounds Sterling, (ii) be incurred and maintained as one or more Borrowings of A-5 Term Loans having such Interest Periods as are selected by the US Borrower pursuant to Section 1.09, provided that prior to the Syndication Date, all such A-5 Term Loans shall have Interest Periods which are Pre-Syndication Interest Periods, and (iii) in the case of those incurred pursuant to clause (II) above, not exceed for any Bank, in initial aggregate principal amount, that amount which equals the A-5 Term Loan Commitment of such Bank at the time of incurrence thereof (before giving effect to any reductions thereto on such date pursuant to Section 3.03(b)). Once repaid, A-5 Term Loans incurred hereunder may not be reborrowed.

     (b) Subject to and upon the terms and conditions set forth herein, each Bank with a Revolving Loan Commitment severally agrees to make to the US Borrower at any time and from time to time on or after the Restatement Effective Date and prior to the Revolving Loan Maturity Date, a loan or loans (each a "Revolving Loan" and collectively the "Revolving Loans"), which Revolving Loans
(i) shall be made and maintained in Dollars, (ii) at the option of the Borrower, shall be incurred and maintained as, and/or converted into, Base Rate Loans or Eurodollar Loans, provided that prior to the Syndication Date all such Revolving Loans shall have Interest Periods which are Pre-Syndication Interest Periods,
(iii) may be repaid and  reborrowed in accordance  with the  provisions  hereof,
(iv) shall not exceed (immediately after giving effect to the making thereof and the use of the proceeds thereof) for any Bank that aggregate principal amount which, when added to the sum of (x) the aggregate principal amount of all other Revolving Loans made by such Bank and then outstanding and (y) the product of
(A) such Bank's Revolving Percentage and (B) the aggregate amount of all Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid with the proceeds of, and simultaneously with the incurrence of, Revolving Loans) at such time, equals the Revolving Loan Commitment of such Bank at such time.

     1.02 Minimum Amount of Each Borrowing. The aggregate principal amount of each Borrowing shall not be less than the Minimum Borrowing Amount for the respective Tranche. More than one Borrowing may occur on the same date, but at no time shall there be outstanding more than 15 Borrowings of Euro Rate Loans hereunder.


     1.03 Notice of Borrowing. (a) Whenever a Borrower desires to incur Loans hereunder (excluding Existing Loans continued hereunder on the Restatement Effective Date) it shall give the Administrative Agent at its Notice Office written notice (or telephonic notice promptly confirmed in writing) on the date such Loan is to be made of each Base Rate Loan, and at least three Business Days' prior written notice (or telephonic notice promptly confirmed in writing) of each Euro Rate Loan, provided that any such notice shall be deemed to have been given on a certain day only if given before 1:00 P.M. (New York time) on such day. Each such written notice or written confirmation of telephonic notice (each a "Notice of Borrowing"), shall be irrevocable and shall be given by the Borrower in the form of Exhibit A, appropriately completed to specify (i) the date of such incurrence (which shall be a Business Day), (ii) whether the Loans being made shall constitute Term Loans, or Revolving Loans and the Applicable Currency of such Term Loans, (iii) the aggregate principal amount of the Loans to be made, (iv) in the case of Dollar Loans, whether such Loans being made are to be initially maintained as Base Rate Loans or Eurodollar Loans and (v) in the case of Euro Rate Loans, the initial Interest Period to be applicable thereto. The Administrative Agent shall promptly (and in any event within one Business Day after its receipt of a Notice of Borrowing) give each Bank which is required to make Loans of the Tranche specified in the respective Notice of Borrowing, notice of such proposed incurrence, of such Bank's proportionate share thereof and of the other matters required by the immediately preceding sentence to be specified in the Notice of Borrowing.


     (b) Without in any way limiting the obligation of a Borrower to confirm in writing any telephonic notice of any incurrence of Loans, the Administrative Agent may act without liability upon the basis of telephonic notice, believed by the Administrative Agent in good faith to be from an Authorized Officer of such Borrower prior to receipt of written confirmation. In each such case, such Borrower hereby waives the right to dispute the Administrative Agent's record of the terms of such telephonic notice absent manifest error.


     1.04 Disbursement of Funds. No later than 2:00 P.M. (New York time) on the date specified in each Notice of Borrowing, each Bank with a Commitment under the respective Tranche will make available its pro rata portion of each Borrowing of Loans requested to be made on such date, in relevant Applicable Currency and in immediately available funds at the appropriate Payment Office of the Administrative Agent. The Administrative Agent will make available to the relevant Borrower at the Payment Office in the relevant Applicable Currency, in immediately available funds, the aggregate of the amounts so made available by the Banks prior to 2:00 P.M. (local time in the city in which the proceeds of such Loans are to be made available in accordance with the terms hereof) on such day, to the extent of funds actually received by the Administrative Agent. Unless the Administrative Agent shall have been notified by any Bank prior to the date of Borrowing that such Bank does not intend to make available to the Administrative Agent such Bank's portion of any Borrowing to be made on such date, the Administrative Agent may assume that such Bank has made such amount available to the Administrative Agent on such date of Borrowing and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Bank, the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Bank. If such Bank does not pay such corresponding amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent shall promptly notify the US Borrower and the relevant Borrower and the relevant Borrower shall immediately pay such corresponding amount to the Administrative Agent. The Administrative Agent shall also be entitled to recover on demand from such Bank or the relevant Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to such Borrower until the date such corresponding amount is recovered by the Administrative Agent, at a rate per annum equal to (i) if recovered from such Bank, the overnight Federal Funds Rate and (ii) if recovered from such Borrower, the rate of interest applicable to the respective Borrowing, as determined pursuant to Section 1.08. Nothing in this
Section 1.04 shall be deemed to relieve any Bank from its obligation to make Loans hereunder or to prejudice any rights which any Borrower may have against any Bank as a result of any failure by such Bank to make Loans hereunder.


     1.05 Notes. (a) At the request of any Bank, each Borrower's obligation to pay the principal of, and interest on, the Loans made by such Bank to such Borrower shall be evidenced (i)(A) if A-1 Term Loans, by a promissory note duly executed and delivered by the US Borrower substantially in the form of Exhibit B-1(A) with blanks appropriately completed in conformity herewith (each an "A-1 Term Note" and, collectively, the "A-1 Term Notes"), (B) if A-2 Term Loans, by a promissory note duly executed and delivered by the US Borrower substantially in the form of Exhibit B-1(B) with blanks appropriately completed in conformity herewith (each an "A-2 Term Note" and, collectively, the "A-2 Term Notes"), (C) if A-3 Term Loans, by a promissory note duly executed and delivered by the Canadian Borrower substantially in the form of Exhibit B-1 (C) with blanks appropriately completed in conformity herewith (each an "A-3 Term Note" and, collectively the "A-3 Term Notes"), (D) if A-4 Term Loans, by a promissory note duly executed and delivered by the UK Borrower substantially in the form of Exhibit B-1(D) with blanks appropriately completed in conformity herewith (each an "A-4 Term Note" and, collectively the "A-4 Term Notes") and (E) if A-5 Term Loans by a promissory note duly executed and delivered by the US Borrower substantially in the form of Exhibit B-1(E) with blanks appropriately completed in conformity therewith (each an "A-5 Term Note" and, collectively, the "A-5 Term Notes") and (ii) if Revolving Loans, by a promissory note duly executed and delivered by the US Borrower substantially in the form of Exhibit B-2 with blanks appropriately completed in conformity herewith (each a "Revolving Note" and, collectively, the "Revolving Notes").


     (b) (A) The A-1 Term Note issued by the US Borrower to any Bank that has an A-1 Term Loan Commitment or outstanding A-1 Term Loans shall (i) be executed by the US Borrower, (ii) be payable to the order of such Bank and be dated (I) the Original Restatement Effective Date for A-1 Term Loans continued on the Restatement Effective Date or (II) the Restatement Effective Date for A-1 Term Loans made on the Restatement Effective Date, as the case may be, (iii) be in a stated principal amount equal to (I) the A-1 Term Loans continued by such Bank on the Restatement Effective Date or (II) the A-1 Term Loan Commitment of such Bank on the Restatement Effective Date, as the case may be (or, if issued after the Restatement Effective Date, the outstanding A-1 Term Loans of such Bank at such time), (iv) mature on the Term Loan Maturity Date, (v) bear interest as provided in the appropriate clause of Section 1.08, (vi) be subject to voluntary prepayment as provided in Section 4.01 and mandatory repayment as provided in
Section 4.02 and (vii) be entitled to the benefits of this Agreement and the US Guaranties and be secured by the US Security Documents.

     (b) (B) The A-2 Term Note issued by the US Borrower to any Bank that has an A-2 Term Loan Commitment or outstanding A-2 Term Loans shall (i) be executed by the US Borrower, (ii) be payable to the order of such Bank and be dated (I) the Original Restatement Effective Date for A-2 Term Loans continued on the Restatement Effective Date or (II) the Restatement Effective Date for A-2 Term Loans made on the Restatement Effective Date, as the case may be, (iii) be in a stated principal amount equal to the A-2 Term Loan Commitment of such Bank on the Restatement Effective Date, as the case may be (or, if issued after the Restatement Effective Date, the outstanding A-2 Term Loans of such Bank at such time), (iv) mature on the Term Loan Maturity Date, (v) bear interest as provided in the appropriate clause of Section 1.08, (vi) be subject to voluntary prepayment as provided in Section 4.01 and mandatory repayment as provided in
Section 4.02 and (vii) be entitled to the benefits of this Agreement and the US Guaranties and be secured by the US Security Documents.

     (b) (C) The A-3 Term Note issued by the Canadian Borrower to any Bank that has outstanding A-3 Term Loans shall (i) be executed by the Canadian Borrower,
(ii) be payable to the order of such Bank and be dated the Original Restatement Effective Date, (iii) be in a stated principal amount equal to the A-3 Term Loans continued by such Bank on the Restatement Effective Date (or, if issued after the Restatement Effective Date, the outstanding A-3 Term Loans of such Bank at such time), (iv) mature on the Term Loan Maturity Date, (v) bear interest as provided in the appropriate clause of Section 1.08, (vi) be subject to voluntary prepayment as provided in Section 4.01 and mandatory repayment as provided in Section 4.02 and (vii) be entitled to the benefits of this Agreement and the US Guaranties and any Canadian Subsidiary Guaranty and be secured by the US Security Documents and the Canadian Security Documents.

     (b) (D) The A-4 Term Note issued by the UK Borrower to any Bank that has an A-4 Term Loan Commitment or outstanding A-4 Term Loans shall (i) be executed by the UK Borrower, (ii) be payable to the order of such Bank and be dated (I) the Original Restatement Effective Date for A-4 Term Loans continued on the Restatement Effective Date or (II) the Restatement Effective Date for A-4 Term Loans made on the Restatement Effective Date, as the case may be, (iii) be in a stated principal amount equal to (I) the A-4 Term Loans continued by such Bank on the Restatement Effective Date or (II) the A-4 Term Loan Commitment of such Bank on the Restatement Effective Date, as the case may be (or, if issued after the Restatement Effective Date, the outstanding A-4 Term Loans of such Bank at such time), (iv) mature on the Term Loan Maturity Date, (v) bear interest as provided in the appropriate clause of Section 1.08, (vi) be subject to voluntary prepayment as provided in Section 4.01 and mandatory repayment as provided in
Section 4.02 and (vii) be entitled to the benefits of this Agreement and any UK Subsidiary Guaranty and the US Guaranties and be secured by the UK Security Documents and the US Security Documents.

     (b) (E) The A-5 Term Note issued by the US Borrower to any Bank that has an A-5 Term Loan Commitment or outstanding A-5 Term Loans shall (i) be executed by the US Borrower, (ii) be payable to the order of such Bank and be dated (I) the Original Restatement Effective Date for A-5 Term Loans continued on the Restatement Effective Date or (II) the Restatement Effective Date for A-5 Term Loans made on the Restatement Effective Date, as the case may be, (iii) be in a stated principal amount equal to (I) the A-5 Term Loans continued by such Bank on the Restatement Effective Date or (II) the A-5 Term Loan Commitment of such Bank on the Restatement Effective Date, as the case may be (or, if issued after the Restatement Effective Date, the outstanding A-5 Term Loans of such Bank at such time), (iv) mature on the Term Loan Maturity Date, (v) bear interest as provided in the appropriate clause of Section 1.08, (vi) be subject to voluntary prepayment as provided in Section 4.01 and mandatory repayment as provided in
Section 4.02 and (vii) be entitled to the benefits of this Agreement and the US Guaranties and be secured by the US Security Documents.

     (c) The Revolving Note issued by the US Borrower to any Bank that has a Revolving Loan Commitment shall (i) be executed by the US Borrower, (ii) be payable to the order of such Bank and be dated the date of issuance, (iii) be in a stated principal amount equal to the Revolving Loan Commitment of such Bank at the time of issuance, (iv) mature on the Revolving Loan Maturity Date, (v) bear interest as provided in the appropriate clause of Section 1.08, (vi) be subject to voluntary prepayment as provided in Section 4.01 and mandatory repayment as provided in Section 4.02 and (vii) be entitled to the benefits of this Agreement and the US Guaranties and be secured by the US Security Documents.


     (d) Each Bank will note on its internal records the amount of each Loan made by it and each payment in respect thereof and will prior to any transfer of any of its Notes endorse on the reverse side thereof the outstanding principal amount of Loans evidenced thereby. Failure to make any such notation shall not affect the Borrower's obligations in respect of such Loans.


     1.06 Conversions. The US Borrower shall have the option to convert on any Business Day all or a portion equal to at least the applicable Minimum Borrowing Amount for such Tranche of the outstanding principal amount of the Dollar Loans made to the US Borrower pursuant to one or more Borrowings (so long as of the same Tranche) of one or more Types of Loans into a Borrowing or Borrowings (of the same Tranche) of another Type of Loan, provided that (i) no partial conversion of Eurodollar Loans shall reduce the outstanding principal amount of such Eurodollar Loans made pursuant to a single Borrowing to less than the applicable Minimum Borrowing Amount for such Tranche, (ii) Base Rate Loans may not be converted into Eurodollar Loans if any Event of Default is in existence on the date of the conversion if the Administrative Agent or the Majority Banks in respect of the applicable Tranche have previously advised the US Borrower that conversions will not be permitted while such Event of Default remains in existence, (iii) no conversion pursuant to this Section 1.06 shall result in a greater number of Borrowings of Eurodollar Loans than is permitted under Section
1.02 and (iv) prior to the Syndication Date, no Loan may be converted into Eurodollar Loans except on the first day of a Pre-Syndication Interest Period. Each such conversion (other than automatic conversions pursuant to the last paragraph of Section 1.09) shall be effected by the US Borrower's giving the Administrative Agent at its Notice Office prior to 1:00 P.M. (New York time) at least three Business Days' prior written notice (each a "Notice of Conversion") specifying the Loans to be so converted, the Borrowing or Borrowings pursuant to which such Loans were made, the date of such conversion (which shall be a Business Day) and, if to be converted into Eurodollar Loans, the Interest Period to be initially applicable thereto. The Administrative Agent shall give each Bank prompt notice of any such proposed conversion affecting any of its Loans.


     1.07 Pro Rata Borrowings. All Borrowings of Loans under a Tranche under this Agreement shall be incurred from the Banks pro rata on the basis of their Commitments under such Tranche (and after the termination thereof, Loans under such Tranche). It is understood that no Bank shall be responsible for any default by any other Bank of its obligation to make Loans hereunder and that each Bank shall be obligated to make the Loans provided to be made by it hereunder, regardless of the failure of any other Bank to make its Loans hereunder.


     1.08 Interest. (a) The US Borrower agrees to pay interest in respect of the unpaid principal amount of each Base Rate Loan from the date the proceeds thereof are made available to the US Borrower until the conversion or maturity (whether by acceleration or otherwise) of such Base Rate Loan, at a rate per annum which shall be equal to the sum of the Applicable Margin plus the Base Rate in effect from time to time.


     (b) Each Borrower severally agrees to pay interest in respect of the unpaid principal amount of each Euro Rate Loan incurred by such Borrower from the date the proceeds thereof are made available to such Borrower until the conversion or maturity (whether by acceleration or otherwise) of such Euro Rate Loan, at a rate per annum which shall, during each Interest Period applicable thereto, be equal to the sum of the applicable Euro Rate for such Loans plus the Applicable Margin for such Interest Period.

     (c) Overdue principal and, to the extent permitted by law, overdue interest in respect of each Loan and any other overdue amount payable hereunder shall, in each case, bear interest at a rate per annum equal to the rate which is 2% in excess of the rate then borne by such Loans (or in the case of overdue amounts other than Loans, an amount equal to the sum of (i) the Base Rate in effect from time to time, (ii) the Applicable Margin in respect of Base Rate Loans and (iii) 2%), provided that overdue principal in respect of Euro Rate Loans (other than Eurodollar Loans) shall bear interest from the date same becomes due until paid in full at a rate equal to 2% in excess of respective Euro Rate plus the Applicable Margin for such successive periods (not exceeding three months) as the Administrative Agent may determine from time to time in respect of amounts comparable to the amount not paid. Interest which accrues under this Section 1.08(c) shall be payable on demand.

     (d) Accrued (and theretofore unpaid) interest shall be payable (i) in respect of each Base Rate Loan, quarterly in arrears on each Quarterly Payment Date, (ii) in respect of each Euro Rate Loan, on the last day of each Interest Period applicable thereto and, in the case of an Interest Period in excess of three months, on each date occurring at three month intervals after the first day of such Interest Period and (iii) in respect of each Loan, on any repayment or prepayment (on the amount repaid or prepaid), at maturity (whether by acceleration or otherwise) and, after such maturity, on demand.

     (e) Upon each Interest Determination Date, the Administrative Agent shall determine the respective interest rate for each Interest Period applicable to the Euro Rate Loans for which such determination is being made and shall promptly notify the Borrower and the Banks thereof. Each such determination shall, absent manifest error, be final and conclusive and binding on all parties hereto.


     1.09 Interest Periods. At the time it gives any Notice of Borrowing in respect of the making of any Euro Rate Loan, or any Notice of Conversion in respect of the conversion of any Eurodollar Loan (in the case of the initial Interest Period applicable thereto), or on the third Business Day prior to the expiration of an Interest Period applicable to any Euro Rate Loan (in the case of any subsequent Interest Period), the relevant Borrower shall have the right to elect, by giving the Administrative Agent notice thereof, the interest period (each an "Interest Period") applicable to such Euro Rate Loan, which Interest Period shall, at the option of such Borrower, be a one, two, three or six-month period, or with the consent of each Bank making such Euro Rate Loan, a nine or twelve-month period (provided that prior to the Syndication Date, only Pre-Syndication Interest Periods may be selected by the Borrowers); provided that:

          (i) all Euro Rate Loans comprising a Borrowing shall at all times have the same Interest Period;

          (ii) the initial Interest Period for any Borrowing of Euro Rate Loans shall commence on the date of such Borrowing (including in the case of Dollar Loans, the date of any conversion thereto from a Borrowing of Base Rate Loans) and each Interest Period occurring thereafter in respect of such Euro Rate Loans shall commence on the day on which the next preceding Interest Period applicable thereto expires;

          (iii) if any Interest Period relating to a Euro Rate Loan begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month;

          (iv) if any Interest Period would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided, however, that if any Interest Period would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

          (v) no Interest Period may be selected at any time when an Event of Default is then in existence if the Administrative Agent or the Majority Banks in respect of the applicable Tranche have previously advised the Borrower that conversions will not be permitted while such Event of Default remains in existence;

          (vi) no Interest Period for a Borrowing under a Tranche shall be selected which extends beyond the respective Maturity Date of such Tranche; and

          (vii) no Interest Period in respect of any Borrowing of Term Loans under a Tranche shall be selected which extends beyond any date upon which a Scheduled Repayment of Term Loans of such Tranche will be required to be made under Section 4.02(b) if the aggregate principal amount of Term Loans under such Tranche which have Interest Periods which will expire after such date will be in excess of the aggregate principal amount of such Tranche of Term Loans then outstanding less the aggregate amount of such Scheduled Repayment.

     Prior to the termination of any Interest Period applicable to any Loans, the relevant Borrower may, at its option, designate that the respective Borrowing subject thereto be split into more than one Borrowing (for purposes of electing multiple Interest Periods to be applicable thereto upon the expiration of such Interest Period), so long as each such Borrowing resulting from the action taken pursuant to this sentence meets the Minimum Borrowing Amount for such Loans. If upon the expiration of any Interest Period applicable to a Borrowing of Euro Rate Loans, the relevant Borrower has failed to elect, or is not permitted to elect, a new Interest Period to be applicable to such Euro Rate Loans as provided above, such Borrower shall be deemed to have elected (x) in the case of Eurodollar Loans, to convert such Eurodollar Loans into Base Rate Loans effective as of the expiration date of such current Interest Period and
(y) in the case of Term Loans other than A-1 Term Loans, to select a one-month Interest Period for such Term Loans effective as of the expiration date of such current Interest Period.

     1.10 Increased Costs, Illegality, etc. (a) In the event that any Bank shall have determined (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto but, with respect to clauses (i) and (iii)(z) below, may be made only by the Administrative Agent):

          (i) on any Interest Determination Date that, by reason of any changes arising after the date of this Agreement affecting the relevant interbank market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of Eurodollar Rate (in the case of Eurodollar Loans), EURIBOR (in the case of EURIBOR Rate Loans), Canadian Dollar Euro Rate (in the case of Canadian Dollar Loans) or Pounds Sterling Euro Rate (in the case of Pounds Sterling Loans);


          (ii) at any time, that such Bank shall incur increased costs or reductions in the amounts received or receivable hereunder with respect to any Euro Rate Loan which such Bank deems to be material because of any change since the date of this Agreement in any applicable law or governmental rule, regulation, order, guideline or request (whether or not having the force of law) or in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, and including the introduction of any new law or governmental rule, regulation, order, guideline or request (a "Change in Law"), which (A) changes the basis of taxation of payment to any Bank of the principal of or interest on such Euro Rate Loan or any other amounts payable hereunder (except for changes in the rate of tax on, or determined by reference to, the net income or profits of such Bank, pursuant to the laws of the jurisdiction in which such Bank is organized or in which such Bank's principal office or applicable lending office is located or any subdivision thereof or therein and Taxes for which a payment is required pursuant to Section 4.04(a)), (B) changes official reserve requirements (except to the extent covered by Section 1.10(d) in respect of Alternate Currency Loans and, in all events, excluding reserves required under Regulation D to the extent included in the computation of the Eurodollar Rate, the Canadian Dollar Euro Rate or the Pounds Sterling Euro Rate) and/or (c) imposes any other condition affecting such Bank or the relevant interbank market or the position of such Bank in such market;


          (iii) at any time, that the making or continuance of any Euro Rate Loan has been made (x) unlawful by any Change in Law, (y) impossible by compliance by any Bank in good faith with any governmental request made after the date of this Agreement (whether or not having force of law) or
     (z) impracticable as a result of a Change in Law which materially and adversely affects the relevant interbank market; or


          (iv) at any time, that such Bank shall incur any Mandatory Costs;


     then, and in any such event, such Bank (or the Administrative Agent, in the case of clause (i) or (iii)(z) above) shall promptly give notice (by telephone confirmed in writing) to the relevant Borrower and, except in the case of clauses (i) and (iii)(z) above, to the Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to each of the other Banks). Thereafter (w) in the case of clause (i) above, (A) in the event that Eurodollar Loans are so affected, Eurodollar Loans shall no longer be available until such time as the Administrative Agent notifies the US Borrower and the Banks that the circumstances giving rise to such notice by the Administrative Agent no longer exist, and any Notice of Borrowing or Notice of Conversion given by US Borrower with respect to Eurodollar Loans which have not yet been incurred (including by way of conversion) shall be deemed a request for Base Rate Loans by the US Borrower and (B) in the event that any Alternate Currency Loans are so affected, the interest rate for such Alternate Currency Loan shall be determined on the basis provided in the proviso to the definition of the respective Euro Rate applicable to such Alternate Currency Loans, (x) in the case of clause (ii) above, the relevant Borrower shall pay to such Bank, upon written demand therefor, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Bank in its reasonable discretion shall determine) as shall be required to compensate such Bank for such increased costs or reductions in amounts received or receivable hereunder (a written notice as to the additional amounts owed to such Bank, showing in reasonable detail the basis for the calculation thereof, based on averaging and attribution methods among customers which are reasonable, submitted to such Borrower by such Bank in good faith shall, absent manifest error, be final and conclusive and binding on all the parties hereto),
(y) in the case of clause (iii) above, the relevant Borrower shall take one of the actions specified in Section 1.10(b) as promptly as possible and, in any event, within the time period required by law and (z) in the case of clause (iv) above, the relevant Borrower shall pay to such Bank, upon written demand therefor, such Mandatory Costs.

     (b) At any time that any Euro Rate Loan is affected by the circumstances described in Section 1.10(a)(ii), the relevant Borrower may and in the case of a Euro Rate Loan affected by the circumstances described in Section 1.10(a)(iii) shall either (x) if the affected Euro Rate Loan is then being made initially or pursuant to a conversion, cancel the respective Borrowing by giving the Administrative Agent written notice on the same date that such Borrower was notified by the affected Bank or the Administrative Agent pursuant to Section 1.10(a)(ii) or (iii) and, for Eurodollar Loans, deem it to be a request for Base Rate Loans or (y) if the affected Euro Rate Loan is then outstanding, upon at least three Business Days' written notice to the Administrative Agent and the affected Bank, and subject to Section 4.02(j), (A) in the case of a Eurodollar Rate Loan, require the affected Bank to convert such Eurodollar Loan into a Base Rate Loan or repay such Eurodollar Loan in full and (B) in the case of any Alternate Currency Loan, repay such Alternate Currency Loan in full; provided that (i) if the circumstances described in Section 1.10(a)(iii) apply to any Alternate Currency Loan, the Borrower may, in lieu of taking the actions described above, maintain such Alternate Currency Loan outstanding, in which case the relevant Euro Rate shall be determined on the basis provided in the last sentence of the definition of the respective Euro Rate applicable to such Alternate Currency Loan, unless the maintenance of such Applicable Currency Loan outstanding on such basis would not stop the conditions described in Section 1.10(a)(iii) from existing (in which case the actions described above, without giving effect to the proviso, shall be required to be taken) and (ii) if more than one Bank is affected at any time, then all affected Banks must be treated the same pursuant to this Section 1.10(b).

     (c) If any Bank shall have determined that, after the date hereof, the adoption or effectiveness of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by such Bank or any corporation controlling such Bank with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Bank's or such other corporation's capital or assets as a consequence of such Bank's Commitment or Commitments or Loans hereunder or its obligations hereunder to a level below that which such Bank or such other corporation could have achieved but for such adoption, effectiveness, change or compliance (taking into consideration such Bank's or such other corporation's policies with respect to capital adequacy), then from time to time, upon written demand by such Bank (with a copy to the Administrative Agent), accompanied by the notice referred to in the penultimate sentence of this clause (c), the US Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank or such other corporation for such reduction. In determining such additional amounts, each Bank will act reasonably and in good faith and will use reasonable averaging and attribution methods. Each Bank, upon determining that any additional amounts will be payable pursuant to this Section 1.10(c), will give prompt written notice thereof to the US Borrower (a copy of which shall be sent by such Bank to the Administrative Agent), which notice shall set forth in reasonable detail the basis of the calculation of such additional amounts, although the failure to give any such notice shall not release or diminish the US Borrower's obligations to pay additional amounts pursuant to this Section 1.10(c) upon the subsequent receipt of such notice. A Bank's reasonable good faith determination of compensation owing under this Section 1.10(c) shall, absent manifest error, be final and conclusive and binding on all the parties hereto.

     (d) In the event that any Bank shall in good faith determine (which determination shall, absent manifest error, be final and conclusive and binding on all parties hereto) at any time that such Bank is required to maintain reserves (including, without limitation, any marginal, emergency, supplemental, special or other reserves required by applicable law) which have been established by any Federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory body with jurisdiction over such Bank (including any branch, Affiliate or funding office thereof) in respect of any Alternate Currency Loans or any category of liabilities which includes deposits by reference to which the interest rate on any Alternate Currency Loan is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Bank to non-United States residents, then, unless such reserves are included in the calculation of the interest rate applicable to such Alternate Currency Loans or are payable pursuant to Section 1.10(a)(ii)or (iv), such Bank shall promptly notify the relevant Borrower in writing specifying the additional amounts required to indemnify such Bank against the cost of maintaining such reserves (such written notice to provide in reasonable detail a computation of such additional amounts) and such Borrower shall, and shall be obligated to, pay to such Bank such specified amounts as additional interest at the time that such Borrower is otherwise required to pay interest in respect of such Alternate Currency Loan or, if later, on written demand therefor by such Bank.

     1.11 Compensation. The relevant Borrower shall compensate each Bank, upon its written request (which request shall set forth the basis for requesting such compensation), for all reasonable losses, expenses and liabilities (including, without limitation, any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Bank to fund its Euro Rate Loans, but excluding loss of anticipated profit) which such Bank may sustain: (i) if for any reason (other than a default by such Bank or the Administrative Agent) a Borrowing of, or conversion from or into, Euro Rate Loans does not occur on a date specified therefor in a Notice of Borrowing or Notice of Conversion given by such Borrower (whether or not withdrawn by such Borrower); (ii) if any repayment (including any repayment made pursuant to
Section  4.01 or 4.02 or a result of an  acceleration  of the Loans  pursuant to
Section 9 or as a result of the replacement of a Bank pursuant to Section 1.13 or 13.12(b)) or conversion of any Euro Rate Loans incurred by such Borrower occurs on a date which is not the last day of an Interest Period with respect thereto; (iii) if any prepayment of any Euro Rate Loans is not made on any date specified in a notice of prepayment given by such Borrower; or (iv) as a consequence of (x) any other default by such Borrower to repay its Loans when required by the terms of this Agreement or any Note held by such Bank or (y) any election made by such Borrower pursuant to Section 1.10(b).


     1.12 Change of Lending Office. (a) Each Bank may transfer and carry its Loans and/or Commitments at, to or for the account of any branch office, subsidiary or affiliate of such Bank; provided, that the Borrowers shall not be responsible for costs arising under Section 1.10, 1.11, 2.05 or 4.04 resulting from any such transfer (other than a transfer pursuant to Section 1.12(b)) to the extent such costs would not otherwise be applicable to such Bank in the absence of such transfer.

     (b) Each Bank agrees that on the occurrence of any event giving rise to the operation of Section 1.10(a)(ii) or (iii) or (iv), Section 1.10(c), Section 1.10(d), Section 2.05 or Section 4.04 with respect to such Bank, it will, if requested by the relevant Borrower, use reasonable efforts (subject to overall policy considerations of such Bank) to designate another lending office for any Loans or Letters of Credit affected by such event, provided that such designation is made on such terms that such Bank and its lending office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of such Section. Nothing in this Section 1.12 shall affect or postpone any of the obligations of any Borrower or the right of any Bank provided in Sections 1.10, 2.05 and 4.04.

     1.13 Replacement of Banks. (a) (i) If any Bank becomes a Defaulting Bank or otherwise defaults in its obligations to make Loans or fund Unpaid Drawings,
(ii) if any Bank refuses to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Banks as provided in Section 13.12(b) or (iii) upon the occurrence of any event giving rise to the operation of Section 1.10(a)(ii),
(iii) or (iv), Section 1.10(c), Section 1.10(d), Section 2.05 or Section 4.04 with respect to any Bank which results in such Bank charging to any Borrower increased costs in excess of those being generally charged by the other Banks, such Borrower shall have the right, in accordance with the requirements of
Section 13.04(b), if no Event of Default will exist after giving effect to such replacement, to replace such Bank (the "Replaced Bank") with an Eligible Transferee or Transferees, none of which shall constitute a Defaulting Bank at the time of such replacement (collectively, the "Replacement Bank"), reasonably acceptable to the Administrative Agent and the Issuing Bank, provided that (i) at the time of any replacement pursuant to this Section 1.13, the Replacement Bank shall enter into one or more Assignment and Assumption Agreements pursuant to Section 13.04(b) (and with the assignment fee payable pursuant to said
Section 13.04(b) to be paid by the Replacement Bank) pursuant to which the Replacement Bank shall acquire all of the Commitments and outstanding Loans of, and in each case participations in Letters of Credit by, the Replaced Bank and, in connection therewith, shall pay to (x) the Replaced Bank in respect thereof an amount equal to the sum of (A) an amount equal to the principal of, and all accrued interest on, all outstanding Loans of the Replaced Bank, (B) an amount equal to all Unpaid Drawings that have been funded by (and not reimbursed to) such Replaced Bank, together with all then unpaid interest with respect thereto at such time and (C) an amount equal to all accrued, but theretofore unpaid, Fees owing to the Replaced Bank pursuant to Section 3.01 and (y) the Issuing Bank an amount equal to such Replaced Bank's Revolving Percentage of any Unpaid Drawing (which at such time remains an Unpaid Drawing) to the extent such amount was not theretofore funded by such Replaced Bank and (ii) all obligations of the Borrowers owing to the Replaced Bank (other than those specifically described in clause (i) above in respect of which the assignment purchase price has been, or is concurrently being, paid) shall be paid in full to such Replaced Bank concurrently with such replacement.


     (b) Upon the execution of the respective Assignment and Assumption Agreements, the payment of amounts referred to in clauses (i) and (ii) of the proviso contained in Section 1.13(a) and, if so requested by the Replacement Bank, delivery to the Replacement Bank of the appropriate Note or Notes executed by the Borrower, the Replacement Bank shall become a Bank hereunder and the Replaced Bank shall cease to constitute a Bank hereunder, except with respect to indemnification provisions applicable to the Replaced Bank under this Agreement (including, without limitation, Sections 1.10, 1.11, 2.05, 4.04, 13.01 and 13.06), which shall survive as to such Replaced Bank.

     1.14 Limitations on Additional Amounts, etc. Notwithstanding anything to the contrary contained in Section 1.10, 1.11, 2.05 or 4.04 of this Agreement, unless a Bank gives notice to a Borrower that it is obligated to pay an amount under the respective Section within 180 days after the date such Bank incurs the respective increased costs, Taxes, loss, expense or liability, reduction in amounts received or receivable or reduction in return on capital, then such Bank shall only be entitled to be compensated for such amount by such Borrower pursuant to said Section 1.10, 1.11, 2.05 or 4.04, as the case may be, to the extent the costs, Taxes, loss, expense or liability, reduction in amounts received or receivable or reduction in return on capital are incurred or suffered on or after the date which occurs 180 days prior to such Bank giving notice to such Borrower that it is obligated to pay the respective amounts pursuant to said Section 1.10, 1.11, 2.05 or 4.04, as the case may be; provided that if the circumstances giving rise to such claims have a retroactive effect, then such 180-day period shall be extended to include the period of such retroactive effect. Notwithstanding anything to the contrary in this Agreement, this Section 1.14 shall have no applicability to any Section of this Agreement other than said Sections 1.10, 1.11, 2.05 and 4.04.

     1.15 Special Sharing and Conversion Provisions Applicable Upon Occurrence of a Sharing Event. (a) On the date of the occurrence of a Sharing Event, automatically (and without the taking of any action) (x)(I) all then outstanding Canadian Dollar Loans maintained in Canadian Dollars shall be automatically converted into Canadian Dollar Loans maintained in Dollars, (II) all then outstanding EURIBOR Rate Loans maintained in Euros shall be automatically converted into EURIBOR Rate Loans maintained in Dollars, (III) all then outstanding Pounds Sterling Loans maintained in Pounds Sterling shall be automatically converted into Pounds Sterling Loans maintained in Dollars and
(IV) all Unpaid Drawings maintained in Alternate Currencies shall automatically convert to Unpaid Drawings maintained in Dollars (in each case in an amount equal to the Dollar Equivalent of the aggregate principal amount of the respective Alternate Currency Loan or Unpaid Drawings, as the case may be, on the date such Sharing Event first occurred), which Alternate Currency Loans (i) shall continue to be owed by the respective Borrowers and (ii) shall at all times thereafter be deemed to be Base Rate Loans with an interest rate equal to that applicable to Dollar Loans and (y) all principal, accrued and unpaid interest and other amounts owing with respect to such Alternate Currency Loans shall thereafter be payable in Dollars, calculated on the basis of the Dollar Equivalent as of the date of occurrence of the Sharing Event of such principal, accrued and unpaid interest and other amounts.

     (b) Upon the occurrence of a Sharing Event, each Section 1.15 Bank shall (and hereby unconditionally and irrevocably agrees to) purchase and sell (in each case in Dollars) undivided participating interests in the Loans outstanding to, and any Unpaid Drawings owing by, the Borrowers in such amounts in order that (i) after giving effect to all such purchases and sales as nearly as possible after giving effect to clause (ii) of this sentence, each Section 1.15 Bank shall have a pro rata interest in the Loans and Unpaid Drawings under each Tranche and (ii) no Section 1.15 Bank shall have any obligation to make any payments to any other Bank in connection therewith. Upon any such occurrence the Administrative Agent shall compute the amounts of the participations purchased and sold pursuant to this Section 1.15 (which computation shall, absent manifest error, be final and conclusive) and shall notify each Bank and the US Borrower thereof. Promptly following receipt thereof, each Bank which has sold participations in any of its Loans or Unpaid Drawings (through the
Administrative  Agent)  will  deliver to each  Section  1.15 Bank  (through  the
Administrative Agent) which has so purchased a participating interest, a participation certificate dated the date of the Sharing Event and in such amount.

     (c) Upon and after the occurrence of a Sharing Event, all amounts from time to time accruing with respect to, and all amounts from time to time payable on account of, any Loans (including, without limitation, any interest and other amounts which were accrued but unpaid on the date of such purchase) shall be payable in Dollars as if each such Loan had originally been made in Dollars and shall be distributed by the relevant Banks (or their Affiliates) to the Administrative Agent for the account of the Banks which made such Loans or are participating therein. Notwithstanding anything to the contrary contained above, the failure of any Bank to purchase its participating interest as required above in any extensions of credit upon the occurrence of a Sharing Event shall not relieve any other Bank of its obligation hereunder to purchase its participating interests in a timely manner, but no Bank shall be responsible for the failure of any other Bank to purchase the participating interest to be purchased by such other Bank.

     (d) Whenever, at any time after the effectiveness of the participations described in this Section 1.15, the various Banks receive any payment on account of any Loans subject to such participation, such Banks will distribute to the Administrative Agent, for the account of the various Banks participating therein, such participating Banks' interests in such amounts (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such participations were outstanding) in like funds as received, provided, however, that in the event that such payment received by any Bank is required to be returned, the Banks who received previous distributions in respect of their participating interests therein will return to the respective Bank any portion thereof previously so distributed to them (in like funds) as is required to be returned by the respective Bank.

     (e) Each Bank's obligation to purchase participating interests pursuant to this Section 1.15 shall be absolute and unconditional and shall not be affected by any circumstance including, without limitation, (i) any setoff, counterclaim, recoupment, defense or other right which such Bank may have against any other Bank, the Guarantors, the Borrowers or any other Person for any reason whatsoever, (ii) the occurrence or continuance of an Event of Default, (iii) any adverse change in the condition (financial or otherwise) of Holdings, the Borrowers (or each of them), any of their respective Subsidiaries or any other Person, (iv) any breach of this Agreement by any Guarantor, any Borrower, any Bank or any other Person, or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

     (f) Notwithstanding anything to the contrary contained elsewhere in this Agreement, upon any purchase of participations as required above, each Bank which has purchased such participations shall be entitled to receive from the Borrowers, on a joint and several basis, any increased costs and indemnities (including, without limitation, pursuant to Sections 1.10, 1.11, 2.05 and 4.04) directly from the respective Borrower to the same extent as if it were the direct Bank as opposed to a participant therein, which increased costs shall be calculated without regard to Section 1.13, Section 13.04(a) or the penultimate sentence of Section 13.04(b). The Borrowers acknowledge and agree that, upon the occurrence of a Sharing Event and after giving effect to the requirements of this Section 1.15, increased Taxes may be owing by it pursuant to Section 4.04, which Taxes shall be paid (to the extent provided in Section 4.04) by the Borrowers, without any claim that the increased Taxes are not payable because same resulted from the participations effected as otherwise required by this
Section 1.15.

     1.16 Interest on Canadian Dollar Loans. For purposes of the Interest Act (Canada), whenever any interest in respect of any Canadian Dollar Loan is calculated using an annual rate based on a period which is less than the actual number of days in a year (the "Lesser Period"), such rate determined pursuant to such calculation, when expressed as an annual rate, is equivalent to (i) the applicable rate based on such Lesser Period multiplied by the actual number of days in the calendar year in which the period for which such interest is payable ends, and (ii) divided by the number of days in such Lesser Period. The rate of interest specified in this Agreement in respect of the Canadian Dollar Loans is a nominal rate and all interest payment computations are to be made without allowance or deduction for deemed reinvestment of interest.

SECTION 2.  Letters of Credit.


     2.01 Letters of Credit. (a) Subject to and upon the terms and conditions set forth herein, the US Borrower may request the Issuing Bank at any time and from time to time on or after the Restatement Effective Date and prior to the fifth Business Day (or 30th day in the case of Trade Letters of Credit) immediately preceding the Revolving Loan Maturity Date, to issue, and subject to the terms and conditions set forth herein, the Issuing Bank agrees to issue, (x) for the account of the US Borrower and for the benefit of any holder (or any trustee, administrative agent or other similar representative for any such holders) of L/C Supportable Obligations of Holdings or any of its Subsidiaries, an irrevocable sight standby letter of credit, in a form customarily used by the Issuing Bank or in such other form as has been approved by the Issuing Bank (each such standby letter of credit, a "Standby Letter of Credit") in support of such L/C Supportable Obligations and (y) for the account of the US Borrower and for the benefit of sellers of goods to the US Borrower or any of its Subsidiaries, an irrevocable sight documentary letter of credit in a form customarily used by the Issuing Bank or in such other form as has been approved by the Issuing Bank (each such documentary letter of credit, a "Trade Letter of Credit", and each such Trade Letter of Credit and Standby Letter of Credit, a "Letter of Credit") in support of commercial transactions of the US Borrower or any such Subsidiary. All Letters of Credit shall be denominated in Dollars, Pounds Sterling, Canadian Dollars, Euros or any other currency acceptable to the Issuing Bank.


     (b) Notwithstanding the foregoing, (i) no Letter of Credit shall be issued if the Stated Amount of such Letter of Credit, when added to all Letter of Credit Outstandings at such time, would exceed $10,000,000 (or the Dollar Equivalent thereof), (ii) no Letter of Credit shall be issued the Stated Amount of which, when added to the sum of (I) all Letter of Credit Outstandings at such time and (II) the aggregate outstanding principal amount of all Revolving Loans, at such time, would exceed the Total Revolving Loan Commitment then in effect,
(iii) each Standby Letter of Credit shall by its terms terminate on or before the earlier of (x) the date which occurs 12 months after the date of issuance thereof (although at the request of the US Borrower any such Standby Letter of Credit shall be extendible for successive periods of up to 12 months (but not beyond the fifth Business Day immediately preceding the Revolving Loan Maturity
Date) on terms acceptable to the Issuing Bank) and (y) the fifth Business Day immediately preceding the Revolving Loan Maturity Date and (iv) each Trade Letter of Credit shall by its terms terminate on or before the earlier of (x) the date which occurs 12 months after the date of issuance thereof and (y) the date which occurs 30 days prior to the Revolving Loan Maturity Date.


     (c) Notwithstanding the foregoing, the Issuing Bank shall not be under any obligation to issue and, in the case of sub-clause (c)(ii) below, shall not issue, any Letter of Credit if any of the applicable conditions contained in
Section 5 shall not be met at the time of such issuance or if at the time of such issuance:


          (i) any order, judgment or decree of any governmental authority or arbitrator shall purport by its terms to enjoin or restrain the Issuing Bank from issuing such Letter of Credit or any requirement of law applicable to the Issuing Bank or any request or directive (whether or not having the force of law) from any governmental authority with jurisdiction over the Issuing Bank shall prohibit, or request that the Issuing Bank refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the Issuing Bank with respect to such Letter of Credit any restriction or reserve or capital requirement (for which the Issuing Bank is not otherwise compensated or entitled to indemnification hereunder) not in effect on the date hereof, or shall result in any unreimbursable loss, cost or expense to the Issuing Bank which would not have resulted from any law, request or directive in effect as of the date hereof and which the Issuing Bank in good faith deems material to it;


          (ii) the Issuing Bank shall have received notice from the Required Banks of the type described in Section 2.02(b); or


          (iii) a Bank Default exists, unless the US Borrower and the Issuing Bank shall have entered into arrangements satisfactory to the US Borrower and the Issuing Bank to eliminate the Issuing Bank's risk with respect to the respective Defaulting Bank's or Banks' Revolving Percentage of the Letter of Credit Outstandings.


     (d) Schedule XI attached hereto contains a description of all letters of credit issued or deemed issued and outstanding under the Existing Credit Agreement on the Restatement Effective Date. Each such letter of credit, including any extension thereof (each, an "Existing Letters of Credit") shall constitute a "Letter of Credit" for all purposes of this Agreement, issued, for purposes of Section 2.03(a), on the Restatement Effective Date.


     2.02 Letter of Credit Requests; Notices of Issuance. (a) Whenever the US Borrower desires that a Letter of Credit be issued for its account it shall execute and deliver to the Issuing Bank (including by way of facsimile and with copies having been sent to the Administrative Agent) at least three Business Days prior to the issuance thereof (or such shorter period of time as is acceptable to the Issuing Bank), a Letter of Credit Request in the form of Exhibit C (each a "Letter of Credit Request").


     (b) The making of each Letter of Credit Request shall be deemed to be a representation and warranty by the US Borrower that all of the applicable conditions set forth in Section 5 shall be met at the time of such issuance. The Issuing Bank shall not issue any Letter of Credit after it has received written notice from the US Borrower or the Required Banks stating that a Default or an Event of Default exists until such time as the Issuing Bank shall have received written notice of (i) rescission of such notice from the party or parties originally delivering the same or (ii) a waiver of such Default or Event of Default from the Required Banks (or all of the Banks, to the extent required under Section 13.12).

     (c) The Issuing Bank shall, promptly after the issuance of or amendment to any Standby Letter of Credit, give the Administrative Agent and the US Borrower written notice of such issuance or amendment and such notice shall be accompanied by a copy of such issuance or amendment. Upon receipt of such notice, the Administrative Agent shall promptly give each Participant a written notice of such issuance or amendment and if requested by a Participant the Administrative Agent will provide such Participant with copies of issuance or amendment. With regard to Trade Letters of Credit, on the first Business Day of each week the Issuing Bank will provide to the Administrative Agent, by facsimile, a written report detailing the daily aggregate outstanding Trade Letters of Credit issued by the Issuing Bank for the previous week. Upon receipt of such notice, the Administrative Agent shall provide to each Participant a copy of such report.


     2.03 Letter of Credit Participations. (a) Immediately upon the issuance by the Issuing Bank of any Letter of Credit, the Issuing Bank shall be deemed to have sold to each RC Bank (each such RC Bank, in its capacity under this Section 2.03(a), a "Participant"), and each such Participant shall be deemed irrevocably and unconditionally to have purchased and received from the Issuing Bank, without recourse or warranty, an undivided interest and participation (each a "Participation"), to the extent of such Participant's Revolving Percentage in such Letter of Credit, each substitute letter of credit, each drawing made thereunder and the obligations of the US Borrower under this Agreement with respect thereto, and any security therefor or guaranty pertaining thereto (although Letter of Credit Fees will be paid directly to the Administrative Agent for the ratable account of the Participants as provided in Section 3.01(b) and the Participants shall have no right to receive any portion of any Facing
Fees). Upon any change in the Revolving Loan Commitments of the Banks pursuant to Section 1.13 or 13.04, it is hereby agreed that, with respect to all outstanding Letters of Credit, and Unpaid Drawings in respect of Letters of Credit, there shall be an automatic adjustment to the Participations pursuant to this Section 2.03 to reflect the new Revolving Percentages of the assignor and assignee Bank.


     (b) In determining whether to pay under any Letter of Credit, the Issuing Bank shall have no obligation relative to the Participants other than to confirm that any documents required to be delivered under such Letter of Credit have been delivered and that they appear to substantially comply on their face with the requirements of such Letter of Credit. Any action taken or omitted to be taken by the Issuing Bank under or in connection with any Letter of Credit, if taken or omitted in the absence of gross negligence or willful misconduct, shall not create for the Issuing Bank any resulting liability.

     (c) In the event that the Issuing Bank makes any payment under any Letter of Credit and the US Borrower shall not have reimbursed such amount in full to the Issuing Bank pursuant to Section 2.04(a), the Issuing Bank shall promptly notify the Administrative Agent and after receipt of such notice, the Administrative Agent will notify each respective Participant of such failure, and each such Participant shall promptly and unconditionally pay to the Administrative Agent, for the account of the Issuing Bank, the amount of such Participant's Revolving Percentage of such unreimbursed payment in Dollars (or, in the case of an unreimbursed payment made in a currency other than Dollars, of the Dollar Equivalent of such payment, as determined by the Issuing Bank on the date on which such unreimbursed payment was made) and in same day funds. If the Administrative Agent so notifies, prior to 11:00 A.M. (New York time) on any Business Day, any Participant required to fund a payment under a Letter of Credit, such Participant shall make available to the Administrative Agent for the account of the Issuing Bank such Participant's Revolving Percentage of the amount of such payment on such Business Day in Dollars (or, in the case of any unreimbursed payment made in a currency other than Dollars, of the Dollar Equivalent thereof) and in same day funds. If and to the extent such Participant shall not have so made its Revolving Percentage of the amount of such payment available to the Administrative Agent for the account of the Issuing Bank, such Participant agrees to pay to the Administrative Agent for the account of the Issuing Bank, forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to the Administrative Agent for the account of the Issuing Bank at the overnight Federal Funds Rate. The failure of any Participant to make available to the Administrative Agent for the account of the Issuing Bank its Revolving Percentage of any payment under any Letter of Credit shall not relieve any other Participant of its obligation hereunder to make available to the Administrative Agent for the account of the Issuing Bank its Revolving Percentage of any payment under any Letter of Credit on the date required, as specified above, but no Participant shall be responsible for the failure of any other Participant to make available to the Administrative Agent, such other Participant's Revolving Percentage of any such payment.


     (d) Whenever the Issuing Bank receives a payment of a reimbursement obligation as to which the Administrative Agent has received for the account of the Issuing Bank any payments from the Participants pursuant to clause (c) above, the Issuing Bank shall pay to the Administrative Agent and the Administrative Agent shall promptly pay to each Participant which has paid its Revolving Percentage thereof, in Dollars (or, in the case of any payment received in a currency other than Dollars, the Dollar Equivalent thereof) and in same day funds, an amount equal to such Participant's Revolving Percentage of the principal amount of such reimbursement and of interest reimbursed thereon accruing from and after the date of the purchase of the respective Participations.


     (e) The obligations of the Participants to make payments to the Administrative Agent for the account of the Issuing Bank with respect to Letters of Credit shall be irrevocable and not subject to counterclaim, set-off or any other defense or any other qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including, without limitation, any of the following circumstances (other than in the case of gross negligence or willful misconduct of the Issuing
Bank):


          (i) any lack of validity or enforceability of this Agreement or any of the other Credit Documents;


          (ii) the existence of any claim, set-off, defense or other right which the US Borrower may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), the Administrative Agent, the Issuing Bank, any Bank, or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transaction between the US Borrower and the beneficiary named in any such Letter of Credit);


          (iii) any draft, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;


          (iv) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Credit Documents; or


          (v) the occurrence of any Default or Event of Default.


     2.04 Agreement to Repay Letter of Credit Drawings. (a) The US Borrower hereby agrees to reimburse the Issuing Bank, by making payment to the Administrative Agent for the account of the Issuing Bank, in Dollars (or, in the case of any payment or disbursement made by the Issuing Bank in any currency other than Dollars, of the Dollar Equivalent of such Payment or disbursement, as determined by the Issuing Bank on the date of such payment or disbursement) and in immediately available funds at the appropriate Payment Office of the Administrative Agent, for any payment or disbursement made by the Issuing Bank under any Letter of Credit issued for the account of the US Borrower (each such amount or the Dollar Equivalent thereof as determined by the Issuing Bank on the date of payment or disbursement, so paid or disbursed until reimbursed, an "Unpaid Drawing") within one Business Day after the date of such payment or disbursement, with interest on the amount so paid or disbursed by the Issuing Bank, to the extent not reimbursed prior to 2:00 P.M. (New York time) on the date of such payment, from and including the date paid to but excluding the date reimbursement is made, at a rate per annum which shall be the Applicable Margin for Revolving Loans which are maintained as Base Rate Loans plus the Base Rate in effect from time to time, plus 2% if not reimbursed by 2:00 P.M. (New York time) on the second Business Day following receipt by the US Borrower of notice of any such payment or disbursement), such interest to be payable on demand. The Issuing Bank shall notify the US Borrower and the Administrative Agent of any payment under a Letter of Credit issued by the Issuing Bank as soon as practical after such payment, provided that the failure to give any such notice shall in no way affect, impair or diminish the US Borrower's obligations hereunder.


     (b) The US Borrower's obligation under this Section 2.04 to reimburse the Issuing Bank with respect to Unpaid Drawings (including, in each case, interest thereon) shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the US Borrower may have or have had against any Participant, the Issuing Bank, the Administrative Agent, any Bank, or any other Person, including, without limitation, any defense based upon the failure of any payment under a Letter of Credit (each a "Drawing") to conform to the terms of the Letter of Credit or any non-application or misapplication by the beneficiary of the proceeds of such Drawing; provided, however, that the US Borrower shall not be obligated to reimburse the Issuing Bank for any wrongful payment made by the Issuing Bank under a Letter of Credit as a result of acts or omissions constituting willful misconduct or gross negligence on the part of the Issuing Bank.


     (c) As between the US Borrower and the Issuing Bank, absent willful misconduct or gross negligence on the part of the Issuing Bank, the US Borrower assumes all risks of the acts and omissions of, or misuse of the Letters of Credit by, the respective beneficiaries or transferees of such Letters of Credit. Further, and not in limitation of the foregoing, absent gross negligence or willful misconduct on its part, the Issuing Bank shall not be responsible for the following:


          (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any documents submitted by any party in connection with the application for and issuance of or any drawing under such Letters of Credit, even if it should in fact prove to be in any and all respects invalid, insufficient, inaccurate, fraudulent or forged;


          (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason;


          (iii) errors, omissions, interruptions or delays in the transmission or delivery of any messages by mail, cable, telegraph, telecopier, telex or otherwise, whether or not they be in cipher;


          (iv) errors in interpretation of technical terms;


          (v) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or the proceeds thereof;


          (vi) the misapplication by the beneficiary of any such Letter of Credit or the proceeds of any drawing of any such Letter of Credit; and


          (vii) any consequences arising from causes beyond the control of the Issuing Bank, including, without limitation, any acts of governments.


     2.05 Increased Costs. If the Issuing Bank or any Participant determines that after the Restatement Effective Date the adoption or effectiveness of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Issuing Bank or any Participant with any request or directive (whether or not having the force of law) by any such authority, central bank or comparable agency shall either (i) impose, modify or make applicable any reserve, deposit, capital adequacy or similar requirement against Letters of Credit issued by the Issuing Bank or such Participant's participation therein, or (ii) impose on the Issuing Bank or any Participant any other conditions affecting this Agreement, any Letter of Credit, or such Participant's participation therein, and the result of any of the foregoing is to increase the cost to the Issuing Bank or such Participant of issuing, maintaining or participating in any Letter of Credit, or to reduce the amount of any sum received or receivable by the Issuing Bank or any Participant hereunder with respect to Letters of Credit (except for changes in the rate of tax on, or determined by reference to, the net income or profits of the Issuing Bank or such Participant pursuant to the laws of the United States of America, the jurisdiction in which it is organized or in which its principal office or applicable lending office is located or any subdivision thereof or therein and except for any taxes for which a payment is required pursuant to Section 4.04(a)) or reduce the rate of return on its capital with respect to Letters of Credit then, upon demand to the US Borrower by the Issuing Bank or such Participant (a copy of which notice shall be sent by the Issuing Bank or such Participant to the Administrative Agent), the US Borrower shall pay to the Issuing Bank or such Participant, as the case may be, without duplication of any amounts due under Section 1.10(c) hereof, such additional amount or amounts as will compensate the Issuing Bank or such Participant, as the case may be, for such increased cost or reduction in the amount receivable or reduction on the rate of return on its capital. In determining such additional amounts, the Issuing Bank and each Participant will act reasonably and in good faith and will use averaging and attribution methods which are reasonable, provided that the Issuing Bank's or such Participant's, as the case may be, determination of compensation owing under this Section 2.05 shall, absent manifest error, be final and conclusive and binding on all the parties hereto. The Issuing Bank or any Participant, upon determining that any additional amounts are payable to it pursuant to this Section 2.05, will give prompt written notice thereof, setting forth in reasonable detail the basis of the calculation of such amounts, although the failure to give any such notice shall not release or diminish the US Borrower's obligations to pay additional amounts pursuant to this Section
2.05 upon receipt of such certificate. The certificate submitted to the US Borrower by the Issuing Bank or such Participant, as the case may be (a copy of which certificate shall be sent by the Issuing Bank or such Participant to the Administrative Agent), shall set forth in reasonable detail the basis for the determination of such additional amount or amounts necessary to compensate the Issuing Bank or such Participant as provided above in this Section 2.05.


     2.06 Minimum Stated Amount. The Stated Amount of each Letter of Credit shall be not less than $25,000 (or an amount in the respective Alternative Currency or other foreign currency having a Dollar Equivalent of $25,000 in the case of a Letter of Credit issued in a currency other than Dollars) or such lesser amount as is acceptable to the Issuing Bank.

SECTION 3.  Commitment Fee; Fees; Reductions of Commitment.


     3.01 Fees. (a) The US Borrower agrees to pay to the Administrative Agent for distribution to each Bank a commitment fee (the "Commitment Fee") for the period from and including the Restatement Effective Date to but not including the date the Total Commitment has been terminated, computed at a rate equal to the Applicable Commitment Fee Percentage on the average daily Unutilized Revolving Loan Commitment of such Bank. Accrued Commitment Fees shall be due and payable quarterly in arrears on each Quarterly Payment Date and the date upon which the Total Commitment is terminated.


     (b) The US Borrower agrees to pay to the Administrative Agent for distribution to each RC Bank a fee in respect of each Letter of Credit issued hereunder for the account of the US Borrower (the "Letter of Credit Fee"), for the period from and including the date of issuance of such Letter of Credit (or, if later, the Restatement Effective Date) to and including the date of termination of such Letter of Credit (it being understood, however, that if such Letter of Credit is drawn on in full or canceled by the beneficiary thereof prior to the time at which such Letter of Credit expires in accordance with its terms, the calculation of such fee shall not include the date of drawing being honored or of cancellation), computed at a rate per annum equal to (x) in the case of Standby Letters of Credit, the Applicable Margin for Revolving Loans that are maintained as Eurodollar Loans and (y) in the case of Trade Letters of Credit, 50% of the Applicable Margin for Revolving Loans that are maintained as Eurodollar Loans, in each case of the daily Stated Amount of such Letter of Credit. Letter of Credit Fees shall be distributed by the Administrative Agent to the RC Banks on the basis of the respective Revolving Percentages as in effect from time to time. Accrued Letter of Credit Fees shall be due and payable quarterly in arrears on each Quarterly Payment Date and on the first date after the termination of the Total Revolving Loan Commitment on which no Letters of Credit remain outstanding.

     (c) The US Borrower agrees to pay to the Issuing Bank, for its own account, a facing fee in respect of each Letter of Credit issued by it hereunder (the "Facing Fee") for the period from and including the date of issuance of such Letter of Credit (or, if later, the Restatement Effective Date) to and including the termination of such Letter of Credit (it being understood, however, that if such Letter of Credit is drawn on in full or canceled by the beneficiary thereof prior to the time at which such Letter of Credit expires in accordance with its terms, the calculation of such fee shall not include the date of such drawing being honored or cancellation), computed at a rate equal to 1/8 of 1% per annum of the daily Stated Amount of such Letter of Credit (or such lesser amount as the Issuing Bank may agree); provided that in no event shall the annual Facing Fee with respect to each Letter of Credit issued by BTCo or any of its Lending Affiliates be less than $500, it being agreed that, on the date of issuance of any Letter of Credit by BTCo or any of its Lending Affiliates and on each anniversary thereof prior to the termination of such Letter of Credit, if $500 will exceed the amount of Facing Fees that will accrue with respect to such Letter of Credit for the immediately succeeding 12-month period, the full $500 shall be payable on the date of issuance of such Letter of Credit and on each such anniversary thereof prior to the termination of such Letter of Credit. Except as provided in the immediately preceding sentence, accrued Facing Fees shall be due and payable quarterly in arrears on each Quarterly Payment Date and upon the first day on or after the termination of the Total Revolving Loan Commitment upon which no Letters of Credit remain outstanding.


     (d) The US Borrower agrees to pay to the Issuing Bank, upon each payment under, issuance of, or amendment to, any Letter of Credit issued by it for the account of the Borrower, such amount as shall at the time of such event be the administrative charge which the Issuing Bank is generally imposing in connection with such occurrence with respect to letters of credit.


     (e) The Borrowers agree to pay to the Administrative Agent, for its own account, such other fees as have been agreed to in writing by the Borrowers and the Administrative Agent.


     3.02 Voluntary Termination of Total Unutilized Revolving Loan Commitment. Upon at least three Business Days' prior notice to the Administrative Agent at its Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Banks), the US Borrower shall have the right, at any time or from time to time, without premium or penalty, to permanently reduce the Total Unutilized Revolving Loan Commitment, in whole or in part, in integral multiples of $1,000,000 in the case of partial reductions to the Total Unutilized Revolving Loan Commitment, provided that each such reduction to the Total Revolving Loan Commitment shall apply proportionately to permanently reduce the Revolving Loan Commitment of each RC Bank.


     3.03 Mandatory Reduction of Commitments. (a) The Total Commitment (and the Commitments of each Bank) shall terminate in its entirety on July 31, 2001 unless the Restatement Effective Date has occurred on or before such date.


     (b) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, the Total A-1 Term Loan Commitment (and the A-1 Term Loan Commitment of each Bank), the Total A-2 Term Loan Commitment (and the A-2 Term Loan Commitment of each Bank), the Total A-4 Term Loan Commitment (and the A-4 Term Loan Commitment of each Bank) and the Total A-5 Term Loan Commitment (and the A-5 Term Loan Commitment of each Bank), shall be terminated on the Restatement Effective Date, in each case after giving effect to the incurrence of the A-1, A-2, A-4 and A-5 Term Loans on such date.


     (c) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, the Total Revolving Loan Commitment (and the Revolving Loan Commitment of each RC Bank) shall terminate in its entirety on the Revolving Loan Maturity Date.


     (d) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, on each date after the Restatement Effective Date upon which a mandatory repayment of Term Loans pursuant to any of Sections 4.02(c) through
(g), inclusive, is required and exceeds in amount the aggregate principal amount of Term Loans then outstanding (or would be required if such Term Loans were then outstanding), the Total Revolving Loan Commitment shall be permanently reduced by the amount, if any, by which the amount required to be applied pursuant to said Sections (determined as if an unlimited amount of Term Loans were actually outstanding) exceeds the aggregate principal amount of such Term Loans then outstanding.


     (e) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, the Total Commitment (and the Commitments of each Bank) shall terminate on the dates set forth in Section 4.02(h).


     (f) Each reduction to the Total Revolving Loan Commitment  pursuant to this
Section 3.03 shall be applied proportionately to reduce the Revolving Loan Commitment of each Bank with such a Commitment.


     SECTION 4. Prepayments; Payments; Taxes. 4.01 Voluntary Prepayments. The Borrowers shall have the right to prepay Loans, without premium or penalty, in whole or in part from time to time on the following terms and conditions:

          (i) the relevant Borrower shall give the Administrative Agent at its Notice Office (x) written notice prior to 1:00 P.M. (New York time) at least three Business Days prior to the date of such prepayment in the case of Euro Rate Loans, (y) written notice prior to 1:00 P.M. (New York time) on the date of such prepayment in the case of Base Rate Loans which are Revolving Loans and (z) written notice prior to 1:00 P.M. (New York time) at least one Business Day prior to the date of such prepayment in the case of Base Rate Loans which are Term Loans, of its intent to prepay the Loans, whether A-1 Term Loans, A-2 Term Loans, A-3 Term Loans, A-4 Term Loans, A-5 Term Loans or Revolving Loans shall be prepaid (subject to clause (iv) below in the case of any prepayment of Term Loans), the amount of such prepayment and the Types of Loans to be prepaid, and, in the case of Euro Rate Loans, the specific Borrowing or Borrowings pursuant to which made, which notice the Administrative Agent shall promptly transmit to each of the Banks;

          (ii) each prepayment shall be in an aggregate principal amount of at least the applicable Minimum Borrowing Amount for the Tranche and Type of Loans to be prepaid; provided that no partial prepayment of Euro Rate Loans made pursuant to any Borrowing shall reduce the outstanding Loans made pursuant to such Borrowing to an amount less than the applicable Minimum Borrowing Amount;

          (iii) each prepayment in respect of any Loans made pursuant to a Borrowing shall be applied pro rata among such Loans; provided, however, that at the Borrower's election in connection with any prepayment of Revolving Loans pursuant to this Section 4.01, such prepayment shall not be applied to any Revolving Loans of a Defaulting Bank at any time when the aggregate amount of Revolving Loans of any Non-Defaulting Bank exceeds such Non-Defaulting Bank's Revolving Percentage of all Revolving Loans then outstanding;

          (iv) each prepayment of Term Loans pursuant to Section 4.01 must apply pro rata to each Tranche of Term Loans in accordance with the relevant Tranche Percentages; provided that prepayments made pursuant to this
     Section 4.01 shall not be applied to repay the A-3 Term Loans until the earlier of (x) the date which is five years after the Original Restatement Effective Date and (y) the date on which all other Term Loans have been repaid in full;

          (v) each prepayment of A Term Loans pursuant to this Section 4.01 shall be applied to reduce the then remaining Scheduled Repayments of the respective Tranche being repaid in direct order of maturity.

     4.02 Mandatory Repayments. (a) If, on any day the sum of (I) the aggregate outstanding principal amount of Revolving Loans and (II) the aggregate amount of Letter of Credit Outstandings exceeds the Total Revolving Loan Commitment as then in effect, the US Borrower shall on such day repay Revolving Loans in an amount equal to such excess. If, after giving effect to the repayment of all outstanding Revolving Loans, the aggregate amount of Letter of Credit Outstandings exceeds the Total Revolving Loan Commitment as then in effect or, if the Total Revolving Loan Commitment has been terminated, the US Borrower shall pay to the Administrative Agent at the appropriate Payment Office an amount of cash or Cash Equivalents equal to such excess, such cash or Cash Equivalents to be held as security for all obligations of the US Borrower hereunder in a cash collateral account to be established by, and satisfactory to, the Administrative Agent and the Borrower until the Letter of Credit Outstandings do not exceed the Total Revolving Loan Commitment or all Letters of Credit have been terminated or expire.


     (b) (A) In  addition  to any other  mandatory  repayments  pursuant to this
Section 4.02, the US Borrower shall be required to repay on each date set forth below a portion of the principal amount of A-1 Term Loans, to the extent then outstanding, equal to the initial aggregate principal amount of the A-1 Term Loans outstanding multiplied by the percentage set forth below opposite such date (each such repayment, as the same may be reduced as provided in Sections
4.01 and 4.02, an "A-1 Term Loan Scheduled Repayment"):

    A-1 Term Loan Scheduled Repayment Date                            Percentage
    --------------------------------------                            ----------
    September 30, 2001                                                     2.08%
    December 31, 2001                                                      2.08%

    March 31, 2002                                                         2.08%
    June 30, 2002                                                          2.08%
    September 30, 2002                                                     2.08%
    December 31, 2002                                                      3.12%

    March 31, 2003                                                         3.12%
    June 30, 2003                                                          3.12%
    September 30, 2003                                                     3.12%
    December 31, 2003                                                      4.16%

    March 31, 2004                                                         4.16%
    June 30, 2004                                                          4.16%
    September 30, 2004                                                     4.16%
    December 31, 2004                                                      4.70%
    Term Loan Maturity Date                                               55.78%

     (B) In addition to any other mandatory repayments pursuant to this Section 4.02, the US Borrower shall be required to repay on each date set forth below a portion of the principal amount of A-2 Term Loans, to the extent then outstanding, equal to the initial aggregate principal amount of the A-2 Term Loans multiplied by the percentage set forth below opposite such date (each such repayment, as the same may be reduced as provided in Sections 4.01 and 4.02, an "A-2 Term Loan Scheduled Repayment"):

       A-2 Term Loan Scheduled Repayment Date                    Percentage
       --------------------------------------                    ----------
       September 30, 2001                                            2.08%
       December 31, 2001                                             2.08%

       March 31, 2002                                                2.08%
       June 30, 2002                                                 2.08%
       September 30, 2002                                            2.08%
       December 31, 2002                                             3.12%

       March 31, 2003                                                3.12%
       June 30, 2003                                                 3.12%
       September 30, 2003                                            3.12%
       December 31, 2003                                             4.16%

       March 31, 2004                                                4.16%
       June 30, 2004                                                 4.16%
       September 30, 2004                                            4.16%
       December 31, 2004                                             4.70%
       Term Loan Maturity Date                                      55.78%

     (C) In addition to any other mandatory repayments pursuant to this Section 4.02, the Canadian Borrower shall be required to repay on each date set forth below a portion of the principal amount of A-3 Term Loans, to the extent then outstanding, equal to the initial aggregate principal amount of the A-3 Term Loans outstanding multiplied by the percentage set forth below opposite such date (each such repayment, as the same may be reduced as provided in Sections
4.01 and 4.02, a "A-3 Term Loan Scheduled Repayment"):

   A-3 Term Loan Scheduled Repayment Date                           Percentage
   --------------------------------------                           ----------
   Term Loan Maturity Date                                             100%

     (D) In addition to any other mandatory repayments pursuant to this Section 4.02, the UK Borrower shall be required to repay on each date set forth below a portion of the principal amount of A-4 Term Loans, to the extent then outstanding, equal to the initial aggregate principal amount of the A-4 Term Loans multiplied by the percentage set forth below opposite such date (each such repayment, as the same may be reduced as provided in Sections 4.01 and 4.02, a "A-4 Term Loan Scheduled Repayment"):

    A-4 Term Loan Scheduled Repayment Date                            Percentage
    --------------------------------------                            ----------
    September 30, 2001                                                     2.08%
    December 31, 2001                                                      2.08%

    March 31, 2002                                                         2.08%
    June 30, 2002                                                          2.08%
    September 30, 2002                                                     2.08%
    December 31, 2002                                                      3.12%

    March 31, 2003                                                         3.12%
    June 30, 2003                                                          3.12%
    September 30, 2003                                                     3.12%
    December 31, 2003                                                      4.16%

    March 31, 2004                                                         4.16%
    June 30, 2004                                                          4.16%
    September 30, 2004                                                     4.16%
    December 31, 2004                                                      4.70%
    Term Loan Maturity Date                                               55.78%

     (E) In addition to any other mandatory repayments pursuant to this Section 4.02, the US Borrower shall be required to repay on each date set forth below a portion of the principal amount of A-5 Term Loans, to the extent then outstanding, equal to the initial aggregate principal amount of the A-5 Term Loans outstanding multiplied by the percentage set forth below opposite such date (each such repayment, as the same may be reduced as provided in Sections
4.01 and 4.02, a "A-5 Term Loan Scheduled Repayment"):

  A-5 Term Loan Scheduled Repayment Date                              Percentage
  --------------------------------------                              ----------
  September 30, 2001                                                     2.08%
  December 31, 2001                                                      2.08%

  March 31, 2002                                                         2.08%
  June 30, 2002                                                          2.08%
  September 30, 2002                                                     2.08%
  December 31, 2002                                                      3.12%

  March 31, 2003                                                         3.12%
  June 30, 2003                                                          3.12%
  September 30, 2003                                                     3.12%
  December 31, 2003                                                      4.16%

  March 31, 2004                                                         4.16%
  June 30, 2004                                                          4.16%
  September 30, 2004                                                     4.16%
  December 31, 2004                                                      4.70%
  Term Loan Maturity Date                                               55.78%

     (c) Within one Business Day following each date after the Restatement Effective Date upon which Holdings or any of its Subsidiaries receives any proceeds from any issuance of equity (excluding (i) proceeds received from the sale or issuance of equity which are used to effectuate Permitted Acquisitions pursuant to Section 7.14, (ii) proceeds received from the private sale or issuance of equity to the Sponsors, any other Permitted Holder or management of Holdings and/or its Subsidiaries, (iii) proceeds received from the sale or issuance of equity by Holdings, to the extent used to repurchase equity from management or employees pursuant to Section 8.03(iv), (iv) proceeds received upon the exercise of options or warrants by management or employees, and (v) proceeds received from the sale or issuance of equity by Subsidiaries of Holdings to Holdings or any of its Wholly-Owned Subsidiaries), an amount equal to 100% of the cash proceeds therefrom (net of underwriting discounts or placement discounts and commissions and other reasonable fees and costs associated therewith) shall be applied as a mandatory repayment of the principal of outstanding Term Loans in accordance with the requirements of Section 4.02(i).

     (d) Within one Business Day following each date after the Restatement Effective Date upon which Holdings and/or any of its Subsidiaries receives any proceeds from any incurrence of Indebtedness (excluding any Indebtedness permitted to be incurred pursuant to Section 8.04 as in effect on the Restatement Effective Date (other than as required by Section 8.04(xv)), an amount equal to 100% of the cash proceeds therefrom (net of underwriting discounts or placement discounts and commissions and other reasonable fees and costs associated therewith) shall be applied as a mandatory repayment of the principal of outstanding Term Loans in accordance with the requirements of
Section 4.02(i).


     (e) Within three Business Days following each date on and after the Restatement Effective Date upon which Holdings and/or any of its Subsidiaries receives Cash Proceeds from any Asset Sale, an amount equal to 100% of the Net Cash Proceeds therefrom shall be applied as a mandatory repayment of the principal of outstanding Term Loans in accordance with the requirements of
Section 4.02(i), provided that such Net Cash Proceeds shall not be required to be so applied on such date if no Default or Event of Default then exists and the US Borrower delivers a certificate to the Administrative Agent on or prior to such date stating that such Net Cash Proceeds shall be used either (i) to purchase assets used in the ordinary course of business in compliance with this Agreement, (ii) to make permitted Capital Expenditures or (iii) to purchase equity interests or assets in connection with a Permitted Acquisition, in each case within 360 days following the date of such Asset Sale (which certificate shall set forth the estimates of the proceeds to be so expended), and provided further, that if all or any portion of such Net Cash Proceeds not so applied to the repayment of Term Loans are not so used (or binding commitments with respect thereto are not made) within such 360 day period, such remaining portion shall be applied on the last day of such period as a mandatory repayment of principal of outstanding Term Loans as provided above in this Section 4.02(e). In addition, to the extent that the US Borrower is required to apply any portion of any cash proceeds from any asset sale to prepay or to make an offer to prepay the Senior Subordinated Notes or the Permitted Refinancing Subordinated Indebtedness, the US Borrower shall apply such cash proceeds as a mandatory repayment of outstanding Term Loans in accordance with the requirements of
Section 4.02(i).


     (f) On each Excess Cash Payment Date, an amount equal to 75% of the Excess Cash Flow for the relevant Excess Cash Payment Period shall be applied as a mandatory repayment of the principal of outstanding Term Loans in accordance with the requirements of Section 4.02(i).


     (g) Within 10 days following each date after the Restatement Effective Date on which Holdings or any of its Subsidiaries receives any proceeds from any Recovery Event, an amount equal to 100% of the proceeds of such Recovery Event (net of reasonable costs including, without limitation, legal costs and expenses and taxes incurred in connection with such Recovery Event) shall be applied as a mandatory repayment of the principal of outstanding Term Loans in accordance with the requirements of Section 4.02(i); provided that so long as no Default or Event of Default then exists and to the extent such proceeds do not exceed $20,000,000, such proceeds shall not be required to be so applied on such date to the extent that the US Borrower has delivered a certificate to the Administrative Agent on or prior to such date stating that such proceeds shall be used to repair, replace or restore any properties or assets in respect of which such proceeds were paid within 360 days following the date of such Recovery Event (which certificate shall set forth the estimates of the proceeds to be so expended), and provided further, that if all or any portion of such proceeds not required to be applied to the repayment of Term Loans pursuant to the preceding proviso are not so used (or binding commitments with respect thereto are not made) within such 360 day period, such remaining portion shall be applied on the last day of such period as a mandatory repayment of principal of outstanding Term Loans as provided above in this Section 4.02(g).


     (h) The Borrower  shall repay the Loans in full,  and the Total  Commitment
(and the Commitments of each Bank) shall terminate upon the occurrence of a Change of Control.


     (i) The amount of each principal repayment of Term Loans made as required by Sections 4.02(c), (d), (e), (f) and (g) shall be applied to repay each Tranche of Term Loans in an amount equal to the relevant Tranche Percentage of such aggregate repayment). Each prepayment of Term Loans pursuant to the preceding sentence (other than prepayments required by Section 4.02(f)) shall be applied to reduce the then remaining Scheduled Repayments of the respective Tranche being repaid on a pro rata basis based on the amount of such Scheduled Repayments after giving effect to all prior reductions thereto. Each prepayment of Term Loans pursuant to Section 4.02(f) shall be applied to reduce the remaining Scheduled Repayments of each respective Tranche of Term Loans in direct order of maturity. Notwithstanding any other provision contained in this Agreement or in any agreement or document ancillary hereto, (i) prepayments made pursuant to this Section 4.02(i) shall not be applied to repay Canadian Dollar Loans until the earlier of (x) the date that is five years after the Original Restatement Effective Date and (y) the date on which all other Term Loans have been repaid in full and thereafter (except as herein provided) shall be applied to repay Canadian Dollar Loans and (ii) any amount otherwise required by Section
4.02 to be applied to repay Canadian Dollar Loans shall at any time on or prior to the date that is five years after the Original Restatement Effective Date, unless an Event of Default has occurred and is continuing, not exceed the amount equal to the positive difference, if any, between (a) 25% of the original principal amount of the Existing Canadian Term Loans outstanding on the Original Restatement Effective Date and (b) the aggregate amount of repayments of principal theretofore made in respect of the Canadian Dollar Loans. Any amount that is otherwise required to be deposited with the Administrative Agent pursuant to a cash collateral arrangement described in Section 4.02(j) that is derived directly or indirectly from proceeds received or receivable by the Canadian Borrower shall be deemed, for the purposes only of applying the immediately preceding sentence, to be otherwise required by Section 4.02 to be applied to repay the Canadian Dollar Loans pro rata in proportion to their respective principal amounts.


     (j) With respect to each repayment of Loans required by this Section 4.02, the relevant Borrower may designate the Types of Loans which are to be repaid and, in the case of Euro Rate Loans, the specific Borrowing or Borrowings of the respective Tranche pursuant to which such Loans were made, provided that: (i) if any repayment of Eurodollar Loans made pursuant to a single Borrowing shall reduce the outstanding Euro Rate Loans made pursuant to such Borrowing to an amount less than the applicable Minimum Borrowing Amount, such Borrowing shall be converted at the end of the then current interest period into a Borrowing of Base Rate Loans; and (ii) each repayment of any Loans made pursuant to a Borrowing shall be applied pro rata among such Loans; provided that no repayment pursuant to Section 4.02(a) shall be applied to any Revolving Loans of a Defaulting Bank at any time when the aggregate amount of the Revolving Loans of any Non-Defaulting Bank exceeds such Non-Defaulting Bank's Revolving Percentage of Revolving Loans then outstanding. In the absence of a designation by the relevant Borrower as described in the preceding sentence, the Administrative Agent shall, subject to the above, make such designation in its sole discretion. Notwithstanding the foregoing provisions of this Section 4.02, if any time the mandatory prepayment of Term Loans pursuant to Sections 4.02(c) through (g) above, or repayments of Euro Rate Loans pursuant to Section 1.10(b) would result, after giving effect to the procedures set forth above, in the Borrowers incurring breakage costs under Section 1.11 as a result of Euro Rate Loans being prepaid other than on the last day of an Interest Period applicable thereto (the "Affected Euro Rate Loans"), then the relevant Borrower may in its sole discretion initially deposit a portion (up to 100%) of the amounts that otherwise would have been paid in respect of the Affected Euro Rate Loans with the Administrative Agent (which deposit must be equal in amount to the amount of Affected Euro Rate Loans not immediately prepaid) to be held as security for the obligations of the relevant Borrower hereunder pursuant to a cash collateral arrangement to be agreed upon in form and substance satisfactory to the Administrative Agent and the relevant Borrower, with such cash collateral to be directly applied upon the first occurrence (or occurrences) thereafter of the last day of an Interest Period applicable to the relevant Term Loans that are Euro Rate Loans (or such earlier date or dates as shall be requested by the relevant Borrower), to repay an aggregate principal amount of such Term Loans equal to the Affected Euro Rate Loans not initially repaid pursuant to this sentence. Notwithstanding anything to the contrary contained in the immediately preceding sentence, all amounts deposited as cash collateral pursuant to the immediately preceding sentence shall be held for the sole benefit of the Banks whose Term Loans would otherwise have been immediately repaid with the amounts deposited and upon the taking of any action by the Administrative Agent or the Banks pursuant to the remedial provisions of Section 9, any amounts held as cash collateral pursuant to this Section 4.02(j) shall, subject to the requirements of applicable law, be immediately applied to the Term Loans.


     (k) All outstanding Term Loans shall be repaid in full on the Term Loan Maturity Date. All outstanding Revolving Loans shall be repaid on the Revolving Loan Maturity Date.


     4.03 Method and Place of Payment. Except as otherwise specifically provided herein, all payments under this Agreement or any Note shall be made to the Administrative Agent for the account of the Bank or Banks entitled thereto no later than 12:00 Noon (local time in the city in which such payments are to be made) on the date when due and shall be made in immediately available funds at the appropriate Payment Office of the Administrative Agent and in: (x) Dollars, if such payment is made in respect of any obligation of the US Borrower under this Agreement, except as otherwise provided in the immediately succeeding clause (y); or (y) the respective Alternate Currency, if such payment is made in respect of principal or interest on Alternate Currency Loans. Whenever any payment to be made hereunder or under any Note shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable at the applicable rate during such extension.


     4.04 Net Payments; Taxes. (a) All payments made by Holdings and each Borrower hereunder or by each Borrower under any Note will be made without setoff, counterclaim or other defense. Except as provided in Section 4.04(b), all such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein with respect to such payments (but excluding, except as provided in the second succeeding sentence, any tax imposed on or measured by the net income or net profits of a Bank pursuant to the laws of the jurisdiction in which it is organized or the jurisdiction in which the principal office or applicable lending office of such Bank is located or any political subdivision or taxing authority thereof or therein) and all interest, penalties or similar liabilities with respect thereto (collectively, "Taxes"). If any Taxes are so levied or imposed, such Borrower agrees to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every payment of all amounts due under this Agreement or under any Note, after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein or in such Note. If any amounts are payable in respect of Taxes pursuant to the preceding sentence, such Borrower agrees to reimburse each Bank, upon the written request of such Bank, for taxes imposed on or measured by the net income or net profit of such Bank pursuant to the laws of the jurisdiction or any political subdivision or taxing authority thereof or therein in which such Bank is organized or in which the principal office or applicable lending office of such Bank is located as such Bank shall determine are payable by, or withheld from, such Bank in respect of such amounts so paid to or on behalf of such Bank pursuant to the preceding sentence and in respect of any amounts paid to or on behalf of such Bank pursuant to this sentence. Such Borrower will furnish to the Administrative Agent within 45 days after the date of the payment of any Taxes is due pursuant to applicable law certified copies of tax receipts evidencing such payment by such Borrower. Without duplication of amounts payable pursuant to the foregoing provisions of this Section 4.04(a), such Borrower agrees to indemnify and hold harmless each Bank, and reimburse such Bank upon its written request, for the amount of any Taxes so levied or imposed and paid by such Bank.


     (b) Each Bank that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for US federal income tax purposes and that is a lender to the US Borrower (a "US Lender")agrees to deliver to the US Borrower and the Administrative Agent on or prior to the Restatement Effective Date, or in the case of a US Lender that is an assignee or transferee of an interest under this Agreement pursuant to Section 1.13 or 13.04 (unless the respective US Lender was already a US Lender hereunder immediately prior to such assignment or transfer), on the date of such assignment or transfer to such US Lender, (i) two accurate and complete original signed copies of Internal Revenue Service Form W-8ECI or Form W-8BEN (with respect to a complete exemption under an income tax treaty) (or successor forms) certifying to such US Lender's entitlement to a complete exemption from United States withholding tax with respect to payments to be made under this Agreement and under any Note or (ii) if the US Lender is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code and cannot deliver either Internal Revenue Service Form W-8ECI or Form W-8BEN (with respect to a complete exemption under an income tax treaty) pursuant to clause (i) above, (x) a certificate substantially in the form of Exhibit D (any such certificate, a "Section 4.04(b)(ii) Certificate") and (y) two accurate and complete original signed copies of Internal Revenue Service Form W-8BEN (with respect to the portfolio interest exemption) (or successor form) certifying to such US Lender's entitlement to a complete exemption from United States withholding tax with respect to payments of interest to be made under this Agreement and under any Note. Each other Bank that is a lender to the US Borrower agrees to deliver to the US Borrower and the Administrative Agent on or prior to the Initial Borrowing Date, or in the case of a Bank that is an assignee or transferee of an interest under this Agreement pursuant to Section
1.13 or 13.04 (unless the respective Bank was already a Bank hereunder immediately prior to such assignment or transfer), on the date of such assignment or transfer to such Bank, one or more accurate and complete original signed copies (as the US Borrower or Administrative Agent may reasonably request) of United States Internal Revenue Service Form W-9 or successor applicable form (if required by law), as the case may be, providing the employer identification number for such Bank. In addition, each US Lender agrees that from time to time after the Restatement Effective Date, when a lapse in time or change in circumstances renders the previous certification obsolete or inaccurate in any material respect, it will deliver to Holdings and the Administrative Agent two new accurate and complete original signed copies of Internal Revenue Service Form W-8ECI or Form W-8BEN (with respect to the benefit of any income tax treaty), or Form W-8BEN (with respect to the portfolio interest exemption) and a Section 4.04(b)(ii) Certificate or a form W-9 (or any successor forms), as the case may be, and such other forms as may be required in order to confirm or establish the entitlement of such US Lender to a continued exemption from or reduction in United States withholding tax with respect to payments under this Agreement and any Note, or it shall immediately notify Holdings and the Administrative Agent of its inability to deliver any such Form or Certificate, in which case such US Lender shall not be required to deliver any such form of certificate pursuant to this Section 4.04(b). Notwithstanding anything to the contrary contained in Section 4.04(a), but subject to the immediately succeeding sentence, (x) the US Borrower shall be entitled, to the extent it is required to do so by law, to deduct or withhold income or similar taxes imposed by the United States (or any political subdivision or taxing authority thereof or therein) from interest, Fees or other amounts payable hereunder for the account of any US Lender to the extent that such US Lender has not provided to the US Borrower US Internal Revenue Service Forms that establish a complete exemption from such deduction or withholding and (y) the US Borrower shall not be obligated pursuant to Section 4.04(a) hereof to gross-up payments to be made to a US Lender in respect of income or similar taxes imposed by the United States if (I) such US Lender has not provided to the US Borrower the Internal Revenue Service Forms required to be provided to the US Borrower pursuant to this Section 4.04(b) or (II) in the case of a payment, other than interest, to a US Lender described in clause (ii) above, to the extent that such forms do not establish a complete exemption from withholding of such taxes. Notwithstanding anything to the contrary contained in the preceding sentence or elsewhere in this Section 4.04, the US Borrower agrees to pay additional amounts and to indemnify each US Lender in the manner set forth in Section 4.04(a) (without regard to the identity of the jurisdiction requiring the deduction or withholding) in respect of any amounts deducted or withheld by it as described in the immediately preceding sentence as a result of any changes after the Restatement Effective Date in any applicable law, treaty, governmental rule, regulation, guideline or order, or in the interpretation thereof, relating to the deducting or withholding of such income or similar taxes.


     (c) Each Bank that is not a resident of the United Kingdom for United Kingdom tax purposes and that is a lender to UK Borrower and each Bank that is not a resident of Canada for Canadian tax purposes and that is a lender to the Canadian Borrower agrees to use reasonable efforts to deliver to the applicable Borrower, at the time it becomes a party to this Agreement and promptly upon any request therefor from time to time by such Borrower, to the extent it is legally entitled to do so, such forms, documents and information as may be required by applicable law, regulation or treaty from time to time and to file all appropriate forms to obtain a certificate or other appropriate documents from the appropriate governmental authorities to establish an exemption from, or a reduction in the amount of, any Tax with respect to payments made by such Borrower, provided, however, that if such Bank is or becomes unable, by virtue of any applicable law, regulation or treaty, to establish such exemption, the applicable Borrower shall nonetheless remain obligated under this Section 4.04 to pay the amounts described herein, and provided further, that no Bank shall be required to take any action hereunder which, in the reasonable discretion of such Bank, would cause such Bank or its applicable lending office to suffer a material economic, legal or regulatory disadvantage.


     (d) If a Borrower determines in good faith that a reasonable basis exists for contesting a Tax, the relevant Bank, or the Administrative Agent, as applicable, shall cooperate with such Borrower in challenging such Tax at such Borrower's expense and if requested by such Borrower in writing; provided, however, that no Bank shall be required to take any action hereunder which, in the reasonable discretion of such Bank, would cause such Bank or its applicable lending office to suffer a material economic, legal or regulatory disadvantage. If any taxes imposed on any Bank are paid or indemnified against by any Borrower under this Section 4.04, and such Bank (i) receives a refund of any amount of taxes paid or reimbursed by such Borrower or (ii) after the payment of or indemnification for such taxes realized a tax benefit (whether by means of a credit, deduction or otherwise) by reason of the payment of such taxes which results in a reduction in the taxes due and payable by such Bank, such Bank shall pay to such Borrower, as the case may be, an amount equal to the reduction in taxes due and payable by such Bank attributable to such tax benefit or the amount of such refund; provided, however, that (x) no Bank is under any obligation to seek a refund of such taxes (except as described in the preceding sentence), (y) determinations as to whether a Bank has realized a tax benefit (including whether a tax benefit has been realized as a result of an offset of other taxes due and payable by such Bank) shall be in the sole discretion of such Bank and (z) nothing in this Section 4.04(d) shall require a Bank to disclose any confidential information to a Borrower (including without limitation, its tax returns).

     SECTION 5. Conditions Precedent. The obligation of each Bank to make Loans hereunder, and the obligation of the Issuing Bank to issue Letters of Credit hereunder, is subject, at the time of the making of each such Credit Event, to the satisfaction of the following conditions:

     5.01  Execution  of  Agreement;  Notes.  On or  prior  to  the  Restatement
Effective Date (i) this Agreement shall have been executed and delivered as provided in Section 13.10 and (ii) there shall have been delivered to the Administrative Agent for the account of each of the Banks requesting them the appropriate respective Notes executed by the respective Borrowers, in each case in the amount, maturity and as otherwise provided herein.


     5.02 No Default; Representations and Warranties. At the time of each such Credit Event and also after giving effect thereto (i) there shall exist no Default or Event of Default and (ii) all representations and warranties contained herein or in the other Credit Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on the date of the making of such Credit Event (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date).


     5.03 Officer's Certificate. On the Restatement Effective Date, the Administrative Agent shall have received a certificate dated such date signed by the President or any Vice President of the US Borrower stating that all of the applicable conditions set forth in Section 5.02, 5.13 and 5.15 have been met.


     5.04 Opinions of Counsel. On the Restatement Effective Date, the Administrative Agent shall have received (i) from Simpson Thacher & Bartlett, special New York counsel to Holdings and its Subsidiaries, an opinion addressed to the Administrative Agent and each of the Banks and dated the Restatement Effective Date covering the matters set forth in Exhibit E-1, (ii) from Mary Alice Osterbauer, Associate Counsel to the US Borrower, an opinion addressed to the Administrative Agent and each of the Banks and dated the Restatement Effective Date covering the matters set forth in Exhibit E-2, (iii) from Davies, Ward, Phillips & Vineberg LLP, special Ontario counsel to the Canadian Borrower, an opinion addressed to the Administrative Agent and each of the Banks and dated the Restatement Effective Date covering the matters set forth in Exhibit E-3,
(iv) from Linklaters, special United Kingdom counsel to the UK Borrower, an opinion dated the Restatement Effective Date covering the matters set forth in Exhibit E-4 and (v) from such other local and foreign counsel (with a limit of one such opinion for each such jurisdiction) satisfactory to the Administrative Agent, opinions each of which shall be in form and substance satisfactory to the Administrative Agent and shall cover the perfection of the security interests granted pursuant to the respective Security Documents and such other matters incident to the transactions contemplated herein as the Administrative Agent may reasonably request.

     5.05 Corporate Documents; Proceedings. (a) On the Restatement Effective Date, the Administrative Agent shall have received a certificate, dated the Restatement Effective Date, signed by an Authorized Officer of each Credit
Party, and attested to by a second Authorized Officer of such Credit Party, substantially in the form of Exhibit F with appropriate insertions, together with copies of the Certificate of Incorporation and By-Laws (or their equivalents) of such Credit Party and the resolutions of such Credit Party referred to in such certificate, and the foregoing shall be reasonably acceptable to the Administrative Agent.

     (b) On the Restatement Effective Date, all corporate and legal proceedings and all instruments and agreements relating to the transactions contemplated by this Agreement and the other Documents shall be reasonably satisfactory in form and substance to the Administrative Agent, and the Administrative Agent shall have received all information and copies of all documents and papers, including records of corporate proceedings, governmental approvals, good standing certificates and bring-down telegrams, if any, which the Administrative Agent may have reasonably requested in connection therewith, such documents and papers where appropriate to be certified by proper corporate or governmental authorities.

     5.06 Shareholders' Agreements; Management Agreements; Etc.. On or prior to the Restatement Effective Date, the Administrative Agent shall have received (i) a certification from an Authorized Officer of Holdings and its Subsidiaries that all Plans, Existing Indebtedness Agreements, Shareholders' Agreements and Management Agreements previously delivered to the Administrative Agent by each Credit Party, remain in full force and effect (or specifying which of such agreements and plans do not remain in full force and effect) and (ii) any amendments thereto or additional such agreements.

     5.07 Existing Credit Agreement. On the Restatement Effective Date, all Existing Loans shall have been paid in full (or shall have been converted into Loans hereunder as contemplated by Section 13.10) and all interest, fees and other amounts accrued and unpaid under the Existing Credit Agreement shall have been paid in full (including, without limitation, amounts payable pursuant to Section 1.11 of the Existing Credit Agreement and accrued and unpaid commitment fees, letter of credit fees and facing fees).

     5.08 Pledge Agreements. (a) On the Restatement Effective Date, Holdings, the US Borrower and each Domestic Subsidiary of the US Borrower which is a Subsidiary Guarantor shall have (i) duly authorized, executed and delivered an Amended and Restated Pledge Agreement in the form of Exhibit G-1, (such Amended and Restated Pledge Agreement, as modified, supplemented or amended from time to time, the "US Pledge Agreement"), (ii) delivered to the Collateral Agent, as Pledgee, all the certificated Pledge Securities, if any, referred to therein then owned by such Credit Party, together with executed and undated stock powers in the case of capital stock constituting Pledged Securities and (iii) taken such other action to perfect the security interests created thereunder as the Collateral Agent shall reasonably request.

     (b) On the Restatement Effective Date, Cabot Intermediate shall have duly authorized, executed and delivered an amendment, substantially in the form of Exhibit G-2, to the UK Pledge Agreement (the "UK Pledge Agreement Amendment") and the UK Pledge Agreement as so amended shall remain in full force and effect.

     5.09 Security Agreements. On the Restatement Effective Date (i) Holdings, the US Borrower and each Domestic Subsidiary of the US Borrower which is a Subsidiary Guarantor shall have duly authorized, executed and delivered an Amended and Restated Security Agreement in the form of Exhibit H-1 (as modified, supplemented or amended from time to time, the "US Security Agreement") covering all of such Credit Party's present and future Security Agreement Collateral,
(ii) the Canadian Borrower shall have duly authorized, executed and delivered an amendment, substantially in the form of Exhibit H-2, to the Canadian Security Agreement (the "Canadian Security Agreement Amendment") and the Canadian Security Agreement as so amended shall remain in full force and effect, (iii) the UK Borrower shall have duly authorized, executed and delivered an amendment, substantially in form of Exhibit H-3, to the UK Security Agreement (the "UK Security Agreement Amendment") and the UK Security Agreement as so amended shall remain in full force and effect and (iv) the Collateral Agent shall have received evidence that all actions necessary or, in the reasonable opinion of the Collateral Agent, desirable to perfect (or maintain the perfection of) and protect the security interests purported to be created (or maintained) by the Security Agreements have been taken.


     5.10 Subsidiary Guaranties. On the Restatement Effective Date, each Domestic Subsidiary of the US Borrower shall have duly authorized, executed and delivered an Amended and Restated Guaranty in the form of Exhibit I (as modified, supplemented or amended from time to time, the "US Subsidiary Guaranty"), and the US Subsidiary Guaranty shall be in full force and effect.


     5.11 Material Adverse Change, etc. On or prior to the Restatement Effective Date, since September 30, 2000, nothing shall have occurred (and the Banks shall have become aware of no facts or conditions not previously known) which the Administrative Agent or the Required Banks shall reasonably determine (a) could reasonably be expected to have a material adverse effect on the rights or remedies of the Banks or the Administrative Agent, or on the ability of Holdings and its Subsidiaries to perform their obligations to the Administrative Agent and the Banks under this Agreement or any other Credit Document or (b) could reasonably be expected to have a materially adverse effect on the business, assets, liabilities, operations, properties, condition (financial or otherwise) or prospects of Holdings and its Subsidiaries taken as a whole.

     5.12 Mortgages; Mortgage Amendments and Endorsements. On the Restatement Effective Date, the Collateral Agent shall have received fully executed counterparts of amendments (the "Mortgage Amendments") in form and substance reasonably satisfactory to the Administrative Agent, to each of the Mortgages, which are necessary or, in the reasonable opinion of the Collateral Agent, desirable to effectively maintain a valid and enforceable first priority mortgage lien on each Mortgaged Property (subject to Permitted Encumbrances) in favor of the Collateral Agent (or such other trustee as may be required or desired under local law) for the benefit of the Secured Creditors and arrangements satisfactory to the Collateral Agent shall be in place to provide that counterparts of each Mortgage Amendment shall be recorded on the Restatement Effective Date or within two Business Days thereafter.

     5.13 Litigation. On the Restatement Effective Date, no litigation by any entity (private or governmental) shall be pending or threatened with respect to this Agreement, or any documentation executed in connection herewith or with respect to the transactions contemplated hereby, or which the Administrative Agent or Required Banks shall reasonably determine could reasonably be expected to have a materially adverse effect on the transactions contemplated hereby or on the business, assets, liabilities, operations, properties, condition (financial or otherwise) or prospects of Holdings and its Subsidiaries taken as a whole.

     5.14 Fees, etc. On the Restatement Effective Date, the US Borrower shall have paid in full to the Administrative Agent and the Banks all costs, fees and expenses (including, without limitation, all reasonable out-of-pocket legal fees and expenses) payable to the Administrative Agent and the Banks to the extent then due pursuant hereto or as otherwise agreed between Holdings and the Administrative Agent.

     5.15 Approvals. All necessary governmental and material third party approvals in connection with the transactions contemplated hereby shall have been obtained and remain in effect. Additionally, there shall not exist any judgment, order, injunction or other restraint issued or filed or a hearing seeking injunctive relief or other restraint pending or notified prohibiting or imposing materially adverse conditions upon the consummation of the transactions contemplated hereby, the making of the Loans or the issuance of Letters of Credit.

     5.16 Financial Statements; Projections; Management Letter Reports. On or prior to the Restatement Effective Date, the Administrative Agent shall have received (i) the pro forma (after giving effect to the transactions contemplated hereby) consolidated balance sheet of Holdings and its Subsidiaries as of March 31, 2001 and (ii) projections of Holdings and its Subsidiaries as of March 31, 2001, all of which pro forma balance sheet and projections shall be in form and substance reasonably satisfactory to the Administrative Agent.

     5.17 Senior Subordinated Note Indenture. On the Restatement Effective Date, the US Borrower shall have delivered to the Administrative Agent a certificate of its chief financial officer demonstrating in reasonable detail that the full amount of the Loans to be incurred pursuant to this Agreement may be incurred on the Restatement Effective Date in accordance with, and will not violate any provisions of, the Senior Subordinated Note Indenture.

     5.18 Notice of Borrowing; Letter of Credit Request. (a) Prior to the making of each Loan, the Administrative Agent shall have received a Notice of Borrowing meeting the requirements of Section 1.03.

     (b) Prior to the issuance of each Letter of Credit, the Issuing Bank shall have received a Letter of Credit Request meeting the requirements of Section 2.02.

     SECTION 6. Representations and Warranties. In order to induce the Banks to enter into this Agreement and to make the Loans, and issue (or participate in) the Letters of Credit as provided herein, each of Holdings and each Borrower makes the following representations and warranties, on behalf of itself and its Subsidiaries, in each case after giving effect to the transactions contemplated hereby on the Restatement Effective Date, with the occurrence of each Credit Event on or after the Restatement Effective Date being deemed to constitute a representation and warranty that the matters specified in this Section 6 are true and correct in all material respects on and as of the Restatement Effective Date and on the date of each such Credit Event (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date):

     6.01 Status. Each of Holdings, each Borrower and each of their Subsidiaries
(i) is a duly organized and validly existing corporation or other entity in good standing under the laws of the jurisdiction of its organization, except where the failure to be in good standing, so organized or existing, could not reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities or condition (financial or otherwise) of Holdings and its Subsidiaries taken as a whole, (ii) has the corporate or other power and authority to own its property and assets and to transact the business in which it is engaged and presently proposes to engage and (iii) is duly qualified and is authorized to do business and is in good standing in each jurisdiction where the conduct of its business requires such qualifications except for failures to be so qualified, have such authority or be in good standing, which, individually or in the aggregate, could not reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities or condition (financial or otherwise) of Holdings and its Subsidiaries taken as a whole.


     6.02 Power and Authority. Each Credit Party has the corporate or other power and authority to execute, deliver and perform the terms and provisions of each of the Credit Documents to which it is party and has taken all necessary corporate or other action to authorize the execution, delivery and performance by it of each such Credit Document. Each Credit Party has duly executed and delivered each of the Credit Documents to which it is party, and each such Credit Document constitutes the legal, valid and binding obligation of such Person enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (regardless of whether considered in proceedings in equity or at law) and an implied covenant of good faith and fair dealing.


     6.03 No Violation. Neither the execution, delivery or performance by any Credit Party of the Credit Documents to which it is a party, nor compliance by it with the terms and provisions thereof, (i) will contravene any provision of any applicable law, statute, rule or regulation or any applicable order, writ, injunction or decree of any court or governmental instrumentality, (ii) will conflict with, or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (except pursuant to the Security Documents) upon any of the properties or assets of Holdings or any of its Subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, credit agreement or loan agreement, or any other material agreement, contract or instrument, to which Holdings or any of its Subsidiaries is a party or by which it or any of its property or assets is bound or to which it may be subject or (iii) will violate any provision of the certificate of incorporation or by-laws or other organizational documents, as applicable, of Holdings or any of its Subsidiaries.


     6.04 Governmental Approvals. No order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by, any governmental or public body or authority, or any subdivision thereof, is required (i) to authorize, or is required in connection with, the execution, delivery and performance of any Credit Document by any Credit Party or (ii) to ensure the legality, validity, binding effect or enforceability of any such Document with respect to any Credit Party, except (A) those which have been obtained or made prior to the Restatement Effective Date, (B) those the absence of which, either individually or in the aggregate, could not reasonably be expected to have a material adverse effect on either (x) the business, operations, property, assets, liabilities or condition (financial or otherwise) of Holdings and its Subsidiaries taken as a whole or (y) the rights or remedies of the Banks or the Administrative Agent or on the ability of Holdings or any of its Subsidiaries to perform their respective obligations hereunder and under the other Credit Documents to which they are, or will be, a party, (C) for filings and recordings required to perfect the security interests created under the Security Documents on the Restatement Effective Date, which filings and recordings will be made within 10 Business Days after the Restatement Effective Date or (D) required by laws affecting the offer and sale of securities generally in connection with the exercise by the Collateral Agent of certain of its remedies under the Pledge Agreements.


     6.05 Financial Statements;  Financial Condition;  Undisclosed  Liabilities.
(a) The consolidated statements of financial condition of Holdings and its Subsidiaries at September 30, 2000 and at March 31, 2001 and the related consolidated statements of income and cash flows of Holdings and its Subsidiaries for the fiscal year or six-month period, as the case may be, ended on such date, and furnished to the Banks prior to the Restatement Effective Date, present fairly (subject to normal year-end adjustments in the case of the March 31, 2001 financial statements) the consolidated financial condition of Holdings and its Subsidiaries at the date of such consolidated statements of financial condition and the consolidated results of the operations of Holdings and its Subsidiaries for the respective fiscal year or six-month period, as the case may be. All such consolidated financial statements have been prepared in accordance with generally accepted accounting principles and practices consistently applied. The pro forma consolidated balance sheet of Holdings and its Subsidiaries as of March 31, 2001, a copy of which has heretofore been furnished to each Bank, presents a good faith estimate of the consolidated pro forma financial condition of Holdings and its Subsidiaries after giving effect to the transactions contemplated hereby. Since March 31, 2001, there has been no material adverse change in the business, operations, property, assets, liabilities or condition (financial or otherwise) of Holdings and its Subsidiaries taken as a whole.


     (b) On and as of the Restatement Effective Date, on a pro forma basis after giving effect to the transactions contemplated hereby and to all Indebtedness (including the Loans) being incurred or assumed on such date and Liens created by the Credit Parties in connection therewith, (x) the sum of the assets, at a fair valuation, of Holdings and its Subsidiaries (on a consolidated basis), the US Borrower and its Subsidiaries (on a consolidated basis) and of the US Borrower (on a stand-alone basis) will exceed their respective debts, (y) each of Holdings and its Subsidiaries (on a consolidated basis), the US Borrower and its Subsidiaries (on a consolidated basis) and the US Borrower (on a stand-alone basis) have not incurred and do not intend to incur, and do not believe that they will incur, debts beyond their ability to pay such debts as such debts mature and (z) each of Holdings and its Subsidiaries (on a consolidated basis), the US Borrower and its Subsidiaries (on a consolidated basis) and the US Borrower (on a stand-alone basis) has sufficient capital with which to conduct its business. For purposes of this Section 6.05(b) "debt" means any liability on a claim, and "claim" means (i) right to payment whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (ii) right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.

     (c) Except as fully disclosed in the financial statements delivered pursuant to Section 6.05(a), there were as of the Restatement Effective Date no liabilities or obligations with respect to Holdings or any of its Subsidiaries of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether or not due) which, either individually or in aggregate, could reasonably be expected to be materially adverse to Holdings and its Subsidiaries taken as a whole.

     6.06 Litigation. There are no actions, suits or proceedings pending or, to the best knowledge of Holdings or any Borrower, threatened (i) with respect to the transactions contemplated hereby or the Credit Documents or (ii) that could reasonably be expected to materially and adversely affect the business, operations, property, assets, liabilities or condition (financial or otherwise) of Holdings and its Subsidiaries taken as a whole.


     6.07 True and Complete Disclosure. Except to the extent set forth in the immediately succeeding sentence, all factual information (taken as a whole) furnished by or on behalf of Holdings or any of its Subsidiaries in writing to the Administrative Agent or any Bank (including, without limitation, all information contained in the Credit Documents) for purposes of or in connection with this Agreement, the other Credit Documents or any transaction contemplated herein or therein is true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any fact necessary to make such information (taken as a whole) not misleading in any material respect at such time in light of the circumstances under which such information was provided. The financial projections and other pro forma financial information contained therein are based on good faith estimates and assumptions believed by such Persons to be reasonable at the time made, it being recognized by the Administrative Agent and the Banks that projections as to future events are not to be viewed as facts or factual information and that actual results during the period or periods covered thereby may differ from the projected results.


     6.08 Use of Proceeds; Margin Regulations. (a) All proceeds of the Term Loans (other than Term Loans which shall be continued hereunder on the Restatement Effective Date) shall be used by the Borrower (i) to refinance the loans under the Existing Credit Agreement (to the extent not continued hereunder) and (ii) to pay fees and expenses related to thereto.


     (b) All proceeds of Revolving Loans may be used (i) for working capital and general corporate purposes (including, without limitation, Permitted Acquisitions and permitted repurchases of the Senior Subordinated Notes) and
(ii) to refinance the loans under the Existing Credit Agreement (to the extent not continued hereunder) and pay fees and expenses related thereto; provided that no more than $3,000,000 in the aggregate of Revolving Loans may be incurred on the Restatement Effective Date.

     (c) No part of the proceeds of any Loan will be used to purchase or carry any Margin Stock or to extend credit for the purpose of purchasing or carrying any Margin Stock. Neither the making of any Loan nor the use of the proceeds thereof nor the occurrence of any other Credit Event will violate or be inconsistent with the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System.


     6.09 Tax Returns and Payments. Each of Holdings, the Borrowers and each of their Subsidiaries has timely filed or caused to be timely filed (including pursuant to any valid extensions of time for filing) thereof with the appropriate taxing authority, all material returns, statements, forms and reports for taxes (the "Returns") required to be filed by or with respect to the income, properties or operations of each of Holdings, the Borrowers and their Subsidiaries, as the case may be. The Returns accurately reflect in all material respects all liability for taxes of Holdings, the Borrowers and their Subsidiaries for the periods covered thereby. Each of Holdings, the Borrowers and their Subsidiaries have paid all material taxes and assessments with respect to taxes payable by them which have become due other than those contested in good faith and for which adequate reserves have been established in accordance with generally accepted accounting principles. As of the Restatement Effective Date, there is no action, suit, proceeding, investigation, audit, or claim now pending or, to the best knowledge of Holdings, the Borrowers or any of their Subsidiaries, threatened in writing by any authority regarding any taxes relating to Holdings, the Borrowers or any of their Subsidiaries. As of the Restatement Effective Date, none of Holdings, the Borrowers or any of their Subsidiaries has entered into an agreement or waiver or been requested to enter into an agreement or waiver extending any statute of limitations relating to the payment or collection of any material taxes of Holdings, the Borrowers or any of their Subsidiaries. None of Holdings, the Borrowers or any of their Subsidiaries has provided, with respect to it or property held by it, any consent under
Section 341 of the Code.


     6.10 ERISA. (a) No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a material adverse effect on the business, operations, property, assets, liabilities or condition (financial or otherwise) of Holdings, any Borrower and their Subsidiaries taken as a whole. The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87), did not, except as noted below, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of such Plan, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of most recent financial statement reflecting such amounts, exceed the fair market value of the assets of all such underfunded Plans by more than $5,000,000.

     (b) Each Foreign Pension Plan has been maintained in substantial compliance with its terms and with the requirements of any and all applicable laws, statutes, rules and regulations. All contributions required to be made with respect to a Foreign Pension Plan have been timely made except to the extent that any failure to make such contribution on a timely basis will not result in a material adverse effect. Neither Holdings, any Borrower nor any of their Subsidiaries has incurred any obligation in connection with the termination of, or withdrawal from, any Foreign Pension Plan. Except as set forth on Schedule III, the present value of the accrued benefit liabilities (whether or not vested) under each Foreign Pension Plan required to be funded, determined as of the end of Holdings' and each Borrower's most recently ended fiscal year on the basis of the actuarial assumptions set forth in the most recent actuarial report for such plan, did not exceed the current value of the assets of such Foreign Pension Plan allocable to such benefit liabilities.

     6.11 The Security Documents. (a) The provisions of the Security Agreements are effective to create in favor of the Collateral Agent for the benefit of the Secured Creditors a legal, valid and enforceable security interest in, and/or Lien on, all right, title and interest of each Credit Party party thereto in the Security Agreement Collateral described therein that is, in the case of the US Security Agreement subject to Article 8 or 9 of the UCC or constitutes patents, trademarks or copyrights, and each Security Agreement (upon satisfaction of any filing or other requirements set forth therein and to the extent required thereby) creates a fully perfected first Lien on, and/or security interest in, all right, title and interest of such Credit Party in all of such Security Agreement Collateral, subject to no other Liens other than Permitted Liens.
Without limiting the generality of the foregoing, the recordation of the Assignment of Security Interest in U.S. Patents and Trademarks in the form attached to the US Security Agreement in the United States Patent and Trademark Office together with filings on Form UCC-1 made pursuant to the US Security Agreement will be effective, under applicable law, to perfect the security interest granted to the Collateral Agent in the trademarks and patents covered by the US Security Agreement.


     (b) The security interests created in favor of the Collateral Agent, as Pledgee, for the benefit of the Secured Creditors under the Pledge Agreement constitute (upon satisfaction of any filing or other requirements in respect of the Pledged Stock issued by any Foreign Subsidiary) first priority perfected security interests in the Pledged Securities (assuming, in respect of certificated Pledged Stock and Pledged Securities constituting promissory notes, the Collateral Agent's continuous possession thereof) described in the Pledge Agreement, subject to no security interests of any other Person (other than Liens permitted under Section 8.01(i)). Except as provided in the immediately preceding sentence, no filings or recordings are required in order to perfect (or maintain the perfection or priority of) the security interests created in the Pledged Securities and the proceeds thereof under the Pledge Agreement (other than filings of proper UCC-1 Financing Statements in respect of Pledged Securities constituting promissory notes, which filings have been made and other than as required in respect of Pledged Stock issued by Foreign Subsidiaries other than the Canadian Borrower and the UK Borrower).

     (c) Each of the Mortgages creates, as security for the obligations purported to be secured thereby, a valid, enforceable (upon satisfaction of any filing or other requirements set forth therein) and perfected security interest in and mortgage lien on the respective Mortgaged Property in favor of the Collateral Agent (or such other trustee as may be required or desired under local law) for the benefit of the Secured Creditors, superior to and prior to the rights of all third Persons and subject to no other Liens (except, in each case, Permitted Liens). Schedule IV contains a true and complete list of each material parcel of Real Property owned or leased by Holdings and its Subsidiaries on the Restatement Effective Date, and sets forth the type of interest therein held by Holdings or such Subsidiary.


     6.12 Properties. Each of Holdings, the US Borrower and each of its Subsidiaries has good and marketable title to all material properties owned by them, including all material property reflected in the consolidated balance sheets of Holdings referred to in Section 6.05(a) (except as sold or otherwise disposed of since the date of such balance sheets as permitted by this Agreement or the Credit Documents) clear of all Liens, other than (i) as referred to in the balance sheet or in the notes thereto or in the pro forma balance sheet or
(ii) Permitted Liens.


     6.13 Capitalization. On the Restatement Effective Date, the authorized capital stock of (i) Holdings shall consist of (x) 200,000 shares of common stock, $.01 par value per share, of which 102,088 were issued and outstanding as of March 31, 2001 and (y) 200,000 shares of preferred stock, $.01 par value per share, 45,000 of which shall be issued and outstanding and (ii) the US Borrower shall consist of 1,000 shares of common stock, $.01 par value per share, of which 100 shall be issued and outstanding and owned by Holdings. All such outstanding shares of capital stock have been duly and validly issued, are fully paid and nonassessable and are free of preemptive rights. Except as set forth on
Schedule V, neither Holdings nor any of its Subsidiaries has outstanding any securities convertible into or exchangeable for its capital stock or outstanding any rights to subscribe for or to purchase, or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its capital stock.


     6.14 Subsidiaries. Schedule VI lists each Subsidiary of Holdings, and the direct and indirect ownership interest of Holdings therein, in each case as of the Restatement Effective Date and after giving effect to the transactions contemplated hereby.


     6.15 Compliance with Statutes, etc. Each of Holdings and each of its Subsidiaries is in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property, except such noncompliance as could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities or condition (financial or otherwise) of Holdings and its Subsidiaries taken as a whole.


     6.16 Investment Company Act. None of Holdings or any of its Subsidiaries is an "investment ------------------------ company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.


     6.17 Public Utility Holding Company Act. None of Holdings or any of its Subsidiaries is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.


     6.18 Environmental Matters. (a) Each of Holdings and each of its Subsidiaries has complied and is in compliance with all applicable Environmental Laws and the requirements of any permits issued under such Environmental Laws. There are no past, pending or, to the best knowledge of Holdings or any of its Subsidiaries, threatened Environmental Claims against Holdings or any of its Subsidiaries or any Real Property currently or, to the best knowledge of Holdings or any of its Subsidiaries, previously owned or operated by Holdings or any of its Subsidiaries. There are no facts, circumstances, conditions or occurrences on any Real Property currently owned or operated by Holdings or any of its Subsidiaries or, to the best knowledge of Holdings or any of its Subsidiaries, on any formerly owned or operated Real Property or any property adjoining or in the vicinity of any currently owned or operated Real Property that could reasonably be expected (i) to form the basis of an Environmental Claim against Holdings or any of its Subsidiaries or any currently owned or operated Real Property or (ii) to cause any such Real Property to be subject to any restrictions on the ownership, occupancy, use or transferability of such Real Property by Holdings or any of its Subsidiaries under any applicable Environmental Law.


     (b) Hazardous Materials have not at any time been generated, used, treated or stored on, or transported to or from, or Released on or from, any Real Property owned or operated by Holdings or any of its Subsidiaries except in compliance with all applicable Environmental Laws and as reasonably required in connection with the operation, use and maintenance of any such Real Property by Holdings' or such Subsidiary's business. There are not now any underground storage tanks owned or operated by Holdings or of its Subsidiaries located on any Real Property owned or operated by Holdings or any of its Subsidiaries.

     (c) Notwithstanding anything to the contrary in this Section 6.18, the representations made in this Section 6.18 shall only be untrue if the effect of the failures, noncompliance and other circumstances of the types described above, either individually or in the aggregate, could reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities or condition (financial or otherwise) of Holdings and its Subsidiaries taken as a whole.


     6.19 Labor Relations. None of Holdings or any of its Subsidiaries is engaged in any unfair labor practice that could reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities or condition (financial or otherwise) of Holdings and its Subsidiaries taken as a whole. There is (i) no unfair labor practice complaint pending against Holdings or any of its Subsidiaries or, to the best knowledge of Holdings or the US Borrower, threatened against any of them, before the National Labor Relations Board, and no significant grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement is so pending against Holdings or any of its Subsidiaries or, to the best knowledge of Holdings or the Borrower, threatened against any of them, (ii) no strike, labor dispute, slowdown or stoppage pending against Holdings or any of its Subsidiaries or, to the best knowledge of Holdings or the US Borrower, threatened against Holdings or any of its Subsidiaries and (iii) no union representation question exists with respect to the employees of Holdings or any of its Subsidiaries, except (with respect to any matter specified in clause (i), (ii) or (iii) above, either individually or in the aggregate) such as could not reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities or condition (financial or otherwise) of Holdings and its Subsidiaries taken as a whole.


     6.20 Intellectual Property. Each of Holdings and each of its Subsidiaries owns or possesses valid licenses or other legal rights to use all patents, trademarks, service marks, trade names, copyrights, trade secrets and other proprietary intellectual property rights necessary for the present and proposed conduct of its business, without any known conflict with the rights of others except, with respect to any matter specified in this Section 6.20, as could not reasonably be expected to result in a material adverse effect on the business, operations, property, assets, liabilities or condition (financial or otherwise) of Holdings and its Subsidiaries taken as a whole.


     6.21 Indebtedness. Schedule VII sets forth a true and complete list of all Indebtedness of Holdings and its Subsidiaries as of the Restatement Effective Date and which is to remain outstanding after giving effect to the consummation of the transactions contemplated hereby (excluding Indebtedness permitted under
Section 8.04, other than clause (ii) thereof, all such non-excluded Indebtedness, the "Existing Indebtedness"), in each case showing the aggregate principal amount thereof and the name of the respective borrower and any other entity which directly or indirectly guaranteed such debt.


     6.22 Senior Subordinated Notes. The subordination provisions contained in the Senior Subordinated Notes are enforceable against the holders thereof subject to the effects of bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (regardless of whether enforcement is sought in equity or at law) and an implied covenant of good faith and fair dealing. As of the
Restatement Effective Date and after giving effect to the transactions contemplated hereby, all Obligations of the Borrowers are within the definition of "Senior Debt" (as defined in the Senior Subordinated Note Documents).

     6.23 Insurance. Set forth on Schedule VIII hereto is a true, correct and complete list of all material insurance carried by each Credit Party on and as of the Restatement Effective Date.

     SECTION 7. Affirmative Covenants. Each of Holdings and each of the Borrowers hereby covenants and agrees for itself and each of its Subsidiaries that on and after the Restatement Effective Date and thereafter for so long as this Agreement is in effect and until the Total Commitment and all Letters of Credit have terminated and the Loans, Notes and Unpaid Drawings, together with all accrued but unpaid interest, Fees and other Obligations, are paid in full:

     7.01 Information Covenants. Holdings will furnish to the Administrative Agent (which shall promptly distribute a copy to each Bank):


     (a) Monthly Financial Statements. As soon as practicable, and in any event within 45 days after the close of each monthly accounting period of each fiscal year (other than the last monthly accounting period in any fiscal quarter and fiscal year), the consolidated balance sheet of Holdings and its Subsidiaries as at the end of each such monthly accounting period and the related consolidated statement of income and the related consolidated statement of cash flows for each such monthly accounting period and for the elapsed portion of the fiscal year ended with the last day of each such monthly accounting period, setting forth comparative figures for the corresponding monthly accounting period in the prior fiscal year.


     (b) Quarterly Financial Statements. Within 45 days after the close of the first three quarterly accounting periods in each fiscal year of Holdings, the consolidated balance sheet of Holdings and its Subsidiaries as at the end of each such quarterly accounting period and the related consolidated statement of income and the related consolidated statement of cash flows for each such quarterly accounting period and for the elapsed portion of the fiscal year ended with the last day of each such quarterly accounting period (other than the fourth quarterly accounting period), setting forth comparative figures for the related periods in the prior fiscal year, all of which shall be in reasonable detail and certified by the chief financial officer or treasurer of Holdings that they fairly present in all material respects the financial condition of Holdings and its Subsidiaries as of the dates indicated and the results of their operations and changes in their cash flows for the periods indicated, subject to normal year-end audit adjustments and shall be accompanied by a management narrative of the results of operations and financial condition with respect to such period.


     (c) Annual Financial Statements. Within 90 days after the close of each fiscal year of Holdings, the consolidated balance sheet of Holdings and its Subsidiaries as at the end of such fiscal year and the related consolidated statement of income and the related consolidated statement of cash flows for such fiscal year setting forth comparative figures for the preceding fiscal year and certified by any of the "big five" independent certified public accountants or such other independent certified public accountants of recognized national standing reasonably acceptable to the Administrative Agent, together with a report of such accounting firm stating that in the course of its regular audit of the financial statements of Holdings, each Borrower and each of their Subsidiaries, which audit was conducted in accordance with generally accepted auditing standards, such accounting firm obtained no knowledge of any Event of Default which has occurred and is continuing under Sections 8.07 through 8.10, inclusive, or, if in the opinion of such accounting firm such an Event of Default has occurred and is continuing, a statement as to the nature thereof and shall be accompanied by a management discussion and analysis of the results of operations and financial condition with respect to such period.


     (d) Budgets. No later than 60 days after the first day of each fiscal year of Holdings, a budget in form reasonably satisfactory to the Administrative Agent (including budgeted statements of income and cash flows and balance sheets) prepared by Holdings for (x) each quarterly accounting period in such fiscal year prepared in detail and (y) such fiscal year prepared in summary form, in each case, of Holdings and its Subsidiaries on a consolidated basis, accompanied by the statement of the chief financial officer or treasurer of Holdings to the effect that, to the best of such officer's knowledge, the budget is a reasonable good faith estimate of the period covered thereby. Additionally, within 60 days after the consummation of each Permitted Acquisition, a budget in the form described above for the business, division or Person acquired pursuant to such Permitted Acquisition.


     (e) Officers' Certificates. At the time of the delivery of the financial statements provided for in Section 7.01(b) and (c), a certificate of the chief financial officer or treasurer of Holdings to the effect, to the best of such officer's knowledge after due inquiry, that no Default or Event of Default has occurred and is continuing or, if any Default or Event of Default has occurred and is continuing, specifying the nature and extent thereof, which certificate shall (x) set forth the calculations required to establish whether Holdings and its Subsidiaries were in compliance with the provisions of Sections 8.03, 8.04,
8.05 and 8.07 through 8.10, inclusive, at the end of such fiscal quarter or year, as the case may be and (y) if delivered with the financial statements required by Section 7.01(c), set forth the amount of (and the calculations required to establish) Excess Cash Flow for the respective Excess Cash Payment Period.


     (f) Management Letters. Promptly after Holdings', or any of its Subsidiaries' receipt thereof, a copy of any "management letter" received by Holdings, or such Subsidiary from its certified public accountants and the management's responses thereto.


     (g) Notice of Default or Litigation. Promptly, and in any event within five Business Days after an officer of Holdings or any of its Subsidiaries obtains knowledge thereof, notice of (i) the occurrence of any event which constitutes a Default or an Event of Default (provided such Default or Event of Default is continuing) and (ii) any litigation or governmental investigation or proceeding pending or threatened (x) against Holdings or any of its Subsidiaries which could reasonably be expected to materially and adversely affect the business, operations, property, assets, liabilities or condition (financial or otherwise) of Holdings and its Subsidiaries taken as a whole or (y) with respect to any Credit Document.


     (h) Other Reports and Filings. Promptly, copies of all financial information, proxy materials and other information and reports, if any, which Holdings or any of its Subsidiaries shall file with the Securities and Exchange Commission or any successor thereto (the "SEC") or deliver to holders of its Indebtedness having an outstanding principal amount (or upon the utilization of any unused commitments may have an outstanding principal amount) in excess of $10,000,000 pursuant to the terms of the documentation governing such
Indebtedness (or any trustee, administrative agent or other representative therefor) (but excluding administrative and other immaterial notices pursuant to such Indebtedness documentation) and not otherwise required to be delivered hereunder.


     (i) Environmental Matters. Promptly upon, and in any event within 30 Business Days after, an executive, financial or compliance officer of Holdings or any of its Subsidiaries obtains knowledge thereof, notice of one or more of the following environmental matters, unless such environmental matters could not, individually or when aggregated with all other such environmental matters, be reasonably expected to materially and adversely affect the business, operations, property, assets, liabilities or condition (financial or otherwise) of Holdings and its Subsidiaries taken as a whole, provided that in any event Holdings and its Subsidiaries shall deliver to the Administrative Agent all material notices relating to such matters received by Holdings or any of its Subsidiaries from any government or governmental agency under, or pursuant to,
CERCLA:


          (i) any pending or threatened (in writing) Environmental Claim against Holdings or any of its Subsidiaries or any Real Property owned or operated by Holdings or any of its Subsidiaries;


          (ii) any condition or occurrence on, or arising from, any Real Property owned or operated by Holdings or any of its Subsidiaries that (a) results in noncompliance by Holdings or any of its Subsidiaries with any applicable Environmental Law or (b) could reasonably be expected to form the basis of an Environmental Claim against Holdings or any of its Subsidiaries or any such Real Property;


          (iii) any condition or occurrence on any Real Property owned or operated by Holdings or any of its Subsidiaries that could reasonably be expected to cause such Real Property to be subject to any restrictions on the ownership, occupancy, use or transferability by Holdings or any of its Subsidiaries of such Real Property under any Environmental Law; and


          (iv) the taking of any removal or remedial action in response to the actual or alleged presence of any Hazardous Material on any Real Property owned or operated by Holdings or any of its Subsidiaries as required by any Environmental Law or any governmental or other administrative agency.


          All such notices shall describe in reasonable detail the nature of the Environmental Claim, condition, occurrence or removal or remedial action and Holdings', or such Subsidiary's response thereto.

          (j) Annual Meetings with Banks. At the request of the Administrative Agent, Holdings shall, once during each fiscal year, hold a meeting (at a mutually agreeable location and time) with all of the Banks at which meeting the financial results of the previous fiscal year and the financial condition of Holdings and its Subsidiaries and the budgets presented for the current fiscal year shall be reviewed.


     (k) Promptly upon the acquisition thereof, notice of the acquisition by Holdings or any Subsidiary of Real Property having a fair market value of $2,500,000 or more.


     (l) Promptly upon the occurrence thereof, notice of any change in the Annexes of the Security Agreements and Pledge Agreements, in each case providing reasonable detail of such change which would affect the perfection of the security interest in the Collateral thereunder.


     (m) Other Information. From time to time, such other information or documents (financial or otherwise) with respect to Holdings or any of its Subsidiaries as the Administrative Agent or any Bank may reasonably request in writing.


     7.02 Books, Records and Inspections. Holdings will, and will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries in conformity with generally accepted accounting principles (or the comparable foreign equivalent thereof) and all requirements of law shall be made of all material dealings and transactions in relation to its business and activities. Holdings will, and will cause each of its Subsidiaries to, permit officers and designated representatives of the Administrative Agent or any Bank to visit and inspect, during regular business hours and under guidance of officers of Holdings or such Subsidiary, any of the properties of Holdings or any of its Subsidiaries, and, subject to the foregoing requirements, to examine the books of account of Holdings and any of its Subsidiaries and discuss the affairs, finances and accounts of Holdings and any of its Subsidiaries with, and be advised as to the same by, its and their officers and independent accountants, all at such reasonable times and intervals, upon such reasonable notice and to such reasonable extent as the Administrative Agent or such Bank may request.


     7.03 Maintenance of Property; Insurance. (a) Holdings and the Borrowers will, and will cause each of their Subsidiaries to, (i) keep all material property necessary and useful in its business in good working order and condition, (ii) maintain insurance on its property with reputable and solvent insurance companies in at least such amounts and against at least such risks as is consistent and in accordance with industry practice and (iii) furnish to each Bank, upon written request, full information as to the insurance carried.


     (b) Holdings will, and will cause each of its Subsidiaries to, at all times keep their respective property in which a Lien has been granted to the Collateral Agent insured in favor of the Collateral Agent, and all policies (including the Mortgage Policies) or certificates (or certified copies thereof) with respect to such insurance (and any other insurance maintained by Holdings or any such Subsidiary) (i) shall be endorsed to the Collateral Agent's reasonable satisfaction for the benefit of the Collateral Agent (including, without limitation, by naming the Collateral Agent as loss payee (with respect to Collateral) or, to the extent permitted by applicable law, as an additional insured), (ii) shall state that such insurance policies shall not be canceled without 30 days' prior written notice thereof (or 10 days' prior written notice in the case of cancellation for the non-payment of premiums) by the respective insurer to the Collateral Agent and (iii) shall be deposited with the Collateral Agent. Notwithstanding the foregoing, if the Collateral Agent receives insurance proceeds which are not required to be applied to repay the Term Loans pursuant to Section 4.02(g), such proceeds shall be distributed to Holdings or its applicable Subsidiary, as the case may be.


     (c) If Holdings or any of its Subsidiaries shall fail to maintain all insurance in accordance with this Section 7.03, or if Holdings or any of its Subsidiaries shall fail to so endorse and deposit all policies or certificates with respect thereto, the Administrative Agent and/or the Collateral Agent shall have the right (but shall be under no obligation), upon notice to Holdings and the US Borrower, to procure such insurance, and Holdings and the US Borrower agree to reimburse the Administrative Agent or the Collateral Agent, as the case may be, for all reasonable out-of-pocket costs and expenses of procuring such insurance.


     7.04 Franchises, etc. Holdings will, and will cause each of its Subsidiaries to, do or cause to be done all things necessary to preserve and keep in full force and effect its existence and its material rights, franchises, licenses and, to the extent required by the Security Agreement, trademarks, copyrights and patents; provided, however, that nothing in this Section 7.04 shall prevent (i) transactions permitted by Section 8.02 or (ii) the withdrawal by Holdings or any of its Subsidiaries of qualification as a foreign corporation in any jurisdiction where such withdrawal could not reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities or condition (financial or otherwise) of Holdings and its Subsidiaries taken as a whole.


     7.05 Compliance with Statutes, etc. Holdings will, and will cause each of its Subsidiaries to, comply with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property, except such noncompliance as could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities or condition (financial or otherwise) of Holdings and its Subsidiaries taken as a whole.


     7.06 Compliance with Environmental Laws. (a) (i) Holdings will comply, and will use its best efforts to cause each of its Subsidiaries to comply, with all Environmental Laws applicable to the ownership or use of its Real Property now or hereafter owned or operated by Holdings or any of its Subsidiaries, will promptly pay or cause to be paid all costs and expenses incurred in connection with such compliance, and will keep or cause to be kept all such Real Property free and clear of any Liens imposed pursuant to such Environmental Laws and (ii) neither Holdings nor any of its Subsidiaries will generate, use, treat, store, release or dispose of, or permit the generation, use, treatment, storage, release or disposal of Hazardous Materials on any Real Property now or hereafter owned or operated by Holdings or any of its Subsidiaries, or transport or permit the transportation of Hazardous Materials to or from any such Real Property, except to the extent that the failure to comply with the requirements specified in clause (i) or (ii) above, either individually or in the aggregate, could not reasonably be expected to result in liability under Environmental Laws that could have a material adverse effect on the business, operations, property, assets, liabilities or condition (financial or otherwise) of Holdings and its Subsidiaries taken as a whole. If required to do so under any applicable legally binding directive or order of any governmental agency, Holdings and the Borrowers agree to undertake, and cause each of their Subsidiaries to undertake, to the extent required under applicable Environmental Laws, any clean up, removal, remedial or other action necessary to remove and clean up any Hazardous Materials from any Real Property owned or operated by Holdings or any of its Subsidiaries in accordance with the requirements of all applicable Environmental Laws and in accordance with such legally binding orders and directives of all governmental authorities, except to the extent that (x) Holdings or such
Subsidiary is contesting such order or directive in good faith and by appropriate proceedings and for which adequate reserves have been established to the extent required by generally accepted accounting principles or (y) the failure to take any such action could not reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities or condition (financial or otherwise) of Holdings and its Subsidiaries taken as a whole.

     (b) At the written request of the Administrative Agent or the Required Banks, at any time and from time to time as is reasonable after (i) the Obligations have become due and payable pursuant to Section 9 or (ii) the Banks receive notice under Section 7.01(i) for any event for which notice is required to be delivered with respect to conditions at any Real Property, Holdings and the US Borrower will provide, at their sole cost and expense, an environmental site assessment report of reasonable scope and expense concerning any relevant Real Property now or hereafter owned or operated by Holdings or any of its Subsidiaries, prepared by an environmental consulting firm approved by the Administrative Agent in its reasonable discretion, indicating the presence or absence of Hazardous Materials and the potential cost of any removal or remedial action in connection with any Hazardous Materials on such Real Property. If Holdings and the US Borrower fail to provide the same within 45 days after such request was made, the Administrative Agent may order the same, and Holdings and the US Borrower, to the extent Holdings and the US Borrower have the authority to do so, shall grant and hereby grants, to the Administrative Agent and the Banks and their Administrative Agents, access to such Real Property and specifically grants the Administrative Agent and the Banks an irrevocable non-exclusive license, subject to the rights of tenants, to undertake such an assessment, all at Holdings and the US Borrower's expense.

     7.07 ERISA. The relevant Borrower will furnish to the Administrative Agent prompt written notice of the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability to one or more of Holdings, any Borrower and any of their Subsidiaries in an aggregate amount exceeding $1,500,000. Each notice delivered under this Section 7.07 shall be accompanied by a statement of an Authorized Officer of the relevant Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

     7.08 End of Fiscal Years; Fiscal Quarters. Holdings will cause (i) each of its, and each of its material Subsidiaries' (including, without limitation, each Credit Party's), fiscal years to end on September 30 and (ii) each of such Person's fiscal quarters to end on December 31, March 31, June 30 and September 30.


     7.09 Performance of Obligations. Holdings will, and will cause each of its Subsidiaries to, perform all of its obligations under the terms of each mortgage, deed of trust, indenture, loan agreement or credit agreement and each other material agreement, contract or instrument by which it is bound, except such non-performances as could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities or condition (financial or otherwise) of Holdings and its Subsidiaries taken as a whole; provided that the failure to pay any Indebtedness shall not constitute a breach of this Section 7.09 unless it shall give rise to an Event of Default under Section 9.04.


     7.10 Payment of Taxes. Holdings will pay and discharge, and will cause each of its Subsidiaries to pay and discharge, all material taxes, assessments and governmental charges or levies imposed upon Holdings or its Subsidiaries or upon the income or profits of Holdings or its Subsidiaries, or upon any properties belonging to it, prior to the date on which penalties would otherwise attach thereto, and all lawful claims which, if unpaid, might become a lien or charge not otherwise permitted under Section 8.01(i) upon any properties of Holdings or any such Subsidiary; provided that neither Holdings nor any such Subsidiary shall be required to pay any such material tax, assessment, charge, levy or claim which is being contested in good faith and by proper proceedings so long as Holdings or any such Subsidiary maintains adequate reserves with respect thereto in accordance with generally accepted accounting principles.


     7.11 Additional Mortgages; Further Assurances. (a) At the request of the Administrative Agent or the Required Banks from time to time, Holdings and the Borrowers will, and will cause each of Holding's Subsidiaries to, grant to the Collateral Agent security interests and mortgages (an "Additional Mortgage") in any Real Property owned by Holdings, any Borrower or any of such Subsidiaries of any Borrower that is not covered by the original Mortgages and which is located in the United States, Canada, or the United Kingdom, and which individually has a fair market value of at least $2,500,000 (each such Real Property, an "Additional Mortgaged Property"). All such Additional Mortgages shall be granted pursuant to documentation reasonably satisfactory in form and substance to the Administrative Agent and shall constitute valid and enforceable perfected Liens superior to and prior to the rights of all third Persons and subject to no other Liens, except Permitted Liens and shall secure the Obligations of the relevant Credit Party under the Credit Documents. The Additional Mortgages or instruments related thereto shall be duly recorded or filed in such manner and in such places as are required by law to establish, perfect, preserve and protect the Liens in favor of the Collateral Agent required to be granted pursuant to the Additional Mortgages and all taxes, fees and other charges payable in connection therewith shall be paid in full. Notwithstanding anything to the contrary contained above in this Section 7.11(a), in connection with any (x) Leasehold that has been designated as an Additional Mortgaged Property, none of Holdings, the Borrowers, or any such Subsidiaries shall be required to grant an Additional Mortgage therein to the extent that such a grant is prohibited by the applicable lease (and the lessor thereunder or its mortgagees has not consented thereto) and (y) Real Property that has been designated as an Additional Mortgaged Property, none of Holdings, the Borrowers, or any such Subsidiaries shall be required to grant an Additional Mortgage therein to the extent that such a grant is prohibited by the terms of any document evidencing a prior Lien thereon to the extent permitted under Section 8.01(i), (vii), (viii), (ix), or (xxi) (and the senior lienholder has not consented thereto).


     (b)  Holdings  and the  Borrowers  will,  and  will  cause  each  of  their
Subsidiaries   to,  at  the  expense  of  Holdings,   such   Borrower  and  such
Subsidiaries, make, execute, endorse, acknowledge, file and/or deliver to the Collateral Agent from time to time such conveyances, financing statements, transfer endorsements, powers of attorney, certificates, and other assurances or instruments and take such further steps relating to the Collateral covered by any of the Security Documents as the Collateral Agent may reasonably require to ensure the validity, enforceability, perfection or priority of the Collateral Agent's security interest in the Collateral or to enable the Collateral Agent to realize or exercise the rights and benefits intended to be created by the Security Documents. Furthermore, Holdings and the Borrowers shall cause to be delivered to the Collateral Agent such opinions of counsel, title insurance, title endorsements, appraisals, surveys and other related documents as may be reasonably requested by the Collateral Agent to assure itself that this Section
7.11 has been complied with.

     (c) In the event the Administrative Agent or the Required Banks reasonably determine the following are required or advisable under applicable law or regulation, Holdings shall, and shall cause each of its Subsidiaries to, obtain real estate appraisals with respect to each Mortgaged Property, which real estate appraisal shall follow the valuation procedures set forth in 12 CFR, Part 34 - Subpart C, and shall otherwise be in form and substance reasonably satisfactory to the Administrative Agent.


     (d)  Holdings  and the  Borrowers  agree that each action  required by this
Section 7.11 shall be completed as soon as possible, but in no event later than 90 days after such action is requested in writing to be taken by the Administrative Agent or the Required Banks.


     7.12 Foreign Subsidiaries Security. (a) If following a change in the relevant sections of the Code or the regulations, rules, rulings, notices or other official pronouncements issued or promulgated thereunder, counsel for Holdings reasonably acceptable to the Administrative Agent, within 30 days after a request from the Administrative Agent or the Required Banks, does not deliver evidence mutually satisfactory to Holdings and the Administrative Agent that, with respect to any Foreign Subsidiary of Holdings which (x) the Administrative Agent or the Required Banks determine to be material to the business of Holdings and its Subsidiaries taken as a whole and (y) has not already had all of its stock pledged pursuant to a Pledge Agreement, (i) a pledge of 66-2/3% or more of the total combined voting power of all classes of capital stock of such Foreign Subsidiary entitled to vote and (ii) the entering into by such Foreign
Subsidiary of a guaranty in substantially the form of the US Subsidiary Guaranty, with such changes as are required to comply with local law (the "Foreign Subsidiary Guaranty"), in any such case, would cause the undistributed earnings of such Foreign Subsidiary as determined for Federal income tax purposes to be treated as a deemed dividend to such Foreign Subsidiary's United States parent for Federal income tax purposes in each case as a result of such Foreign Subsidiary pledging its assets (directly or indirectly) to secure the Obligations of each Borrower (including, without limitation, the US Borrower) and each Subsidiary under the Credit Documents and the obligations of each Borrower (including, without limitation, the US Borrower) under any Interest Rate Protection Agreement or Other Hedging Agreement, then in the case of a failure to deliver the evidence described in clause (i) above, that portion of such Foreign Subsidiary's outstanding capital stock not theretofore pledged pursuant to a Pledge Agreement shall be pledged to the Collateral Agent pursuant to a Pledge Agreement (or another pledge agreement in substantially similar form, if needed), and in the case of a failure to deliver the evidence described in clause (ii) above, such Foreign Subsidiary shall execute and deliver the Foreign Subsidiary Guaranty (or another guaranty in substantially similar form, if needed), guaranteeing the Obligations of each Borrower (including without limitation, the US Borrower) and each Subsidiary of the US Borrower under the Credit Documents and the obligations of the US Borrower and each Subsidiary of the US Borrower under any Interest Rate Protection Agreement or Other Hedging Agreement to the extent that the entering into of the Foreign Subsidiary Guaranty, the pledge of the additional shares of capital stock and the amendment to such Security Documents (i) is permitted by the laws of the respective foreign jurisdiction, (ii) is commercially reasonable and (iii) would not, in the reasonable opinion of Holdings and the Administrative Agent, result in any adverse tax consequences to Holdings or its Subsidiaries, and with all documents delivered pursuant to this Section 7.12(a) to be in form and substance reasonably satisfactory to the Administrative Agent and the Required Banks.


     (b) Within 30 days of any request from the Administrative Agent or the Required Banks (which requests may be made at any time and from time to time), Holdings shall, in respect of each CTB Subsidiary of Holdings which (x) the Administrative Agent or the Required Banks reasonably determine to be material to the business of Holdings and its Subsidiaries taken as a whole and (y) has not already had all of its stock pledged pursuant to the Pledge Agreement, cause such CTB Subsidiary's outstanding capital stock not theretofore pledged pursuant to the US Pledge Agreement to be pledged to the Collateral Agent pursuant to the US Pledge Agreement (or another pledge agreement in substantially similar form, if needed) and to enter into a guaranty in substantially the form of the Subsidiary Guaranty, with such changes as are required to comply with local law (the "CTB Subsidiary Guaranty") guaranteeing the Obligations of the US Borrower under the Credit Documents and the obligations of the US Borrower under any Interest Rate Protection or Other Hedging Agreement to the extent that the entering into of the CTB Subsidiary Guaranty, the pledge of such capital stock and the amendment to such Security Documents (i) is permitted by the laws of the respective foreign jurisdiction and (ii) is commercially reasonable, and with all documents delivered pursuant to this Section 7.12(b) to be in form and substance reasonably satisfactory to the Administrative Agent and the Required Banks.

     7.13 Ownership of Subsidiaries. Holdings will at all times ensure that each of its Subsidiaries remains as a Wholly-Owned Subsidiary except (i) to the extent that any such Subsidiary is merged, consolidated or liquidated in a transaction permitted by Section 8.02(v) or (vi) and (ii) for non-Wholly-Owned Subsidiaries acquired after the Restatement Effective Date pursuant to Section
8.05(xviii); provided that the US Borrower will at all times own (directly or indirectly) at least a majority of the voting and economic interests of each non-Wholly-Owned Subsidiary created or acquired after the Restatement Effective Date as permitted under Section 8.15, except to the extent any such Subsidiary is merged, consolidated or liquidated in a transaction permitted by Section 8.02(v) or (vi).


     7.14 Permitted Acquisitions. Subject to the provisions of this Section 7.14 and the requirements contained in the definition of Permitted Acquisition, the US Borrower and each of its Subsidiaries (to the extent that any such Subsidiary which is a Credit Party is able to, and does, grant a Lien to the Collateral Agent for the benefit of the Secured Creditors on and security interest in assets acquired thereby in connection with such Permitted Acquisition, but limited to 65% of the capital stock of any Foreign Subsidiary) may from time to time after the Restatement Effective Date effect Permitted Acquisitions, so long as


          (i) the Borrower shall have given the Administrative Agent and the Banks at least 10 Business Days' prior written notice of any Permitted Acquisition,


          (ii) no Default or Event of Default is in existence at the time of entering into a legally binding agreement to consummate such Permitted Acquisition or would result immediately after giving effect thereto and all representations and warranties contained herein or in the other Credit Documents shall be true and correct in all material respects with the same effect as though such representations and warranties were made on and as of the date of entering into a legally binding obligation to consummate such Permitted Acquisition (both before and after giving effect thereto), unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date,


          (iii) calculations are made by the US Borrower of compliance with the covenants contained in Sections 8.08, 8.09 and 8.10 (in each case, giving effect to the last sentence appearing therein) for the period of four consecutive fiscal quarters (taken as one accounting period) most recently ended prior to the date of such Permitted Acquisition for which financial statements are available (each, a "Calculation Period"), on a Pro Forma Basis as if the respective Permitted Acquisition (as well as all other Permitted Acquisitions theretofore consummated after the first day of such Calculation Period) had occurred on the first day of such Calculation Period and such recalculations shall show that such financial covenants would have been complied with if the Permitted Acquisition had occurred on the first day of such Calculation Period,


          (iv) the Total Unutilized Revolving Loan Commitment shall be at least $10,000,000 after giving effect to the respective Permitted Acquisition,


          (v) with respect to any Permitted Acquisition the aggregate consideration in connection with which is $10,000,000 or more, projections (it being recognized by the Administrative Agent and the Banks that projections as to future events are not to be viewed as facts or factual information and that actual results during the period or periods covered thereby may differ from the projected results) prepared by the US Borrower in good faith for the period from the date of the consummation of such Permitted Acquisition to the date which is one year thereafter shall reflect that the Credit Parties shall be in compliance with the covenants set forth in Sections 8.08, 8.09 and 8.10, inclusive for such period,


          (vi) the cash consideration payable in connection with the proposed Permitted Acquisition, when combined with the aggregate cash consideration paid in connection with all other Permitted Acquisitions consummated after the Restatement Effective Date and on or prior to the date of the consummation of the proposed Permitted Acquisition does not exceed (A) the sum of (x) $30,000,000, (y) the then Available Retained ECF Amount, and (z) the Available Equity Issuance Amount less (B) the Non-Qualified Permitted Earn-Out Amount, and

          (vii) Holdings shall have delivered to the Administrative Agent an officer's certificate executed by an Authorized Officer of Holdings, certifying to the best of his knowledge, compliance with the requirements of preceding clauses (i) through (vi) and containing the calculations required by preceding clauses (iii), (v) and (vi).


     7.15 Interest Rate Protection. The US Borrower shall no later than 90 days following the Restatement Effective Date enter into, and thereafter maintain, Interest Rate Protection Agreements, reasonably satisfactory to the Administrative Agent, with a term of at least two years from the Restatement Effective Date, establishing a fixed or maximum interest rate acceptable to the Administrative Agent in respect of at least 25% of the outstanding Term Loans.

     SECTION 8. Negative Covenants. Each of Holdings and each Borrower hereby covenants and agrees for itself and each of its Subsidiaries that on and after the Restatement Effective Date and until the Total Commitment and all Letters of Credit have terminated and the Loans, Notes and Unpaid Drawings, together with all accrued but unpaid interest, Fees and other Obligations, are paid in full:

     8.01 Liens. Holdings and the Borrowers will not, and will not permit any of their Subsidiaries to, create, incur, assume or suffer to exist any Lien upon or with respect to any property or assets (real or personal, tangible or intangible) of Holdings or any of its Subsidiaries, whether now owned or hereafter acquired, or sell any such property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets (including sales of accounts receivable with recourse to Holdings or any of its Subsidiaries), or assign any right to receive income, provided that the provisions of this Section 8.01 shall not prevent the creation, incurrence, assumption or existence of the following (Liens described below are herein referred to as "Permitted Liens"):


          (i) Liens for taxes, assessments or governmental charges or levies not yet due and payable or Liens for taxes, assessments or governmental charges or levies being contested in good faith and by appropriate proceedings for which adequate reserves have been established to the extent required by generally accepted accounting principles;


          (ii) Liens in respect of property or assets of Holdings or any of its Subsidiaries imposed by law, which were incurred in the ordinary course of business and do not secure Indebtedness, such as carriers', warehousemen's, materialmen's and mechanics' liens and other similar Liens arising in the ordinary course of business, and (x) which do not in the aggregate materially detract from the value of Holdings' or such Subsidiary's property or assets or materially impair the use thereof in the operation of the business of Holdings or such Subsidiary or (y) which are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to any such Lien;


          (iii) Liens in existence on the Restatement Effective Date which are listed, and the property subject thereto described, in Schedule IX, and any renewals or extensions of such Liens, provided that (x) the aggregate principal amount of the Indebtedness, if any, secured by such Liens does not increase from that amount outstanding at the time of any such renewal or extension and (y) any such renewal or extension does not encumber any additional assets or properties of Holdings or any of its Subsidiaries;


          (iv) Permitted Encumbrances;


          (v) Liens created pursuant to the Security Documents;


          (vi) leases or subleases granted to other Persons in the ordinary course of business not materially interfering with the conduct of the business of Holdings or any of its Subsidiaries;


          (vii) Liens upon assets subject to Capitalized Lease Obligations to the extent permitted by Section 8.04(iv) or (xvi), provided that (x) such Liens only serve to secure the payment of Indebtedness arising under such Capitalized Lease Obligation and (y) the Lien encumbering the asset giving rise to the Capitalized Lease Obligation does not encumber any other asset of Holdings or any of its Subsidiaries;


          (viii) Liens placed upon assets at the time of acquisition thereof by any Subsidiaries of Holdings or within 90 days thereafter to secure Indebtedness incurred to pay all or a portion of the purchase price thereof, provided that, in either case, (x) the aggregate outstanding principal amount of all Indebtedness secured by Liens permitted by this clause (viii) shall not at any time exceed the amount permitted under
     Section 8.04(iv) or (xvi) and (y) in all events, the Lien encumbering the assets so acquired does not encumber any other asset of Holdings or any of its Subsidiaries;


          (ix) any Lien existing on any property or asset prior to the acquisition thereof by Holdings or any of its Subsidiaries or existing on any property or asset of any Person that becomes a Subsidiary of Holdings after the date hereof prior to the time such Person becomes a Subsidiary of Holdings; provided that (i) such Lien was not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary of Holdings, (ii) such Lien shall not apply to any other property or assets of Holdings or any of its Subsidiaries and (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary of Holdings;


          (x) easements, rights-of-way, restrictions, encroachments and other similar charges or encumbrances, and minor title deficiencies, in each case not materially interfering with the conduct of the business of Holdings or any of its Subsidiaries;


          (xi) Liens arising from precautionary UCC financing statement filings or similar filings regarding operating leases;


          (xii) statutory and common law landlords' liens under leases to which Holdings or any of its Subsidiaries is a party;


          (xiii) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, utilities, performance and return-of-money bonds, contracts, Other Hedging Agreements and other similar obligations incurred in the ordinary course of business (exclusive of contracts and obligations in respect of the payment for borrowed money);


          (xiv) Liens in favor of customers and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;


          (xv) normal and customary rights of set-off upon deposits of cash in favor of banks and other depository institutions, and pledges of cash and marketable securities pursuant to the general business conditions of German banks;


          (xvi) any Subsidiaries of Holdings may sell or assign overdue accounts receivable in connection with the collection thereof in the ordinary course of business;


          (xvii) Foreign Subsidiaries may grant Liens on their assets to secure Indebtedness outstanding under Section 8.04(xii) or (xvi) or Section 8.05(vii) or (ix);


          (xviii)  Liens  on  assets  subject  to  sale-leaseback   transactions
     permitted under Section 8.02(xii);


          (xix) any  agreement not  otherwise  prohibited by this  Agreement not
     intended   to   create   a  Lien   but   containing   language   permitting
     recharacterization if such intention is disregarded;


          (xx) judgment Liens and Liens securing appeal bonds relating to judgments not giving rise to an Event of Default under Section 9.09 and encumbering assets with a fair market value not in excess of $3,000,000; and


          (xxi) Liens not otherwise permitted pursuant to this Section 8.01 which secure obligations permitted under this Agreement not exceeding $3,000,000 in the aggregate at any one time outstanding.


     8.02 Consolidation, Merger, Sale of Assets, etc. Holdings and the Borrowers will not, and will not permit any of their Subsidiaries to, wind up, liquidate or dissolve its affairs or enter into any transaction of merger or consolidation, or convey, sell, lease or otherwise dispose of (or agree to do any of the foregoing at any future time) all or any part of its property or assets, or enter into any sale-leaseback transactions, except that:


          (i) Subsidiaries of Holdings may make sales of inventory, equipment and other assets, including sales to other Subsidiaries, in the ordinary course of business;


          (ii) Subsidiaries of Holdings may make sales of assets,  provided that
     (x) each such sale results in consideration at least 75% of which (taking into account the amount of cash and the principal amount of any promissory notes received as consideration) shall be in the form of cash (provided that in lieu of cash such Subsidiary may receive, as consideration, assets which such Subsidiary would have been permitted to reinvest in under the terms of Section 4.02(e) if such Subsidiary had received cash consideration) and (y) the aggregate sale proceeds from all assets subject to such sales shall not exceed $7,500,000 in any fiscal year of Holdings;


          (iii) so long as no Event of Default has occurred and is continuing, Subsidiaries of Holdings may make sales of assets in the ordinary course of business, provided that (w) each such sale is made for fair market value (as determined in good faith by Holdings), (x) each such sale results in consideration at least 75% of which (taking into account the amount of cash and the principal amount of any promissory notes received as consideration) shall be in the form of cash (provided that in lieu of cash such Subsidiary may receive, as consideration, assets which such Subsidiary would have been permitted to reinvest in under the terms of Section 4.02(e) if such Subsidiary had received cash consideration), (y) in the case of each sale that results in consideration of $10,000,000 or more, (A) calculations are made by Holdings of compliance with covenants contained in Sections 8.08,
     8.09 and 8.10 (in each case, giving effect to the last sentence appearing therein) for the period of four consecutive quarters (taken as one accounting period) most recently ended prior to the date of such asset sale, on a pro forma basis as if such asset sale (as well as all other asset sales theretofore consummated after the first day of such period) had occurred on the first day of such period and such recalculations shall show that such financial covenants would have been complied with if such asset sale had occurred on the first day of such period, and (B) projections prepared by Holdings in good faith for the period from the date of the consummation of such asset sale to the date that is one year thereafter shall reflect that Holdings shall be in compliance with the covenants set forth in Sections 8.08, 8.09 and 8.10 for such period, and (z) the Net Cash Proceeds therefrom are either applied as provided in Section 4.02(e) or reinvested in assets to the extent permitted by Section 4.02(e) (it being understood and agreed that to the extent that the aggregate amount of Net Cash Proceeds from all assets subject to such sales exceeds $15,000,000 in any fiscal year of Holdings, such excess shall be applied as provided in
     Section 4.02(e) and without regard to the proviso contained therein);


          (iv) Subsidiaries of Holdings may lease (as lessor) or sublease real or personal property in the ordinary course of business;


          (v) any Foreign Subsidiary and any CTB Subsidiary of the US Borrower may be merged with and into, or be dissolved or liquidated into, or sell or otherwise transfer any of its assets to (x) the US Borrower or (y) any Wholly Owned Subsidiary of the US Borrower;

          (vi) any Domestic Subsidiary of the US Borrower may be merged with and into, or be dissolved or liquidated into, or transfer any of its assets to
     (x) the US Borrower or (y) any Wholly-Owned Domestic Subsidiary of the US Borrower;


          (vii) the US Borrower and its Wholly-Owned Subsidiaries may sell or otherwise transfer assets between or among one another in the ordinary course of business so long as the aggregate value of all such assets transferred in any fiscal year of the US Borrower does not exceed $5,000,000;


          (viii) the US Borrower and its Wholly-Owned Subsidiaries may sell or otherwise transfer inventory, raw materials and work-in-progress between or among one another in the ordinary course of business;


          (ix) Subsidiaries of Holdings may sell or discount accounts receivable in the ordinary course of business, but only in connection with the collection or compromise thereof;


          (x) Subsidiaries of Holdings may, in the ordinary course of business, license patents, trademarks, copyrights and know-how to third Persons or to the US Borrower or any of its Subsidiaries, so long as each such license does not prohibit the granting of a Lien to such Subsidiary in the intellectual property covered by such license;


          (xi) transactions permitted under Section 8.05 shall be permitted (including, without limitation, the purchase and sale of Cash Equivalents);


          (xii) Subsidiaries of Holdings may enter into sale-leaseback transactions in so long as the assets sold pursuant to this clause (xii) do not have a fair market value in excess of $10,000,000 in the aggregate and the Net Cash Proceeds therefrom are either applied as provided in Section 4.02(e) or reinvested in assets to the extent provided in Section 4.02(e);

          (xiii) Holdings and its Subsidiaries may liquidate any Inactive Subsidiary; and

          (xiv) the US Borrower may dispose of all or any portion of its Specialty Composites Division; provided that (x) each such sale is made for fair market value (as determined in good faith by Holdings), (y) each such sale results in consideration at least 75% of which (taking into account the amount of cash and the principal amount of any promissory notes received as consideration) shall be in the form of cash (provided that in lieu of cash such Subsidiary may receive, as consideration, assets which such Subsidiary would have been permitted to reinvest in under the terms of
     Section 4.02(e) if such Subsidiary had received cash consideration) and (z) the Net Cash Proceed therefrom are either applied as provided in Section 4.02(e) or reinvested in assets to the extent provided in Section 4.02(e).

     To the extent the Required Banks waive the provisions of this Section 8.02 with respect to the sale or other disposition of any Collateral, or any Collateral is sold or otherwise disposed of as permitted by this Section 8.02, such Collateral (unless transferred to a Credit Party or a Subsidiary thereof) shall in each case be sold or otherwise disposed of free and clear of the Liens created by the Security Documents and the Administrative Agent shall take such actions (including, without limitation, directing the Collateral Agent to take such actions) as are appropriate in connection therewith.

     8.03 Dividends. Holdings and the Borrowers will not, and will not permit any of their Subsidiaries to, authorize, declare or pay any Dividends with respect to Holdings or any of its Subsidiaries, except that:

          (i) any Subsidiary of the US Borrower may pay Dividends to (x) the US Borrower or (y) any Wholly-Owned Subsidiary of the US Borrower;

          (ii) the US Borrower may pay cash Dividends to Holdings in the amounts and at the times of any payment by Holdings in respect of taxes, provided that any refunds received by Holdings shall promptly be returned by Holdings to the US Borrower;

          (iii) the US Borrower may pay cash Dividends to Holdings in an amount not to exceed $1,000,000 in any fiscal year so long as the proceeds thereof are promptly used by Holdings to pay expenses in the ordinary course of business;

          (iv) (a) Holdings may redeem or purchase shares of its capital stock or other equity interests (or options to purchase its capital stock or other equity interests) held by management of Holdings or any of its Subsidiaries or employees following the termination of their employment (by death, disability, termination, resignation or retirement) or following a determination by management of Holdings in good faith that a hardship exists as to any member of management or any employee, provided that (x) the only consideration paid by Holdings in respect of such redemptions and/or purchases shall be cash and Shareholder Subordinated Notes, (y) the sum of (A) the aggregate amount paid by Holdings in cash in respect of all such redemptions and/or purchases plus (B) the aggregate amount of all principal and interest payments made on Shareholder Subordinated Notes, shall not exceed $5,000,000 in any fiscal year of Holdings (plus the amount available to be used pursuant to this clause (iv)(a)(y) in prior fiscal years and not so used, but in no event more than $7,500,000 in the aggregate after the Restatement Effective Date), provided that all such amounts shall be increased by (I) an amount equal to the net cash proceeds received by Holdings after the Restatement Effective Date from the sale or issuance of its equity interests (to the extent not required to be applied to repay Term Loans pursuant to Section 4.02(c), not used to effect a Permitted Acquisition and not applied to make Capital Expenditures pursuant to Section 8.07(b)) and (II) an amount equal to key man life insurance proceeds received by Holdings and its Subsidiaries after the Restatement Effective Date and (z) at the time of any cash payment permitted to be made pursuant to this Section 8.03(iv), including any cash payment under a Shareholder Subordinated Note, no Default or Event of Default shall then exist or result therefrom; and (b) so long as no Default or Event of Default then exists or would result therefrom, the US Borrower may pay cash Dividends to Holdings so long as Holdings promptly uses such proceeds for the purposes described in clause (iv)(a) of this Section 8.03 (including for the purpose of making interest or principal payments on any Shareholder Subordinated Note);

          (v) Holdings may pay Dividends on any outstanding Qualified Capital Stock (including any Qualified Capital Stock outstanding on the Restatement Effective Date) solely through the issuance of additional shares or units of Qualified Capital Stock of the same class, or through accrual or accretion, but not in cash;

          (vi) the Borrower may pay Dividends to Holdings to enable Holdings to make payments of the type referred to in Section 8.06(iv);

          (vii) the US Borrower may pay Dividends to Holdings to enable Holdings to make loans pursuant to Section 8.05(iii);

          (viii) the US Borrower may pay Dividends to Holdings to enable Holdings to make required payments on any Permitted Earn-Out Preferred Equity in accordance with the terms thereof;

          (ix)  non-Wholly-Owned  Subsidiaries of Holdings  acquired pursuant to
     Section 8.05(xviii) may pay Dividends, so long as any such Dividends are paid pro rata to all equity holdings of such Subsidiaries; and

          (x) Holdings and the US Borrower shall be permitted to pay Dividends consisting of shares of Qualified Capital Stock, provided that any such Dividends paid by the US Borrower shall be paid only to Holdings.

     8.04 Indebtedness. Holdings and the Borrowers will not, and will not permit any of their Subsidiaries to, contract, create, incur, assume or suffer to exist any Indebtedness, except:

          (i) Indebtedness incurred or continued pursuant to this Agreement and the other Credit Documents;


          (ii)  Existing  Indebtedness  to the  extent  the  same is  listed  on
     Schedule VII, and any refinancing or renewals thereof, provided that any such refinancing and renewals shall not exceed the principal amount of, and shall not mature before such Existing Indebtedness outstanding at the time of the refinancing or renewal thereof;


          (iii)   Permitted   Earn-Out  Debt  in  connection  with  a  Permitted
     Acquisition;


          (iv) Indebtedness evidenced by Capitalized Lease Obligations and purchase money Indebtedness of Holdings and its Subsidiaries (other than Cabot Intermediate), including any Indebtedness assumed in connection with the acquisition of assets, provided that in no event shall the aggregate principal amount of Capitalized Lease Obligations, and the principal amount of all such Indebtedness incurred or assumed in each case after the Restatement Effective Date, permitted by this clause (iv) exceed $7,500,000 at any time outstanding;


          (v) intercompany Indebtedness among Holdings and its Subsidiaries to the extent permitted by Section 8.05;


          (vi) Indebtedness of any Borrower under Interest Rate Protection Agreements required by Section 7.15 or entered into to protect such Borrower against fluctuations in interest rates in respect of the Obligations so long as management of such Borrower has determined that the entering into of such Interest Rate Protection Agreements are bona fide hedging activities;


          (vii) Indebtedness of Holdings and its Subsidiaries under Other Hedging Agreements providing protection against fluctuations in currency or commodity values in connection with the US Borrower or any of its Subsidiaries' operations so long as management of the US Borrower or such Subsidiary, as the case may be, has determined that the entering into of such Other Hedging Agreements are bona fide hedging activities;


          (viii) any Borrower may become liable as a guarantor with respect to obligations of any of the Subsidiaries of such Borrower, which obligations are otherwise permitted under this Agreement;


          (ix) Indebtedness in respect of those accounts receivable permitted to be sold or discounted pursuant to Section 8.02(ix);


          (x) Permitted Seller Notes not to exceed $25,000,000 in aggregate principal amount;


          (xi) Shareholder Subordinated Notes;


          (xii) Indebtedness of the UK Borrower under the Overdraft Facility in an aggregate outstanding principal amount not to exceed at the time of any incurrence thereunder the Pounds Sterling Equivalent of $5,000,000;


          (xiii) Indebtedness of the US Borrower under the Senior Subordinated Notes in an aggregate principal amount not to exceed $100,000,000 (less any repayments or prepayments of principal thereof) and Indebtedness of Holdings arising from the guaranty thereof as set forth in the Senior Subordinated Note Documents;


          (xiv) Indebtedness of the US Borrower and its Subsidiaries (other than Cabot Intermediate) under unsecured overdraft lines with commercial banks in the ordinary course of business and consistent with past practices, in an aggregate principal amount not to exceed $2,500,000 at any time;


          (xv) Permitted Refinancing Subordinated Indebtedness so long as (x) no Default or Event of Default then exists or would result therefrom and (y) the proceeds thereof are used, to promptly repurchase, redeem or otherwise retire outstanding Senior Subordinated Notes and/or applied to repay outstanding Term Loans as set forth in Section 4.02(d); and


          (xvi) additional Indebtedness of Subsidiaries of Holdings (other than Cabot Intermediate) not otherwise permitted under this Section 8.04 not to exceed $5,000,000 in aggregate principal amount at any time outstanding.


     Notwithstanding the foregoing, Holdings and the US Borrower will not incur any Indebtedness (other than Revolving Loans and Obligations in respect of Letters of Credit) in excess of $10,000,000 under the basket set forth in clause
(vii) of the  definition of Permitted  Indebtedness  in the Senior  Subordinated
Note Indenture.


     8.05 Advances, Investments, Loans, Purchase of Assets. Holdings and the Borrowers will not, and will not permit any of their Subsidiaries to, directly or indirectly, (w) lend money or credit or make advances to any Person, (x) purchase or otherwise acquire (in one or a series of related transactions) any part of the property or assets of any Person (including, without limitation, any stock, obligations or securities of, or any other interest in, any other Person, but excluding purchases or other acquisitions of inventory, materials, equipment and other tangible and intangible assets in the ordinary course of business),
(y) make any capital contribution to any other Person or (z) purchase or own a futures contract or otherwise become liable for the purchase or sale of currency or other commodities at a future date in the nature of a futures contract, except that the following shall be permitted:

          (i) Holdings and its Subsidiaries may acquire and hold accounts receivables owing to any of them, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary terms;


          (ii) Holdings and its Subsidiaries may acquire and hold cash and Cash Equivalents and Foreign Subsidiaries may make and own similar investments customary for countries in which they conduct business;


          (iii) Holdings and its Subsidiaries may (x) make loans and advances in the ordinary course of business to their respective employees so long as the aggregate principal amount thereof at any time outstanding (determined without regard to any write-downs or write-offs of such loans and advances) shall not exceed $1,000,000, (y) make loans and advances to their respective employees for the purpose of enabling such employees to pay tax liabilities arising as a result of (I) the vesting or acceleration of restricted stock or membership interests in Holdings, and (II) the exercise of options or warrants to purchase Holdings Common Stock so long as the aggregate principal amount thereof at any time outstanding (determined without regard to any write-downs or write-offs of such loans and advances) shall not exceed $1,000,000 and (z) make loans to members of management to fund their purchase of equity interests of Holdings so long as no cash is paid by Holdings or any of its Subsidiaries in connection therewith (or any cash so paid is promptly (and in any event within one Business Day) returned to Holdings or such Subsidiary);


          (iv) the Borrowers may enter into Interest Rate Protection Agreements to the extent permitted by Section 8.04(vi);


          (v) the US Borrower and its Subsidiaries may enter into Other Hedging Agreements to the extent permitted by Section 8.04(vii);


          (vi) investments in existence on the Restatement Effective Date in Subsidiaries of Holdings or listed on Schedule X shall be permitted, without giving effect to any additions thereto or replacements thereof;


          (vii) (A) any Subsidiary of the US Borrower may make intercompany loans to the US Borrower or to any Wholly-Owned Subsidiary of the US Borrower which is a Subsidiary Guarantor under a US Subsidiary Guaranty and the US Borrower may make intercompany loans to any Wholly-Owned Domestic Subsidiary of the US Borrower which is a Subsidiary Guarantor under a US Subsidiary Guaranty, (B) any Credit Party may make intercompany loans to any Wholly-Owned Subsidiary of the US Borrower which is not a Credit Party, provided that the aggregate outstanding principal amount of all such intercompany loans and intercompany investments made pursuant to this clause (B) shall not exceed $3,500,000 at any one time (determined without regard to any write-downs or write-offs of such loans), (C) any Foreign Subsidiary which is not a Credit Party may make intercompany loans to, or other investments in, any other Foreign Subsidiary, (D) the UK Borrower and its Subsidiaries organized under the laws of the United Kingdom may make intercompany loans, or other investments, among themselves, (E) the Canadian Borrower and its Subsidiaries organized under the laws of Canada may make intercompany loans, or other investments, among themselves, (F) the US Borrower and any of its Subsidiaries may make intercompany loans to, or other investments in, the UK Borrower, the Canadian Borrower and any of their Subsidiaries, provided that the aggregate principal amount of all such loans and intercompany investments made pursuant to this clause (F) shall not exceed $2,500,000 at any one time (determined without regard to any write-downs or write-offs of such loans) and (G) any Credit Party may make intercompany loans to, or other investments in, any Subsidiary of Holdings that is not a Credit Party provided that such Subsidiary promptly makes an intercompany loan to or other investment in, or applies such proceeds toward the repayment of an intercompany loan made by, any Credit Party in a corresponding amount no later than the fifth Business Day from the time such Subsidiary receives such intercompany loan or investment; and provided further, that if any such intercompany loan is evidenced by a promissory note or other instrument, such promissory note or instrument (other than the Swedish Note) shall be an Intercompany Note;


          (viii) so long as no Default under Section 9.01 or any Event of Default then exists or would result therefrom, the US Borrower and its Subsidiaries may make cash equity contributions to their Foreign Subsidiaries to the extent required to cause such Foreign Subsidiary to be in compliance with any local law capitalization requirements provided that the aggregate amount for all such contributions shall not exceed $2,500,000;


          (ix) the US Borrower and its Subsidiaries shall be permitted to make Capital Expenditures to the extent permitted under Section 8.07;


          (x) Holdings and its Subsidiaries may enter into transactions permitted under Section 8.02 and may acquire and hold promissory notes issued by the purchasers of assets sold in accordance with Section 8.02(ii), Section 8.02(iii) or Section 8.02(xiv);


          (xi) Holdings and its Subsidiaries may enter into guarantees to the extent permitted by Section 8.04;


          (xii) the US Borrower and any Subsidiary of the US Borrower (A) may make Permitted Acquisitions in accordance with the definition thereof,
     Section 7.14 and the other provisions of this Agreement and (B) make intercompany loans the proceeds of which are used to pay all or any portion of the cash consideration for any Permitted Acquisition;


          (xiii) Holdings and its Subsidiaries may hold investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;


          (xiv) investments of any Person existing at the time such Person becomes a Subsidiary of the Borrower or at the time such Person merges or consolidates with the US Borrower or any of its Subsidiaries, in either case, as the result of a Permitted Acquisition in compliance with the terms of this Agreement, provided that such investments were not made by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Subsidiary of the US Borrower or such merger or consolidation;


          (xv) the US Borrower may advance funds to Holdings to permit Holdings to make equity redemptions or repurchases of the type described in Section 8.03(iv) if such redemptions or repurchases take the form of redemptions or repurchases of equity interests in Holdings;


          (xvi) the Borrowers may make investments not otherwise permitted under this Section 8.05 in an amount not to exceed the then Available Retained ECF Amount;


          (xvii) Holdings may make capital contributions and/or loans to any Wholly-Owned Subsidiary in an amount equal to the amount of any indemnity proceeds received by Holdings in respect of any A-O Environmental Loss or A-O Respirator Loss (as such terms are respectively defined in the Cabot Acquisition Agreement); and


          (xviii) the US Borrower and its Subsidiaries may make additional advances, investments and loans after the Restatement Effective Date to the extent not otherwise permitted under this Section 8.05 (including, without limitation, joint venture investments) so long as the Unrecovered Amount of such advances, investments and loans does not exceed $4,000,000 in the aggregate (plus the proceeds of any equity issuance, to the extent such proceeds are not required to be applied to repay Term Loans pursuant to
     Section 4.02(c), not applied to make a Permitted Acquisition and not applied to make Capital Expenditures pursuant to Section 8.07(b)).


     8.06 Transactions with Affiliates. Holdings and the Borrowers will not, and will not permit any of their Subsidiaries to, enter into any transaction or series of related transactions, whether or not in the ordinary course of business, with any Affiliate of Holdings or any of its Subsidiaries, other than on terms and conditions substantially as favorable to Holdings, such Borrower or such Subsidiary as would reasonably be obtained by Holdings, such Borrower or such Subsidiary at that time in a comparable arm's-length transaction with a Person other than an Affiliate, except that:


     (i) Dividends may be paid to the extent provided in Section 8.03;


     (ii) transactions permitted under Section 8.02 shall be permitted;


     (iii) loans may be made and other transactions may be entered into by Holdings and its Subsidiaries to the extent permitted by Section 8.05;


     (iv) Holdings and the US Borrower may make payments under the Management Agreement as in effect on the Restatement Effective Date;


     (v) other transactions between or among Holdings and its Subsidiaries not involving any other Affiliate and not otherwise prohibited under this Agreement shall be permitted; and


     (vi) customary fees may be paid to members of the Board of Directors of Holdings and its Subsidiaries for their services as directors not in excess of fees paid to directors who are not Affiliates.

     8.07 Maximum Capital Expenditures. (a) Holdings and the Borrowers will not, and will not permit any of their Subsidiaries to, make any Capital Expenditures, except that the US Borrower and its Subsidiaries may make Capital Expenditures so long as the aggregate amount of such Capital Expenditures does not exceed $15,000,000 in any fiscal year. To the extent that the amount of Capital Expenditures (other than those described in clause (b) below) made by the US Borrower and its Subsidiaries during any year period set forth in the next preceding sentence is less than the amount applicable to the respective fiscal year set forth in such sentence (without giving effect to any increase in such amount as provided below in this clause (a)), the lesser of (x) such unused amount and (y) $7,500,000 (such lesser amount, the "Rollover Amount") may be carried forward and utilized by the US Borrower and its Subsidiaries to make additional Capital Expenditures in the immediately succeeding fiscal year, provided that no amount once carried forward to the next fiscal year may be carried forward to a fiscal year thereafter, and provided further, that Capital Expenditures made during any fiscal year shall be first deemed made in respect of the Rollover Amount and then deemed made in respect of the scheduled amount permitted for such fiscal year.


     (b) In addition to the Capital Expenditures permitted to be made pursuant to clause (a) of this Section 8.07, the US Borrower and its Subsidiaries may make Capital Expenditures (i) with the proceeds of an equity issuance, to the extent such proceeds are not required to be applied to repay Term Loans pursuant to Section 4.02(c), not applied to make a Permitted Acquisition, not applied to pay a Dividend under Section 8.03(iv) and not applied to make a permitted investment pursuant to Section 8.05(xviii), (ii) with the proceeds of Asset Sales to the extent such proceeds are not required to be applied to repay Term Loans pursuant to Section 4.02(e), (iii) to the extent that any Permitted Acquisition in accordance with Section 7.14 constitutes a Capital Expenditure,
(iv) with the proceeds of Recovery Events, (v) required pursuant to Section 7.06 and (vi) in an amount equal to the then Available Retained ECF Amount.

     8.08 Leverage Ratio. Holdings and the Borrowers will not permit the Leverage Ratio as of the last day of any Test Period ending on the last day of any fiscal quarter ending on a date set forth below to be more than the ratio set forth opposite such date below:


    Date                                                             Ratio
    ----                                                             -----
    September 30, 2001                                               4.50:1.00
    December 31, 2001                                                4.50:1.00
    March 31, 2002                                                   4.50:1.00
    June 30, 2002                                                    4.50:1.00
    September 30, 2002                                               4.50:1.00
    December 31, 2002                                                4.25:1.00
    March 31, 2003                                                   4.25:1.00
    June 30, 2003                                                    4.00:1.00
    September 30, 2003                                               4.00:1.00
    December 31, 2003                                                3.75:1.00
    March 31, 2004                                                   3.75:1.00
    June 30, 2004                                                    3.50:1.00
    September 30, 2004                                               3.50:1.00
    December 31, 2004                                                3.35:1.00
    March 31, 2005                                                   3.35:1:00

Notwithstanding anything to the contrary contained in this Agreement, all calculations of compliance with this Section 8.08 shall be made on a Pro Forma Basis.

     8.09 Interest Coverage Ratio. Holdings and the Borrowers will not permit the Interest Coverage Ratio for any Test Period ending on the last day of any fiscal quarter ending on a date set forth below to be less than the ratio set forth opposite such date below:


     Date                                                          Ratio
     ----                                                          -----
     September 30, 2001                                            2.00:1.00
     December 31, 2001                                             2.00:1.00
     March 31, 2002                                                2.00:1.00
     June 30, 2002                                                 2.00:1.00
     September 30, 2002                                            2.10:1.00
     December 31, 2002                                             2.20:1.00
     March 31, 2003                                                2.20:1.00
     June 30, 2003                                                 2.30:1.00
     September 30, 2003                                            2.30:1.00
     December 31, 2003                                             2.40:1.00
     March 31, 2004                                                2.40:1.00
     June 30, 2004                                                 2.50:1.00
     September 30, 2004                                            2.50:1.00
     December 31, 2004                                             2.60:1.00
     March 31, 2005                                                2.80:1.00

Notwithstanding anything to the contrary contained in this Agreement, all calculations of compliance with this Section 8.09 shall be made on a Pro Forma Basis.

     8.10 Fixed Charge Coverage Ratio. Holdings and the Borrowers will not permit the Fixed Charge Coverage Ratio for any Test Period ending on the last day of any fiscal quarter to be less than 1.00:1.00.

     Notwithstanding anything to the contrary contained in this Agreement, all calculations of compliance with this Section 8.10 shall be made on a Pro Forma Basis.

     8.11 Modifications of Certain Indebtedness; Modifications of Certificate of Incorporation, By-Laws and Certain Agreements; etc. Holdings and the Borrowers will not, and will not permit any of their Subsidiaries to:

          (i) make (or give any notice in respect of) any voluntary or optional payment or prepayment on or redemption or acquisition for value of, or any prepayment or redemption as a result of any change of control, asset sale or similar event of (1) after the issuance thereof, any Permitted Seller Notes, (2) after the issuance thereof, any of the Shareholder Subordinated Notes except as provided in Section 8.03(iv), (3) any of the Senior Subordinated Notes, or after the incurrence thereof, any Permitted Refinancing Subordinated Indebtedness or (4) any Qualified Earn-Out Obligation, provided that so long as no Default or Event of Default then exists or would result therefrom the US Borrower may (x) repurchase, redeem or otherwise retire outstanding Senior Subordinated Notes with the proceeds of Permitted Refinancing Subordinated Indebtedness and (y) repurchase, redeem or otherwise retire outstanding Senior Subordinated Notes if both before and after giving effect to such repurchase, redemption or other retirement (A) the Senior Leverage Ratio is less than 1.85:1.00 and (B) the Total Unutilized Revolving Loan Commitment is equal to or greater than the sum of $10,000,000;

          (ii) amend or modify, or permit the amendment or modification of, any Senior Subordinated Note Documents, but excluding any immaterial change not requiring the consent of the holders of the Senior Subordinated Notes;

          (iii) amend or modify, or permit the amendment or modification of, in each case in any material respect any provision of any documentation entered into in connection with the Indebtedness referred to in clause (i) above (other than the Senior Subordinated Notes but including, without limitation, after the incurrence thereof, the Permitted Seller Notes, any Shareholder Subordinated Notes or any Permitted Refinancing Subordinated Indebtedness, as the case may be); or

          (iv) amend, modify or change its certificate of incorporation or limited liability company agreement or by-laws (if any), or any agreement entered into by it, with respect to its capital stock or other equity interests, or enter into any new agreement with respect to its capital stock or other equity interests, other than any amendments, modifications or changes, or any such new agreements which are not adverse in any material respect to the interests of the Banks.

     8.12 Limitation on Certain Restrictions on Subsidiaries. Holdings and the Borrowers will not, and will not permit any of their Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any such Subsidiary to (a) pay dividends or make any other distributions on its capital stock or any other interest or participation in its profits owned by the US Borrower or any of its Subsidiaries, or pay any Indebtedness owed to the US Borrower or any of its Subsidiaries, (b) make loans or advances to the US Borrower or any of its Subsidiaries, or (c) transfer any of its properties or assets to the US Borrower or any of its Subsidiaries, except for such encumbrances or restrictions existing under or by reason of (i) applicable law, (ii) this Agreement and the other Credit Documents, (iii) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of Holdings or any of its Subsidiaries, (iv) customary provisions restricting assignment of any agreement entered into by the US Borrower or any Subsidiary of the US Borrower in the ordinary course of business, (v) customary provisions restricting the transfer of assets subject to Liens permitted under Section 8.01(iii), (vii), (viii) and
(ix), (vi) any restrictions contained in contracts for the sale of assets permitted in accordance with Section 8.02 solely in respect of the assets to be sold pursuant to such contract, (vii) any restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness, (viii) any restrictions, after the issuance thereof, in the Senior Subordinated Note Documents or, after the issuance thereof, the Permitted Refinancing Subordinated Indebtedness, so long as the provisions thereof are no more restrictive than the provisions in the Senior Subordinated Note Documents, and (ix) any restrictions set forth in the Overdraft Facility or Indebtedness of Foreign Subsidiaries incurred pursuant to Section 8.04(xiv).

     8.13 Limitation on Issuance of Equity. (a) Holdings will not permit any of its Subsidiaries to issue any capital stock or other equity interests (including by way of sales of treasury stock) or any options or warrants to purchase, or securities convertible into, capital stock or other equity interests, except (i) for transfers and replacements of then outstanding shares of capital stock or other equity interests, (ii) for stock splits, stock dividends and similar issuances which do not decrease the percentage ownership of Holdings or any of its Subsidiaries in any class of the capital stock or other equity interests of such Subsidiary, except that the US Borrower's indirect ownership percentage in non-Wholly Owned Subsidiaries may decrease but not below a majority of the total economic and voting interest of such Subsidiaries, (iii) for issuances to the US Borrower or any of its Wholly-Owned Subsidiaries in connection with the creation of new Wholly-Owned Subsidiaries permitted under Section 8.15 or in connection with transactions permitted under Section 8.05, (iv) for issuances by Subsidiaries which are joint ventures created or acquired in accordance with
Section 8.05(xviii), (v) to qualify directors to the extent required by applicable law, (vi) for issuances to the US Borrower or any of its Wholly-Owned Subsidiaries pursuant to transactions permitted pursuant to Section 8.02(v),
(vi) or (vii), (vii) for issuances by Wholly-Owned Foreign Subsidiaries of the US Borrower to third Persons to satisfy local law requirements or (viii) for issuances by non-Wholly-Owned Subsidiaries of the US Borrower created in accordance with Section 8.15, so long as the US Borrower's direct or indirect ownership percentage in such non-Wholly-Owned Subsidiary does not fall below a majority of the total economic and voting interest of such non-Wholly-Owned Subsidiary.

     (b) Holdings will not, and will not permit any of its Subsidiaries to, issue after the Restatement Effective Date (i) any class of preferred equity (provided that (A) Holdings may issue (x) preferred equity that is Qualified Capital Stock and (y) Permitted Earn-Out Preferred Equity), and (B) Subsidiaries of Holdings may issue preferred equity to the US Borrower or any Wholly-Owned Subsidiary of the US Borrower (or otherwise, to the extent such Subsidiary is a joint venture created or acquired in accordance with Section 8.05(xviii)).

     (c) Notwithstanding the foregoing, the US Borrower may issue common stock and preferred stock to Holdings.

     8.14 Business. (a) Holdings will not, and will not permit any of its Subsidiaries to, engage (directly or indirectly) in any business other than any of the lines of business conducted by Holdings and its Subsidiaries on the Restatement Effective Date and any business similar, ancillary or related thereto or which constitutes a reasonable extension or expansion thereof, including in connection with Holdings' existing and future technology, trademarks and patents.

     (b) Notwithstanding anything to the contrary contained in this Agreement, Holdings will not engage in any business activities and will not have any significant assets or liabilities other than its ownership of the equity interests of the US Borrower, the making of other investments permitted by
Section 8.05, liabilities imposed by law, activities in connection with the transactions contemplated hereby, contracts, guaranties and other liabilities entered into or assumed in the ordinary course of business for the benefit of its Subsidiaries, its obligations with respect to this Agreement and the other Documents to which it is a party and the Shareholder Subordinated Notes, the Permitted Seller Notes and activities entered into in connection therewith (it being understood and agreed that Holdings may issue Qualified Capital Stock, Permitted Earn-Out Debt and Permitted Earn-Out Preferred Equity in accordance with the terms of this Agreement).

     (c) Notwithstanding anything to the contrary contained in this Agreement, Cabot Intermediate will not engage in any business activities other than its ownership and licensing of patents, trademarks and other intangibles and will not have any significant assets or liabilities other than its ownership of (x) such patents, trademarks and other intangibles, (y) the capital stock of its Subsidiaries and (z) the Swedish Note, and liabilities imposed by law and its obligations with to this Agreement and the other Credit Documents to which it is a party.

     8.15 Limitation on the Creation of Subsidiaries. Notwithstanding anything to the contrary contained in this Agreement, Holdings and the Borrowers will not, and will not permit any of their Subsidiaries to, establish, create or acquire any Subsidiary; provided that the US Borrower and its Subsidiaries shall be permitted to establish, create or acquire Wholly-Owned Subsidiaries (or, to the extent pursuant to an investment made under Section 8.05(xviii), non-Wholly-Owned Subsidiaries), so long as, subject to the terms and conditions of Section 7.12 hereof, (i) the capital stock of such new Subsidiary to the extent owned by the US Borrower or any other Domestic Subsidiary (up to 65% of the capital stock of any such new Foreign Subsidiary) is promptly pledged pursuant to, and to the extent required by, the respective Pledge Agreement and the certificates representing such stock, together with stock powers duly executed in blank, are delivered to the Collateral Agent, (ii) if such new Subsidiary is organized under the laws of Canada or the United Kingdom and is owned by the Canadian Borrower, the UK Borrower, or a Subsidiary of either, which is required to execute and deliver a Canadian Subsidiary Guaranty or a UK Subsidiary Guaranty, as the case may be, the capital stock of such Subsidiary is promptly pledged pursuant to the appropriate Security Document and (iii) such new Subsidiary (to the extent that it is a Material Wholly-Owned Subsidiary of the US Borrower organized under the laws of Canada, the United Kingdom or the U.S.) promptly executes a counterpart of the appropriate Subsidiary Guaranty, a Pledge Agreement and (in the case of any Domestic Subsidiary of the US Borrower, or any Foreign Subsidiary of the US Borrower which is organized under the laws of Canada or the United Kingdom) a Security Agreement, in each case on the same basis (and to the same extent) as such Subsidiary would have executed such Credit Documents if it were a Credit Party on the Restatement Effective Date (with such exceptions as may be reasonably satisfactory to the Administrative Agent) and, in the case of any Foreign Subsidiary, to the extent that the entering into of such Credit Documents are not prohibited under applicable local law. In addition, at the reasonable request of the Administrative Agent, each new Wholly-Owned Subsidiary shall execute and deliver, or cause to be executed and delivered, all other relevant documentation of the type described in Section 5.05(a) as such new Wholly-Owned Subsidiary would have had to deliver if such new Wholly-Owned Subsidiary were a Credit Party on the Restatement Effective Date. For the avoidance of doubt, it is understood that a Subsidiary which is not a Material Wholly-Owned Subsidiary upon its establishment, creation or acquisition shall be required to comply with this Section 8.15 promptly upon such Subsidiary first becoming a Material Wholly-Owned Subsidiary.

     8.16 Restrictions on Swedish Note. Holdings and the US Borrower will not permit Cabot Intermediate to (i) forgive, or otherwise consent to any reduction in, any amounts owing under the Swedish Note (except as a result of a cash repayment with respect thereto), (ii) amend or modify, or permit the amendment or modification of, any provision of the Swedish Note, except for changes in interest rate, amortization and maturity which could not adversely effect the ability of the Borrowers to perform their Obligations under this Agreement or
(iii) sell, assign, encumber or otherwise transfer the Swedish Note to any Person.

     SECTION 9. Events of Default. Upon the occurrence of any of the following specified events (each an "Event of Default"):

     9.01 Payments. (a) Any Borrower shall (i) default in the payment when due of any principal of any Loan or any Note or (ii) default, and such default shall continue unremedied for five or more days, in the payment when due of any Unpaid Drawings (after notice is given to the Borrower pursuant to the last sentence of Section 2.04(a)) or interest on any Loan or Note, or any Fees or any other amounts owing hereunder or under any other Credit Document or (b) any Guarantor shall default in the payment of any amount, in respect of any payment of the type described in clause (a)(ii) above pursuant to its Guaranty, and such default shall continue unremedied for five or more days; or

     9.02 Representations, etc. Any representation, warranty or statement made by any Credit Party herein or in any other Credit Document or in any certificate delivered pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made; or

     9.03 Covenants. Any Credit Party shall (i) default in the due performance or observance by it of any term, covenant or agreement contained in Section 7.01(g)(i), Section 7.11, Section 7.14 or Section 8 or (ii) default in the due performance or observance by it of any other term, covenant or agreement contained in this Agreement (other than as provided in Section 9.01) and such default shall continue unremedied for a period of 30 days after written notice to the defaulting party by the Administrative Agent or the Required Banks; or

     9.04 Default Under Other Agreements. (i) Holdings or any of its Subsidiaries shall (x) default in any payment of any Indebtedness (other than the Obligations) beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created or (y) default in the observance or performance of any agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee agent on behalf of such holder or holders) to cause (determined without regard to whether any notice is required), any such Indebtedness to become due prior to its stated maturity, or
(ii) any such Indebtedness of Holdings or any of its Subsidiaries shall be declared to be due and payable, or required to be prepaid other than by a regularly scheduled prepayment or required prepayment (other than pursuant to a "due-on-sale" clause in a mortgage or similar security agreement) (unless such required prepayment results from a default thereunder or an event of the type that constitutes an Event of Default), prior to the stated maturity thereof, provided that it shall not be a Default or an Event of Default under this
Section 9.04 unless the aggregate outstanding principal amount of all Indebtedness as described in preceding clauses (i) and (ii) is at least $5,000,000; or

     9.05 Bankruptcy, etc. Holdings or any of its Subsidiaries shall commence a voluntary case concerning itself under Title 11 of the United States Code entitled "Bankruptcy," as now or hereafter in effect, or any successor thereto (the "Bankruptcy Code"); or an involuntary case is commenced against Holdings or any of its Subsidiaries and the petition is not controverted within 15 days, or is not dismissed within 60 days, after commencement of the case; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of Holdings or any of its Subsidiaries; or Holdings or any of its Subsidiaries commences (or is required by law to commence) any other proceeding, or is deemed insolvent, under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to Holdings or any of its Subsidiaries; or there is commenced against Holdings or any of its Subsidiaries any such proceeding which remains undismissed for a period of 60 days; or Holdings or any of its Subsidiaries is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or Holdings or any of its Subsidiaries suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 60 days; or Holdings or any of its Subsidiaries makes a general assignment for the benefit of creditors; or any corporate action is taken by Holdings or any of its Subsidiaries for the purpose of effecting any of the foregoing; or

     9.06 ERISA. An ERISA Event shall have occurred that, in the opinion of the Required Banks, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in liability of Holdings, any Borrower and any of their Subsidiaries in an aggregate amount that could have a material adverse effect on the business, operations, property, assets, liabilities or condition (financial or otherwise) of Holdings, any Borrower and any of their Subsidiaries taken as a whole; or

     9.07 Security Documents. Except (x) in each case to the extent resulting from the negligent or willful failure of the Collateral Agent to retain possession of the applicable Pledged Securities and (y) in respect of an immaterial portion of the Collateral, at any time after the execution and delivery thereof, any of the Security Documents shall cease to be in full force and effect, or shall cease to give the Collateral Agent for the benefit of the Secured Creditors the Liens, rights, powers and privileges purported to be created thereby (including, without limitation, a perfected security interest in, and Lien on, all of the Collateral), in favor of the Collateral Agent, superior to and prior to the rights of all third Persons (except as permitted by Section 8.01), and subject to no other Liens (other than Permitted Liens), or any Credit Party shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to (i) any of the Security Documents and such default shall constitute an Event of Default under Section 9.01, 9.02 or 9.03, (ii) Sections 2.4, 2.5, 2.6, 3.6, 4.7
and 5.7 of the US Security Agreement and Sections 2.4, 2.5, 2.7 and 3.6 of the Canadian Security Agreement, Section 4.03 of the UK Security Agreement, or
Section 5 of the US Pledge Agreement and in each case such default shall continue unremedied for a period of 30 days or (iii) any other term, covenant or agreement on its part to be performed or observed pursuant to any Security Document and such default shall continue unremedied for a period of 30 days after written notice to the Borrowers by the Administrative Agent or the Required Banks (or such longer grace period as is specifically provided in any Mortgage); or

     9.08 Guaranties. (a) Any Guaranty or any provision thereof shall cease to be in full force or effect as to the relevant Guarantor, or any Guarantor or Person acting by or on behalf of such Guarantor shall deny or disaffirm such Guarantor's obligations under the relevant Guaranty, or (b) except as otherwise provided in Section 9.01(b), any Guarantor shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to such Guaranty; provided that, with respect to defaults under Section 12 of the Guaranty which relate to covenants in Section 7 of this Agreement for which a grace period is applicable under Section 9.03(ii), such Guarantors shall have the benefit of the grace period set forth in Section 9.03(ii); or

     9.09 Judgments. One or more judgments or decrees shall be entered against Holdings or any of its Subsidiaries involving in the aggregate for Holdings and its Subsidiaries a liability of $5,000,000 or more (not paid or fully covered by a reputable and solvent insurance company) and such judgments or decrees shall not have been vacated, discharged or stayed or bonded pending appeal within 60 days from the entry thereof;

     then, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, the Administrative Agent, upon the written request of the Required Banks, shall by written notice to the US Borrower, take any or all of the following actions, without prejudice to the rights of the Administrative Agent, any Bank or the holder of any Note to enforce its claims against any Credit Party (provided that, if an Event of Default specified in Section 9.05 shall occur with respect to a Borrower, the result which would occur upon the giving of written notice by the Administrative Agent to the US Borrower as specified in clauses (i) and (ii) below shall occur automatically without the giving of any such notice): (i) declare the Total Commitment terminated, whereupon all Commitments of each Bank shall forthwith terminate immediately and any Commitment Fee shall forthwith become due and payable without any other notice of any kind; (ii) declare the principal of and any accrued interest in respect of all Loans and the Notes and all Obligations owing hereunder and thereunder to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Credit Party; (iii) terminate any Letter of Credit which may be terminated in accordance with its terms; (iv) direct the US Borrower to pay (and the US Borrower agrees that upon receipt of such notice, or upon the occurrence of an Event of Default specified in Section 9.05 with respect to the US Borrower, it will pay) to the Collateral Agent at the Payment Office such additional amount of cash, to be held as security by the Collateral Agent, as is equal to the aggregate Stated Amount of all Letters of Credit issued for the account of the Borrower and then outstanding; (v) enforce, as Collateral Agent, all of the Liens and security interests created pursuant to the Security Documents; and (vi) apply any cash collateral held pursuant to this Agreement to pay Obligations.

SECTION 10.  Definitions and Accounting Terms.

     10.01 Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

     "A-1 Term Loan" shall have the meaning provided in Section 1.01(a)(A).

     "A-1 Term Loan Commitment" shall mean, with respect to each Bank, the amount set forth opposite such Bank's name on Schedule I directly below the column entitled "A-1 Term Loan Commitment", as the same may be reduced or terminated pursuant to Section 3.03 and/or 9.

     "A-1 Term Loan  Scheduled  Repayment"  shall have the  meaning  provided in
Section 4.02(b)(A).

     "A-1 Term Loan Scheduled Repayment Date" shall have the meaning provided in
Section 4.02(b)(A).

     "A-1 Term Note" shall have the meaning provided in Section 1.05(a)(i)(A).

     "A-2 Term Loan" shall have the meaning provided in Section 1.01(a)(B).

     "A-2 Term Loan Commitment" shall mean, with respect to each Bank, the amount set forth opposite such Bank's name on Schedule I directly below the column entitled "A-2 Term Loan Commitment", as the same may be reduced or terminated pursuant to Section 3.03 and/or 9.

     "A-2 Term Loan  Scheduled  Repayment"  shall have the  meaning  provided in
Section 4.02(b)(B).

     "A-2 Term Loan Scheduled Repayment Date" shall have the meaning provided in
Section 4.02(b)(B).

     "A-2 Term Note" shall have the meaning provided in Section 1.05(a)(i)(B).

     "A-3 Term Loan" shall have the meaning provided in Section 1.01(a)(C).

     "A-3 Term Loan  Scheduled  Repayment"  shall have the  meaning  provided in
Section 4.02(b)(C).

     "A-3 Term Loan Scheduled Repayment Date" shall have the meaning provided in
Section 4.02(b)(C).

     "A-3 Term Note" shall have the meaning provided in Section 1.05(a)(i)(C).

     "A-4 Term Loan" shall have the meaning provided in Section 1.01(a)(D).

     "A-4 Term Loan Commitment" shall mean, with respect to each Bank, the amount set forth opposite such Bank's name on Schedule I directly below the column entitled "A-4 Term Loan Commitment", as the same may be reduced or terminated pursuant to Section 3.03 and/or 9.

     "A-4 Term Loan  Scheduled  Repayment"  shall have the  meaning  provided in
Section 4.02(b)(D).

     "A-4 Term Loan Scheduled Repayment Date" shall have the meaning provided in
Section 4.02(b)(D).

     "A-4 Term Note" shall have the meaning provided in Section 1.05(a)(i)(D).

     "A-5 Term Loan" shall have the meaning provided in Section 1.01(a)(E).

     "A-5 Term Loan Commitment" shall mean, with respect to each Bank, the amount set forth opposite such Bank's name on Schedule I directly below the column entitled "A-5 Term Loan Commitment", as the same may be reduced or terminated pursuant to Section 3.03 and/or 9.

     "A-5 Term Loan  Scheduled  Repayment"  shall have the  meaning  provided in
Section 4.02(b)(E).

     "A-5 Term Loan Scheduled Repayment Date" shall have the meaning provided in
Section 4.02(b)(E).

     "A-5 Term Note" shall have the meaning provided in Section 1.05(a)(i)(E).

     "Additional Mortgage" shall have the meaning provided in Section 7.11(a).

     "Additional Mortgaged Property" shall have the meaning provided in Section 7.11(a).

     "Adjusted Consolidated Net Income" for any period shall mean Consolidated Net Income for such period plus, without duplication, the sum of the amount of all net non-cash charges (including, without limitation, depreciation, amortization, deferred tax expense and non-cash interest expense and net non-cash losses which were included in arriving at Consolidated Net Income for such period) for such period less (i) the sum of the amount of all net non-cash gains (exclusive of items reflected in Adjusted Consolidated Working Capital) included in arriving at Consolidated Net Income for such period and (ii) gains or losses for such period from sales of assets other than sales in the ordinary course of business.

     "Adjusted Consolidated Working Capital" at any time shall mean Consolidated Current Assets (but excluding therefrom all cash and Cash Equivalents) less Consolidated Current Liabilities.

     "Administrative Agent" shall mean BTCo (and/or any Lending Affiliate of BTCo performing obligations or functions on its behalf and reasonably acceptable to the US Borrower), in its capacity as Administrative Agent for the Banks hereunder, and shall include any successor to the Administrative Agent appointed pursuant to Section 11.09.

     "Affected Euro Rate Loans" shall have the meaning provided in Section 4.02(j).

     "Affiliate" shall mean, with respect to any Person, any other Person (i) directly or indirectly controlling (including, but not limited to, all directors, officers and partners of such Person) controlled by, or under direct or indirect common control with, such Person or (ii) that directly or indirectly owns more than 10% of any class of the voting securities or capital stock of or equity interests in such Person. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise.

     "Agreement" shall mean this Credit Agreement, as modified, supplemented, amended, restated, extended, renewed, refinanced or replaced from time to time.

     "Alternate Currency" shall mean each of Pounds Sterling, Euros and Canadian Dollars.

     "Alternate Currency Equivalent" shall mean the Canadian Dollar Equivalent, the Euro Equivalent or the Pounds Sterling Equivalent, as the case may be.

     "Alternate Currency Loan" shall mean Canadian Dollar Loans, EURIBOR Rate Loans and Pounds Sterling Loans.

     "Applicable Commitment Fee Percentage" shall mean, for purposes of calculating the applicable Commitment Fee on the daily Unutilized Revolving Loan Commitment of any Bank, the appropriate applicable percentage corresponding to the Leverage Ratio in effect as of the most recent Determination Date:


Pricing Level    Leverage Ratio           Commitment Fee
---------------- ------------------------ ---------------------------
---------------- ------------------------ ---------------------------
I                > 2.50:1.00              0.500%
---------------- ------------------------ ---------------------------
---------------- ------------------------ ---------------------------
II               > 2.50:1.00              0.375%
================ ======================== ===========================

     The Applicable Commitment Fee Percentage shall be determined and adjusted quarterly on the date (each a "Determination Date") two Business Days after the date by which Holdings provides the officer's certificate in accordance with the provisions of Section 7.01(e) for the most recently ended fiscal quarter of Holdings; provided, however, that (i) the Applicable Commitment Fee Percentage shall be 0.500% until the Determination Date for the fiscal quarter of Holdings ending on June 30, 2002, on and after which Determination Date such Applicable Commitment Fee Percentage shall be determined by the Leverage Ratio as of the last day of the most recently ended fiscal quarter of Holdings preceding the applicable Determination Date, and (ii) if Holdings fails to provide the officer's certificate to the Administrative Agent as required by Section 7.01(e) for the last day of the most recently ended fiscal quarter of Holdings preceding the Determination Date, the Applicable Commitment Fee Percentage from such Determination Date shall be based on Pricing Level I until such time as an appropriate officer's certificate is provided, whereupon such Applicable Commitment Fee Percentage shall be determined by the Leverage Ratio as of the last day of the most recently ended fiscal quarter of Holdings preceding such Determination Date. Each Applicable Commitment Fee Percentage shall be effective from one Determination Date until the next Determination Date.

     "Applicable Currency" shall mean (i) in the event of A-1 Term Loans and Revolving Loans, Dollars, (ii) in the case of Letters of Credit, Dollars, Canadian Dollars, Euros, Pounds Sterling and any other currency acceptable to the Issuing Bank, (iii) in the case of A-2 Term Loans, Euros, (iv) in the case of A-3 Term Loans, Canadian Dollars and (v) in the case of A-4 Term Loans and A-5 Term Loans, Pounds Sterling.

     "Applicable Margin" shall mean, for purposes of calculating the applicable interest rate for any day for any Revolving Loan, or any Term Loan, the appropriate applicable percentage corresponding to the Leverage Ratio in effect as of the most recent Determination Date:


                                                                            Applicable Margin
                                                      ----------------------------- --------------------------------
                                                      For Revolving Loans           For Term Loans
------------------ ---------------------------------- ----------------------------- --------------------------------
------------------ ---------------------------------- --------------- ------------- ---------------- ---------------
                                                      Euro            Base Rate     Euro             Base Rate
Pricing Level                                         Rate Loans      Loans         Rate             Loans
                   Leverage Ratio                                                   Loans
------------------ ---------------------------------- --------------- ------------- ---------------- ---------------
I                  > 4.25:1.00                        3.00%           2.00%         3.50%            2.50%
------------------ ---------------------------------- --------------- ------------- ---------------- ---------------
II                 > 3.50:1.0   > 4.25:1.0            2.75%           1.75%         3.25%            2.25%
------------------ ---------------------------------- --------------- ------------- ---------------- ---------------
III                > 3.00:1.0   > 3.50:1.0            2.50%           1.50%         3.00%            2.00%
------------------ ---------------------------------- --------------- ------------- ---------------- ---------------
IV                 > 2.50:1.00  > 3.00:1.00           2.25%           1.25%         3.00%            2.00%
------------------ ---------------------------------- --------------- ------------- ---------------- ---------------
------------------ ---------------------------------- --------------- ------------- ---------------- ---------------
V                  > 2.50:1.00                        2:00%           1.00%         3.00%            2.00%
================== ================================== =============== ============= ================ ===============

The Applicable Margin shall be determined and adjusted quarterly on each Determination Date; provided, however, that (i) the Applicable Margin for Revolving Loans and Term Loans shall remain unchanged at Pricing Level II (as shown above) until the Determination Date for the fiscal quarter of Holdings ending on June 30, 2002, on and after which time the Applicable Margin for Revolving Loans and Term Loans shall be determined by the Leverage Ratio as of the last day of the most recently ended fiscal quarter of Holdings preceding the applicable Determination Date, and (ii) if Holdings fails to provide the officer's certificate to the Administrative Agent as required by Section 7.01(e) for the last day of the most recently ended fiscal quarter of Holdings preceding the Determination Date, the Applicable Margin from such Determination Date shall be based on Pricing Level I until such time as an appropriate officer's certificate is provided, whereupon the Applicable Margin shall be determined by the Leverage Ratio as of the last day of the most recently ended fiscal quarter of Holdings preceding such Determination Date. Each Applicable Margin shall be effective from one Determination Date until the next Determination Date.

     "Approved Bank" shall have the meaning provided in the definition of "Cash Equivalents."

     "Asset Sale" shall mean any sale, transfer or other disposition by Holdings or any of its Subsidiaries to any Person other than any of its Wholly-Owned Subsidiaries of any asset (including, without limitation, any capital stock or other equity interests or securities of another Person), of Holdings or any of its Subsidiaries other than any sale, transfer or disposition permitted by clauses (i), (ii), (iv), (v), (vi), (vii), (viii), (ix), (x), (xi) and (xiii) of
Section 8.02.

     "Assignment  and  Assumption   Agreement"  shall  mean  an  Assignment  and
Assumption Agreement substantially in the form of Exhibit J (appropriately completed).

     "Authorized Officer" of any Credit Party shall mean any of the Chief Executive Officer, President, the Chief Financial Officer, the Treasurer, the Controller, any Managing Director, any Assistant Treasurer, any Vice President, the Secretary or the General Counsel of such Person or any other officer of such Person which is designated in writing to the Administrative Agent and the Issuing Bank by any of the foregoing officers of such Person as being authorized to give such notices under this Agreement.

     "Available Equity Issuance Amount" shall mean, at the time of determination thereof, an amount equal to (x) the Net Cash Proceeds received from the issuance of equity by Holdings on or prior to such date and not required to be used to repay Loans pursuant to Section 4.02(i) as a result of clause (i) of the parenthetical of Section 4.02(c), minus (y) any amount previously used to make Permitted Acquisitions in accordance with Section 7.14.

     "Available Retained ECF Amount" shall mean (i) an amount which is initially equal to zero, plus (ii) an amount of Excess Cash Flow permitted to be retained by the Borrowers in any Excess Cash Payment Period commencing with the US Borrower's 2002 fiscal year after giving effect to the calculation of Excess Cash Flow for the previous Excess Cash Payment Period and the payment of Loans required pursuant to Section 4.02(f) during such Excess Cash Payment Period, minus (iii) the amount of Excess Cash Flow for any Excess Cash Payment Period in which Excess Cash Flow was a negative number, minus (iv) any amount of the Excess Cash Flow retained by the Borrowers as described by clause (ii) above and used to make Capital Expenditures as permitted by Section 8.07(b)(vi) minus (iv) any amount designated as Available Retained ECF Amount and utilized to effectuate a Permitted Acquisition pursuant to Section 7.14(vi) minus (v) any amount designated as Available Retained ECF Amount and utilized to make Investments pursuant to Section 8.05(xvi). Notwithstanding anything to the contrary contained above, the Available Retained ECF Amount shall be zero until the occurrence of the first Excess Cash Payment Date.

     "Bank" shall mean each financial institution listed on Schedule II, as well as any Person which becomes a "Bank" hereunder pursuant to 13.04(b).

     "Bank Default" shall mean (i) the refusal (which has not been retracted) of a Bank to make available its portion of any Borrowing or to fund its portion of any unreimbursed payment under Section 2.03(c) or (ii) a Bank having notified in writing any Borrower and/or the Administrative Agent that it does not intend to comply with its obligations under Section 1.01 or Section 2, in the case of either clause (i) or (ii) as a result of any takeover of such Bank by any regulatory authority or agency.

     "Bankruptcy Code" shall have the meaning provided in Section 9.05.

     "Base Rate" at any time shall mean the higher of (i) the rate which is 1/2 of 1% in excess of the overnight Federal Funds Rate and (ii) the Prime Lending Rate.

     "Base Rate Loan" shall mean each Dollar Loan designated or deemed designated as such by the US Borrower at the time of the incurrence thereof or conversion thereto.

     "Borrowers" shall mean the Canadian Borrower, the UK Borrower and the US Borrower.

     "Borrowing" shall mean a borrowing of Loans of a single Tranche and a single Type by the relevant Borrower from all the Banks having Commitments in respect of or outstanding Loans under the respective Tranche on a given date (or resulting from a conversion or conversions on such date) and, in the case of Euro Rate Loans, having the same Interest Period, provided that Base Rate Loans incurred pursuant to Section 1.10(b) shall be considered part of the related Borrowing of Euro Rate Loans.

     "BTCo" shall mean Bankers Trust Company, in its individual capacity, and any successor thereto by merger.

     "Business Day" shall mean (i) for all purposes other than as covered by clause (ii) below, any day except Saturday, Sunday and any day which shall be in New York City a legal holiday or a day on which banking institutions are authorized or required by law or other government action to close and (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, Euro Rate Loans, any day which is a Business Day described in clause (i) above and which is also a day for trading by and between banks in the London interbank eurocurrency market and is not a legal holiday or a day on which banking institutions are authorized or required by law or other government action to close in the city where the applicable Payment Office of the Administrative Agent is located in respect of such Euro Rate Loan.

     "Cabot Acquisition Agreement" shall mean that certain Asset Transfer Agreement, dated as of June 13, 1995, among Cabot Safety Corporation, Cabot Canada Ltd., Cabot Safety Limited, Cabot Corporation, Cabot Safety Holdings Corporation and Cabot Safety Acquisition Corporation.

     "Cabot Intermediate" shall mean Cabot Safety Intermediate Corporation, a Delaware corporation and a Wholly-Owned Subsidiary of the US Borrower.

     "Calculation Period" shall have the meaning provided in Section 7.14.

     "Canadian Borrower" shall have the meaning provided in the first paragraph of this Agreement.

     "Canadian Dollar Equivalent" shall mean, at any time for the computation thereof, the amount of Canadian Dollars which could be purchased with the amount of Dollars involved in such computation at the spot exchange rate therefor as quoted by the Administrative Agent as of 11:00 A.M. (London time) on the date three Business Days prior to the date of any determination thereof for purchase on such date.

     "Canadian Dollar Euro Rate" shall mean (a) (i) the rate per annum that appears on page 3740 of the Dow Jones Telerate Screen (or any successor page) for Canadian Dollar deposits with maturities comparable to the Interest Period applicable to the Loans subject to the respective Borrowing, determined as of 11:00 A.M. (London time) on the date which is two Business Days prior to the commencement of such Interest Period or (ii) if such a rate does not appear on page 3740 of the Dow Jones Telerate Screen (or any successor page), the offered quotation to first-class banks in the London interbank Eurodollar market by BTCo for Canadian Dollar deposits of amounts in immediately available funds comparable to the outstanding principal amount of the Canadian Dollar Loan of BTCo with maturities comparable to the Interest Period applicable to such Canadian Dollar Loan commencing two Business Days thereafter as of 11:00 A.M. (London time) on the date which is two Business Days prior to the commencement of such Interest Period, in either case divided (and rounded off to the nearest 1/16 of 1%) by (b) a percentage equal to 100% minus the then stated maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves required by applicable law) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency funding or liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D) to the extent applicable; provided, in the event that the Administrative Agent has made any determination pursuant to Section 1.10(a)(i) in respect of Canadian Dollar Loans, the Canadian Dollar Euro Rate determined pursuant to clause (a) of this definition shall instead be the rate determined by BTCo as the all-in cost of funds for BTCo to fund such Euro Rate Loan denominated in Canadian Dollars with maturities comparable to the Interest Period applicable thereto.

     "Canadian Dollar Loan" shall mean each A-3 Term Loan. --------------------

     "Canadian Dollars" shall mean freely transferable lawful money of Canada.

     "Canadian Security Agreement" shall mean the Canadian Security Agreement, dated May 30, 1996 between the Canadian Borrower and the Collateral Agent, as amended by the Canadian Security Agreement Amendment and as further amended, modified or supplemented from time to time.

     "Canadian Security Agreement  Amendment" shall have the meaning provided in
Section 5.09.

     "Canadian Security Documents" shall mean the Canadian Security Agreement and each agreement that creates a valid and enforceable security interest in a Mortgaged Property owned by the Canadian Borrower or a Material Subsidiary of the Canadian Borrower organized under the laws of Canada (or any political subdivision thereof) and any other security agreements executed and delivered by any such Subsidiary pursuant to Section 8.15.

     "Canadian Subsidiary Guaranty" shall mean each guaranty of the Obligations of the Canadian Borrower required to be delivered by a Subsidiary of the Canadian Borrower pursuant to Section 8.15.

     "Capital Expenditures" shall mean, with respect to any Person, all expenditures by such Person which would be required to be capitalized in accordance with generally accepted accounting principles, including all such expenditures with respect to fixed or capital assets (including, without limitation, expenditures for maintenance and repairs which should be capitalized in accordance with generally accepted accounting principles) and, without duplication, the amount of Capitalized Lease Obligations incurred by such Person.

     "Capitalized Lease Obligations" shall mean, with respect to any Person, all rental obligations which, under generally accepted accounting principles, are or will be required to be capitalized on the books of such Person, in each case taken at the amount thereof accounted for as indebtedness in accordance with such principles.

     "Cash Equivalents" shall mean (i) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than one year from the date of acquisition, (ii) U.S. dollar denominated time deposits, certificates of deposit and bankers acceptances of (x) any Bank and
(y) any bank which has, or whose parent company has, a short-term commercial paper rating from S&P of at least A-1 or the equivalent thereof or from Moody's of at least P-1 or the equivalent thereof (any such bank or Bank, an "Approved Bank"), in each case with maturities of not more than one year from the date of acquisition, (iii) commercial paper issued by any Approved Bank or by the parent company of any Approved Bank and commercial paper issued by, or guaranteed by, any company with a short-term commercial paper rating of at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody's, or guaranteed by any company with a long term unsecured debt rating of at least A or A2, or the equivalent of each thereof, from S&P or Moody's, as the case may be, and in each case maturing within six months after the date of acquisition,
(iv) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody's and (v) investments in money market funds substantially all the assets of which are comprised of securities of the types described in clauses (i) through (iv) above.

     "Cash Proceeds" shall mean, with respect to any Asset Sale, the aggregate cash payments (including any cash received by way of deferred payment (but not as interest) pursuant to a note receivable issued in connection with such Asset Sale, but only as and when so received) received by Holdings or any of its Subsidiaries from such Asset Sale.

     "CERCLA" shall mean the Comprehensive Environmental Response, Compensation, and Liability Act

     of 1980, as the same may be amended from time to time, 42 U.S.C.ss. 9601 et seq., and any successor thereto.

     "Change in Law" shall have the meaning provided in Section 1.10.

     "Change of Control" shall mean (i) Holdings shall cease to own (directly or indirectly) 100% of the outstanding equity interests of the US Borrower, (ii) prior to a Holdings IPO, (x) the Permitted Holders shall cease to own (directly or indirectly) a majority of the voting capital stock or other voting equity interests of Holdings on a fully diluted basis or (y) VCP and its Affiliates shall own (directly or indirectly) on a fully diluted basis less than 45% of the number of shares of voting capital stock of Holdings owned by it and its Affiliates on the Restatement Effective Date (calculated on a fully-diluted basis and without giving effect to any stock-split, spin-off, split-up, reclassification, combination of shares, or similar rearrangement), (iii) following a Holdings IPO, (A) any "Person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), excluding Permitted Holders, is or shall become the "beneficial owner" (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act), directly or indirectly, of a percentage (the "Third Party Stock Percentage") greater than 30% on a fully diluted basis (assuming for such purpose that each Permitted Holder has exercised all warrants and options it has for any such voting capital stock or other equity interests) of the voting and economic equity interests of Holdings and (B) the percentage of the voting and economic equity interests of Holdings owned (directly or indirectly) by the Permitted Holders (determined on a fully diluted basis) is less than such Third Party Stock Percentage, (iv) the Board of Directors of Holdings shall cease to consist of a majority of Continuing Directors or (v) any "Change of Control" (or any other defined term having a similar purpose) shall occur under the Senior Subordinated Note Indenture or, after the issuance thereof, any document evidencing or relating to the Permitted Refinancing Subordinated Indebtedness.

     "Claims" shall have the meaning provided in the definition of "Environmental Claims." "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to the Code are to the Code, as in effect on the date of this Agreement, and to any subsequent provisions of the Code amendatory thereof, supplemental thereto or substituted therefor.

     "Collateral" shall mean all property (whether real or personal) with respect to which any security interests have been granted (or purported to be granted) pursuant to any Security Document, including, without limitation, all Pledge Agreement Collateral, all Security Agreement Collateral, all Mortgaged Properties, all Additional Mortgage Properties and all cash and Cash Equivalents delivered as collateral pursuant to Sections 4.02 or 9 hereof.

     "Collateral Agent" shall mean the Administrative Agent acting as Collateral Agent for the Secured Creditors pursuant to the Security Documents.

     "Commitment" shall mean any of the commitments of any Bank, i.e., whether the A-1 Term Loan Commitment, A-2 Term Loan Commitment, A-4 Term Loan Commitment, A-5 Term Loan Commitment or Revolving Loan Commitment.

     "Commitment Fee" shall have the meaning provided in Section 3.01(a).

     "Consolidated Capital Expenditures" shall mean, for any period, the aggregate amount of Capital Expenditures made by Holdings and its Subsidiaries during such period.

     "Consolidated Cash Interest Expense" shall mean, for any Test Period, Consolidated Interest Expense (net of cash interest income) for such Test Period but only to the extent such Consolidated Interest Expense is payable in cash during such Test Period.

     "Consolidated Current Assets" shall mean, at any time, the consolidated current assets (excluding any current deferred tax assets) of Holdings and its Subsidiaries at such time.

     "Consolidated Current Liabilities" shall mean, at any time, the consolidated current liabilities of Holdings and its Subsidiaries at such time, but excluding (i) any such liabilities which constitute Indebtedness and (ii) any current deferred tax liabilities, short-term Indebtedness payable, taxes payable and interest payable.

     "Consolidated Debt" shall mean, at any time, an amount equal to (i) the average outstanding principal amount of Revolving Loans, calculated on the basis of the outstanding principal amount of such Revolving Loans on the last Business Day of each month during the period (the "Revolver Calculation Period") of 12 months then most recently ended (or, if shorter, the number of months beginning with July 31, 2001 and ending with the then most recently ended month), provided that if during such Revolver Calculation Period the US Borrower consummated a Permitted Acquisition financed in whole or in part with Revolving Loans, then for purposes of this clause (i) there shall be added to each month occurring in such Revolver Calculation Period prior to the consummation of such Permitted Acquisition an amount equal to the principal amount of Revolving Loans incurred to finance such Permitted Acquisition, plus (ii) the aggregate principal amount of all other Indebtedness of Holdings and its Subsidiaries (including, without limitation, Loans hereunder other than Revolving Loans, but excluding (x) Trade Letters of Credit unless any Drawing has occurred thereunder which is not reimbursed in full within 10 days thereof and (y) Indebtedness of the type described in clauses (vi) and (vii) of the definition thereof) at such time, minus (iii) cash and Cash Equivalents held by Holdings and its Subsidiaries.

     "Consolidated EBIT" shall mean, for any period, the Consolidated Net Income for such period, before Consolidated Interest Expense for such period, the aggregate amount of letter of credit fees for such period and provision for taxes and without giving effect to any extraordinary gains or losses for such period or gains or losses from sales of assets other than in the ordinary course of business.

     "Consolidated EBITDA" shall mean, for any period, Consolidated EBIT, adjusted by adding thereto the following amounts (without duplication), in each case to the extent deducted in arriving at Consolidated EBIT for such period:
(i) all amortization of intangibles and depreciation, (ii) all non-cash extraordinary and non-cash non-recurring losses or charges, (iii) all non-cash expenses incurred in the ordinary course of business, (iv) non-cash expenses resulting from the grant of stock and stock options and other compensation to management personnel of the US Borrower or its Subsidiaries pursuant to a written plan or agreement or the treatment of such options under variable plan accounting, (v) step-up in inventory valuation as a result of purchase accounting for Permitted Acquisitions, (vi) non-cash amortization of financing costs by Holdings and its Subsidiaries for such period, (vii) any fees, expenses or charges related to any equity offering, permitted investment, acquisition, disposal or recapitalization or Indebtedness permitted by this Agreement
(whether or not successful) and fees, expenses or charges related to the transactions contemplated hereby (including fees paid to the Sponsor and/or its Affiliates), (viii) any fees or expenses related to the Restructuring not to exceed $8,000,000 in the aggregate and (ix) the amount of any minority interest expense deducted in calculating Consolidated Net Income; it being expressly understood and agreed, however, that, notwithstanding anything to the contrary set forth in this definition or in the definitions of Consolidated Net Income or Consolidated EBIT, if any restructuring charges are taken or incurred by Holdings and its Subsidiaries after the Restatement Effective Date (other than any fees and expenses related to the Restructuring referred to in clause (viii) above), such charges shall reduce Consolidated EBITDA, provided that such reductions to Consolidated EBITDA shall be made at the times, and to the extent, that cash amounts are paid in respect thereof (whether such cash amounts reduce reserves previously established, reduce Consolidated Net Income or otherwise).

     "Consolidated Fixed Charges" shall mean, for any period, the sum of, without duplication, (i) Consolidated Cash Interest Expense for such period,
(ii) the amount of all cash Consolidated Capital Expenditures for such period (other than (x) Consolidated Capital Expenditures constituting Capitalized Lease Obligations, (y) Consolidated Capital Expenditures made during such period using the Rollover Amount from a previous period and (z) Excluded Capital Expenditures) and (iii) the scheduled principal amount of all amortization payments on all Indebtedness (excluding payments pursuant to a revolving credit facility or an over-draft facility as a result of the occurrence of the scheduled termination date thereunder) of Holdings and its Subsidiaries for such period, provided, that (a) for the Test Period ending on September 30, 2001, the amortization payments made pursuant to clause (iii) above, shall be the actual amortization payments made pursuant to clause (iii) above, for the fiscal quarter ending on September 30, 2001 (taken as one accounting period), multiplied by 4, (b) for the Test Period ending on December 31, 2001, the amortization payments made pursuant to clause (iii) above, shall be the actual amortization payments made pursuant to clause (iii) above, for the two fiscal quarter period ending on December 31, 2001 (taken as one accounting period), multiplied by 2, and (c) for the Test Period ending on March 31, 2001, the amortization payments made pursuant to clause (iii) above, shall be the actual amortization payments made pursuant to clause (iii) above, for the three fiscal quarter period ending on March 31, 2001, multiplied by 4/3.

     "Consolidated Interest Expense" shall mean, for any period, the total consolidated interest expense of Holdings and its Subsidiaries for such period (calculated without regard to any limitations on the payment thereof) plus, without duplication, that portion of Capitalized Lease Obligations of Holdings and its Subsidiaries representing the interest factor for such period, but without including therein any costs or expenses related to Interest Rate Protection Agreements or Other Hedging Agreements.

     "Consolidated Net Income" shall mean, for any period, net after tax income of Holdings and its Subsidiaries for such period; provided, however, that there shall be excluded from Consolidated Net Income (i) other than when calculated on a Pro Forma Basis, the income (or loss) of any Person accrued prior to the date it becomes a consolidated Subsidiary of Holdings or is merged into or consolidated with Holdings or any of its consolidated Subsidiaries or such Person's assets are acquired by Holdings or any of its consolidated Subsidiaries, except to the extent of the amount of cash dividends or distributions actually paid to Holdings or any of its consolidated Subsidiaries by such Person during such period and (ii) the income of any consolidated Subsidiary of Holdings to the extent the declaration or payment of dividends or similar distributions by that Subsidiary of its income is not at the time permitted by operation of the terms of its charter or any agreement or instrument (other than this Agreement or any other Credit Document), judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary.

     "Contingent Obligation" shall mean, as to any Person, any obligation of such Person guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent,
(i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (x) for the purchase or payment of any such primary obligation or (y) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

     "Continuing Directors" shall mean the members of the Board of Directors of Holdings on the Restatement Effective Date and each other member, if such member's nomination for election to the Board of Directors of Holdings is recommended by a majority of the then Continuing Directors or if such member has been designated by a Permitted Holder.

     "Credit Documents" shall mean this Agreement and, after the execution and delivery thereof pursuant to the terms of this Agreement, each Note, each Security Document and each Guaranty.

     "Credit Event" shall mean the making of any Loan or the issuance of any Letter of Credit.

     "Credit Party" shall mean Holdings, each Borrower and each Subsidiary Guarantor.

     "CTB Subsidiary" shall mean each Subsidiary of Holdings that is incorporated or organized outside the United States or any State or territory thereof but which is, or has elected to be, treated as a partnership or disregarded entity pursuant to the provisions of Treasury Regulations Section 301.7701.3; provided, however, that the term CTB Subsidiary shall not include any Subsidiary that is directly or indirectly owned by any Foreign Subsidiary of the US Borrower.

     "CTB  Subsidiary  Guaranty"  shall  have the  meaning  provided  in Section
7.12(b).

     "Default" shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

     "Defaulting Bank" shall mean any Bank with respect to which a Bank Default is in effect.

     "Determination Date" shall have the meaning provided in the definition of Applicable Commitment Fee Percentage.

     "Dividends" with respect to any Person shall mean that such Person has declared or paid a dividend or returned any equity capital to its stockholders, members or other equity owners or authorized or made any other distribution, payment or delivery of property or cash (other than equity interests in such person or rights therefor) to its stockholders, members or other equity owners as such, or redeemed, retired, purchased or otherwise acquired, directly or indirectly, for consideration (other than equity interests in such person or rights therefor) any shares of any class of its capital stock or other equity securities outstanding on or after the Restatement Effective Date (or any options or warrants issued by such Person with respect to its capital stock or other equity securities), or set aside any funds for any of the foregoing purposes, or shall have permitted any of its Subsidiaries to purchase or otherwise acquire for consideration any shares of any class of the capital stock or other equity securities of such Person outstanding on or after the Restatement Effective Date (or any options or warrants issued by such Person with respect to its capital stock or other equity securities). "Dividends" with respect to any Person (x) shall include payments of principal and interest in respect of the Shareholder Subordinated Notes and (y) shall not include payments made or required to be made by such Person with respect to any management or employee stock or equity appreciation rights, plans, equity incentive or achievement plans or any similar plans or setting aside of any funds for the foregoing purposes.

     "Dollar Equivalent" shall mean, at any time for the determination thereof, the amount of Dollars which could be purchased with (or, in the case of Letters of Credit denominated in a currency other than Dollars, the amount of Dollars necessary to purchase) the amount of the relevant Alternate Currency (or, in the case of a Letter of Credit or other Indebtedness denominated in a currency other than an Alternate Currency, such other currency) involved in such computation at the spot exchange rate therefor as quoted by the Administrative Agent as of 11:00 A.M. (London time) on the date two Business Days prior to the date of any determination thereof for purchase on such date, provided that the Dollar Equivalent of any Unpaid Drawing in a currency other than Dollars shall be determined at the time the drawing under the related Letter of Credit was paid or disbursed by the relevant Issuing Bank and such computation will be at the spot exchange rate therefor as quoted by the Administrative Agent as of 11:00 A.M. (New York time) on such date.

     "Dollar Loan" shall mean each A-1 Term Loan and each Revolving Loan.

     "Dollars" and the sign "$" shall each mean freely transferable lawful money of the United States.

     "Domestic Subsidiary" shall mean each Subsidiary of Holdings that is incorporated or organized in the United States or any State or territory thereof.

     "Drawing" shall have the meaning provided in Section 2.04(b).

     "Eligible Transferee" shall mean and include a commercial bank, financial institution or other "accredited investor" (as defined in Regulation D of the Securities Act).

     "EMU Legislation" shall mean the legislative measures of the European Council for the introduction of, changeover to or operation of a single or unified European currency.

     "Environmental Claims" shall mean any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of non-compliance or violation, investigations or proceedings arising under any Environmental Law (hereafter "Claims") or any permit issued under any such law, including, without limitation, (a) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and (b) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to the indoor or outdoor environment.

     "Environmental Law" shall mean any applicable Federal, state, provincial, foreign or local statute, law, rule, regulation, ordinance, code, legally binding guideline or written policy and rule of common law now or hereafter in effect and in each case as amended, and any legally binding judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment relating to the indoor or outdoor environment, employee health and safety or Hazardous Materials, including, without limitation, CERCLA; RCRA; the Federal Water Pollution Control Act, 33 U.S.C.ss.2601 et seq.; the Clean Air Act, 42 U.S.C.ss. 7401 et seq.; the Safe Drinking Water Act, 42 U.S.C.ss. 3803 et seq.; the Oil Pollution Act of 1990, 33 U.S.C.ss. 2701 et seq.; the Emergency Planning and the Community Right-to-Know Act of 1986, 42 U.S.C.ss.11001 et seq.; the Hazardous Material Transportation Act, 49 U.S.C.ss.1801 et seq.; the Occupational Safety and Health Act, 29 U.S.C.ss. 651 et seq.; and any state and local or foreign counterparts or equivalents, in each case as amended from time to time.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to ERISA are to ERISA, as in effect on the date of this Agreement and any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

     "ERISA Affiliate" shall mean any trade or business (whether or not incorporated) which together with Holdings or any of the Borrowers would be treated as a single employer under Section 414(b) or (c) of the Code or, solely for the purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

     "ERISA Event" shall mean (a) any "reportable event", as defined in section 4043(c) of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived under subsection .22, .23, .25, .27 or .28 of PBGC Regulation Section 4043); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by Holdings, any Borrower or any of their ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by Holdings, any Borrower or their ERISA Affiliates from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by Holdings, any Borrower or any of their ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by Holdings, any Borrower or any of their ERISA Affiliates of any notice, or the receipt by any Multiemployer Plan, from Holdings, any Borrower or any of their ERISA Affiliates of any notice, concerning the imposition of "withdrawal liability" (within the meaning of Section 4201 of ERISA) or a determination that a Multiemployer Plan is or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

     "EURIBOR" shall mean, for each Interest Period applicable to any EURIBOR Rate Loan, (i) the per annum rate for deposits in Euros as determined by the Administrative Agent for a period corresponding to the duration of the relevant Interest Period which appears on Reuters Page EURIBOR-01 at approximately 10:00 A.M. (London time) on the date which is two Business Days prior to the commencement of such Interest Period or (ii) if such rate is not shown on Reuters Page EURIBOR-01, the average offered quotation to prime banks in the Euro-zone interbank market by the Banks for Euro deposits of amounts comparable to the principal amount of the EURIBOR Rate Loan for which an interest rate is then being determined with maturities comparable to the Interest Period to be applicable to such EURIBOR Rate Loan (rounded upward to the next whole multiple of 1/16 of 1%), determined as of 10:00 A.M. (London time) on the date which is two Business Days prior to the commencement of such Interest Period. The reference to Reuters Page EURIBOR-01 in this definition shall be construed to be a reference to the relevant page or any other page that may replace such page on the Reuters service; provided, in the event the Administrative Agent has made any determination pursuant to Section 1.10(a)(i) in respect of Euro Rate Loans denominated in Euros, or in the circumstances described in clause (i) to the proviso to Section 1.10(b) in respect of Euro Rate Loans denominated in Euros, the EURIBOR determined pursuant to this definition shall instead be the rate determined by the Administrative Agent as the all-in-cost of funds for the Administrative Agent to fund a Euro Rate Loan denominated in Euros with maturities comparable to the Interest Period applicable thereto.

     "EURIBOR Rate Loan" shall mean each A-2 Term Loan.

     "Euro" shall mean the single currency of the participating member states as described in any EMU Legislation.

     "Eurodollar Loan" shall mean each Dollar Loan designated as such by the Borrower at the time of the incurrence thereof or conversion thereto.

     "Eurodollar Rate" shall mean (a) the offered quotation to first-class banks in the London interbank Eurodollar market by BTCo for Dollar deposits of amounts in immediately available funds comparable to the outstanding principal amount of the Eurodollar Loan of BTCo with maturities comparable to the Interest Period applicable to such Eurodollar Loan commencing two Business Days thereafter as of 11:00 A.M. (London time) on the date which is two Business Days prior to the commencement of such Interest Period, divided (and rounded off to the nearest 1/16 of 1%) by (b) a percentage equal to 100% minus the then stated maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves required by applicable law) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency funding or liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D).

     "Euro Equivalent" shall mean, at any time for the computation thereof, the amount of Euros which could be purchased with the amount of Dollars involved in such computation at the spot exchange rate therefor as quoted by the Administrative Agent at 11:00 A.M. (London time) on the date three Business Days prior to the date of any determination thereof for the purchase on such date.

     "Euro Rate" shall mean (i) with respect to Dollar Loans, the Eurodollar Rate and (ii) with respect to the EURIBOR Rate Loans, EURIBOR (iii) with respect to Canadian Dollar Loans, the Canadian Dollar Euro Rate and (iv) with respect to Pounds Sterling Loans, the Pounds Sterling Euro Rate.

     "Euro Rate Loan" shall mean each Eurodollar Loan, each EURIBOR Rate Loan, each Canadian Dollar Loan and each Pounds Sterling Loan.

     "Euro-zone" shall mean the region composed of the member states as described in any EMU Legislation.

     "Event of Default" shall have the meaning provided in Section 9.

     "Excess Cash Flow" shall mean, for any period, the difference between (a) the sum of (i) Adjusted Consolidated Net Income for such period and (ii) the decrease, if any, in Adjusted Consolidated Working Capital from the first day to the last day of such period, and (b) the sum of (i) an amount equal to (1) the amount of Consolidated Capital Expenditures (but excluding Consolidated Capital Expenditures financed with equity or Indebtedness (other than the Revolving Loans and loans under the Overdraft Facility)) made during such period pursuant to and in accordance with Section 8.07(a) plus (or minus, if negative) and (2) the Rollover Amount for such period to be carried forward to the next period less the Rollover Amount (if any) for the preceding period carried forward to the current period, (ii) without duplication of amounts deducted under preceding clause (b)(i), the amounts expended by Holdings and its Subsidiaries in respect of Permitted Acquisitions (but excluding Permitted Acquisitions financed with equity or Indebtedness other than the Revolving Loans and loans under the Overdraft Facility), (iii) the aggregate amount of permanent principal payments of Indebtedness of Holdings and its Subsidiaries (but excluding repayments of (A) Indebtedness made with the proceeds of equity or with other Indebtedness (other than the Revolving Loans and loans under the Overdraft Facility) and (B) Loans, provided that repayments of Loans shall be deducted in determining Excess Cash Flow if such repayments were (x) required as a result of a Scheduled Repayment under Section 4.02(b), or (y) made as a voluntary prepayment pursuant to Section 4.01 with internally generated funds (but in the case of a voluntary prepayment of Revolving Loans, only to the extent accompanied by a voluntary reduction to the Total Revolving Loan Commitment)) during such period, (iv) the increase, if any, in Adjusted Consolidated Working Capital from the first day to the last day of such period, (v) an amount of cash spent during such period with respect to expenses accrued on Holdings' or the Borrower's balance sheet in connection with the transactions contemplated hereby or a Permitted Acquisition including purchase accounting reserves, (vi) the aggregate amount of Dividends paid during such period under Section 8.03(iv), (vi) and (vii) (to the extent used to make loans to Persons other than Holdings and its Subsidiaries), (in each case without duplication and excluding (A) any such Dividends paid with the proceeds of an equity issuance and (B) any such Dividends paid during such period to the extent deducted in determining Adjusted Consolidated Net Income for such period), (vii) taxes paid by Holdings and its Subsidiaries during such period to the extent not deducted in determining Adjusted Consolidated Net Income for such period, and including as a deduction under this clause (vii) any taxes payable by Holdings and its Subsidiaries in respect of such period even if such taxes are paid in a subsequent period, provided that if a deduction is made during any period for taxes payable in respect of, but not paid in, such period, then no deduction shall be made for such taxes (under this clause (vii) or under clause (vi) above) in the period in which such taxes are paid, (viii) reductions in purchase accounting reserves or reductions in other long term liabilities on the balance sheet of Holdings or the Borrower on the Restatement Effective Date (to the extent such reductions resulted in an increase to Adjusted Consolidated Net Income for such period), (ix) cash Restructuring costs incurred during such period to the extent not constituting Capital Expenditures and not deducted in determining Adjusted Consolidated Net Income for such period and (x) the amount of cash spent during such period to redeem or repurchase the Senior Subordinated Notes to the extent permitted under Section 8.11(i) (excluding any such amount paid with the proceeds of an equity issuance or other Indebtedness other than Revolving Loans).

     "Excess Cash Payment Date" shall mean the earlier of (x) the date of delivery of the financial statements pursuant to Section 7.01(c) in respect of Holdings' fiscal year then last ended and (y) the date occurring 105 days after the last day of each fiscal year of Holdings (in either case beginning with its fiscal year ended on September 30, 2002).

     "Excess Cash Payment Period" shall mean with respect to the payment required on each Excess Cash Payment Date, the immediately preceding fiscal year of Holdings.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

     "Excluded Capital  Expenditures" shall mean Capital Expenditures made under
Section 8.07(b).

     "Existing Bank" shall mean each Bank which is a "Bank" under the Existing Credit Agreement immediately prior to the Restatement Effective Date.

     "Existing Canadian Term Loans" shall mean the "Subsidiary A Canadian Dollar Term Loans" under, and as defined in, the Existing Credit Agreement.

     "Existing Credit Agreement" shall have the meaning provided in the recitals to this Agreement.

     "Existing Indebtedness" shall have the meaning provided in Section 6.21.

     "Existing Indebtedness Agreements" shall mean the "Existing Indebtedness Agreements," under and as defined in the Existing Credit Agreement.

     "Existing  Lender"  shall  mean  each  Lender  under  the  Existing  Credit
Agreement.

     "Existing Letters of Credit" shall have the meaning provided in Section 2.01(d).

     "Existing Loans" shall mean the loans made pursuant to the Existing Credit Agreement.

     "Existing UK Pounds Sterling Loans" shall mean the "Subsidiary A Sterling Term Loans" under, and as defined in, the Existing Credit Agreement.

     "Existing US Pounds Sterling Loans" shall mean the "Company A Sterling Term Loans" under, and as defined in, the Existing Credit Agreement.

     "Existing US Term Loans" shall mean the "Company A Dollar Term Loans" under, and as defined in, the Existing Credit Agreement.

     "Facing Fee" shall have the meaning provided in Section 3.01(c).

     "Federal Funds Rate" shall mean for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal Funds brokers of recognized standing selected by the Administrative Agent.

     "Fees" shall mean all amounts payable pursuant to or referred to in Section 3.01.

     "Fixed Charge Coverage Ratio" shall mean, for any Test Period, the ratio of Consolidated EBITDA to Consolidated Fixed Charges for such Test Period. All calculations of the Fixed Charge Coverage Ratio shall be made on a Pro Forma Basis, with determinations of the Fixed Charge Coverage Ratio to give effect to all adjustments contained in the definition of "Pro Forma Basis" contained herein.

     "Foreign Pension Plan" shall mean any plan, fund (including, without limitation, any superannuation fund) or other similar program established or maintained outside of the United States by Holdings, any Borrower or any one or more of their Subsidiaries primarily for the benefit of employees of Holdings, any Borrower or any of their Subsidiaries residing outside of the United States, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and which plan is not subject to ERISA or the Code.

     "Foreign Pledge Agreement" shall mean the "Foreign Pledge Agreement" under, and as defined in, the Existing Credit Agreement.

     "Foreign Subsidiary" shall mean each Subsidiary of Holdings that is not a Domestic Subsidiary or a CTB Subsidiary.

     "Foreign Subsidiary Guaranty" shall have the meaning provided in Section 7.12(a).

     "Guaranteed Creditors" shall mean and include the Administrative Agent, the Collateral Agent, the Issuing Bank, each Bank and each Person (other than any Credit Party) party to an Interest Rate Protection Agreement or Other Hedging Agreements or the Overdraft Facility to the extent such party constitutes a Secured Creditor under the Security Documents.

     "Guaranteed Parties" shall mean (i) in respect of Holdings, as Guarantor, the US Borrower and each Subsidiary Borrower and (ii) in respect of the US Borrower, as Guarantor, each Subsidiary Borrower.

     "Guarantor" shall mean each of Holdings, the US Borrower and each Subsidiary Guarantor.

     "Guaranty" shall mean and include each of the guaranties of Holdings, the US Borrower, the US Subsidiary Guaranty, any Canadian Subsidiary Guaranty, any UK Subsidiary Guaranty and any Foreign Subsidiary Guaranty.

     "Hazardous Materials" shall mean (a) any petrochemical or petroleum products, radioactive materials, asbestos in any form that is friable, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls, and radon gas; and (b) any chemicals, materials or substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "restricted hazardous materials," "extremely hazardous materials," "restrictive hazardous wastes," "toxic substances," "toxic pollutants," "contaminants" or "pollutants," or words of similar meaning and regulatory effect under any applicable Environmental Law.

     "Holdings" shall have the meaning provided in the first paragraph of this Agreement.

     "Holdings Common Stock" shall mean the outstanding common stock of Holdings.

     "Holdings Guaranty" shall mean the guaranty of Holdings pursuant to Section 12.

     "Holdings IPO" shall mean a primary issuance by Holdings of Holdings Common Stock pursuant to a registered initial public offering.

     "Inactive Subsidiary" shall mean any Subsidiary of Holdings (other than a Borrower) that does not have any assets in excess of $100,000 or has not had revenues in excess of $100,000 for the Test Period then most recently ended for which financial statements are available.

     "Indebtedness" shall mean, as to any Person, without duplication, (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services, (ii) the maximum amount available to be drawn under all letters of credit issued for the account of such Person and all unpaid drawings in respect of such letters of credit, (iii) all Indebtedness of the types described in clause (i), (ii), (iv), (v), (vi) or (vii) of this definition secured by any Lien on any property owned by such Person, whether or not such Indebtedness has been assumed by such Person, (iv) the aggregate amount required to be capitalized under leases under which such Person is the lessee, (v) all obligations of such person to pay a specified purchase price for goods or services, whether or not delivered or accepted, i.e., take-or-pay and similar obligations, (vi) all Contingent Obligations of such Person in respect of Indebtedness of a type described in clauses (i), (ii), (iii), (iv) or (vii), and
(vii) all net obligations or exposure under any Interest Rate Protection Agreement or Other Hedging Agreement or under any similar type of agreement or arrangement, provided that Indebtedness shall not include trade payables and accrued expenses, in each case arising in the ordinary course of business.

     "Intercompany Note" shall mean promissory notes, substantially in the form of Exhibit K evidencing intercompany loans.

     "Interest Coverage Ratio" shall mean, for any Test Period, the ratio of (x) Consolidated EBITDA for such Test Period to (y) Consolidated Cash Interest Expense for such Test Period. All calculation of the Interest Coverage Ratio shall be made on a Pro Forma Basis, with determinations of the Interest Coverage Ratio to give effect to all adjustments contained in the definition of "Pro Forma Basis" contained herein.

     "Interest Determination Date" shall mean, with respect to any Euro Rate Loan, the second Business Day prior to the commencement of any Interest Period relating to such Euro Rate Loan.

     "Interest Period" shall have the meaning provided in Section 1.09.

     "Interest Rate Protection Agreement" shall mean any interest rate swap agreement, interest rate cap agreement, interest collar agreement, interest rate hedging agreement, interest rate floor agreement or other similar agreement or arrangement.

     "Issuing Bank" shall mean BTCo (or any Lending Affiliate of BTCo (including, but not limited to, Deutsche Bank AG, New York Branch) performing obligations on its behalf and reasonably acceptable to the US Borrower) and any other Bank designated by, and acceptable to, the Administrative Agent and the US Borrower.

     "Judgment Currency" shall have the meaning provided in Section 13.16(a).

     "Judgment  Currency  Conversion  Date" shall have the  meaning  provided in
Section 13.16(a).

     "L/C Supportable Obligations" shall mean (i) obligations of the US Borrower or its Subsidiaries incurred in the ordinary course of business with respect to insurance obligations and workers' compensation, surety bonds and other similar obligations and (ii) such other obligations of the US Borrower or any of its Subsidiaries which would not be inconsistent with the internal policy of the Issuing Bank (applied consistently to all of its customers) and otherwise permitted to exist pursuant to the terms of this Agreement.

     "Leaseholds" of any Person means all the right, title and interest of such Person as lessee or licensee in, to and under leases or licenses of land, improvements and/or fixtures.

     "Lending Affiliate" shall mean, with respect to any Person, any other Person (i) directly or indirectly controlling (including, but not limited to, all directors, officers and partners of such Person), controlled by, or under direct or indirect common control with, such Person or (ii) that directly or indirectly owns more than 50% of any class of the voting securities or capital stock of or equity interests in such Person. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise.

     "Lesser Period" shall have the meaning provided in Section 1.16.

     "Letter of Credit" shall have the meaning provided in Section 2.01(a).

     "Letter of Credit Fee" shall have the meaning provided in Section 3.01(b).

     "Letter of Credit Outstandings" shall mean, at any time, the sum of (i) the aggregate Stated Amount of all outstanding Letters of Credit and (ii) the aggregate amount of all Unpaid Drawings.

     "Letter of Credit  Request"  shall  have the  meaning  provided  in Section
2.02(a)

     "Leverage Ratio" shall mean, at any time, the ratio of Consolidated Debt at such time to Consolidated EBITDA for the Test Period most recently ended. All calculations of the Leverage Ratio shall be made on a Pro Forma Basis, with determinations of the Leverage Ratio to give effect to all adjustments contained in the definition of "Pro Forma Basis" contained herein.

     "Lien" shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other) or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, and any lease having substantially the same effect as any of the foregoing).

     "Loan" shall mean each Term Loan and each Revolving Loan.

     "Majority Banks" of any Tranche shall mean those Non-Defaulting Banks which would constitute the Required Banks under, and as defined in, this Agreement if all outstanding Obligations of the other Tranches under this Agreement were repaid in full and all Commitments with respect thereto were terminated.

     "Management Agreement" shall mean the Management Agreement, dated July 11, 1995, among Holdings, the US Borrower, certain of its Subsidiaries, VCP and Cabot Corporation, as amended, supplemented or modified from time to time.

     "Mandatory Cost" shall mean, in relation to any part of any EURIBOR Rate Loan or any unpaid sum in respect thereof, the percentage rate determined in accordance with Schedule XIII to compensate the Banks (in addition to the interest rate) for the cost of compliance with (a) the requirements of the Bank of England and/or the Financial Services Authority (or, in either case, any other authority which replaces all or any of its functions) in the case of paragraph (a) of Schedule XIII or (b) the requirements of the European Central Bank in the case of paragraph (b) of Schedule XIII.

     "Margin Stock" shall have the meaning provided in Regulation U.

     "Material Subsidiary" shall mean, at any time (a) any Subsidiary (i) having assets (valued at fair market value) equal to or greater than 3% of the assets (valued at fair market value) of Holdings and its Subsidiaries taken as a whole or (ii) having revenues for the then most recently ended fiscal year equal to or greater than 3% of the revenues for such fiscal year of Holdings and its Subsidiaries taken as a whole and (b) any group of Subsidiaries (i) having aggregate assets (valued at fair market value) and equal to or greater than 10% of the assets (valued at fair market value) of Holdings and its Subsidiaries taken as a whole or (ii) having aggregate revenues for the then most recently ended fiscal year equal or greater than 10% of the revenues for such fiscal year of Holdings and its Subsidiaries taken as a whole.

     "Material Wholly-Owned Subsidiary" shall mean a Material Subsidiary of any Borrower that is a Wholly-Owned Subsidiary of such Borrower.

     "Maturity Date" with respect to a Tranche shall mean either the Term Loan Maturity Date or the Revolving Loan Maturity Date, as the case may be.

     "Minimum Borrowing Amount" shall mean (i) with respect to Term Loans that are Dollar denominated, $5,000,000, (ii) with respect to Revolving Loans maintained as Eurodollar Loans, $1,000,000, (iii) with respect to Revolving Loans maintained as Base Rate Loans, $250,000, (iv) with respect to Term Loans that are maintained as EURIBOR Rate Loans, (euro)3,000,000, (v) with respect to Term Loans that are maintained as Canadian Dollar Loans, CDN $1,000,000 and (vi) with respect to Term Loans that are maintained as Pounds Sterling Loans, (pound)2,000,000. In determining whether the Minimum Borrowing Amount is satisfied on the Restatement Effective Date, the Loans continued and the new Loans made shall be combined.

     "Moody's" shall mean Moody's Investors Service, Inc.

     "Mortgage" shall mean all Mortgages granted by the Borrowers pursuant to the Original Credit Agreement and which have not be released by the lenders prior to the Restatement Effective Date and, after the execution and delivery thereof, shall include each Additional Mortgage.

     "Mortgage Amendment" shall have the meaning provided in Section 5.12.

     "Mortgaged Property" shall mean all the Real Property of Holdings and its Subsidiaries listed on Schedule XII and designated "Existing Mortgaged Property" and, after the execution and delivery of any Additional Mortgage, shall include the respective Additional Mortgaged Property.

     "Multiemployer  Plan"  shall  mean any  multiemployer  plan as  defined  in
Section 4001(a)(3) of ERISA.

     "Net Cash Proceeds" shall mean, with respect to any Asset Sale, the Cash Proceeds resulting therefrom net of (x) cash expenses of sale (including brokerage fees, if any, and payment of principal, premium and interest of Indebtedness (other than the Loans) required to be repaid as a result of such Asset Sale) and (y) incremental income taxes paid or payable as a result thereof.

     "Non-Defaulting Bank" shall mean and include each Bank other than a Defaulting Bank.

     "Non-Qualified Permitted Earn-Out Amount" shall mean the maximum amount payable in cash by Holdings and its Subsidiaries in respect of Permitted
Earn-Out Debt and Permitted Earn-Out Equity which does not constitute a Qualified Earn-Out Obligation.

     "Note" shall mean each Term Note and Revolving Note.


     "Notice of Borrowing" shall have the meaning provided in Section 1.03.

     "Notice of Conversion" shall have the meaning provided in Section 1.06.

     "Notice Office" shall mean the office of Bankers Trust Company, as Administrative Agent, located at 130 Liberty Street, New York, New York 10006, or such other office or offices as the Administrative Agent may designate to Holdings, the Borrowers and the Banks from time to time.

     "Obligation Currency" shall have the meaning provided in Section 13.16(a).

     "Obligations" shall mean all amounts owing to the Administrative Agent, the Collateral Agent, the Issuing Bank or any Bank pursuant to the terms of this Agreement or any other Credit Document.

     "Original Restatement Effective Date" shall mean the "Restatement Effective Date" under, and as defined in, the Existing Credit Agreement (i.e. May 30,
1996).

     "Other Creditor" shall have the meaning provided in the respective Security Documents.

     "Other Hedging Agreements" shall mean any foreign exchange contracts, currency swap agreements, commodity agreements or other similar agreements or arrangements designed to protect against fluctuations of currency or commodity values.

     "Overdraft Facility" shall mean an arrangement between the UK Borrower and a credit provider reasonably satifactory to the Administrative Agent for extensions of credit in Pounds Sterling in an aggregate amount not to exceed at any time outstanding the Pounds Sterling Equivalent of $5,000,000 plus interest, fees and other amounts owed thereunder, it being understood and agreed that such extensions of credit shall be secured on an equal and ratable basis by the Collateral subject to the UK Security Documents.

     "Participant" shall have the meaning provided in Section 2.03(a).

     "Participation" shall have the meaning provided in Section 2.03(a).

     "Payment Office" shall mean (i) in respect of all Loans made to the US Borrower, Letters of Credit, Fees and, except as provided in clauses (ii) and
(iii) of this definition, all other amounts owing under this Agreement, the office of the Administrative Agent located at One Bankers Trust Plaza, New York, New York, ABA Number: 021-001-033, Account Name: Commercial Loan Division, Account Number: 99-401-268, Attention: Deal Administrator, Reference: Aearo Company I, (ii) in respect of all Loans made to the Canadian Borrower and all payments of interest in respect thereof, the Administrative Agent's account located at The Bank of Nova Scotia, Toronto, Canada, Account Name, Bankers Trust Company, NY, Account Number 0204013, Reference, Cabot Safety Canada Corporation and (iii) in respect of all Loans made to the UK Borrower and all payments of interest in respect thereof, the office of the Administrative Agent, located in London, England, Account Name, Bankers Trust Company, NY, Account Number 700001012, Reference: Cabot Safety Limited, or in each case, such other office or offices as the Administrative Agent may hereafter designate in writing as such to the other parties hereto.

     "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.

     "Permitted Acquisition" shall mean the acquisition by the US Borrower or any of its Subsidiaries (to the extent that any such Subsidiary which is a Credit Party is able to, and does, grant a Lien to the Collateral Agent for the benefit of the Secured Creditors on and security interest in assets acquired thereby in connection with such Permitted Acquisition, but limited to 65% of the capital stock of any Foreign Subsidiary) of (x) assets constituting all or substantially all of a business or division of any Person not already a Subsidiary of the US Borrower or (y) all or substantially all of the capital stock or other ownership interests of any such Person which Person shall, as a result of such acquisition, become a Wholly-Owned Subsidiary of the US Borrower or such Subsidiary, provided that (A) the consideration paid by the Borrower and/or its Domestic Subsidiaries can be in the form of (i) cash, (ii) the issuance to any such Person of Permitted Seller Notes, (iii) the issuance to such Person of Permitted Earn-Out Debt and/or Permitted Earn-Out Preferred Equity, or (iv) the issuance to any such Person of Qualified Capital Stock issued by Holdings, and (B) the assets acquired, or the business of the Person whose stock is acquired, shall be in the same, similar or related line of business in which the US Borrower and its Subsidiaries are already engaged. Notwithstanding anything to the contrary contained in the immediately preceding sentence, an acquisition shall be a Permitted Acquisition only if all requirements of Section 7.14 are met with respect thereto.

     "Permitted Acquisition Cost Savings" shall mean, at any time of measurement, in connection with each Permitted Acquisition, those demonstrable cost savings in connection with or as a result of such Permitted Acquisition, provided that such cost savings would be permitted to be recognized in pro forma statements prepared in accordance with Regulation S-X of the Securities Act.

     "Permitted Earn-Out Debt" shall mean Indebtedness of Holdings incurred in connection with a Permitted Acquisition and in accordance with Section 7.14, which Indebtedness is not secured by any assets of Holdings or any of its Subsidiaries (including, without limitation, the assets so acquired) and is not guaranteed by any Subsidiary of Holdings and is only payable by Holdings in the event certain future performance goals are achieved with respect to the assets acquired and is not payable in accordance with its terms to the extent there exists a Default or an Event of Default and is otherwise subordinated to the Obligations on the terms set forth in Exhibit N; provided that such Indebtedness shall only constitute Permitted Earn-Out Debt to the extent the terms of such Indebtedness expressly limit the maximum potential liability of Holdings with respect thereto.

     "Permitted Earn-Out Preferred Equity" shall mean preferred equity of Holdings issued in connection with a Permitted Acquisition and in accordance with Section 7.14, which preferred equity is not secured by any assets of Holdings or any of its Subsidiaries (including, without limitation, the assets so acquired) and is not guaranteed by any Subsidiary of Holdings and is only payable by Holdings in the event certain future performance goals are achieved with respect to the assets acquired and is not payable in accordance with its terms to the extent there exists a Default or an Event of Default; provided that such preferred equity shall only constitute Permitted Earn-Out Preferred Equity to the extent the terms of such preferred equity expressly limit the maximum potential liability of Holdings with respect thereto.

     "Permitted Encumbrance" shall mean, with respect to any Mortgaged Property, such exceptions to title as are set forth in the title insurance policy or title commitment delivered with respect thereto, all of which exceptions must be acceptable to the Administrative Agent in its reasonable discretion.

     "Permitted Holders" shall mean Persons holding the equity interests (or rights to purchase equity interests) of the Parent on the Restatement Effective Date and their respective Affiliates and partners and, in the case of any such Person who is an individual, the immediate family members of such Person and trusts for the benefit of such Person and/or his or her immediate family members.

     "Permitted Liens" shall have the meaning provided in Section 8.01.

     "Permitted Refinancing Subordinated Indebtedness" shall mean any Indebtedness incurred by the US Borrower which is subordinated to all Obligations hereunder and any other obligations secured pursuant to the Security Documents in a manner which, in the reasonable judgment of the Administrative Agent, is customary for such Indebtedness, so long as (i) such Indebtedness shall require no amortization, sinking fund payment or any other scheduled maturity of the principal amount thereof on any date which is earlier than the date occurring one year after the then latest Maturity Date, (ii) the interest rate for such Indebtedness shall not be in excess of that of the Senior Subordinated Notes and (iii) the terms governing any such Indebtedness shall not contain any provision (including, without limitation, covenants, defaults and remedies) which, in the opinion of the Administrative Agent, is more restrictive than the provisions in the Senior Subordinated Notes and, in any event, shall be reasonably satisfactory to the Administrative Agent.

     "Permitted Seller Notes" shall mean notes issued by Holdings to sellers of stock (or other equity interests) or assets in a Permitted Acquisition and issued in accordance with Section 7.14, which notes shall be subordinated, unsecured and unguaranteed, and shall be substantially in the form of Exhibit L or shall otherwise be in form and substance satisfactory to the Administrative Agent.

     "Person" shall mean any individual, partnership, joint venture, firm, corporation, limited liability company, association, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

     "Plan" shall mean any pension plan as defined in Section 3(2) of ERISA, which is maintained or contributed to by (or to which there is an obligation to contribute of) Holdings, any Borrower or any of their Subsidiaries or any ERISA Affiliate, and each such plan for the five year period immediately following the latest date on which Holdings, any Borrower or any of their Subsidiaries or any ERISA Affiliate maintained, contributed to or had an obligation to contribute to such plan.

     "Pledge Agreement Collateral" shall mean all "Collateral" as defined in the Pledge Agreements.

     "Pledge Agreements" shall mean the US Pledge Agreement and the UK Pledge Agreement.

     "Pledged  Securities"  shall  have  the  meaning  provided  in  the  Pledge
Agreement.

     "Pledged Stock" shall have the meaning provided in the Pledge Agreement.

     "Pounds Sterling" shall mean freely transferable lawful money of the United Kingdom.

     "Pounds Sterling Equivalent" shall mean, at any time for the computation thereof, the amount of Pounds Sterling which could be purchased with the amount of Dollars involved in such computation at the spot exchange rate therefor as quoted by the Administrative Agent as of 11:00 a.m. (London time) on the date three Business Days prior to the date of any computation thereof for purchase on such date.

     "Pounds  Sterling  Loan"  shall  mean  each A-4 Term Loan and each A-5 Term
Loan.

     "Pounds Sterling Euro Rate" shall mean (a) (i) the rate per annum that appears on page 3750 of the Dow Jones Telerate Screen (or any successor page) for Pounds Sterling deposits with maturities comparable to the Interest Period applicable to the Pounds Sterling Loans subject to the respective Borrowing, determined as of 11:00 A.M. (London time) on the date which is two Business Days prior to the commencement of such Interest Period or (ii) if such a rate does not appear on page 3750 of the Dow Jones Telerate Screen (or any successor page), the offered quotation to first-class banks in the London interbank Eurodollar market by BTCo for Pounds Sterling deposits of amounts in immediately available funds comparable to the outstanding principal amount of the Pounds Sterling Loan of BTCo with maturities comparable to the Interest Period applicable to such Pounds Sterling Loan commencing two Business Days thereafter as of 11:00 A.M. (London time) on the date which is two Business Days prior to the commencement of such Interest Period, in either case divided (and rounded off tot he nearest 1/16 of 1%) by (b) a percentage equal to 100% minus the then stated maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves required by applicable law) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency funding or liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D) to the extent applicable; provided, in the event that the Administrative Agent has made any determination pursuant to Section 1.10(a)(i) in respect of Pounds Sterling Loans, the Sterling Euro Rate determined pursuant to clause (a) of this definition shall instead be the rate determined by BTCo as the all-in cost of funds for BTCo to fund such Pounds Sterling Loan with maturities comparable to the Interest Period applicable thereto.

     "Pre-Syndication Interest Period" shall mean successive one week Interest Periods which shall apply to all outstanding Euro Rate Loans and the first of which shall commence on the Restatement Effective Date (or, if Eurodollar Loans are not made on that date, on the first date on which Eurodollar Loans are made or converted from Base Rate Loans), provided that no Pre-Syndication Interest Period shall begin after the Syndication Date.

     "Prime Lending Rate" shall mean the rate which BTCo announces from time to time as its prime lending rate, the Prime Lending Rate to change when and as such prime lending rate changes. The Prime Lending Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. BTCo may make commercial loans or other loans at rates of interest at, above or below the Prime Lending Rate.

     "Pro Forma Basis" shall mean, in connection with any calculation of compliance with any financial covenant or financial term, the calculation thereof after giving effect on a pro forma basis to (x) the incurrence of any Indebtedness the proceeds of which are used to finance a Permitted Acquisition after the first day of the relevant Calculation Period as if such Indebtedness, had been incurred (and the proceeds thereof applied) on the first day of the relevant Calculation Period, (y) the permanent repayment of any Indebtedness (other than revolving Indebtedness unless accompanied by a corresponding commitment reduction or paid with other permitted Indebtedness) after the first day of the relevant Calculation Period as if such Indebtedness had been retired or redeemed on the first day of the relevant Calculation Period and (z) the Permitted Acquisition, if any, then being consummated as well as any other Permitted Acquisition consummated after the first day of the relevant Calculation Period and on or prior to the date of the respective Permitted Acquisition then being effected as if such Permitted Acquisitions had been consummated at the beginning of such Calculation Period, with the following rules to apply in connection therewith:

          (i) all Indebtedness (x) used to finance Permitted Acquisitions and incurred after the first day of the relevant Calculation Period shall be deemed to have been incurred (and the proceeds thereof applied) on the first day of the respective Calculation Period and remain outstanding through the date of determination (and thereafter in the case of projections pursuant to Section 7.14(v)) and (y) permanently retired or redeemed after the first day of the relevant Calculation Period (other than revolving Indebtedness unless accompanied by a corresponding commitment reduction) shall be deemed to have been retired or redeemed on the first day of the respective Calculation Period and remain retired through the date of determination (and thereafter in the case of projections pursuant to Section 7.14(v));


          (ii) all Indebtedness assumed to be outstanding pursuant to preceding clause (i) shall be deemed to have borne interest at (x) the rate applicable thereto, in the case of fixed rate Indebtedness or (y) the rates which would have been applicable thereto during the respective period when same was deemed outstanding, in the case of floating rate Indebtedness (although interest expense with respect to any Indebtedness for periods while same was actually outstanding during the respective period shall be calculated using the actual rates applicable thereto while same was actually outstanding); provided that for purposes of calculations pursuant to Section 7.14(v), all Indebtedness (whether actually outstanding or deemed outstanding) bearing interest at a floating rate of interest shall be tested on the basis of the rates applicable at the time the determination is made pursuant to said provisions; and


          (iii) in making any determination of Consolidated EBITDA, pro forma effect shall be given to all Permitted Acquisition Cost Savings, as if such Permitted Acquisition Cost Savings were realized on the first day of the relevant period.


     "Qualified Capital Stock" shall mean the common stock of Holdings or the US Borrower, the preferred stock of Holdings issued pursuant to the Certificate of Designations of Cabot Safety Holding Corporation, dated as of June 13, 1995, and any other preferred equity of Holdings or the US Borrower the express terms of which shall provide that Dividends thereon shall not be required to be paid in cash at any time that such cash payment would be prohibited by the terms of this Agreement (and any refinancing, replacements or extensions hereof) and in either case which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event (including an event which would constitute a Change of Control), cannot mature (excluding any maturity as the result of an optional redemption by the issuer thereof) and is not mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, and is not redeemable, or required to be repurchased, at the sole option of the holder thereof (including, without limitation, upon the occurrence of an event which would constitute a Change of Control), in whole or in part, on or prior to the first anniversary of the then latest Maturity Date.

     "Qualified Earn-Out Obligation" shall mean obligations of Holding in respect of Permitted Earn-Out Debt and Permitted Earn-Out Equity which, in addition to the requirements therefor set forth in the respective definitions thereof, does not require Holdings or any Subsidiary to make any cash payment thereunder prior to the date which is six months after the latest Maturity Date.

     "Quarterly Payment Date" shall mean the last Business Day of each March, June, September and December (commencing with the last Business Day of September, 2001).

     "RC Bank" shall mean, at any time, each Bank with a Revolving Loan Commitment (or after the termination of the Total Revolving Loan Commitment, each Bank which had a Revolving Loan Commitment immediately prior to such termination).

     "RCRA" shall mean the Resource Conservation and Recovery Act, as the same may be amended from time to time, 42 U.S.C.ss. 6901 et seq., and any successor thereto.

     "Real Property" of any Person shall mean all the right, title and interest of such Person in and to land, improvements thereto and fixtures thereon, including Leaseholds.

     "Recovery Event" shall mean the receipt by Holdings or any of its Subsidiaries of any cash insurance proceeds or condemnation award payable (i) by reason of theft, loss, physical destruction or damage or any other similar event with respect to any Mortgaged Property, and (ii) under any policy of insurance required to be maintained under Section 7.03 as relating to any Mortgaged Property.

     "Register" shall have the meaning provided in Section 13.14.

     "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

     "Regulation T" shall mean Regulation T of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

     "Regulation U" shall mean Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

     "Regulation X" shall mean Regulation X of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

     "Release" shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing or migration into the indoor or outdoor environment.

     "Replaced Bank" shall have the meaning provided in Section 1.13.

     "Replacement Bank" shall have the meaning provided in Section 1.13.

     "Required  Banks"  shall  mean  Non-Defaulting   Banks  the  sum  of  whose
outstanding  Term  Loans  and  Revolving  Loan  Commitments  (or after the Total
Revolving Loan Commitment has been terminated, outstanding Revolving Loans and Revolving Percentages of outstanding Letter of Credit Outstandings) constitute greater than 50% of the sum of (i) the total outstanding Term Loans of Non-Defaulting Banks and (ii) the Total Revolving Loan Commitment less the aggregate Revolving Loan Commitments of Defaulting Banks (or, after the Total Revolving Loan Commitment has been terminated, the total outstanding Revolving Loans of Non-Defaulting Banks and the aggregate Revolving Percentages of all Non-Defaulting Banks of the Letter of Credit Outstandings at such time). For purposes of determining the Required Banks at any time, the principal amount of each Term Loan denominated in a Alternate Currency shall be deemed to be the Dollar Equivalent of the principal amount of such Term Loan at such time.

     "Restatement Effective Date" shall have the meaning provided in Section 13.10.

     "Restructuring" shall mean the non recurring expenses incurred by the US Borrower or any of its Subsidiaries in an effort to reduce operating costs or otherwise change its operations in any material respect attributable to (i) headcount and other operating expense reductions, (ii) direct labor and overhead reductions, (iii) material sourcing and procurement or (iv) consolidation and rationalization of facilities, in each case which has been expensed within the 18 month period commencing on the Restatement Effective Date.

     "Returns" shall have the meaning provided in Section 6.09.

     "Revolving Loan" shall have the meaning provided in Section 1.01(b).

     "Revolving Loan Commitment" shall mean, for each Bank, the amount set forth opposite such Bank's name on Schedule I directly below the column entitled "Revolving Loan Commitment", as the same may be (x) reduced from time to time pursuant to Sections 3.02, 3.03 and/or 9, and (y) adjusted from time to time as a result of assignments to or from such Bank pursuant to Section 1.13 or 13.04(b).

     "Revolving Loan Maturity Date" shall mean March 31, 2005.

     "Revolving Note" shall have the meaning provided in Section 1.05(a)(ii).

     "Revolving Percentage" of any Bank at any time shall mean a fraction (expressed as a percentage) the numerator of which is the Revolving Loan Commitment of such Bank at such time and the denominator of which is the Total Revolving Loan Commitment at such time, provided that if the Revolving Percentage of any Bank is to be determined after the Total Revolving Loan Commitment has been terminated, then the Revolving Percentages of the Banks shall be determined immediately prior (and without giving effect) to such termination but giving effect to any subsequent assignments permitted hereunder.

     "Rollover Amount" shall have the meaning provided in Section 8.07(a).

     "S&P" shall mean Standard & Poor's Ratings Services.

     "Scheduled Repayments" shall mean each A-1 Term Loan Scheduled Repayment, each A-2 Term Loan Scheduled Repayment, each A-3 Term Loan Scheduled Repayment, each A-4 Term Loan Scheduled Repayment and each A-5 Term Loan Scheduled Repayment.

     "SEC" shall have the meaning provided in Section 7.01(h).

     "Section 1.15 Bank" shall mean each Bank other than a Bank which (x) does not, immediately prior to the occurrence of a Sharing Event, hold a Tranche A-3 Term Loan or a Tranche A-4 Term Loan and (y) has notified the Administrative Agent that it elects not to participate in the purchase and sale of participations pursuant to Section 1.15.

     "Section  4.04(b)(ii)  Certificate"  shall  have the  meaning  provided  in
Section 4.04(b).

     "Secured Creditors" shall have the meaning assigned to that term in the respective Security Documents.

     "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

     "Security Agreement Collateral" shall mean all "Collateral" as defined in each Security Agreement.

     "Security Agreements" shall mean the US Security Agreement, the Canadian Security Agreement and the UK Security Agreement.

     "Security Documents" shall mean each Pledge Agreement, each Security Agreement and each Mortgage.

     "Senior   Consolidated   Debt"  shall  mean  all  Indebtedness  under  this
Agreement.

     "Senior Leverage Ratio" shall mean on the date of determination thereof the Leverage Ratio at such date except that the reference therein to "Consolidated Debt" shall be deemed to be a reference to "Senior Consolidated Debt".

     "Senior Subordinated Note Documents" shall mean and include each of the documents, instruments (including the Senior Subordinated Notes) and other agreements entered into by the US Borrower (including, without limitation, the Senior Subordinated Note Indenture) relating to the issuance by the US Borrower of the Senior Subordinated Notes, as in effect on the Restatement Effective Date.

     "Senior Subordinated Note Indenture" shall mean the Indenture, dated as of July 11, 1995, entered into by and between the US Borrower and Shawmut Bank Connecticut, N.A., as trustee thereunder, with respect to the Senior Subordinated Notes as in effect on the Restatement Effective Date.

     "Senior Subordinated Notes" shall mean the Senior Subordinated Notes due 2005 issued by the US Borrower under the Senior Subordinated Note Indenture (which notes shall include any Series B Senior Subordinated Notes into which the Senior Subordinated Notes were exchanged pursuant to the Senior Subordinate Notes Documents).

     "Shareholder Subordinated Note" shall mean an unsecured junior subordinated note issued by Holdings (and not guaranteed or supported in any way by the US Borrower or any of its Subsidiaries) in the form of Exhibit M, as the same may be amended, modified or supplemented from time to time pursuant to the terms hereof and thereof.

     "Shareholders' Agreement" shall mean the "Shareholders' Agreements" under, and as defined in the Existing Credit Agreement.

     "Sharing Event" shall mean (i) the occurrence of any Event of Default with respect to Holdings or the US Borrower pursuant to Section 9.05 or (ii) the acceleration of the maturity of the Loans pursuant to the last paragraph of
Section 9 or (iii) if the Required Banks so elect at any time during the continuance of an Event of Default after the declaration of the termination of the Commitments pursuant to the last paragraph of Section 9.

     "Specialty Composites Division" shall mean the US Borrower's specialty composites operating unit.

     "Sponsors" shall mean each of VCP and its respective Affiliates and partners and, in the case of any such Person who is an individual, the immediate family members of such Person and trusts for the benefit of such Person and/or his or her immediate family members.

     "Standby Letter of Credit" shall have the meaning provided in Section 2.01(a).

     "Stated Amount" shall mean, for each Letter of Credit, the maximum amount available to be drawn thereunder, in each case determined without regard to whether any conditions to drawing could then be met, provided that the "Stated Amount" of each Letter of Credit denominated in a currency other than Dollars shall be, on any date of calculation, the Dollar Equivalent of the maximum amount available to be drawn in the respective currency thereunder (determined without regard to whether any conditions to drawing would then be met).

     "Subsidiary" shall mean, as to any Person, (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation
(irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person and/or one or more Subsidiaries of such Person and (ii) any partnership, limited liability company, association, joint venture or other entity in which such Person and/or one or more Subsidiaries of such Person has more than a 50% equity interest at the time.

     "Subsidiary Borrower" shall mean the Canadian Borrower and the UK Borrower.

     "Subsidiary Guarantor" shall mean each Subsidiary of Holdings which is required to be party to any Guaranty pursuant to the terms of this Agreement.

     "Swedish Holdco" shall mean Aearo Peltor AB, a Swedish corporation.

     "Swedish Note" shall mean the Cabot Intermediate loan to Swedish Holdco in the aggregate principal amount of $86,000,000 of which approximately $64,000,000 in the aggregate principal amount is outstanding on the Restatement Effective Date.

     "Syndication Date" shall mean the earlier of (x) the 90th day following the Restatement Effective Date and (y) that date upon which the Administrative Agent determines (and notifies the Borrower) that the primary syndication (and the resultant addition of Persons as Banks pursuant to Section 13.04) has been completed. "Tax Benefit" shall have the meaning provided in Section 4.04(d).

     "Taxes" shall have the meaning provided in Section 4.04(a).

     "Term Loan" shall mean each A-1 Term Loan, each A-2 Term Loan, each A-3 Term Loan, each A-4 Term Loan and each A-5 Term Loan.

     "Term Loan Commitment" shall mean shall mean each A-1 Term Loan Commitment, each A-2 Term Loan Commitment, each A-4 Term Loan Commitment and each A-5 Term Loan Commitment.

     "Term Loan Maturity Date" shall mean March 31, 2005.

     "Term Note" shall mean each A-1 Term Note, each A-2 Term Note, each A-3 Term Note, each A-4 Term Note and each A-5 Term Note.

     "Test Period" shall mean, at any time, each period of four consecutive fiscal quarters then last ended, in each case taken as one accounting period.

     "Total Commitment" shall mean, at any time, the sum of the Commitments of each of the Banks.

     "Total Revolving Loan Commitment" shall mean the sum of the Revolving Loan Commitments of each of the Banks.

     "Total Unutilized Revolving Loan Commitment" shall mean, at any time, an amount equal to the remainder of (x) the then Total Revolving Loan Commitment less (y) the sum of the aggregate principal amount of Revolving Loans plus the then aggregate amount of Letter of Credit Outstandings.

     "Trade  Letter of  Credit"  shall  have the  meaning  provided  in  Section
2.01(a).

     "Tranche" shall mean the respective facility and commitments utilized in making Loans hereunder, with there being six separate Tranches, i.e., A-1 Term Loans, A-2 Term Loans, A-3 Term Loans, A-4 Term Loans, A-5 Term Loans and Revolving Loans.

     "Tranche Percentage" shall mean, at any time (i) with respect to a Tranche of Term Loans, a fraction (expressed as a percentage) the numerator of which is the aggregate principal amount of Term Loans of such Tranche (or in the case of Alternate Currency Term Loans, the Dollar Equivalent thereof) then outstanding and the denominator of which is the aggregate principal amount of Term Loans (or in the case of Alternate Currency Term Loans, the Dollar Equivalent thereof) of all Tranches then outstanding.

     "Type" shall mean the type of Loan determined with regard to the interest option applicable thereto, i.e., whether a Base Rate Loan or a Eurodollar Loan.

     "UCC" shall mean the Uniform Commercial Code as from time to time in effect in the relevant jurisdiction.

     "UK Borrower" shall have the meaning provided in the first paragraph to this Agreement.

     "UK Pledge Agreement" shall mean the Charge Over Shares, dated as of July 11, 1995 between Cabot Intermediate and the Collateral Agent, as amended by the UK Pledge Agreement Amendment and as further amended, modified and supplemented from time to time including pursuant to the amendment thereto delivered on the Restatement Effective Date in accordance with Section 5.08.

     "UK Pledge Agreement Amendment" shall have the meaning provided in Section 5.08(b).

     "UK Security Agreement" shall mean the Debenture, dated as of July 11, 1995 between the UK Borrower and the Collateral Agent, as amended by the UK Security Agreement Amendment and as further amended, modified or supplemented from time to time.

     "UK  Security  Agreement  Amendment"  shall have the  meaning  provided  in
Section 5.09.

     "UK Security Documents" shall mean the UK Security Agreement and each agreement that creates a valid and enforceable security interest in Mortgaged Property owned by the UK Borrower or a Material Subsidiary of the UK Borrower organized under the laws of the United Kingdom (or any political sub-division thereof) and any other security agreements executed and delivered by any such Subsidiary pursuant to Section 8.15.

     "UK Subsidiary Guaranty" shall mean each guaranty of the Obligations of the UK Borrower required to be delivered by a Subsidiary of the UK Borrower pursuant to Section 8.15.

     "United States" and "U.S." shall each mean the United States of America.

     "Unpaid Drawing" shall have the meaning provided for in Section 2.04(a).

     "Unrecovered Amount" shall mean, with respect to any investment, loan or advance at any time, the principal cost of such investment, loan or advance less
(i) any return of capital with respect thereto and (ii) the net cash proceeds of any sale of all or any part thereof; provided that the "Unrecovered Amount" of any investment, loan or advance shall not be less than zero.

     "Unutilized Revolving Loan Commitment" with respect to any Bank at any time shall mean such Bank's Revolving Loan Commitment at such time, if any, less the sum of (x) the aggregate outstanding principal amount of all Revolving Loans made by such Bank and (y) such Bank's Revolving Percentage of the Letter of Credit Outstandings (or Dollar Equivalent thereof in the case of Letters of Credit issued in currency other than Dollars).

     "US Borrower" shall have the meaning provided in the first paragraph to this Agreement.

     "US Borrower Guaranty" shall mean the guaranty of the US Borrower pursuant to Section 12.

     "US Guaranties" shall mean the Holdings Guaranty, the US Borrower Guaranty, the US Subsidiary Guaranty and any guaranty entered into pursuant to Section 7.12.

     "US Lender" shall have the meaning provided in Section 4.04(b).

     "US Pledge Agreement" shall have the meaning provided in Section 5.08(a).

     "US Security Agreement" shall have the meaning provided in Section 5.09(i).

     "US Security Documents" shall mean the US Pledge Agreement, the US Security Agreement, the UK Pledge Agreement and each Mortgage.

     "US  Subsidiary  Guaranty"  shall  have the  meaning  provided  in  Section
5.10(i).

     "VCP" shall mean Vestar Equity Partners, L.P.

     "Wholly-Owned Domestic Subsidiary" shall mean any Domestic Subsidiary of the Borrower that is a Wholly-Owned Subsidiary.

     "Wholly-Owned Foreign Subsidiary" shall mean any Foreign Subsidiary of the Borrower that is a Wholly-Owned Subsidiary.

     "Wholly-Owned Subsidiary" shall mean, as to any Person, (i) any corporation 100% of whose capital stock or other equity interests (other than (a) director's qualifying shares and (b) any other shares of equity interests of a Foreign Subsidiary of the Borrower (not to exceed 5% of such Foreign Subsidiary's total equity interests (determined on a fully diluted basis) required by law to be issued to Persons other than the Borrower and its Wholly-Owned Subsidiaries)) is at the time owned by such Person and/or one or more Wholly-Owned Subsidiaries of such Person and (ii) any partnership, limited liability company, association, joint venture or other entity in which such Person and/or one or more Wholly-Owned Subsidiaries of such Person has a 100% equity interest at such time (other than a portion of such equity interest of any Foreign Subsidiary (not to exceed 5% of such Foreign Subsidiary's total equity interest (determined on a fully diluted basis) required by law to be issued to Persons other than the Borrower and its Wholly-Owned Subsidiaries).

SECTION 11.  The Administrative Agent.

     11.01 Appointment. The Banks hereby designate BTCo as the Administrative Agent (for purposes of this Section 11, the term "Administrative Agent" shall include BTCo in its capacity as Administrative Agent and as Collateral Agent pursuant to the Security Documents and any Lending Affiliate of BTCo performing any of the duties or functions of the Administrative Agent hereunder or under any other Credit Document) to act as specified herein and in the other Credit Documents. Each Bank hereby irrevocably authorizes, and each holder of any Note by the acceptance of such Note shall be deemed irrevocably to authorize, the Administrative Agent to take such action on its behalf under the provisions of this Agreement, the other Credit Documents and any other instruments and agreements referred to herein or therein and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Administrative Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. The Administrative Agent may perform any of its duties hereunder by or through its respective officers, directors, agents, employees or affiliates.


     11.02 Nature of Duties. The Administrative Agent shall not have any duties or responsibilities except those expressly set forth in this Agreement and in the other Credit Documents. Neither the Administrative Agent nor any of its respective officers, directors, agents, employees or affiliates shall be liable for any action taken or omitted by it or them hereunder or under any other Credit Document or in connection herewith or therewith, unless caused by its or their gross negligence or willful misconduct. The duties of the Administrative Agent shall be mechanical and administrative in nature; the Administrative Agent shall not have by reason of this Agreement or any other Credit Document a fiduciary relationship in respect of any Bank or the holder of any Note; and nothing in this Agreement or any other Credit Document, expressed or implied, is intended to or shall be so construed as to impose upon the Administrative Agent any obligations in respect of this Agreement or any other Credit Document except as expressly set forth herein or therein.


     11.03 Lack of Reliance on the Administrative Agent. Independently and without reliance upon the Administrative Agent, each Bank and the holder of each Note, to the extent it deems appropriate, has made and shall continue to make
(i) its own independent investigation of the financial condition and affairs of Holdings and its Subsidiaries in connection with the making and the continuance of the Loans and the taking or not taking of any action in connection herewith and (ii) its own appraisal of the creditworthiness of Holdings and its
Subsidiaries and, except as expressly provided in this Agreement, the Administrative Agent shall not have any duty or responsibility, either initially or on a continuing basis, to provide any Bank or the holder of any Note with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter. The Administrative Agent shall not be responsible to any Bank or the holder of any Note for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, perfection, collectibility, priority or sufficiency of this Agreement or any other Credit Document or the financial condition of Holdings and its Subsidiaries or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any other Credit Document, or the financial condition of Holdings and its Subsidiaries or the existence or possible existence of any Default or Event of Default.


     11.04 Certain Rights of the Administrative Agent. If the Administrative Agent shall request instructions from the Required Banks with respect to any act or action (including failure to act) in connection with this Agreement or any other Credit Document, the Administrative Agent shall be entitled to refrain from such act or taking such action unless and until the Administrative Agent shall have received instructions from the Required Banks; and the Administrative Agent shall not incur liability to any Bank or the holder of any Note by reason of so refraining. Without limiting the foregoing, no Bank or the holder of any Note shall have any right of action whatsoever against the Administrative Agent as a result of the Administrative Agent acting or refraining from acting hereunder or under any other Credit Document in accordance with the instructions of the Required Banks.


     11.05 Reliance. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, radiogram, order or other document or telephone message signed, sent or made by any Person that the Administrative Agent believed to be the proper Person, and, with respect to all legal matters pertaining to this Agreement and any other Credit Document and its duties hereunder and thereunder, upon advice of counsel selected by the Administrative Agent.


     11.06 Indemnification. (a) To the extent the Administrative Agent is not reimbursed and indemnified by Holdings and the Borrowers, the Banks will reimburse and indemnify the Administrative Agent, in proportion to their respective "percentages" as used in determining the Required Banks (determined as if there were no Defaulting Banks), for and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, costs, expenses or disbursements of whatsoever kind or nature which may be imposed on, asserted against or incurred by the Administrative Agent in performing its respective duties hereunder or under any other Credit Document, in any way relating to or arising out of this Agreement or any other Credit Document; provided that no Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent's gross negligence or willful misconduct.


     (b) The Administrative Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Credit Document (except actions expressly required to be taken by it hereunder or under the Credit Documents) unless it shall first be indemnified to its satisfaction by the Banks pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.

     11.07 The Administrative Agent in its Individual Capacity. With respect to its obligation to make Loans under this Agreement, the Administrative Agent in its individual capacity shall have the rights and powers specified herein for a "Bank" and may exercise the same rights and powers as though it were not performing the duties specified herein; and the term "Banks," "Required Banks," "holders of Notes" or any similar terms shall, unless the context clearly otherwise indicates, include the Administrative Agent in its individual capacity. The Administrative Agent in its individual capacity may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with any Credit Party or any Affiliate of any Credit Party as if it were not performing the duties specified herein, and may accept fees and other consideration from the Borrowers or any other Credit Party for services in connection with this Agreement and otherwise without having to account for the same to the Banks.


     11.08 Holders. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment, transfer or endorsement thereof, as the case may be, shall have been filed with the Administrative Agent. Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee, assignee or indorsee, as the case may be, of such Note or of any Note or Notes issued in exchange therefor.


     11.09 Resignation by the Administrative Agent. (a) The Administrative Agent may resign from the performance of all its functions and duties hereunder and/or under the other Credit Documents at any time by giving 20 Business Days' prior written notice to the US Borrower and the Banks. Such resignation shall take effect upon the appointment of a successor Administrative Agent pursuant to clauses (b) and (c) below or as otherwise provided below.


     (b) Upon any such notice of resignation, the Required Banks shall appoint a successor Administrative Agent hereunder and under the other Credit Documents who shall be a Bank, a commercial bank or a trust company in each case reasonably acceptable to the US Borrower.


     (c) If a successor Administrative Agent shall not have been so appointed within such 20 Business Day period, the Administrative Agent, with the consent of the US Borrower, shall then appoint a successor Administrative Agent who shall serve as Administrative Agent hereunder and under the other Credit Documents until such time, if any, as the Required Banks appoint a successor Administrative Agent as provided above.


     (d) If no successor Administrative Agent has been appointed pursuant to clause (b) or (c) above by the 25th Business Day after the date such notice of resignation was given by the Administrative Agent, the Administrative Agent's resignation shall become effective and the Banks shall thereafter perform all the duties of the Administrative Agent hereunder and/or under any of the Credit Document until such time, if any, as the Required Banks appoint a successor Administrative Agent as provided above.


     11.10 Power of Attorney. Each Bank hereby expressly authorizes the Administrative Agent and the Collateral Agent (with the right of sub-delegation) by, and on behalf of, such Bank to enter into any security document or other instrument required to be executed and delivered pursuant to this Agreement or the other Credit Documents in order to secure the obligations of the Borrowers and Guarantors hereunder and thereunder. Each Bank hereby agrees that the Administrative Agent and the Collateral Agent shall be entitled to all declarations, and may appoint any attorney-in-fact to act on its behalf, as it considers necessary or useful in connection with the entering into of such security document or other instrument. Each Bank hereby further agrees that the Administrative Agent and the Collateral Agent shall be entitled to rescind, amend and/or execute new and different versions of the aforementioned security documents or other instruments in accordance with the terms of this Agreement. Each Bank hereby grants to each of the Administrative Agent and the Collateral Agent an irrevocable power-of-attorney, in such Bank's name, to take the actions contemplated above in this Section 11.10.


SECTION 12.  Guaranties.

     12.01 The Guaranties. In order to induce the Administrative Agent, the Issuing Bank and the Banks to enter into this Agreement and to extend credit hereunder and in recognition of the direct benefits to be received by Holdings and the US Borrower from the proceeds of the Loans and the issuance of the Letters of Credit, Holdings and the US Borrower hereby agree with the Banks as follows: each of Holdings and the US Borrower hereby unconditionally and irrevocably guarantees as primary obligor and not merely as surety the full and prompt payment when due, whether upon maturity, by acceleration or otherwise, of any and all indebtedness (including all interest that accrues after the commencement of any case or proceeding or other action relating to a bankruptcy, insolvency, reorganization or similar proceeding of any Guaranteed Party at the rate provided for in the respective documentation whether or not a claim for post-petition interest is allowed in any such proceeding) of the Guaranteed Parties, to the Guaranteed Creditors under this Agreement and the other Credit Documents and all Interest Rate Protection Agreement or Other Hedging Agreements entered into by a Guaranteed Creditor or a Lending Affiliate of a Guaranteed Creditor. If any or all of the indebtedness of the Guaranteed Parties to the Guaranteed Creditors becomes due and payable hereunder or under such other Credit Documents or Interest Rate Protection Agreement or Other Hedging Agreements, Holdings and the US Borrower unconditionally promise to pay such indebtedness to the Banks, on demand, together with any and all reasonable out-of-pocket expenses which may be incurred by the Administrative Agent or the Banks in collecting any of such indebtedness. The word "indebtedness" is used in this Section 12 in its most comprehensive sense and means any and all advances, debts, obligations and liabilities of the Guaranteed Parties arising in connection with this Agreement or any other Credit Documents or under any Interest Rate Protection Agreement or Other Hedging Agreement with a Guaranteed Creditor or a Lending Affiliate of a Guaranteed Creditor, in each case, heretofore, now, or hereafter made, incurred or created, whether voluntarily or involuntarily, absolute or contingent, liquidated or unliquidated, determined or undetermined, whether or not such indebtedness is from time to time reduced, or extinguished and thereafter increased or incurred, whether the Guaranteed
Parties may be liable individually or jointly with others, whether or not recovery upon such indebtedness may be or hereafter become barred by any statute of limitations, and whether or not such indebtedness may be or hereafter become otherwise unenforceable.

     12.02  Bankruptcy.  Additionally,  each of  Holdings  and  the US  Borrower unconditionally and irrevocably guarantees the payment of any and all indebtedness of the Guaranteed Parties to the Guaranteed Creditors whether or not due or payable by the Guaranteed Parties upon the occurrence of any of the events specified in Section 9.05, and unconditionally and irrevocably promises to pay such indebtedness to the Guaranteed Creditors, or order, on demand, in either Dollars or the applicable Alternate Currency (as appropriate).

     12.03 Nature of Liability. The liability of Holdings and the US Borrower hereunder is exclusive and independent of any security for or other guaranty of the indebtedness of the Guaranteed Parties whether executed by Holdings, any other guarantor or by any other party, and the liability of Holdings hereunder shall not be affected or impaired by (a) any direction as to application of payment by the Guaranteed Parties or by any other party, or (b) any other continuing or other guaranty, undertaking or maximum liability of a guarantor or of any other party as to the indebtedness of the Guaranteed Parties, or (c) any payment on or in reduction of any such other guaranty or undertaking, or (d) any dissolution, termination or increase, decrease or change in personnel by the Guaranteed Parties, or (e) any payment made to any Guaranteed Creditor on the indebtedness which such Guaranteed Creditor repays to the Guaranteed Party pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, and each of Holdings and the US Borrower waives any right to the deferral or modification of its obligations hereunder by reason of any such proceeding.

     12.04 Guaranty Absolute. No invalidity, irregularity or unenforceability of all or any part of the indebtedness guaranteed hereby or of any security therefor shall affect, impair or be a defense to these Guaranties, and these Guaranties shall be primary, absolute and unconditional notwithstanding the occurrence of any event or the existence of any other circumstances which might constitute a legal or equitable discharge of a surety or guarantor except payment in full of the indebtedness guaranteed herein.

     12.05 Independent Obligation. The obligations of Holdings and the US Borrower hereunder are independent of the obligations of any other guarantor or the Guaranteed Parties, and a separate action or actions may be brought and prosecuted against Holdings and the US Borrower whether or not action is brought against any other guarantor or the Guaranteed Parties and whether or not any other guarantor or the Guaranteed Parties be joined in any such action or actions. Each of Holdings and the US Borrower waives, to the fullest extent permitted by law, the benefit of any statute of limitations affecting its liability hereunder or the enforcement thereof. Any payment by the Guaranteed Parties or other circumstance which operates to toll any statute of limitations as to the Guaranteed Parties shall operate to toll the statute of limitations as to Holdings and the US Borrower.

     12.06 Authorization. Each of Holdings and the US Borrower authorizes the Guaranteed Creditors without notice or demand, and without affecting or impairing its liability hereunder, from time to time to:

     (a) change the manner, place or terms of payment of, and/or change or extend the time of payment of, renew, increase, accelerate or alter, any of the indebtedness (including any increase or decrease in the rate of interest thereon), any security therefor, or any liability incurred directly or indirectly in respect thereof, and the Guaranties herein made shall apply to the indebtedness as so changed, extended, renewed or altered;

     (b) take and hold security for the payment of the indebtedness and sell, exchange, release, surrender, realize upon or otherwise deal with in any manner and in any order any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, the indebtedness or any liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and/or any offset thereagainst;

     (c) exercise or refrain from exercising any rights against the Guaranteed Parties or others or otherwise act or refrain from acting;

     (d) release or substitute any one or more endorsers, guarantors, the Guaranteed Parties or other obligors;

     (e) settle or compromise any of the indebtedness, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and may subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of the Guaranteed Parties to its creditors other than the Guaranteed Creditors;

     (f) apply any sums by whomsoever paid or howsoever realized to any liability or liabilities of the Guaranteed Parties to the Guaranteed Creditors regardless of what liability or liabilities of Holdings and the US Borrower or the Guaranteed Parties remain unpaid;

     (g) consent to or waive any breach of, or any act, omission or default under, this Agreement or any of the instruments or agreements referred to herein, or otherwise amend, modify or supplement this Agreement or any of such other instruments or agreements; and/or

     (h)  take  any  other  action  which  would,  under  otherwise   applicable
principles of common law, give rise to a legal or equitable discharge of Holdings and the US Borrower from its liabilities under this Section 12.

     12.07 Reliance. It is not necessary for any Guaranteed Creditors to inquire into the capacity or powers of the Guaranteed Parties or its Subsidiaries or the officers, directors, partners or agents acting or purporting to act on their behalf, and any indebtedness made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

     12.08 Subordination. Any indebtedness of the Guaranteed Parties now or hereafter held by Holdings and/or the US Borrower is hereby subordinated to the indebtedness of the Guaranteed Parties to the Administrative Agent and the Banks; and such indebtedness of the Guaranteed Parties to Holdings and/or the US Borrower, if the Administrative Agent (at the direction of the Required Banks), after an Event of Default has occurred, so requests, shall be collected, enforced and received by Holdings and the US Borrower as trustee for the Guaranteed Creditors and be paid over to the Guaranteed Creditors on account of the indebtedness of the Guaranteed Parties to the Guaranteed Creditors, but without affecting or impairing in any manner the liability of Holdings and the US Borrower under the other provisions of this Guaranty. Prior to the transfer by Holdings and the US Borrower of any note or negotiable instrument evidencing any indebtedness of the Guaranteed Parties to Holdings, Holdings and the US Borrower shall mark such note or negotiable instrument with a legend that the same is subject to this subordination.

     12.09 Waivers. (a) Each of Holdings and the US Borrower waives any right to require any Guaranteed Creditors to (i) proceed against the Guaranteed Parties, any other guarantor or any other party, (ii) proceed against or exhaust any security held from the Guaranteed Parties, any other guarantor or any other party or (iii) pursue any other remedy in any Guaranteed Creditor's power whatsoever. Each of Holdings and the US Borrower waives any defense based on or arising out of any defense of the Guaranteed Parties, any other guarantor or any other party other than payment in full of the indebtedness, including, without limitation, any defense based on or arising out of the disability of the Guaranteed Parties, any other guarantor or any other party, or the unenforceability of the indebtedness or any part thereof from any cause, or the cessation from any cause of the liability of the Guaranteed Parties other than to the extent of payment in full of the indebtedness. The Guaranteed Creditors may, in accordance with the Credit Documents, at their election, foreclose on any security held by the Administrative Agent, the Collateral Agent or any other Guaranteed Creditors by one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable (to the extent such sale is permitted by applicable law), or exercise any other right or remedy the Guaranteed Creditors may have against the Guaranteed Parties or any other party, or any security, without affecting or impairing in any way the liability of Holdings and the US Borrower hereunder except to the extent the indebtedness has been paid. Each of Holdings and the US Borrower waives any defense arising out of any such election by the Guaranteed Creditors, even though such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of Holdings and the US Borrower against the Guaranteed Parties or any other party or any security.

     (b) Except as otherwise specifically required hereunder, each of Holdings and the US Borrower waives all presentments, demands for performance, protests and notices, including, without limitation, notices of nonperformance, notices of protest, notices of dishonor, notices of acceptance of these Guarantees, and notices of the existence, creation or incurring of new or additional indebtedness. Each of Holdings and the US Borrower assumes all responsibility for being and keeping itself informed of the Guaranteed Parties' financial condition and assets, and of all other circumstances bearing upon the risk of non-payment of the indebtedness and the nature, scope and extent of the risks which Holdings assumes and incurs hereunder, and agrees that the Guaranteed Creditors shall have no duty to advise Holdings and the US Borrower of information known to them regarding such circumstances or risks.

     Each of Holdings and the US Borrower warrants and agrees that each of the waivers set forth above in this Section 12.09 is made with full knowledge of its significance and consequences and that if any of such waivers are determined to be contrary to any applicable law or public policy, such waivers shall be effective only to the maximum extent permitted by law.

     12.10 Guaranty Continuing. These Guarantees are continuing ones and all liabilities to which they apply or may apply under the terms hereof shall be conclusively presumed to have been created in reliance hereon. No failure or delay on the part of any Guaranteed Creditors in exercising any right, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein expressly specified are cumulative and not exclusive of any rights or remedies which any Guaranteed Creditors or any subsequent holder of a Note, or issuer of, or participant in, a Letter of Credit would otherwise have. No notice to or demand on Holdings and the US Borrower in any case shall entitle Holdings and the US Borrower to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Guaranteed Creditors or any holder, creator or purchaser to any other or further action in any circumstances without notice or demand.

     12.11 Binding Nature of Guaranties. These Guarantees shall be binding upon Holdings and the US Borrower and their respective successors and assigns and shall inure to the benefit of the Guaranteed Creditors and their successors and assigns.

     12.12 Judgments Binding. If claim is ever made upon any Guaranteed Creditor for repayment or recovery of any amount or amounts received in payment or on account of any of the indebtedness and such Guaranteed Creditor repays all or part of said amount by reason of (a) any judgment, decree or order of any court or administrative body having jurisdiction over such payee or any of its property, or (b) any settlement or compromise of any such claim effected by such Guaranteed Creditor with any such claimant (including the Borrower) then and in such event each of Holdings and the US Borrower agrees that any such judgment, decree, order, settlement or compromise shall be binding upon Holdings and the US Borrower, notwithstanding any revocation hereof or the cancellation of any Note, or other instrument evidencing any liability of the Guaranteed Parties, and Holdings and the US Borrower shall be and remain liable to the Guaranteed Creditors hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by any such payee.

SECTION 13.  Miscellaneous.

     13.01 Payment of Expenses, etc. Each of Holdings and the Borrowers, jointly and severally, agree to: (i) whether or not the transactions herein contemplated are consummated, pay (A) all reasonable out-of-pocket costs and expenses of the Administrative Agent (for purposes of this Section 13.01, the term "Administrative Agent" shall include BTCo in its capacity as Collateral Agent pursuant to the Security Documents) (including, without limitation, the reasonable fees and disbursements of White & Case LLP and one local counsel in each jurisdiction) in connection with the preparation, execution and delivery of this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein, (B) all reasonable out-of-pocket costs and expenses of the Administrative Agent (including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent) in connection with any amendment, waiver or consent relating hereto or thereto, and the determination of compliance or non-compliance by Holdings and its
Subsidiaries with the provisions hereof or thereof, including, without limitation, with respect to Permitted Acquisitions, (C) all reasonable fees and disbursements of consultants and advisors retained by the Administrative Agent or its counsel in connection with the administration of the Credit Documents, but only to the extent retained after a determination by the Administrative Agent (in its sole discretion) that such retention is advisable to protect the interests of the Banks in light of underperformance by, or other distressed situation relating to, Holdings and its Subsidiaries taken as a whole, (D) all reasonable out-of-pocket costs and expenses of the Administrative Agent in connection with its syndication efforts with respect to this Agreement (including, without limitation, the reasonable fees and disbursements of White & Case LLP) and (E) all reasonable out-of-pocket costs and expenses of the Administrative Agent, the Issuing Bank and each of the Banks in connection with the enforcement of this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein (including, without limitation, the reasonable fees and disbursements of counsel for the Administrative Agent and for each of the Banks); (ii) pay and hold each of the Banks harmless from and against any and all present and future stamp, excise and other similar taxes with respect to the execution, delivery or enforcement of this Agreement or any other Credit Document or any document or instrument referred to therein or herein and save each of the Banks harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to such Bank) to pay such taxes; and (iii) defend, protect, indemnify and hold harmless the Administrative Agent, the Issuing Bank, each Bank and each of their respective Affiliates, and each of their respective officers, directors, employees, representatives, attorneys and Administrative Agents (collectively called the "Indemnitees") from and against any and all liabilities, obligations (including removal or remedial actions), losses, damages (including foreseeable and unforeseeable consequential damages and punitive damages), penalties, claims, actions, judgments, suits, reasonable out-of-pocket costs, expenses and disbursements (including reasonable attorneys' and consultants fees and disbursements) of any kind or nature whatsoever that may at any time be incurred by, imposed on or assessed against the Indemnitees directly or indirectly based on, or arising or resulting from, or in any way related to, or by reason of (a) any investigation, litigation or other proceeding (whether or not the Administrative Agent, the Collateral Agent or any Bank is a party thereto and whether or not any such investigation, litigation or other proceeding is between or among the Administrative Agent, the Collateral Agent, any Bank, any Borrower or any third person or otherwise) related to the entering into and/or performance of this Agreement or any other Credit Document or the use of any Letter of Credit or the proceeds of any Loans hereunder or the consummation of any transactions contemplated herein or in any other Credit Document or the exercise of any of their rights or remedies provided herein or in the other Credit Documents; (b) any non-compliance of any Environmental Law relating to any Real Property at any time owned or operated by Holdings or any of its Subsidiaries which arises from or is related to the entering into and/or performance of this Agreement or any other Credit Document or the use of any Letter of Credit or the proceeds of any Loans hereunder or the consummation of any transactions contemplated herein or in any other Credit Document or the exercise of any of their rights or remedies provided herein or in any other Credit Documents; (c) the actual or alleged generation, presence, use, storage, disposal or Release of Hazardous Materials on or from, or the transportation of Hazardous Materials to or from, any Real Property owned or at any time operated by Holdings or any of its Subsidiaries which arises from or is related to the entering into and/or performance of this Agreement or any other Credit Document or the use of any Letter of Credit or the proceeds of any Loans hereunder or the consummation of any transactions contemplated herein or in any other Credit Document or the exercise of any of their rights or remedies provided herein or in any other Credit Documents; (d) any Environmental Claim relating to Holdings or any of its Subsidiaries or any Real Property owned or at any time operated by Holdings or any of its Subsidiaries which arises from or is related to the entering into and/or performance of this Agreement or any other Credit Document or the use of any Letter of Credit or the proceeds of any Loans hereunder or the consummation of any transactions contemplated herein or in any other Credit Document or the exercise of any of their rights or remedies provided herein or in any other Credit Documents; (e) the exercise of the rights of the
Administrative Agent and of any Bank under any of the provisions of this Agreement or any other Credit Document or any Letter of Credit or any Loans hereunder; or (f) the consummation of any transaction contemplated herein or in any other Credit Document (clauses (a) through (f), collectively, the "Indemnified Matters") regardless of when such Indemnified Matter arises; but excluding any such Indemnified Matter to the extent based on the gross negligence or willful misconduct of any Indemnitee.

     13.02 Right of Setoff. (a) In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence and during the continuance of an Event of Default, each Bank is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to any Credit Party or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other Indebtedness at any time held or owing by such Bank (including, without limitation, by branches and agencies of such Bank wherever located) to or for the credit or the account of each Credit Party against and on account of the Obligations and liabilities of such Person to such Bank under this Agreement or under any of the other Credit Documents, including, without limitation, all interests in Obligations purchased by such Bank pursuant to Section 13.06(b), and all other claims of any nature or description arising out of or connected with this Agreement or any other Credit Document, irrespective of whether or not such Bank shall have made any demand hereunder and although said Obligations, liabilities or claims, or any of them, shall be contingent or unmatured.

     (b) Notwithstanding the foregoing subsection (a), at any time that the Loans or any other Obligation shall be secured by real property located in California, no Bank or the Administrative Agent shall exercise a right of setoff, lien or counterclaim or take any court or administrative action or institute any proceeding to enforce any provision of this Agreement or any Note unless it is taken with the consent of the Required Banks or, to the extent required by Section 13.12 of this Agreement, all of the Banks, or approved in writing by the Administrative Agent, if such setoff or action or proceeding would or might (pursuant to California Code of Civil Procedure Sections 580a, 580b, 580d and 726 of the California Code of Civil Procedure or Section 2924 of the California Civil Code, if applicable, or otherwise) affect or impair the validity, priority, or enforceability of the Liens granted to the Collateral Agent pursuant to the Security Documents or the enforceability of the Notes and other obligations hereunder, and any attempted exercise by any Bank or the Administrative Agent of any such right without obtaining such consent of the Required Banks or the Administrative Agent shall be null and void. This subsection (b) shall be solely for the benefit of each of the Banks and the Administrative Agent hereunder.

     13.03 Notices. Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including facsimile communication) and mailed, telecopied or delivered: if to Holdings or any Borrower, at its address specified opposite its signature below; if to any Bank, at its address specified on Schedule II; and if to the Administrative Agent, at its Notice Office; or, as to any Credit Party or the Administrative Agent, at such other address as shall be designated by such party in a written notice to the other parties hereto and, as to each Bank, at such other address as shall be designated by such Bank in a written notice to the Borrower and the Administrative Agent. All such notices and communications shall, when mailed, facsimilied or sent by overnight courier, be effective three Business Days after deposited in the mails, certified, return receipt requested, one day following delivery to an overnight courier, as the case may be, or when sent by facsimile device, except that notices and communications to the Administrative Agent shall not be effective until received by the Administrative Agent.

     13.04 Benefit of Agreement. (a) This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided, however, that no Credit Party may assign or transfer any of its rights, obligations or interest hereunder or under any other Credit Document without the prior written consent of all of the Banks; and provided further, that although any Bank may grant participations in its rights hereunder, such Bank shall remain a "Bank" for all purposes hereunder (and may not transfer or assign all or any portion of its Commitments or Loans hereunder except as provided in Section 13.04(b)) and the participant shall not constitute a "Bank" hereunder; and provided further, that no Bank shall transfer or grant any participation under which the participant shall have rights to approve any amendment to or waiver of this Agreement or any other Credit Document except to the extent such amendment or waiver would (i) extend the final scheduled maturity of any Loan, Note or Letter of Credit (unless such Letter of Credit is not extended beyond the Revolving Loan Maturity Date) in which such participant is participating, or reduce the rate or extend the time of payment of interest or Fees thereon (except in connection with a waiver of applicability of any post-default increase in interest rates) or reduce the principal amount thereof, or increase the Commitments in which such participant is participating over the amount thereof then in effect (it being understood that a waiver of any conditions precedent, covenants, Defaults or Events of Default or of a mandatory reduction in the Total Commitment or of a mandatory prepayment shall not constitute an increase of the Commitment in which any participant is participating, that an increase in the available portion of any Commitment of any Bank shall not constitute an increase in the Commitment in which any participant is participating, and that an increase in any Commitment shall be permitted without the consent of any participant if the participant's participation is not increased as a result thereof), (ii) consent to the assignment or transfer by any Credit Party of any of its rights and obligations under this Agreement or (iii) release all or substantially all of the Collateral under all of the Security Documents (in each case except as expressly provided in the Credit Documents), or any Guarantor or Guaranty (in each case except as expressly provided in the relevant Credit Documents) supporting the Loans hereunder in which such participant is participating. In the case of any such participation, the participant shall not have any rights under this Agreement or any of the other Credit Documents (the participant's rights against such Bank in respect of such participation to be those set forth in the agreement executed by such Bank in favor of the participant relating thereto) and all amounts payable by the Borrowers hereunder shall be determined as if such Bank had not sold such participation.

     (b) Notwithstanding the foregoing, any Bank (or any Bank together with one or more other Banks) may (x) assign all or a portion of its Commitments (and related outstanding Obligations hereunder) and/or its outstanding Term Loans to
(i) its parent company and/or any Lending Affiliate of such Bank or to one or more Banks or (ii) in the case of any Bank that is a fund that invests in bank loans, any other fund that invests in bank loans and is managed by the same investment advisor of a Bank or an Affiliate of such investment advisor or (y) assign all, or if less than all, a portion equal to at least $5,000,000 (or the Dollar Equivalent thereof) in the aggregate for the assigning Bank or assigning Banks, of its Revolving Loan Commitment (and related outstanding Obligations hereunder) and/or $1,000,000 (or the Dollar Equivalent thereof) in the aggregate of such assigning Bank or assigning Banks of its Term Loan Commitment and/or outstanding Term Loans to one or more Eligible Transferees (treating (A) any fund that invests in bank loans and (B) any other fund that invests in bank loans and is managed by the same investment advisor as such fund or by an Affiliate of such investment advisor, as a single Eligible Transferee), each of which assignees shall become a party to this Agreement as a Bank by execution of an Assignment and Assumption Agreement substantially in the form of Exhibit J, provided that (i) at such time Schedule I shall be deemed modified to reflect the Commitment and/or outstanding Term Loans, as the case may be, of such new Bank and of the existing Banks, (ii) if requested by the assigning Bank or the assignee Bank, upon surrender of the old Notes (with the old Notes of the assigning Bank to be marked "Canceled") (or the furnishing of a standard indemnity letter from the respective assigning Bank in respect of any lost Notes reasonably acceptable to Holdings), new Notes will be issued, at the Borrowers' expense, to such new Bank and to the assigning Bank, such new Notes to be in conformity with the requirements of Section 1.05 (with appropriate modifications) to the extent needed to reflect the revised Commitments and/or outstanding Term Loans, as the case may be, (iii) the consent of the Administrative Agent and, so long as no Event of Default exists, the US Borrower shall be required in connection with any assignment to an Eligible Transferee pursuant to clause (y) of this Section 13.04(b) (which consent, in each case, shall not be unreasonably withheld or delayed and shall not be required for Banks that have been approved by the US Borrower in writing in connection with the primary syndication which take by assignment on or prior to July 31, 2001),
(iv) the consent of the Issuing Bank shall be required in connection with any assignment of Revolving Loan Commitments pursuant to clause (y) of this Section 13.04(b) (which consent shall not be unreasonably withheld or delayed) and (v) the Administrative Agent shall receive at the time of each assignment, from the assigning or assignee Bank, the payment of a non-refundable assignment fee of $3,500 and, provided further, that such transfer or assignment will not be effective until recorded by the Administrative Agent on the Register pursuant to
Section 13.14. To the extent of any assignment pursuant to this Section 13.04(b), the assigning Bank shall be relieved of its obligations hereunder with respect to its assigned Commitments and/or outstanding Term Loans. At the time of each assignment pursuant to this Section 13.04(b) to a Person which is not already a Bank hereunder, the respective assignee Bank shall provide to the US Borrower and the Administrative Agent the appropriate Internal Revenue Service Forms (and, if applicable, a Section 4.04(b)(ii) Certificate) described in
Section 4.04(b). To the extent that an assignment of all or any portion of a Bank's Revolving Loan Commitments and outstanding Obligations pursuant to
Section 1.13 or this Section 13.04(b) would, due to circumstances existing at the time of such assignment, result in increased costs under Section 1.10, 1.11,
2.05 or 4.04 from those being charged by the respective assigning Bank prior to such assignment, then the Borrowers shall not be obligated to pay such increased costs (although the Borrowers shall be obligated to pay any other increased costs of the type described above resulting from changes after the date of the respective assignment). Notwithstanding anything to the contrary contained above, at any time after the termination of the Total Revolving Loan Commitment, if any Revolving Loans or Letters of Credit remain outstanding, assignments may be made as provided above, except that the respective assignment shall be of a portion of the outstanding Revolving Loans of the respective RC Bank.

     (c) Nothing in this Agreement shall prevent or prohibit any Bank or BTCo from pledging its Loans and Notes hereunder to a Federal Reserve Bank in support of borrowings made by such Bank from such Federal Reserve Bank and, with the consent of the Administrative Agent, any Bank which is a fund may pledge all or any portion of its Notes or Loans to its trustee in support of its obligations to its trustee. No pledge pursuant to this clause (c) shall release the transferor Bank from any of its obligations hereunder.

     13.05 No Waiver; Remedies Cumulative. No failure or delay on the part of the Administrative Agent or any Bank or any holder of any Note in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between Holdings or any Borrower or any other Credit Party and the Administrative Agent or any Bank or the holder of any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights, powers and remedies herein or in any other Credit Document expressly provided are cumulative and not exclusive of any rights, powers or remedies which the Administrative Agent or any Bank or the holder of any Note would otherwise have. No notice to or demand on any Credit Party in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Administrative Agent or any Bank or the holder of any Note to any other or further action in any circumstances without notice or demand.

     13.06 Payments Pro Rata. (a) The Administrative Agent agrees that promptly after its receipt of each payment from or on behalf of any Borrower in respect of any Obligations hereunder, it shall distribute such payment to the Banks pro rata based upon their respective shares, if any, of the Obligations with respect to which such payment was received.

     (b) Each of the Banks agrees that, if it should receive any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker's lien, by counterclaim or cross action, by the enforcement of any right under the Credit Documents, or otherwise), which is applicable to the payment of the principal of, or interest on, the Loans, Unpaid Drawings, Commitment Fees or other Fees, of a sum which with respect to the related sum or sums received by other Banks is in a greater proportion than the total of such Obligation then owed and due to such Bank bears to the total of such Obligation then owed and due to all of the Banks immediately prior to such receipt, then such Bank receiving such excess payment shall purchase for cash without recourse or warranty from the other Banks an interest in the Obligations of the respective Credit Party to such Banks in such amount as shall result in a proportional participation by all the Banks in such amount; provided that if all or any portion of such excess amount is thereafter recovered from such Bank, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

     13.07 Calculations; Computations. (a) The financial statements to be furnished to the Banks pursuant hereto shall be made and prepared in accordance with generally accepted accounting principles in the United States consistently applied throughout the periods involved (except as set forth in the notes thereto or as otherwise disclosed in writing by Holdings or any Borrower to the Banks; it being understood and agreed that notes may be absent in the interim financial statements). In addition, except as otherwise specifically provided herein, all computations determining compliance with Sections 4.02 and 8, including definitions used therein, shall utilize accounting principles and policies in effect from time to time; provided that if any such accounting principle or policy shall change after the Restatement Effective Date, the US Borrower shall give prompt notice thereof to the Administrative Agent and each of the Banks and if within 90 days following such notice the US Borrower, the Administrative Agent or the Required Banks shall elect by giving written notice of such election to the other parties hereto, such computations shall not give effect to such change unless and until this Agreement shall be amended pursuant to Section 13.12 to give effect to such change. Notwithstanding the foregoing, to the extent expressly required pursuant to the provisions of this Agreement, certain calculations shall be made on a Pro Forma Basis.

     (b) All computations of interest and Fees hereunder shall be made on the basis of a year of 360 days (365-366 days in the case of interest on Base Rate Loans maintained at the Prime Lending Rate and Loans denominated in Pounds Sterling) for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or Fees are payable.

     (c) For purposes of this Agreement, the Dollar Equivalent of each Letter of Credit denominated in a currency other than Dollars shall be calculated on the first Business Day of each month and on the date of issuance of such Letter of Credit. The Dollar Equivalent for all reimbursement obligations with respect to Letters of Credit issued in a currency other than Dollars shall be determined by using the Dollar Equivalent thereof as in effect on the date the respective Unpaid Drawing was paid or disbursed by the relevant Issuing Bank. The Dollar Equivalent for each Alternate Currency (and for any other foreign currency in which a Letter of Credit may be denominated) shall remain in effect until the same is recalculated by BTCo as provided above and notice of such recalculation is received by the US Borrower, it being understood that until such notice is received, the Dollar Equivalent shall be that Dollar Equivalent as last reported to the US Borrower by BTCo. BTCo shall promptly notify the US Borrower and the Banks of each determination of the Dollar Equivalent for each Alternate Currency (and for any other foreign currency in which a Letter of Credit may be denominated).

     13.08 GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF JURY TRIAL. (a) THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL, EXCEPT AS OTHERWISE PROVIDED IN CERTAIN OF THE SECURITY DOCUMENTS AND GUARANTIES WHICH BY THEIR TERMS ARE GOVERNED BY OTHER THAN THE LAW OF THE STATE OF NEW YORK, BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK. Any legal action or proceeding with respect to this Agreement or any other Credit Document may be brought in the Courts of the State of New York or of the United States for the Southern District of New York, and, by execution and delivery of this Agreement, each of Holdings and each Borrower hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid Courts. Each Credit Party hereby further irrevocably waives any claim that such courts lack jurisdiction over such Credit Party, and agrees not to plead or claim, in any legal action or proceeding with respect to this Agreement or any other Credit Document brought in any of the aforesaid courts, that any such court lacks jurisdiction over such Credit Party. Each of Holdings and each Borrower irrevocably consents to the service of process out of any of the aforementioned Courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to Holdings or such Borrower at its address set forth opposite its signatures below, such service to become effective 30 days after such mailing. Nothing herein shall affect the right of the Administrative Agent under this Agreement, any Bank or the holder of any Note to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against any Credit Party in any other jurisdiction.

     (b) Each of Holdings and each Borrower hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement or any other credit document brought in the Courts referred to in clause (a) above and hereby further irrevocably waives and agrees not to plead or claim in any such Court that any such action or proceeding brought in any such Court has been brought in an inconvenient forum.

     (c) Each of the parties to this Agreement hereby irrevocably waives all right to a trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement, the other Credit Documents or the transactions contemplated hereby or thereby.

     13.09 Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with Holdings and the Administrative Agent.

     13.10 Effectiveness. (a) This Agreement shall become effective on the date (the "Restatement Effective Date") on which (x) Holdings, each Borrower, the Required Banks under and as defined in the Existing Credit Agreement and each of the Banks shall have signed a copy hereof (whether the same or different copies) and shall have delivered the same to the Administrative Agent at its Notice Office or, in the case of the Banks, shall have given to the Administrative Agent telephonic (confirmed in writing), written or facsimile transmission notice (actually received) in accordance with Section 13.03 at such office that the same has been signed and mailed to it and (y) all of the applicable conditions contained in Section 5 shall have been met to the satisfaction of the Administrative Agent and the Required Banks (determined immediately after the occurrence of the Restatement Effective Date). Unless the Administrative Agent has received actual notice from any Bank that the conditions contained in
Section 5 have not been met to its satisfaction, upon the satisfaction of the condition described in clause (i) of the immediately preceding sentence and upon the Administrative Agent's good faith determination that the conditions described in clause (ii) of the immediately preceding sentence have been met, then the Restatement Effective Date shall have been deemed to have occurred, regardless of any subsequent determination that one or more of the conditions thereto had not been met (although the occurrence of the Restatement Effective Date shall not release the Borrowers from any liability for failure to satisfy one or more of the applicable conditions contained in Section 5). The Administrative Agent will give the Borrowers and each Bank prompt written notice of the occurrence of the Restatement Effective Date.

     (b) On the Restatement Effective Date, and upon the repayment of all amounts owing to such Existing Banks as contemplated by Section 5.07, each Existing Bank which is not a Bank, shall, without any further action, cease to be party to this Agreement. The Existing Loans and commitments of each such withdrawing Banks shall be deemed to be repaid and/or terminated, in each case, pursuant to section 1.13 of the Existing Credit Agreement.

     (c) On the Restatement Effective Date, the Existing Loans of each Bank shall, to the extent of the principal amount thereof, be continued as Term Loans under this Agreement as provided in Section 1.01.

     13.11 Headings Descriptive. The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

     13.12 Amendment or Waiver. (a) Neither this Agreement nor any other Credit Document nor any terms hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the respective Credit Parties party thereto and the Required Banks; provided that no such change, waiver, discharge or termination shall, without the consent of each Bank directly affected thereby: (i) extend the final scheduled maturity of any Loan or Note or extend the stated maturity of any Letter of Credit or Unpaid Drawing beyond the Revolving Loan Maturity Date, or reduce the rate or extend the time of payment of interest or Fees thereon (except in connection with a waiver of applicability of any post-default increase in interest rates), or reduce the principal amount thereof; (ii) release all or substantially all of the Collateral (except as expressly provided in the relevant Credit Documents) or all or substantially all of the Guarantors from their Guaranties (in each case except as expressly provided in the relevant Credit Documents); (iii) amend, modify or waive any provision of Section 13.06 or this Section 13.12; (iv) reduce the percentage specified in, or otherwise modify, the definition of Required Banks (it being understood that, with the consent of the Required Banks, extensions of credit pursuant to this Agreement in addition to those set forth in or contemplated by this Agreement on the Restatement Effective Date may be included in the determination of the Required Banks on substantially the same basis as the extensions of Term Loans and Revolving Loan Commitments are included on the Restatement Effective Date); or
(v) consent to the assignment or transfer by Holdings or any Borrower of any of its rights and obligations under this Agreement; provided further, that no such change, waiver, discharge or termination shall: (1) increase the Commitments of any Bank over the amount thereof then in effect (it being understood that a waiver of any conditions precedent, covenants, Defaults or Events of Default or of a mandatory reduction in the Total Commitment or of a mandatory prepayment shall not constitute an increase of the Commitment of any Bank, and that an increase in the available portion of any Commitment of any Bank shall not constitute an increase in the Commitment of such Bank) without the consent of such Bank; (2) without the consent of the Issuing Bank, amend, modify or waive any provision of Section 2 or alter its rights or obligations with respect to Letters of Credit; (3) without the consent of the Administrative Agent, amend, modify or waive any provision of Section 11 or any other provision relating to the rights or obligations of the Administrative Agent; (4) without the consent of the Collateral Agent, amend, modify or waive any provision of Section 11 or any other provision relating to the rights or obligations of the Collateral Agent; (5) without the consent of the Majority Banks of each Tranche which is being allocated a lesser prepayment, repayment or commitment reduction as a result of the actions described below (or without the consent of the Majority Banks of each Tranche in the case of an amendment to the definition of Majority Banks), amend the definition of Majority Banks or alter the required application of any prepayments or repayments (or commitment reductions), as between the various Tranches, pursuant to Section 4.01 or 4.02 (excluding Section 4.02(b)) (although the Required Banks may waive, in whole or in part, any such prepayment, repayment or commitment reduction, so long as the application, as amongst the various Tranches, of any such prepayment, repayment or commitment reduction which is still required to be made is not altered) or (6) without the consent of the Majority Banks of the respective Tranche, amend, modify or waive any Scheduled Repayment of such Tranche.

     (b) If, in connection with any proposed change, waiver, discharge or termination with respect to any of the provisions of this Agreement as contemplated by clauses (i) through (v), inclusive, of the first proviso to
Section 13.12(a), the consent of the Required Banks is obtained but the consent of one or more of such other Banks whose consent is required is not obtained, then the US Borrower shall have the right to replace each such non-consenting Bank or Banks (so long as all non-consenting Banks are so replaced) with one or more Replacement Banks pursuant to Section 1.13 so long as at the time of such replacement, each Replacement Bank consents to the proposed change, waiver, discharge or termination, provided that the Borrower shall not have the right to replace a Bank solely as a result of the exercise of such Bank's rights (and the withholding of any required consent by such Bank) pursuant to the second proviso to Section 13.12(a).

     (c)  Notwithstanding  anything  to the  contrary  contained  above  in this
Section 13.12, the Collateral Agent may (i) enter into amendments to the Guaranties and the Security Documents for the purpose of adding additional Subsidiaries of Holdings (or other Credit Parties) or other pledgors as parties thereto and (ii) enter into security documents to satisfy the requirements of Sections 7.11 and 7.14, in each case without the consent of the Required Banks.

     13.13 Confidentiality.  (a) Subject to the provisions of clause (b) of this
Section 13.13, each Bank agrees that it will use its reasonable efforts not to disclose without the prior consent of the US Borrower (other than to its employees, auditors, advisors or counsel or to another Bank if such Bank or such Bank's holding or parent company in its sole discretion determines that any such party should have access to such information, provided such Persons shall be subject to the provisions of this Section 13.13 to the same extent as such Bank) any information with respect to Holdings or any of its Subsidiaries which is now or in the future furnished pursuant to this Agreement or any other Credit Document and which is designated by the US Borrower to the Banks in writing as confidential or would customarily be treated as confidential in banking practice, provided that any Bank may disclose any such information (a) as has become generally available to the public, (b) as may be required or appropriate in any report, statement or testimony submitted to any municipal, state or Federal regulatory body having or claiming to have jurisdiction over such Bank or to the Federal Reserve Board or the Federal Deposit Insurance Corporation or similar organizations (whether in the United States or elsewhere) or their successors, (c) as may be required or appropriate in respect to any summons or subpoena or in connection with any litigation, (d) in order to comply with any law, order, regulation or ruling applicable to such Bank, (e) to the Administrative Agent or the Collateral Agent and (f) to any prospective or actual transferee or participant (or its investment advisor) in connection with any contemplated transfer or participation of any of the Notes or Commitments or any interest therein by such Bank, provided that such prospective transferee agrees to maintain the confidentiality contained in this Section.


     (b) Each of Holdings and each Borrower hereby acknowledges and agrees that each Bank may share with any of its Lending Affiliates any information related to Holdings or any of its Subsidiaries (including, without limitation, any nonpublic customer information regarding the creditworthiness of Holdings, each Borrower and their Subsidiaries, provided such Persons shall be subject to the provisions of this Section 13.13 to the same extent as such Bank).

     13.14 Register. Each Borrower hereby designates the Administrative Agent to serve as such Borrower's agent, solely for purposes of this Section 13.14, to maintain a register (the "Register") on which it will record the Commitments from time to time of each of the Banks, the Loans made by each of the Banks and each repayment in respect of the principal amount of the Loans of each Bank. Failure to make any such recordation, or any error in such recordation, shall not affect the relevant Borrower's obligations in respect of such Loans. With respect to any Bank, the transfer of the Commitments of such Bank and the rights to the principal of, and interest on, any Loan made pursuant to such Commitments shall not be effective until such transfer is recorded on the Register maintained by the Administrative Agent with respect to ownership of such Commitments and Loans and prior to such recordation all amounts owing to the transferor with respect to such Commitments and Loans shall remain owing to the transferor. The registration of the assignment or transfer of all or part of any Commitments and Loans shall be recorded by the Administrative Agent on the Register only upon the acceptance by the Administrative Agent of a properly executed and delivered Assignment and Assumption Agreement pursuant to Section 13.04(b). Coincident with the delivery of such an Assignment and Assumption Agreement to the Administrative Agent for acceptance and registration of the assignment or transfer of all or part of a Loan, or as soon thereafter as practicable, the assigning or transferor Bank shall surrender the Note evidencing such Loan which shall be returned to such Borrower marked "canceled", and thereupon one or more new Notes in the same aggregate principal amount shall, to the extent requested, be issued to the assigning or transferor Bank and/or the new Bank. Each Borrower agrees to indemnify the Administrative Agent from and against any and all losses, claims, damages and liabilities of whatsoever nature which may be imposed on, asserted against or incurred by the Administrative Agent in performing its duties under this Section 13.14 other than those resulting from the Administrative Agent's willful misconduct or gross negligence.


     13.15 Special Provisions Regarding Pledges of Equity Interests in, and Promissory Notes Owed by, Persons Not Organized in the United States, Canada and the United Kingdom. The parties hereto acknowledge and agree that the provisions of the various Security Documents executed and delivered by the Credit Parties require that, among other things, all promissory notes executed by, and all (or 65%, as the case may be) of the capital stock and other equity interests in, various Persons owned by the respective Credit Party be pledged, and delivered for pledge, pursuant to the Security Documents. The parties hereto further acknowledge and agree that each Credit Party shall be required to take all actions under the laws of the United States, Canada and the United Kingdom (the "Qualified Jurisdictions"), as applicable, to perfect the security interests in the capital stock and other equity interests of, and promissory notes issued by, any Person organized under the laws of said jurisdictions (in each case, to the extent said capital stock, other equity interests or promissory notes are owned by any Credit Party). Except as provided in the immediately preceding sentence, to the extent any Security Document requires or provides for the pledge of promissory notes issued by, or capital stock or other equity interests in, any Person organized under the laws of a jurisdiction other than those specified in the immediately preceding sentence, it is acknowledged that, as of the Restatement Effective Date, no actions have been required to be taken to perfect, under U.S. or any local law of the jurisdiction of the Person who issued the respective promissory notes or whose capital stock or other equity interests are pledged, under the Security Documents. The Credit Parties hereby agree that, following any request by the Administrative Agent or Required Banks to do so in respect to any such asset that is material, each Credit Party shall, and shall cause its Subsidiaries to, take such actions (including, without limitation, the making of any filings and the delivery of appropriate legal opinions) under U.S. law or the local law of any jurisdiction with respect to which such actions have not already been taken as are reasonably determined by the Administrative Agent or Required Banks to be necessary or desirable in order to fully perfect, preserve or protect the security interests in such assets granted pursuant to the various Security Documents under the laws of such jurisdictions, provided that such actions are commercially reasonable in light of the value of the collateral which is the subject of such actions. If requested to do so pursuant to this Section 13.15, all such actions shall be taken in accordance with the provisions of this Section 13.15 as promptly as reasonably practicable. All conditions and representations contained in this Agreement and the other Credit Documents shall be deemed modified to the extent necessary to effect the foregoing and so that same are not violated by reason of the failure to take actions under U.S. or local law (but only with respect to capital stock of, other equity interests in, and promissory notes issued by, Persons organized under laws of jurisdictions other than Qualified Jurisdictions) not required to be taken in accordance with the provisions of this Section 13.15, provided that to the extent any representation or warranty would not be true because the foregoing actions were not taken, the respective representation of warranties shall be required to be true and correct in all material respects at such time as the respective action is required to be taken in accordance with the foregoing provisions of this Section 13.15.

     13.16 Judgment Currency. (a) The Credit Parties' obligations hereunder and under the other Credit Documents to make payments in the Applicable Currency (the "Obligation Currency") shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any currency other than the Obligation Currency, except to the extent that such tender or recovery results in the effective receipt by the Administrative Agent, the Collateral Agent or the respective Bank of the full amount of the Obligation Currency expressed to be payable to the Administrative Agent, the Collateral Agent or such Bank under this Agreement or the other Credit Documents. If, for the purpose of obtaining or enforcing judgment against any Credit Party in any court or in any jurisdiction, it becomes necessary to convert into or from any currency other than the Obligation Currency (such other currency being hereinafter referred to as the "Judgment Currency") an amount due in the Obligation Currency, the conversion shall be made at the Alternate Currency Equivalent or the Dollar Equivalent thereof, as the case may be, and, in the case of other currencies, the rate of exchange (as quoted by the Administrative Agent or if the Administrative Agent does not quote a rate of exchange on such currency, by a known dealer in such currency designated by the Administrative Agent and reasonably acceptable to the relevant Borrower) determined, in each case, as of the Business Day immediately preceding the day on which the judgment is given (such Business Day being hereinafter referred to as the "Judgment Currency Conversion Date").

     (b) If there is a change in the rate of exchange prevailing between the Judgment Currency Conversion Date and the date of actual payment of the amount due, the Borrowers covenant and agree to pay, or cause to be paid, such additional amounts, if any (but in any event not a lesser amount) as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of the Obligation Currency which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial award at the rate or exchange prevailing on the Judgment Currency Conversion Date.

     (c) For purposes of determining the Alternate Currency Equivalent or the Dollar Equivalent or any other rate of exchange for this Section, such amounts shall include any premium and costs payable in connection with the purchase of the Obligation Currency.

     13.17 Amendment and Restatement; Termination of Existing Credit Agreement. On the Restatement Effective Date, without further action by any party the Existing Credit Agreement shall be amended and restated to read in full as set forth herein. Holdings, the US Borrower, each Subsidiary Borrower and each of the Banks agrees that on and as of the Restatement Effective Date (x) the "Commitments" as defined in the Existing Credit Agreement shall be terminated in their entirety and all "Notes" as defined in, and issued under, the Existing Credit Agreement, shall be superseded hereby and by the Notes issued hereunder on the Restatement Effective Date and (y) the Foreign Pledge Agreement shall be terminated in its entirety.

     13.18 Post-Closing Actions Notwithstanding anything to the contrary contained in this Agreement or the other Credit Documents, the US Borrower hereby agrees that (x) within 60 days of the Restatement Effective Date, it shall cause an Additional Mortgage to be granted on the Real Property designated on Schedule IV as "To be Mortgaged" on the terms and conditions set forth in
Section 7.11 and (y) within five Business Days of the Restatement Effective Date, it shall deliver to the Collateral Agent endorsements to each title insurance policy insuring the existing Mortgages as amended by the Mortgage Amendments.

     IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Agreement as of the date first above written.


Address:
5457 West 79th Street                                   AEARO CORPORATION
Indianapolis, IN 46268
Telephone No.: (317) 692-6983
Telecopy No.: (317) 692-6784
Attention:  Jeff Kulka



                                       By            /s/  Jeff Kulka
                                       Title:  VP Finance, Secretary & Treasurer
with a copy to:


Vestar Capital Partners
245 Park Avenue, 41st Floor
New York, NY  10167
Telephone No.: (212) 351-1611
Telecopy No.: (212) 808-4922
Attention: Brian K. Ratzan



5457 West 79th Street                 AEARO COMPANY I
Indianapolis, IN 46268
Telephone No.: (317) 692-6983
Telecopy No.: (317) 692-6784          By             /s/  Jeff Kulka
                                      ---------------------------
Attention:  Jeff Kulka                Title: VP Finance, Secretary & Treasurer


with a copy to:


Vestar Capital Partners
245 Park Avenue, 41st Floor
New York, NY  10167
Telephone No.: (212) 351-1611
Telecopy No.: (212) 808-4922
Attention: Brian K. Ratzan

                          AEARO CANADA LIMITED


                          By             /s/  Jeff Kulka
                               Title:  Secretary & Treasurer





                          AEARO LIMITED


                          By               /s/  Jeff Kulka
                               Title:  Director

                   FLEET NATIONAL BANK



                   By:         /s/  Harvey H. Thayer
                       ------------------------------------------------
                       Name:   Harvey H. Thayer, Jr.
                       Title:  Managing Director



                   NATIONAL CITY BANK OF INDIANA



                   By:         /s/  Thomas R. Groh
                       ------------------------------------------------
                       Name:   Thomas R. Groh
                       Title:  Vice President



                   BARCLAYS BANK PLC



                   By:         /s/  Douglas Bernegger
                       ------------------------------------------------
                       Name:   Douglas Bernegger
                       Title:  Director



                   THE PROVIDENT BANK



                   By:         /s/  Frank B. Meltzer
                       ------------------------------------------------
                       Name:   Frank B. Meltzer
                       Title:  Vice President



                   FIFTH THIRD BANK



                   By:         /s/  David W. O'Neal
                       ------------------------------------------------
                       Name:   David W. O'Neal
                       Title:  Vice President

                                             BANKERS TRUST COMPANY,
                                              Individually and as
                                              Administrative Agent








                                             By           /s/  Diane F.
                                                -----------------------
                                             Rolfe
                                             -----
                                                  Title: Vice President

SCHEDULE XV

SCHEDULE I

COMMITMENTS


                            Outstanding              A-1 Term               A-2 Term               Outstanding
                                                                                    -
Bank                       A-1 Term Loan         Loan Commitment         Loan Commitment          A-3 Term Loans
----                       -------------         ---------------         ---------------          --------------
Bankers Trust Company      $1,250,078.93          $42,249,921.07    (euro)12,857,977.79           $6,223,942.55
Fleet National             $2,428,752.45           $2,071,247.55
Bank
National City Bank         $3,498,148.25           $1,001,851.75
of Indiana
Barclays Bank Plc
The Provident Bank                                $2,500,000.00
Fifth Third Bank                                  $5,000,000.00
---------------------- ----------------------- --------------------- ------------------------ -----------------------
Total:                    $7,176,979.63          $52,823,020.37     (euro)12,857,977.79           $6,223,942.55

SCHEDULE I
                                                                         Page 2



                            Outstanding           A-4 Term          Outstanding          A-5 Term         Revolving Loan
Bank                      A-4 Term Loans      Loan Commitment     A-5 Term Loans      Loan Commitment       Commitment
----                      --------------      ---------------     --------------      ---------------       ----------

Bankers Trust Company(pound)236,105.21          (pound)0      (pound)472,304.21(pound)2,927,610.79       $11,000,000.00
Fleet National       (pound)236,105.21          (pound)0      (pound)917,630.09  (pound)891,405.56        $5,750,000.00
Bank
National City Bank of(pound)236,105.21          (pound)0    (pound)1,321,668.66  (pound)487,366.99        $5,750,000.00
Indiana
Barclays Bank Plc                       (pound)9,916,418.75
The Provident Bank                                                                                        $2,500,000.00
Fifth Third Bank                                                                                          $5,000,000.00
----------------------- -------------------- ------------------- ------------------ -------------------- ------------------
Total:               (pound)708,315.63  (pound)9,916,418.75   (pound)2,711,602.96(pound)4,306,383.34       $30,000,000.00


                                 SCHEDULE II

                                     BANK ADDRESSES

Bank                                   Address
Bankers Trust Company                  130 Liberty Street
                                       New York, NY 10006
                                       Attn.: Diane Rolfe
                                       Tel. No.: (212) 250-1661
                                       Fax No.: (212) 250-7218
Barclays Bank PLC                      222 Broadway, 8th Fl.
                                       New York, NY 10038
                                       Attn:  Matthew McQuade
                                       Tel. No.: (212) 412-2088
                                       Fax No.: (212) 412-7511
Fifth Third Bank                       251 N. Illinois Street, Suite 1000
                                       Indianapolis, IN 46204
                                       Attn.: David W. O'Neal
                                       Tel. No.: (317) 383-2637
                                       Fax No.: (317) 383-2764
Fleet National Bank                    100 Federal Street
                                       Boston, MA  02110
                                       Attn.: Joseph Yotts
                                       Tel. No.: (617) 434-8264
                                       Fax No.: (617) 434-0601
National City Bank of Indiana          One National City Center, Suite 200E
                                       Indianapolis, IN 46255
                                       Attn.: Thomas R. Groh
                                       Tel. No.: (317) 267-7422
                                       Fax No.: (317) 267-8899
The Provident Bank                     20 North Meridian Street, Suite 400
                                       Indianapolis, IN 46204
                                       Attn.: Lori L. Johnson
                                       Tel. No.: (317) 822-6665
                                       Fax No.: (317) 822-9800

                                  SCHEDULE III



ERISA   NONE

                                  SCHEDULE XIII



                          CALCULATION OF MANDATORY COST

     (a) For the purpose of this Agreement, the Mandatory Cost for any Bank in relation to a EURIBOR Rate Loan for each of its Interest Periods (or any other period for which interest is calculated) will be calculated by each Bank on the basis of such Bank's own rates in accordance with the following formula and shall be notified by that Bank to the Administrative Agent on the first day of each Interest Period (or as soon as possible thereafter):

          F x 0.01 % per annum.
          300

          Where:

          F is the charge payable by that Bank to the Financial Services Authority pursuant to the Fees Regulations (but, for this purpose, ignoring any minimum fee requirement pursuant to the Fees Regulations) and expressed in Pounds Sterling per (pound)1 million of the fee base of that Bank.

          (b) The Mandatory Cost for a Bank lending in a Participating State will be the percentage notified by the Bank to the Administrative Agent as the cost of complying with the minimum reserve requirements of the European Central Bank.

          (c)        For the purposes of this Schedule XIII:

                    (i) "fee base" has the meaning given to it in, and will be calculated in accordance with, the Fees Regulations; and

                    (ii) "Fees Regulations" means the Banking Supervision (Fees) Regulations 1999 or any other law or regulation as may be in force from time to time in respect of the payment of fees for banking supervision.

                    (d) Each rate calculated in accordance with the formula shall, if necessary, be rounded upward to the nearest 1/16th of one per cent. Calculations will be made on the basis of a 365 day year (or, if market practice differs, in accordance with market practice).

                    (e) Additional amounts calculated in accordance with this Schedule are payable on the last day of each Interest Period to which they relate.

                    (f) The determination of the Mandatory Cost by a Bank in relation to any period shall, in the absence of manifest error, be conclusive and binding on all of the parties hereto.

                    (g) If the Administrative Agent determines that a change in circumstances has rendered, or will render, the formula inappropriate, the Administrative Agent (after consultation with the Banks) shall notify the relevant Borrower of the manner in which the Mandatory Cost will subsequently be calculated. The manner of calculation so notified by the Administrative Agent shall, in the absence of manifest error, be binding on all parties.

                                                 TABLE OF CONTENTS
                                                                          Page



SECTION 1.  Amount and Terms of Credit.........................................1
1.01  The Commitments..........................................................1
1.02  Minimum Amount of Each Borrowing.........................................3
1.03  Notice of Borrowing......................................................3
1.04  Disbursement of Funds....................................................4
1.05  Notes....................................................................5
1.06  Conversions..............................................................7
1.07  Pro Rata Borrowings......................................................7
1.08  Interest.................................................................8
1.09  Interest Periods.........................................................8
1.10  Increased Costs, Illegality, etc........................................10
1.11  Compensation............................................................13
1.12  Change of Lending Office................................................13
1.13  Replacement of Banks....................................................14
1.14  Limitations on Additional Amounts, etc..................................14
1.15  Special Sharing and Conversion Provisions
      Applicable Upon Occurrence of a Sharing Event...........................15
1.16  Interest on Canadian Dollar Loans.......................................17

SECTION 2.  Letters of Credit.................................................18

2.01  Letters of Credit.......................................................18
2.02  Letter of Credit Requests; Notices of Issuance..........................19
2.03  Letter of Credit Participations.........................................20
2.04  Agreement to Repay Letter of Credit Drawings............................22
2.05  Increased Costs.........................................................23
2.06  Minimum Stated Amount...................................................24

SECTION 3.  Commitment Fee; Fees; Reductions of Commitment....................24

3.01  Fees....................................................................24
3.02  Voluntary Termination of Total Unutilized Revolving Loan Commitmet......26
3.03  Mandatory Reduction of Commitments......................................26

SECTION 4.  Prepayments; Payments; Taxes......................................27

4.01  Voluntary Prepayments...................................................27
4.02  Mandatory Repayments....................................................28
4.03  Method and Place of Payment.............................................34
4.04  Net Payments; Taxes.....................................................34

SECTION 5.  Conditions Precedent..............................................37

5.01  Execution of Agreement; Notes...........................................37
5.02  No Default; Representations and Warranties..............................37
5.03  Officer's Certificate...................................................37
5.04  Opinions of Counsel.....................................................38
5.05  Corporate Documents; Proceedings........................................38
5.06  Shareholders' Agreements; Management Agreements; Etc....................38
5.07  Existing Credit Agreement...............................................38
5.08  Pledge Agreements.......................................................39
5.09  Security Agreements.....................................................39
5.10  Subsidiary Guaranties...................................................39
5.11  Material Adverse Change, etc............................................39
5.12  Mortgages; Mortgage Amendments and Endorsements.........................40
5.13  Litigation..............................................................40
5.14  Fees, etc...............................................................40
5.15  Approvals...............................................................40
5.16  Financial Statements; Projections; Management Letter Reports............41
5.17  Senior Subordinated Note Indenture......................................41
5.18  Notice of Borrowing; Letter of Credit Request...........................41

SECTION 6.  Representations and Warranties....................................41

6.01  Status..................................................................41
6.02  Power and Authority.....................................................42
6.03  No Violation............................................................42
6.04  Governmental Approvals..................................................42
6.05  Financial Statements; Financial Condition; Undisclosed Liabilities......43
6.06  Litigation..............................................................44
6.07  True and Complete Disclosure............................................44
6.08  Use of Proceeds; Margin Regulations.....................................44
6.09  Tax Returns and Payments................................................44
6.10  ERISA...................................................................45
6.11  The Security Documents...............................................45
6.12  Properties..............................................................46
6.13  Capitalization..........................................................47
6.14  Subsidiaries............................................................47
6.15  Compliance with Statutes, etc...........................................47
6.16  Investment Company Act..................................................47
6.17  Public Utility Holding Company Act......................................47
6.18  Environmental Matters...................................................47
6.19  Labor Relations.........................................................48
6.20  Intellectual Property...................................................48
6.21  Indebtedness............................................................49
6.22  Senior Subordinated Notes...............................................49
6.23  Insurance...............................................................49

SECTION 7.  Affirmative Covenants.............................................49

7.01  Information Covenants...................................................49
7.02  Books, Records and Inspections..........................................53
7.03  Maintenance of Property; Insurance......................................53
7.04  Franchises, etc.........................................................54
7.05  Compliance with Statutes, etc...........................................54
7.06  Compliance with Environmental Laws......................................54
7.07  ERISA...................................................................55
7.08  End of Fiscal Years; Fiscal Quarters....................................55
7.09  Performance of Obligations..............................................55
7.10  Payment of Taxes........................................................56
7.11  Additional Mortgages; Further Assurances................................56
7.12  Foreign Subsidiaries Security...........................................57
7.13  Ownership of Subsidiaries...............................................58
7.14  Permitted Acquisitions..................................................58
7.15  Interest Rate Protection................................................60

SECTION 8.  Negative Covenants................................................60

8.01  Liens...................................................................60
8.02  Consolidation, Merger, Sale of Assets, etc..............................63
8.03  Dividends...............................................................65
8.04  Indebtedness............................................................66
8.05  Advances, Investments, Loans, Purchase of Assets........................68
8.06  Transactions with Affiliates............................................71
8.07  Maximum Capital Expenditures............................................72
8.08  Leverage Ratio..........................................................72
8.09  Interest Coverage Ratio.................................................73
8.10  Fixed Charge Coverage Ratio.............................................74
8.11  Modifications of Certain Indebtedness; Modifications
         of Certificate of Incorporation,
         By-Laws and Certain Agreements; etc..................................74
8.12  Limitation on Certain Restrictions on Subsidiaries......................75
8.13  Limitation on Issuance of Equity........................................76
8.14  Business................................................................76
8.15  Limitation on the Creation of Subsidiaries..............................77
8.16  Restrictions on Swedish Note............................................78

SECTION 9.  Events of Default.................................................78

9.01  Payments................................................................78
9.02  Representations, etc....................................................78
9.03  Covenants...............................................................78
9.04  Default Under Other Agreements..........................................78
9.05  Bankruptcy, etc.........................................................79
9.06  ERISA...................................................................79
9.07  Security Documents......................................................79
9.08  Guaranties..............................................................80
9.09  Judgments...............................................................80

SECTION 10.  Definitions and Accounting Terms.................................81

10.01  Defined Terms..........................................................81

SECTION 11.  The Administrative Agent........................................117

11.01  Appointment...........................................................117
11.02  Nature of Duties......................................................117
11.03  Lack of Reliance on the Administrative Agent..........................117
11.04  Certain Rights of the Administrative Agent............................118
11.05  Reliance..............................................................118
11.06  Indemnification.......................................................118
11.07  The Administrative Agent in its Individual Capacity...................119
11.08  Holders...............................................................119
11.09  Resignation by the Administrative Agent...............................119
11.10  Power of Attorney.....................................................120

SECTION 12.  Guaranties......................................................120

12.01  The Guaranties........................................................120
12.02  Bankruptcy............................................................121
12.03  Nature of Liability...................................................121
12.04  Guaranty Absolute.....................................................121
12.05  Independent Obligation................................................121
12.06  Authorization.........................................................122
12.07  Reliance..............................................................123
12.08  Subordination.........................................................123
12.09  Waivers...............................................................123
12.10  Guaranty Continuing...................................................124
12.11  Binding Nature of Guaranties..........................................124
12.12  Judgments Binding.....................................................124

SECTION 13.  Miscellaneous...................................................124

13.01  Payment of Expenses, etc..............................................125
13.02  Right of Setoff.......................................................126
13.03  Notices...............................................................127
13.04  Benefit of Agreement..................................................127
13.05  No Waiver; Remedies Cumulative........................................129
13.06  Payments Pro Rata.....................................................130
13.07  Calculations; Computations............................................130
13.08  GOVERNING LAW; SUBMISSION TO JURISDICTION;
        VENUE; WAIVER OF JURY TRIAL..........................................131
13.09  Counterparts..........................................................132
13.10  Effectiveness.........................................................132
13.11  Headings Descriptive..................................................133
13.12  Amendment or Waiver...................................................133
13.13  Confidentiality.......................................................134
13.14  Register..............................................................135
13.15  Special Provisions Regarding Pledges of Equity Interests in,
        and Promissory Notes Owed by,
        Persons Not Organized in the United States,
        Canada and the United Kingdom........................................135
13.16  Judgment Currency.....................................................136
13.17  Amendment and Restatement; Termination of Existing Credit Agreement...137
13.18  Post-Closing Actions..................................................137

SCHEDULE I              Commitments
SCHEDULE II             Bank Addresses
SCHEDULE III            ERISA
SCHEDULE IV             Real Property
SCHEDULE V              Convertible Securities, Options or Rights
SCHEDULE VI             Subsidiaries
SCHEDULE VII            Existing Indebtedness
SCHEDULE VIII           Insurance
SCHEDULE IX             Existing Liens
SCHEDULE X              Existing Investments
SCHEDULE XI             Existing Letters of Credit
SCHEDULE XII            Mortgaged Properties
SCHEDULE XIII           Calculation of Mandatory Cost



EXHIBIT A               Form of Notice of Borrowing
EXHIBIT B-1(A)          Form of A-1 Term Note
EXHIBIT B-1(B)          Form of A-2 Term Note
EXHIBIT B-1(C)          Form of A-3 Term Note
EXHIBIT B-1(D)          Form of A-4 Term Note
EXHIBIT B-1(E)          Form of A-5 Term Note
EXHIBIT B-2             Form of Revolving Note
EXHIBIT C               Form of Letter of Credit Request
EXHIBIT D               Form of Section 4.04(b)(ii) Certificate
EXHIBIT E-1             Form of Opinion of Simpson Thacher & Bartlett
EXHIBIT E-2             Form of Opinion of Mary Alice Osterbauer, Esq.
EXHIBIT E-3             Form of Opinion of Davis, Ward, Phillips & Vineberg LLP
EXHIBIT E-4             Form of Opinion of Linklaters
EXHIBIT F               Form of Officers' Certificate
EXHIBIT G-1             Form of US Pledge Agreement
EXHIBIT G-2             Form of UK Pledge Agreement Amendment
EXHIBIT H-1             Form of US Security Agreement
EXHIBIT H-2             Form of Canadian Security Agreement Amendment
EXHIBIT H-3             Form of UK Security Agreement Amendment
EXHIBIT I               Form of US Subsidiary Guaranty
EXHIBIT J               Form of Assignment and Assumption Agreement
EXHIBIT K               Form of Intercompany Note
EXHIBIT L               Form of Permitted Seller Note
EXHIBIT M               Form of Shareholder Subordinated  Note
EXHIBIT N               Form of Permitted Earn-Out Debt Subordination Provision

                                  SCHEDULE III

                                      ERISA

                                      None

                                   SCHEDULE IV
                                  REAL PROPERTY
Aearo Company I

                                                                                           Subject to
                                                                                      Mortgage Under Credit
Facility                             Qualifications            Owned/Leased                Agreement
--------                             --------------            ------------                ---------
5457 West 79th Street               Administration             Owned                       Yes
Indianapolis, Indiana 46268         Manufacturing
90 Mechanic Street                  Manufacturing and          Leased                      No
Southbridge, Massachusetts 01550    Administration
8001-8003 Woodland Drive            Distribution and           Leased                      No
Indianapolis, Indiana 46268         Customer Service
1728 Frisco Avenue                  Manufacturing and          Leased                      No
Chickasha, Oklahoma 73018           Customer Service
401 East Jefferson                  Manufacturing and          Leased                      No
Plymouth, Indiana 46563             Customer Service
7911 Zionsville Rd.                 Manufacturing and          Owned                       To be mortgaged
Indianapolis, Indiana 46268         Distribution
650 Dawson Drive                    Manufacturing              Owned                       Yes
Newark, Delaware 19713
401 Pencader Boulevard              Manufacturing              Leased                      No
Newark, Delaware 19713

2110 Congress Parkway               Manufacturing and          Leased                      No
Athens, Tennessee 37371             Customer Service

Aearo Canada Limited
6889 Rexwood Road, Units 8&9        Manufacturing and          Leased                      No
Mississauga, Ontario L4V1R2         Customer Service
Canada

7000 Avenue du Parc, Suite 407      Manufacturing and          Leased                      No
Montreal, Quebec HCN 1X1            Customer Service
Canada

546 Byrne Drive, Unit C              Manufacturing,            Leased                      No
Barrie, Ontario L4N9P6              Distribution and
Canada                              Customer Service


Aearo Limited
First Avenue                        Manufacturing,             Leased                      No
Poynton Stockport, Cheshire         Distribution and
England SK12 1FJ                    Customer Service
4, Route De Gisy                    Sales                      Leased                      No
Batiment Antelia
91 570 Bievres
France
Via Boccaccio 37                    Sales                      Leased                      No
20090 Trezzano S/Navigio
Milano, Italy
C/Balmes, 152 702A                  Sales                      Leased                      No
08008 Barcelona
Spain

Peltor AG
Box 2341 Malmstensgatan 19          Manufacturing,             Owned                       No
S-331 02 Varnamo                    Distribution and
Sweden                              Customer Service
Postboks 253                        Manufacturing,             Leased                      No
N-1471 Skarer                       Distribution and
Norway                              Customer Service

Peltor AB
Einsteinstrasse 47                  Manufacturing,             Owned                       No
Postfach 612                        Distribution and
D-76275 Ettlingen                   Customer Service
Germany

                                   SCHEDULE V



                    CONVERTIBLE SECURITIES, OPTIONS OR RIGHTS



     Certain options to purchase common Stock of Holdings may be granted to members of the management of Holdings and its subsidiaries. In addition, common stock of Holdings held by members of management is subject to put and call arrangements pursuant to certain stock purchase and option plan arrangements provided to such members of management, all of which are subject to the restriction in the Credit Agreement.

                                   SCHEDULE VI
                                  SUBSIDIARIES

                                     SCHEDULE VII


                                  EXISTING INDEBTEDNESS


                                                                                                      Refinancing/
Principal Amount           Owed to                               Purpose                              Renewal
$2,258,184           American United Life              Mortgage on Safety Plant,                      Permitted
                                                       79th Street, Indianapolis, IN
$193,285             State of Delaware                 Installment sale agreement, Specialty          Permitted
                                                       Composites, Newark, DE ($785,000 Gross
                                                       less $121,715 Deposit Advance Purchase
                                                       Price Fund)
$6,075               Dennis Downs                      Payout of Cabot Safety Corporation             Permitted
                                                       Stock Option Plan
$184,000             Norbanken                         Mortgage on Real Property                      Permitted
$37,000              Erland Olstad and Kristin         Payout to former owners of Peltor              Permitted
                     Odette Kaals                      Communications A/S in Norway
$1,000               BNP Paribas                       Computer Printer - France                      Permitted
$3,029,000           Aearo Company I                   Norhammer Purchase                             Permitted
$2,500,000           Aearo Limited                     To repatriate excess cash into the US          Permitted
$86,100,000          Cabot Safety Intermediate         Purchase of Peltor (approximately              Permitted
                     Corporation                       $64,000,000 aggregate principal amount
                                                       is outstanding as of the Restatement
                                                       Effective Date)
$54,000              Sparkasse Ettlingen               Mortgage on Real Property in Germany           Permitted


                                  SCHEDULE VIII


                                    INSURANCE


Policy Period        Coverage                                 Carrier                     Limits
3/01/01-3/01/02      Property and Boiler                      Lexington and Various       $500,000,000 (subject to certain
                                                              Excess                      sublimits)
9/30/00-9/30/01      General Liability and Products           Twin City Fire              $2,000,000 general aggregate
                       Liability                                (Hartford)                $2,000,000 prods./comp. ops agg.
                                                                                          $1,000,000 per occurrence
                                                                                          $1,000,000 personal and
                                                                                          advertising injury
                                                                                          $1,000,000 EBL per employee
                                                                                          claim and aggregate (claims
                                                                                          made)
                                                                                          $1,000 fire damage (any one fire)
                                                                                          $5,000 medical expenses (any
                                                                                          one person)
9/30/00-9/30/01      Workers' Comp                            Travelers                   Coverage A:  Statutory
                                                                                          Coverage B:
                                                                                          $1,000,000 BI each Accident
                                                                                          $1,000,000 BI by Disease, each
                                                                                          employee
                                                                                          $1,000,000 BI by Disease,
                                                                                          Policy Limit
9/30/00-9/30/01      Automobile                               Travelers                   $1,000,000 combined single limit
                                                                                          BI/PD
                                                                                          $1,000,000 uninsured/under-
                                                                                          insured motorists combined
                                                                                          single limit
                                                                                          Statutory Personal Injury Protection
9/30/00-9/30/01      Umbrella Liability                       National Union Fire         $50,000,000 per occurrence/aggregate
9/30/00-9/30/01      Non-owned Aviation                       ACE                         $5,000,000 per occurrence
9/30/00-9/30-01      Aviation Products                        ACE                         $50,000,000 combined single limit
                                                                                          including Grounding aggregate.
9/30/00-9/30/01      Crime                                    Gulf                        $5,000,000 Employee Dishonesty
                                                                                          $5,000,000 Forgery and Alterations
                                                                                          $5,000,000 Theft, Disappearances
                                                                                          $5,000,000 Robbery & Safe Burglary
                                                                                          $5,000,000 Computer & Funds Transfer
                                                                                          $5,000,000 Money Orders/ Counterfeit
                                                                                          $500,000 Credit Card Forgery
9/30/00-9/30/01      Special Crime                            Underwriters at Lloyds      $5,000,000 ann/agg.
3/01/01-3/01/02      Fiduciary Liability                      AIG                         $7,500,000 per claim/aggregate
3/01/01-3/01/02      D&O Liability                            AIG                         $15,000,000 per occurrence/agg.
9/30/00-9/30/01      Foreign Liability                        ACE                         General Liability:
                                                                                              $1,000,000 per occurrence
                                                                                              $1,000,000 per occurrence
                                                                                                    prod/completed ops./agg
                                                                                              $1,000,000 aggregate Personal
                                                                                                    and Advertising Injury
                                                                                              $1,000,000 Premises Damage
                                                                                                    per occurrence
                                                                                              $10,000 Medical Expense any
                                                                                                    one person
                                                                                              $1,000,000 Contingent Auto
                                                                                                     Liability per accident

                                                                                          Employer's Liability:
                                                                                              $1,000,000 BI by Acc each Acc
                                                                                              $1,000,000 BI by Dis Policy
                                                                                                   Limit
                                                                                              $1,000,000 BI by Dis Each
                                                                                                   Empl
                                                                                              $250,000 Repatriation Limit

                                                                                          Employee Dishonesty:
                                                                                              $5,000 per occurrence
9/30/00-9/30/01      Marine Cargo                             ACE                         $1,000,000 per any one vessel or
                                                                                             aircraft
                                                                                          $100,000 on deck bill of lading

                                                                                          $1,000 UPS/Mail
                                                                                          Nil Inland Transit

                                   SCHEDULE IX

                                 EXISTING LIENS



                           A. Liens scheduled below:



                                                               Filing                         Filing        Desc of       Renewal/
Debtor                        Secured Party                    Location         Filing Date   Number        Collateral    Extension
----------------------------- -------------------------------- ---------------- ------------- ------------- ------------- ---------
Aearo Corporation             Crown Credit Company             Delaware-SOS     12/26/2000    001649284     Equipment
650 Dawson Drive              44 S. Washington Street
Newark, DE 19713              New Bremen, OH 45869
                              34-1374207

Aearo Corporation             Crown Credit Company             Indiana-SOS      12/22/97      2163407       Equipment
8001 Woodland Drive           40 S. Washington Street
Indianapolis, In 46278        New Bremen, OH 45869

Aearo Corporation             Crown Credit Company             Indiana-SOS      01/8/98       2166450       Equipment
8001 Woodland Drive           40 S. Washington Street
Indianapolis, In 46278        New Bremen, OH 45869

Aearo Corporation             Crown Credit Company             Indiana-SOS      01/28/98      2169533       Equipment
8001 Woodland Drive           40 S. Washington Street
Indianapolis, In 46278        New Bremen, OH 45869

Aearo Corporation             Crown Credit Company             Indiana-SOS      02/10/98      2172185       Equipment
8001 Woodland Drive           40 S. Washington Street
Indianapolis, In 46278        New Bremen, OH 45869

Aearo Corporation             Crown Credit Company             Indiana-SOS      02/10/98      2172186       Equipment
8001 Woodland Drive           40 S. Washington Street
Indianapolis, In 46278        New Bremen, OH 45869

Aearo Corporation             Siemens Credit Corp              Indiana-SOS      04/13/98      2183247       Equipment
One Washington Mall, 8th      991 U. S. Hw Rte 22 West
floor                         Bridgewater, NJ 08807
Boston, MA 02108


Aearo Corporation             Crown Credit Company             Indiana-SOS      04/20/98      2185190       Equipment
8001 Woodland Drive           40 S. Washington Street
Indianapolis, In 46278        New Bremen, OH 45869


Aearo Corporation             Associated Material Handling     Indiana-SOS      05/28/98      2192904       Equipment
5457 W. 79th Street           Industries, Inc.
Indianapolis, In 46278        1230 Brookville Way
                              Indianopolis, IN 46239

Aearo Corporation             Siemens Credit Corporation       Indiana-SOS      11/13/98      2223601       Equipment
One Washington Mall, 8th      991 U. S. Hwy Rte 22 West
floor                         Bridgewater, NJ 08807
Boston, MA 02108


Aearo Corporation             Dell Financial Services, L. P.   Indiana-SOS      05/28/99      2260190       Equipment
5457 W. 79th Street           14050 Summit Drive
Indianapolis, In 46278        Building A. Suite 101
                              Austin, TX 78758

Aearo Corporation             Dell Financial Services, L. P.   Indiana-SOS                    2027753       Equipment
5457 W. 79th Street           14050 Summit Drive
Indianapolis, In 46278        Building A. Suite 101
                              Austin, TX 78758

Aearo Corporation I           National City Leasing            Indiana-SOS      09/26/00      2348935       Equipment
5457 W. 79th Street           Corporation
Indianapolis, In 46278        P. O. Box 36040
                              Louisville, KY 40233

Aearo Corporation I           National City Leasing            Indiana-SOS      01/04/01      2367407       Equipment     X
5457 W. 79th Street           Corporation
Indianapolis, In 46278        P. O. Box 36040
                              Louisville, KY 40233
                              61-0978678

Aearo Company I               Relational Funding Corporation   Indiana-SOS      08/12/99      2274261       Equipment
5457 West 79th Street         3701 Algonquin Road
Indianapolis, IN 46268        Rolling Meadows, IL 60008

Aearo Company                 Relational Funding Corporation   Indiana-SOS      08/12/99      2274250       Equipment
5457 West 79th Street         3701 Algonquin Road
Indianapolis, IN 46268        Rolling Meadows, IL 60008

Aearo Company                 Relational Funding Corporation   Indiana-SOS      08/20/99      2275555       Equipment
5457 West 79th Street         3701 Algonquin Road
Indianapolis, IN 46268        Rolling Meadows, IL 60008

Aearo Company                 Relational Funding Corporation   Indiana-SOS      11/17/99      2290514       Equipment
5457 West 79th Street         3701 Algonquin Road
Indianapolis, IN 46268        Rolling Meadows, IL 60008

Aearo Company                 Relational Funding Corporation   Indiana-SOS      02/03/00      2303716       Equipment
5457 West 79th Street         3701 Algonquin Road
Indianapolis, IN 46268        Rolling Meadows, IL 60008

Aearo Company                 Bankers/Softech                  Indiana-SOS      07/28/00      2339129       Equipment
5457 West 79th Street         Divisions of Eab Leasing Corp.
Indianapolis, IN 46268        4201 Lake Cook Road
                              NorthBrook, IL 60062

Aearo Company                 Relational Funding Corporation   Indiana-SOS      08/24/99      991358720     Equipment
5457 West 79th Street         3701 Algonquin Road
Indianapolis, IN 46268        Rolling Meadows, IL 60008

Aearo Company                 Relational Funding Corporation   Delaware-SOS     11/19/99      991496828     Equipment
D/b/a Aearo Company           3701 Algonquin Road
5457 West 79th Street         Rolling Meadows, IL 60008
Indianapolis, IN 46268

Aearo Company                 Relational Funding Corporation   Delaware-SOS     08/06/99      991332477     Equipment
5457 West 79th Street         3701 Algonquin Road
Indianapolis, IN 46268        Rolling Meadows
                              IL 60008

Specialty Composites          Department of Community          Delaware-SOS     09/25/78      7813968       Equipment
Corporation1                  Affairs and Economic
650 Dawson Avenue             Development
Newark, Delaware 19713        630 State College Road Dover
                              Delaware 19901

Specialty Composites          The Delaware Economic            Delaware-SOS     09/16/1983    8310456       Equipment     X
Corporation                   Development Authority,
650 Dawson Avenue             successor in interest to the
Newark, Delaware 19711        Department of Community
                              Affairs and Economic
                              Development
                              99 Kings Highway, P. O. Box
                              1401
                              Dover, DE 1990

Specialty Composites          The Delaware Economic            Delaware-SOS     09/01/1988    8811708       Equipment     X
Corporation                   Development Authority,
650 Dawson Avenue             successor in interest to the
Newark, Delaware 19711        Department of Community
                              Affairs and Economic
                              Development
                              630 State College Road
                              Dover , Delaware 19901

Specialty Composites          Department of Community          Delaware-SOS     12/29/88      8817178       Equipment     X
Corporation                   Affairs and Economic
650 Dawson Avenue             Development
Newark, Delaware 19711        630 State College Road
                              Dover , Delaware 19901

Specialty Composites          The Delaware Economic            Delaware-SOS     04/08/1989    8906123       Equipment     X
Corporation                   Development Authority
650 Dawson Avenue             99 Kings Highway P. o. Box 1401
De Industrial Park            Dover, DE 19903
Newark, Delaware 19713

E-A-R/Specialty Composites    The Delaware Economic            Delaware-SOS     02/25/91      9102387       Equipment     X
Corporation2                  Development Authority
650 Dawson Avenue             99 Kings Highway P. o. Box 1401
De Industrial Park            Dover, DE 19903
Newark, Delaware 19713

Specialty Composites          The Delaware Economic            Delaware-SOS     9/25/78       9304541       Equipment     X
Corporation                   Development Authority,
650 Dawson Avenue             successor in interest to the
De Industrial Park            Department of Community
Newark, Delaware 19713        Affairs and Economic
                              Development
                              99 Kings Highway; P. O. Box
                              1401
                              Dover , Delaware 19903

Aearo Company I               PNC Bank, Delaware, as Trustee   Delaware-SOS     09/25/78      8-13968       Equipment     X
5457 West 79th Street         222 Delaware Avenue
Indianapolis, IN 46268        P. O. Box 791
                              Wilmington, Delaware 19899-0791

Cabot Safety Corporation      Bank of Delaware, as Trustee     Delaware-SOS     09/25/78      8-13968       Equipment     X
650 Dawson Drive              222 Delaware Avenue
Delaware Industrial park      Wilmington, Delaware 19899-0791
Newark, Delaware 19713

E-A-R/ Specialty Composites   Bank of Delaware, as Trustee     Delaware-SOS     06/06/1990    9008262       Equipment
Corporation                   222 Delaware Avenue
650 Dawson Avenue             Wilmington, Delaware 19899
De Industrial Park
Newark, Delaware 19713

E-A-R/ Specialty Composites   Bank of Delaware, as Trustee     Delaware-SOS     08/02/1990    9011180       Equipment     X
Corporation                   222 Delaware Avenue
650 Dawson Avenue             Wilmington, Delaware 19899
De Industrial Park
Newark, Delaware 19713

Cabot Safety Corporation      Bank of Delaware, as Trustee     Delaware-SOS     6/6/90        9504812       Equipment     X
650 Dawson Drive              222 Delaware Avenue
Delaware Industrial park      Wilmington, Delaware 19899
Newark, Delaware 19713

Cabot Safety Corporation      Bank of Delaware, as Trustee     Delaware-SOS     06/06/90      9501434       Equipment     X
650 Dawson Drive              222 Delaware Avenue
Delaware Industrial park      Wilmington, Delaware 19899
Newark, Delaware 19713

Aearo Company I               Chase Manhattan bank Delaware,   Delaware-SOS     06/06/90      90-08262      Equipment     X
650 Dawson Drive              as Trustee
Delaware Industrial park      Attn: Global Trust
Newark, Delaware 19713        8th Floor
                              1201 N. Market Street
                              Wilmimgton, DE 19801

Cabot Safety Corporation      PNC Bank, Delaware, as Trustee   Delaware-SOS     06/06/90      9008262-00349 Equipment     X
650 Dawson Drive              222 Delaware Avenue
Delaware Industrial park      Wilmington, Delaware 19899
Newark, Delaware 19713

Aearo Company I               The Delaware Economic            Delaware-SOS     09/24/1998    9843174       Equipment
D/b/a Aearo Company           Development Authority
5457 West 79th Street         99 Kings Highway
Indianapolis, IN 46268        Dover, Delaware
                              19901-7305

Aearo Company I               National City Leasing            Indiana-SOS      01/4/01       2350379       Equipment
5457 West 79th Street         Corporation
Indianapolis, IN 46268        P. O. Box 36040
                              Louisville, KY 40233

Aearo Company                 Relational Funding Corporation   Oklahoma Cty,    8/17/99       N0006186      Computer
5457 West 79th Street         3701 Algonquin Road              Oklahoma                                     Equipment
Indianapolis, IN 46268        Rolling Meadows, IL 60008

Aearo Corporation             Metlife Capital, Limited         MA SOS           9/30/96       96419443      Equipment
90 Mechanic Street            Partnership
Southbridge, MA 01550         10900 N.E. 4th #500
                              Bellevue, WA 98004

Aearo Company                 Metlife Capital, Limited         MA SOS           10/31/96      96426602      Equipment
90 Mechanic Street            Partnership
Southbridge, MA 01550         10900 N.E. 4th #500
                              Bellevue, WA 98004

Aearo Corporation             Metlife Capital, Limited         MA SOS           10/31/96      96426602      Equipment
90 Mechanic Street            Partnership
Southbridge, MA 01550         10900 N.E. 4th #500
                              Bellevue, WA 98004


Aearo Corporation             Metlife Capital, Limited         MA               7/1/99        99643792      Equipment
90 Mechanic Street            Partnership
Southbridge, MA 01550         10900 N.E. 4th  #500
                              Bellevue, WA  98004


Aearo Corporation             G.E. Capital Business Asset      MA SOS           7/1/99        99643792      Equipment
5457 W. 79th Street           Funding Co. formerly known as
                              MetLife Capital Limited
                              Partnership
Indianapolis, In 46278        10900 N.E. 41st Street Suite
                              500
                              Bellevue, WA

Aearo Company                 Hewlett Packard Company          MA SOS           10/18/96      96424082      Computer
90 Mechanic Street            Finance & Remarketing Div.                                                    Equipment
Southbridge, MA  01550        333 Logue Avenue, Bld. 32
                              Mountain View, CA  94043

Aearo Company                 Pitney Bowes Credit Corporation  MA SOS           7/28/97       97485665      Equipment
90 Mechanic Street            27 Waterview Drive
Southbridge, MA  01550        Shelton, CT  06484

Aearo Corporation             Siemens Credit Corporation       MA SOS           2/4/98        98527253      Equipment
One Washington Mall,          991 U.S. Highway,
8th Floor                     Route 22 West
Boston, MA  02108             Bridgewater, NJ  08807

Aearo Corporation             Siemens Credit Corporation       MA SOS           2/4/98        98527254      Equipment
One Washington Mall, 8th      991 U.S.
Floor                         Highway Route
Boston, MA  02108             22 West
                              Bridgewater, NJ  08807

Aearo Company                 Hewlett Packard Company          MA SOS           2/24/98       98531363      Computer
90 Mechanic Street            Finance and Remarketing Div.                                                  Equipment
Southbridge, MA  01550        20 Perimeter Summit Blvd.
                              Atlanta, GA  30319

Aearo Company                 Alliance Energy Corp. d/b/a      MA SOS           6/16/99       99639452      Equipment
90 Mechanic Street            Casey Petroleum
Southbridge, MA  01550        800 South Street
                              Waltham, MA  02254

Aearo Company                 Fleet Business Credit            MA SOS           7/14/99       99646444      Equipment
5457 West 79th Street         Corporation
Indianapolis, IN  46268       One South Wacker Drive
                              Chicago, IL  60606

Aearo Company                 Relational Funding Corporation   MA SOS           8/12/99       99653363      Computer
5457 West 79th Street         3701 Algonquin Road                                                           Equipment
Indianapolis, IN  46268       Rolling Meadows, IL  60008

Aearo Company                 Relational Funding Corporatioin  MA SOS           8/20/99       99655063      Computer
5457 West 79th Street         3701 Algonquin Road                                                           Equipment
Indianapolis, IN  46268       Rolling Meadows, IL  60008

Aearo Company                 Relational Funding Corporation   MA SOS           11/17/99      99675453      Computer
5457 West 79th Street         3701 Algonquin Road                                                           Equipment
Indianapolis, IN  46268       Rolling Meadows, IL  60008

Aearo Company                 Relational Funding Corporation   MA SOS           2/3/00        00693073      Computer
5457 West 79th Street         3701 Algonquin Road                                                           Equipment
Indianapolis, IN  46268       Rolling Meadows  60008

Aearo Company I               National City Leasing            MA SOS           11/20/00      00757616      Equipment
90 Mechanic Street            Corporation
Southbridge, MA  01550        P.O. Box 36040
                              Louisville, KY  40233

Aearo Corporation             Metlife Capital Limited          MA SOS           9/30/96       96419443      Injection
90 Mechanic Street            Partnership                                                                   Molding Mach
Southbridge, MA  01550        10900 N.E. 4th Street #500
                              Bellevue, WA  98004

E-A-R/Specialty Composites    Bank of Delaware                 New Castle       8/2/90        17064         Equipment
Corporation                   222 Delaware Avenue              County, DE
650 Dawson Drive Delaware     Wilmington, DE  19899
Industrial Park
Newark, DE  19713

Cabot Safety Corporation      Bank of Delaware                 New Castle       6/6/90        26001         Equipment
650 Dawson Drive Delaware     222 Delaware Ave.                County, DE
Industrial Park               Wilmington, DE  19899
Newark, DE  19713

Aearo Company I               The Delaware Economic            New Castle       9/23/98       032984        Equipment
5457 West 79th Street         Development Authority            County, DE
Indianapolis, IN  46268       99 Kings Highway
                              Dover, DE  19901-7305

Aearo Corporation             Crown Credit Company             Marion Cty, IN   12/31/97      010760        Equipment
8001 Woodland Drive           40 S Washington Street
Indianapolis, IN  46278       New Bremen, OH  45869

Aearo Corporation             Crown Credit Company             Marion Cty, IN   1/5/98        000087        Equipment
8001 Woodland Drive           40 S Washington Street
Indianapolis, IN  46278       New Bremen, OH  45869

Aearo Corporation             Crown Credit Company             Marion Cty, IN   2/5/98        001086        Equipment
8001 Woodland Drive           40 S Washington Street
Indianapolis, IN  46278       New Bremen, OH  45869

Aearo Corporation             Crown Credit Company             Marion Cty, IN   2/13/98       001340        Equipment
8001 Woodland Drive           40 S Washington Street
Indianapolis, IN  46278       New Bremen, OH  45869

Aearo Corporation             Crown Credit Company             Marion Cty, IN   2/13/98       001341        Equipment
8001 Woodland Drive           40 S Washington Street
Indianapolis, IN  46278       New Bremen, OH  45869

Aearo Corporation             Crown Credit Company             Marion Cty, IN   4/21/98       003206        Equipment
8001 Woodland Drive           40 S Washington Street
Indianapolis, IN  46278       New Bremen, OH  45869



B.  Liens securing Indebtedness listed on Schedule VII to the Credit Agreement.
C.  Liens on file in Ontario, Canada.  [see attached Annex A]
D.  Liens on file in England.  [see attached Annex B]

                                     ANNEX A


                              AEARO CANADA LIMITED
                              AEARO CANADA LIMITEE

                          O N T A R I O S E A R C H E S
                          -----------------------------


A.   Personal Property Security Act

     (currency: July 10, 2001)

     Certified printouts revealed the following registrations:

1.   Financing Statement/Financing Change Statement(s)-Ref File No. 862334244
     -------------------------------------------------

Registration No.:                   20000530 1649 1882 3292
Date:                               May 30, 2000
Registration Period:                5 year(s)
First Debtor:                       Peltor Communication Ltd.
                                    546 Bryne Drive Unit C
                                    Barrie, Ontario L4N 9P7
Second Debtor:                      Aearo Canada Limited
                                    546 Bryne Drive Unit C
                                    Barrie, Ontario L4N 9P7
Secured Party:                      Northstar Leasing Corporation
                                    80 Bradford Street, Suite #300
                                    Barrie, Ontario L4N 6S7
Collateral Classification:          equipment, accounts, other
Date of Maturity:                   none fixed

         Amendment         -        Reg No.: 20000707 0923 1882 3356
         ---------
                                    Adding debtor:
                                    Norhammer Peltor Ltd.
                                    P.O. Box 443 Hwy 11 North
                                    Gravenhurst, Ontario P1P 1T8
                                    Aearo Canada Ltd Aearo Canada Limitee
                                    7115 Tomken Road
                                    Mississauga, Ontario L5S 1R8
                                    Collateral Class: equip, accounts, other

2.  Financing Statement/Financing Change Statement(s) - Ref File No. 078425109
    -------------------------------------------------

Registration No.:            19960529 1432 0043 3178
Date:                        May 29, 1996
Registration Period:         6 year(s)
Debtor:                      Cabot Safety Canada Corporation
                             7115 Tomken Road
                             Mississauga, Ontario L5S 1R8
Secured Party:               Bankers Trust Company, as Collateral Agent
                             130 Liberty Street
                             New York, New York 10006
Collateral Classification:   inv, equip, accts, other, motor vehicle included

         Amendment         - Registration No.: 19961127 1203 0043 5959
         ---------
                             To change the name of the debtor:
                             Aearo Canada Limited

3.   Financing Statement/Financing Change Statement(s) - Ref File No. 816797052
     -------------------------------------------------

Registration No.:           19950918 1745 1513 1767
Date:                       September 18, 1995
Registration Period:        1 year(s)
Debtor:                     Cabot Safety Canada Corporation
                            7115 Tomken Rd
                            Mississauga, Ontario L5S 1R8
Secured Party:              Toronto-Dominion Bank - Mississauga 12752 ABC 5247
                            20 Milverton Drive & Highway #10
                            Mississauga, Ontario L5R 3G2
Collateral Classification:  accounts, other

         Renewal  -            Registration No.: 19960808 1745 1513 5953
         -------
                                 For 5 year(s)

         Amendment         -     Registration No.: 19961113 1748 1513 5594
         ---------
                                 Amend debtor name:
                                 Aearo Canada Limited

4.  Financing Statement/Financing Change Statement(s) - Ref File No. 059485113
    -------------------------------------------------

Registration No.:            19950710 1458 0043 5707
Date:                        July 10, 1995
Registration Period:         6 year(s)
Debtor:                      Cabot Safety Canada Acquisition Ltd.
                             7115 Tomken Road
                             Mississauga, Ontario L5S 1R8
Secured Party:               Bankers Trust Company, as Collateral Agent
                             130 Liberty Street
                             New York, New York 10006
Collateral Classification:   inv, equip, accts, other, motor vehicle included

         Amendment         - Registration No.: 19950714 1446 0043 7170
         ---------
                             The debtor name has changed:
                             Cabot Safety Canada Corporation

         Amendment         - Registration No.: 19961127 1203 0043 5958
         ---------
                             To change the name of the debtor:
                             Aearo Canada Limited

5.  Financing Statement/Financing Change Statement(s) - Ref File No. 960060042
    -------------------------------------------------

Registration No.:               19860722 1023 0088 9326
Date:                           July 22, 1986
Registration Period:            3 year(s)
Debtor:                         Norhammer Ltd
                                Pt Lot 4 Conc 9 Lot 22 Pt Lot 23
                                Gravenhurst, Ontario
Secured Party:                  The Toronto Dominion Bank
                                210 Muskoka Road South
                                Gravenhurst, Ontario
Collateral Classification:      inv, equip, book debts, other,
                                motor vehicle not included
General Collateral Description: general security agreement

         Renewal  -            Registration No.: 19890612 1041 0003 1377
         -------
                                            For 3 year(s)

         Renewal  -            Registration No.: 19920505 1035 0088 2866
         -------
                                            For 5 year(s)

         Renewal  -            Registration No.: 19970602 1803 1513 6731
         -------
                                            For 5 year(s)

6.  Financing Statement/Financing Change Statement(s) - Ref File No. 900692892
    -------------------------------------------------

CSRA No.:                  069289
Mortgagor(s):              Norhammer Tools Company Limited
Mortgagee(s):              The Toronto-Dominion Bank
Type of Instrument:        Security Agreement (purchase-money security interest)
Date of Filing:            September 6, 1983
B.    Bank Act

     We received Canadian Securities Registration Systems' Confirmation Letters dated July 7, 2001 regarding Ontario Bank Act Security - Section 427 which reflect no registrations against Aearo Canada Limited Aearo Canada Limitee (the "Corporation").


C.    Executions

      (i)Toronto

     Executions certificates dated July 12, 2001 certified that there are no Writs of Execution, Extent or Certificates of Lien in the hands of the Sheriff at Toronto against the real or personal property of the Corporation.

      (ii)        Regional Municipality of Peel

     Executions certificates dated July 12, 2001 certified that there are no Writs of Execution, Extent or Certificates of Lien in the hands of the Sheriff at Brampton against the real or personal property of the Corporation.

      (iii)       District Municipality of Muskoka

     Executions certificates dated July 12, 2001 certified that there are no Writs of Execution, Extent or Certificates of Lien in the hands of the Sheriff at Muskoka against the real or personal property of the Corporation.


D.    Insolvency/Bankruptcy

     Search results dated July 12, 2001 from Industry Canada, Office of the Superintendent of Bankruptcy indicate that the public record contains no facts nor any reference (from 1978 to June 24, 2001) to the Corporation.

                                                      ANNEX B
COMPANY DETAILS            [GRAPHIC OMITTED]

Name & Registered Office :          Company No. : 03066945
AEARO LIMITED                       Date of Incorporation : 12/06/1995
                                            Country of Origin : United Kingdom

FIRST AVENUE POYNTON STOCKPORT CHESHIRE SK12 1FJ

Status : Active

Company Type:                       Private Limited Company
Nature Of Business                          (SIC(92)):
                                            3663 - other manufacturing
                                            5170 - other wholesale



Accounting Reference Date: 30/09
Last Accounts Made Up To: 30/09/2000 (GROUP)
Next Accounts Due: 30/07/2002
Last Return Made Up To: 12/06/2000
Next Return Due: 10/07/2001



Last Members List : 12/06/2000


Mortgage: Number of Charges: 1( 1 outstanding / 0 satisfied / 0 part satisfied )

Previous Names
Date of Change :  Previous Name :
27/09/1996        CABOT SAFETY LIMITED
12/07/1995        CABOT SAFETY ACQUISITION LIMITED
21/06/1995        HACKREMCO (NO.1049) LIMITED

Company Number :  03066945
Company Name :    AEARO LIMITED

Number of Charges : 1 (1 outstanding / 0 part satisfied / 0 satisfied)

The following details relate to all outstanding and part-satisfied charges for the company together with charges satisfied since 01/01/1987. Charges are displayed with the oldest first.

Description:  DEBENTURE

Charge is OUTSTANDING

Person(s) Entitled :       BANKERS TRUST COMPANY
Acquisition Date :
Created : 11/07/1995       Registered : 21/07/1995   Form Type : 395

Amount Secured : ALL OF THE OBLIGATIONS AND LIABILITIES OF EVERY KIND OR NATURE OF THE COMPANY FORMERLY KNOWN AS CABOT SAFETY ACQUISITION LIMITED TO BANKERS TRUST COMPANYAS COLLATERAL AGENT,FOR ITSELF AND FOR THE SECURED CREDITORS (AS DEFINED IN THE CREDITAGREEMENT) UNDER THE PROVISIONS OF A CREDIT AGREEMENT DATED 11 JULY 1995,EACH OTHER CREDIT DOCUMENT TO WHICH IT IS A PARTY AND ANY INTEREST RATE PROTECTION AGREEMENT OR OTHER HEDGING AGREEMENT TO WHICH IT IS A PARTY (ALL SUCH TERMS ARE DEFINED IN THE CREDIT AGREEMENT) Short Particulars : FIXED AND FLOATING CHARGES OVER THE UNDERTAKING AND ALL PROPERTY AND ASSETS PRESENT AND FUTURE INCLUDING GOODWILL BOOKDEBTS UNCALLED CAPITAL BUILDINGS FIXTURES FIXED PLANT AND MACHINERY SEE THE MORTGAGE CHARGE DOCUMENT FOR FULL DETAILS

SCHEDULE  X  EXISTING  INVESTMENTS  $86,100,000  Note  (of  which  approximately
$64,000,000 aggregate principal amount is outstanding on the Restatement Effective Date) owed to Cabot Safety Intermediate Corporation for the purchase of Peltor (the "Swedish Note")

                                   SCHEDULE XI
                           EXISTING LETTERS OF CREDIT


BENEFICIARY                                 AMOUNT               CREDIT #
Travelers Indemnity Co.                     $220,000             S-13866
                                                                 (expires 9/30/01)
LaSalle Advisors Limited                    $60,000              S-12269
                                                                 (expires 1/16/02)
Her Majesty Customs and Excise (UK)         GBP 300,000          S-12141
                                                                 (expires 10/6/01)

                             SCHEDULE XII
                           MORTGAGED PROPERTIES

EXISTING MORTGAGED PROPERTIES
1.  Owned by:     Aearo Company I
Address:          5457 West 79th Street
                  Indianapolis, Indiana 46268

2.  Owned by:     Aearo Company I

Address: 650 Dawson Drive
                  Newark, Delaware 19713


PROPERTY TO BE MORTGAGED

1.  Owned by:     Aearo Company I

Address: 7911 Zionsville Road
                  Indianapolis, Indiana 46268



--------
1 Please note that all references to this company refer to Aearo Company I

2 Please note that all references to this company refer to Aearo Company I

                                    EXHIBIT A


                           FORM OF NOTICE OF BORROWING


Bankers Trust Company, as Administrative Agent
  for the Banks party to the
  Credit Agreement referred
  to below
130 Liberty Street
New York, New York  10006

Attention:  ____________________

Ladies and Gentlemen:

     The undersigned [Aearo Company I (the "US Borrower")]1 [Aearo Limited (the "UK Borrower")]2 refers to the Credit Agreement, dated as of July 11, 1995 and amended and restated as of July 13, 2001 (as amended, modified or supplemented from time to time, the "Credit Agreement", the terms defined therein being used herein as therein defined), among Aearo Corporation, [the US Borrower] [Aearo Company I], Aearo Canada Limited, [the UK Borrower] [Aearo Limited], the Banks from time to time party thereto, and you, as Administrative Agent for such Banks, and hereby gives you notice, irrevocably pursuant to Section 1.03 of the Credit Agreement, that the undersigned hereby requests a Borrowing under the Credit Agreement, and in that connection sets forth below the information relating to such Borrowing (the "Proposed Borrowing") as required by Section
1.03 of the Credit Agreement:

     (i) The Business Day of the Proposed Borrowing is [Date].3

     (ii)  The  aggregate   principal  amount  of  the  Proposed   Borrowing  is
       _____________.

     (iii) The Proposed Borrowing is to consist of [Term Loans] [Revolving Loans] [denominated in [Dollars]4 [Euros]5 [Pounds Sterling]6]7.

     (iv) The Loans to be made pursuant to the Proposed Borrowing shall be initially maintained as [Base Rate Loans] [Euro Rate Loans].8

     [(v) The initial Interest Period for the Proposed Borrowing is [one week]9 [one, two, three, six, nine or twelve month[s]].10

     The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Borrowing:

     (A) the representations and warranties contained in the Credit Agreement or in the other Credit Documents are and will be true and correct in all material respects, before and after giving effect to the Proposed Borrowing and to the application of the proceeds thereof (except for any representation and warranty that speaks only as of a specific date, which shall be true and correct in all material respects as of such date), as though made on such date; and

     (B) no Default or Event of Default has occurred and is continuing, or would result from such Proposed Borrowing or from the application of the proceeds thereof.

  Very truly yours,

  [AEARO COMPANY I]
  [AEARO LIMITED]


  By:_______________________________
      Name:
      Title:



     1 To be included for a Proposed Borrowing of A-1 Term Loans, A-2 Term Loans, A-5 Term Loans and Revolving Loans.

     2 To be included for a Proposed Borrowing of A-4 Term Loans.

     3 Shall be written notice on the Business Day such Loans are to be made in the case of Base Rate Loan and three Business Days in the case of all Euro Rate Loans.

     4 To be included in the event of A-1 Term Loans.

     5 To be included in the event of A-2 Term Loans.

     6 To be included in the event of A-4 and A-5 Term Loans.

     7 To be included in the event of Term Loans.

     8 Euro Rate Loans may not be incurred prior to the Syndication Date except on the first day of a Pre-Syndication Interest Period.

     9 To be included only prior to the Syndication Date.

     10 To be included for a Proposed Borrowing of Euro Rate Loans.

                                 EXHIBIT B-1(A)
                                               FORM OF A-1 TERM NOTE


$___________________ New York, New York
[Date of Issuance]


     FOR VALUE RECEIVED, Aearo Company I, a Delaware corporation (the US "Borrower"), hereby promises to pay to the order of ______________________ (the "Bank"), in lawful money of the United States in immediately available funds, at the appropriate Payment Office (as defined in the Agreement referred to below) of Bankers Trust Company (the "Administrative Agent"), on the Term Loan Maturity Date (as defined in the Agreement) the principal sum of __________________ DOLLARS or, if less, the then unpaid principal amount of all A-1 Term Loans (as defined in the Agreement) made or continued by the Bank to the US Borrower pursuant to the Agreement.

     The US Borrower promises also to pay interest on the unpaid principal amount hereof in like money at said office from the date hereof until paid at the rates and at the times provided in Section 1.08 of the Agreement referred to below.

     This Note is one of the A-1 Term Notes referred to in the Credit Agreement, dated as of July 11, 1995 and amended and restated as of July 13, 2001 among Aearo Corporation, the US Borrower, Aearo Canada Limited, Aearo Limited, the financial institutions from time to time party thereto (including the Bank), and Bankers Trust Company, as Administrative Agent (as amended, modified or supplemented from time to time, the "Agreement") and is entitled to the benefits thereof and of the other Credit Documents. This Note is also secured by the US Security Documents (as defined in the Agreement). As provided in the Agreement, this Note is subject to voluntary prepayment and mandatory repayment prior to the Term Loan Maturity Date, in whole or in part.

     In case an Event of Default (as defined in the Agreement) shall occur and be continuing, the principal of and accrued interest on this Note may become or be declared to be due and payable in the manner and with the effect provided in the Agreement.

     The US Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Note.

     THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

             AEARO COMPANY


             By:______________________________
                 Name:
                 Title:

                                 EXHIBIT B-1(B)

                                               FORM OF A-2 TERM NOTE


(euro)___________________ New York, New York
[Date of Issuance]


     FOR VALUE RECEIVED, Aearo Company I, a Delaware corporation (the "US Borrower"), hereby promises to pay to the order of ______________________ (the "Bank"), in Euros in immediately available funds, at the appropriate Payment Office (as defined in the Agreement referred to below) of Bankers Trust Company (the "Administrative Agent"), on the Term Loan Maturity Date (as defined in the Agreement) the principal sum of __________________ EUROS or, if less, the then unpaid principal amount of all A-2 Term Loans (as defined in the Agreement) made by the Bank to the US Borrower pursuant to the Agreement.

     The US Borrower promises also to pay interest on the unpaid principal amount hereof in like money at said office from the date hereof until paid at the rates and at the times provided in Section 1.08 of the Agreement referred to below.

     This Note is one of the A-2 Term Notes referred to in the Credit Agreement, dated as of July 11, 1995 and amended and restated as of July 13, 2001 among Aearo Corporation, the US Borrower, Aearo Canada Limited, Aearo Limited, the financial institutions from time to time party thereto (including the Bank), and Bankers Trust Company, as Administrative Agent (as amended, modified or supplemented from time to time, the "Agreement") and is entitled to the benefits thereof and of the other Credit Documents. This Note is also secured by the US Security Documents (as defined in the Agreement). As provided in the Agreement, this Note is subject to voluntary prepayment and mandatory repayment prior to the Term Loan Maturity Date, in whole or in part.

     In case an Event of Default (as defined in the Agreement) shall occur and be continuing, the principal of and accrued interest on this Note may become or be declared to be due and payable in the manner and with the effect provided in the Agreement.

     The US Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Note.

     THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

                  AEARO COMPANY I


                  By:______________________________
                      Name:
                      Title:

                                 EXHIBIT B-1(C)
                                               FORM OF A-3 TERM NOTE


                    $___________________ New York, New York
                                  May 30, 1996


     FOR VALUE RECEIVED, Aearo Canada Limited, an Ontario corporation (the "Canadian Borrower"), hereby promises to pay to the order of ______________________ (the "Bank"), in lawful money of Canada in immediately available funds, at the appropriate Payment Office (as defined in the Agreement) of Bankers Trust Company (the "Administrative Agent"), on the Term Loan Maturity Date (as defined in the Agreement referred to below) the principal sum of __________________ CANADIAN DOLLARS or, if less, the then unpaid principal amount of all A-3 Term Loans (as defined in the Agreement) continued by the Bank to the Canadian Borrower pursuant to the Agreement.

     The Canadian Borrower promises also to pay interest on the unpaid principal amount hereof in like money at said office from the date hereof until paid at the rates and at the times provided in Section 1.08 of the Agreement referred to below.

     This Note is one of the A-3 Term Notes referred to in the Credit Agreement, dated as of July 11, 1995 and amended and restated as of July 13, 2001, among Aearo Corporation, Aearo Company I, the Canadian Borrower, Aearo Limited, the financial institutions from time to time party thereto (including the Bank), and Bankers Trust Company, as Administrative Agent (as amended, modified or supplemented from time to time, the "Agreement") and is entitled to the benefits thereof and of the other Credit Documents. This Note is also secured by the US Security Documents and the Canadian Security Documents (as such terms are defined in the Agreement). As provided in the Agreement, this Note is subject to voluntary prepayment and mandatory repayment prior to the Term Loan Maturity Date, in whole or in part.

     In case an Event of Default (as defined in the Agreement) shall occur and be continuing, the principal of and accrued interest on this Note may become or be declared to be due and payable in the manner and with the effect provided in the Agreement.

     The Canadian Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Note.

     THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

                                  AEARO CANADA LIMITED


                                  By:______________________________
                                      Name:
                                      Title:

                                 EXHIBIT B-1(D)

                                               FORM OF A-4 TERM NOTE


(pound)___________________ New York, New York
[Date of Issuance]


     FOR VALUE RECEIVED, Aearo Limited, a limited liability company formed under the laws of England (the "UK Borrower"), hereby promises to pay to the order of ______________________ (the "Bank"), in Pounds Sterling in immediately available funds, at the appropriate Payment Office (as defined in the Agreement) of Bankers Trust Company (the "Administrative Agent"), on the Term Loan Maturity Date (as defined in the Agreement referred to below) the principal sum of __________________ POUNDS STERLING or, if less, the then unpaid principal amount of all A-4 Term Loans (as defined in the Agreement) made or continued by the Bank to the UK Borrower pursuant to the Agreement.

     The UK Borrower promises also to pay interest on the unpaid principal amount hereof in like money at said office from the date hereof until paid at the rates and at the times provided in Section 1.08 of the Agreement referred to below.

     This Note is one of the A-4 Term Notes referred to in the Credit Agreement, dated as of July 11, 1995 and amended and restated as of July 13, 2001, among Aearo Corporation, Aearo Company I, Aearo Canada Limited, the UK Borrower, the financial institutions from time to time party thereto (including the Bank), and Bankers Trust Company, as Administrative Agent (as amended, modified or supplemented from time to time, the "Agreement") and is entitled to the benefits thereof and of the other Credit Documents. This Note is also secured by the UK Security Documents and the US Security Documents (as such terms are defined in the Agreement). As provided in the Agreement, this Note is subject to voluntary prepayment and mandatory repayment prior to the Term Loan Maturity Date, in whole or in part.

     In case an Event of Default (as defined in the Agreement) shall occur and be continuing, the principal of and accrued interest on this Note may become or be declared to be due and payable in the manner and with the effect provided in the Agreement.

     The UK Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Note.

     THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

                      AEARO LIMITED


                      By:______________________________
                          Name:
                          Title:

                                 EXHIBIT B-1(E)

                                               FORM OF A-5 TERM NOTE


(pound)___________________ New York, New York
[Date of Issuance]


     FOR VALUE RECEIVED, Aearo Company I, a Delaware corporation (the "US Borrower"), hereby promises to pay to the order of ______________________ (the "Bank"), in Pounds Sterling in immediately available funds, at the appropriate Payment Office (as defined in the Agreement referred to below) of Bankers Trust Company (the "Administrative Agent"), on the Term Loan Maturity Date (as defined in the Agreement) the principal sum of __________________ POUNDS STERLING or, if less, the then unpaid principal amount of all A-5 Term Loans (as defined in the Agreement) made or continued by the Bank to the US Borrower pursuant to the Agreement.

     The US Borrower promises also to pay interest on the unpaid principal amount hereof in like money at said office from the date hereof until paid at the rates and at the times provided in Section 1.08 of the Agreement referred to below.

     This Note is one of the A-5 Term Notes referred to in the Credit Agreement, dated as of July 11, 1995 and amended and restated as of July 13, 2001 among Aearo Corporation, the US Borrower, Aearo Canada Limited, Aearo Limited, the financial institutions from time to time party thereto (including the Bank), and Bankers Trust Company, as Administrative Agent (as amended, modified or supplemented from time to time, the "Agreement") and is entitled to the benefits thereof and of the other Credit Documents. This Note is also secured by the US Security Documents (as defined in the Agreement). As provided in the Agreement, this Note is subject to voluntary prepayment and mandatory repayment prior to the Term Loan Maturity Date, in whole or in part.

     In case an Event of Default (as defined in the Agreement) shall occur and be continuing, the principal of and accrued interest on this Note may become or be declared to be due and payable in the manner and with the effect provided in the Agreement.

     The US Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Note.

     THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

                 AEARO COMPANY I


                 By:______________________________
                     Name:
                     Title:

                                  EXHIBIT B-2
                                              FORM OF REVOLVING NOTE

New York, New York
[Date of Issuance]

     FOR VALUE RECEIVED, Aearo Company I, a Delaware corporation (the "US Borrower"), hereby promises to pay to the order of _____________________ (the "Bank"), in lawful money of the United States in immediately available funds, at the appropriate Payment Office (as defined in the Agreement) of Bankers Trust Company (the "Administrative Agent"), on the Revolving Loan Maturity Date (as defined in the Agreement) the principal amount of all Revolving Loans (as defined in the Agreement) made by the Bank to the US Borrower pursuant to the Agreement.

     The US Borrower promises also to pay interest on the unpaid principal amount of the Revolving Loans made to the US Borrower by the Bank in like money at said office from the date hereof until paid at the rates and at the times provided in Section 1.08 of the Agreement referred to below.

     This Note is one of the Revolving Notes referred to in the Credit Agreement, dated as of July 11, 1995 and amended and restated as of July 13, 2001 among Aearo Corporation, the US Borrower, Aearo Canada Limited, Aearo Limited, the financial institutions from time to time party thereto (including the Bank), and Bankers Trust Company, as Administrative Agent (as amended, modified or supplemented from time to time, the "Agreement") and is entitled to the benefits thereof and of the other Credit Documents. This Note is also secured by the US Security Documents (as defined in the Agreement). As provided in the Agreement, this Note is subject to voluntary prepayment and mandatory repayment prior to the Revolving Loan Maturity Date, in whole or in part.

     In case an Event of Default (as defined in the Agreement) shall occur and be continuing, the principal of and accrued interest on this Note may become or be declared to be due and payable in the manner and with the effect provided in the Agreement.

     The US Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Note.

     THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

                               AEARO COMPANY I


                               By:______________________________
                                   Name:
                                   Title:

                                    EXHIBIT C



                        FORM OF LETTER OF CREDIT REQUEST




Dated: ______ 1/__________

Bankers Trust Company, as Administrative Agent, under
  the Credit Agreement (as amended, modified
  or supplemented from time to time, the "Credit
  Agreement"), dated as of July 11, 1995 and amended
  and restated as of July 13, 2001, among Aearo
  Corporation, Aearo Company I, Aearo Canada Limited,
  Aearo Limited, the financial institutions from time
  to time party thereto (the "Banks"), and Bankers Trust
  Company, as Administrative Agent
130 Liberty Street
New York, New York  10006

Issuing Bank:  [____________2_____________]
                       [
Address                    ]

Ladies and Gentlemen:

     We hereby request that the Issuing Bank referred to above, issue a [Trade][Standby] Letter of Credit for the account of the undersigned on 3 (the "Date of Issuance") in the aggregate Stated Amount of 4 . The requested Letter of Credit shall be denominated in 5 .

     For purposes of this Letter of Credit Request, unless otherwise defined herein, all capitalized terms used herein which are defined in the Credit Agreement shall have the respective meaning provided therein.

     The beneficiary of the requested Letter of Credit will be 6 , and such Letter of Credit will be in support of 7 and will have a stated expiration date of 8 .

     We hereby certify that:

     (A) The representations and warranties contained in the Credit Agreement or in the other Credit Documents will be true and correct in all material respects, before and after giving effect to the issuance of the Letter of Credit requested hereby (except for any representation and warranty that speaks only as of a specific date, which shall be true and correct in all material respects as of such date), on the Date of Issuance.

     (B) No Default or Event of Default has occurred and is continuing nor, after giving effect to the issuance of the Letter of Credit requested hereby, would such a Default or Event of Default occur.

     Copies of all documentation with respect to the supported transaction are attached hereto.

AEARO COMPANY I



By:_____________________________
     Name:
     Title:



          1 Date of Letter of Credit Request.

          2 Name/address of Letter of Credit Issuer (for Standby Letters of Credit insert Bankers Trust Company, 130 Liberty Street, New York, New York 10006, Attention: Commercial Loan Division, Standby LC Unit/MS NYC02-1403 and for Trade Letters of Credit insert Deutsche Bank AG, New York Branch, 31 West 52nd Street, New York, New York 10019, Attention: Trade Finance, 12th Floor).

          3 Date of Issuance shall be a Business Day at least three (3) Business Days from the date hereof (or such shorter period as may be acceptable to the Issuing Bank in any given case).


          4 Aggregate initial Stated Amount of Letter of Credit which shall not be less than $25,000.00 (or an amount in the respective Alternative Currency or other foreign currency having a Dollar Equivalent of $25,000.00 in the case of a Letter of Credit issued in a currency other than Dollars) (or such lesser amount as is acceptable to the Issuing Bank).


          5 Each Letter of Credit shall be denominated in Dollars, Pounds Sterling, Canadian Dollars, Euros or any other currency acceptable to the Issuing Bank.

          6 Insert name and address of beneficiary.


          7 Insert brief description of L/C Supportable Obligations in the case of a Standby Letter of Credit and insert brief description of permitted trade obligations in the case of Trade Letters of Credit.


          8 Insert last date upon which drafts may be presented which may not be later than (A) in the case of Standby Letters of Credit, the earlier of (x) 12 months after the Date of Issuance and (y) the fifth Business Day preceding the Revolving Loan Maturity Date and (B) in the case of Trade Letters of Credit, (x) 12 months after the Date of Issuance and (y) 30 days prior to the Revolving Loan Maturity Date.

                                   EXHIBIT D


                     Form of Section 4.04(b)(ii) Certificate



          Reference is hereby made to the Credit Agreement, dated as of July 11, 1995 and amended and restated as of July 13, 2001 among Aearo Corporation, Aearo Company I, Aearo Canada Limited, Aearo Limited, the financial institutions from time to time party thereto, and Bankers Trust Company, as Administrative Agent (as amended, modified or supplemented from time to time, the "Credit Agreement"). Pursuant to the provisions of Section 4.04(b)(ii) of the Credit Agreement, the undersigned hereby certifies that it is not a "bank" as such term is used in Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended.


                                   [NAME OF US LENDER]



                                   By:
                                      ----------------------------
                                       Name:
                                       Title:

                                       Date:

                                   EXHIBIT E-1


                  FORM OF OPINION OF SIMPSON THACHER & BARTLETT




July 13, 2001


Bankers Trust Company,
         as Administrative Agent
130 Liberty Street
New York, New York 10006

         and

The Banks listed on Schedule I hereto
         which are parties to the Credit Agreement on the date hereof

     Re: Credit Agreement, dated as of July 11, 1995, and amended and restated as of July 13, 2001 (the "Credit Agreement"), among Aearo Corporation ("Holdings"), Aearo Company I (the "US Borrower"), each subsidiary of the US Borrower party thereto (the "Subsidiary Borrowers"), the Banks party thereto from time to time, and Bankers Trust Company, as Administrative Agent (the "Agent")

Ladies and Gentlemen:

     We have acted as special New York counsel to Holdings, the US Borrower, the Subsidiary Borrowers and the Subsidiaries of the US Borrower named on Schedule II attached hereto (each, a "Subsidiary Guarantor" and, collectively, the "Subsidiary Guarantors"; the US Borrower, Holdings, the Subsidiary Borrowers and the Subsidiary Guarantors being referred to herein collectively as the "Credit Parties") in connection with the preparation, execution and delivery of the following documents:

(a)      the Credit Agreement;

(b)      the US Pledge Agreement;

(c)      the US Security Agreement;

(d)      the US Subsidiary Guaranty; and

(e)      the Notes delivered to the Banks on the date hereof.



The documents described in the foregoing clauses (a) through (e) are collectively referred to herein as the "Credit Documents"; the documents described in the foregoing clauses (b) and (c) are collectively referred to herein as the "Security Documents." Unless otherwise indicated, capitalized terms used but not defined herein shall have the respective meanings set forth in the Credit Agreement. This opinion is furnished to you pursuant to Section 5.04(i) of the Credit Agreement.

                  In connection with this opinion, we have examined:

     (A) the Credit Agreement, signed by each Credit Party party thereto and by the Agent and certain of the Banks; and

     (B)  each other Credit Document, signed by each Credit Party party thereto.

We also have examined the originals, or duplicates or certified or conformed copies, of such records, agreements, instruments and other documents and have made such other investigations as we have deemed relevant and necessary in connection with the opinions expressed herein. As to questions of fact material to this opinion, we have relied upon certificates of public officials and of officers and representatives of the Credit Parties. In addition, we have examined, and have relied as to matters of fact upon, the representations made in the Credit Documents.

In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents.

In addition, we have assumed that (1) the Credit Parties have rights in the Collateral existing on the date hereof and will have rights in property which becomes Collateral after the date hereof, (2) "value" (as defined in Section 1-201(44) of the Uniform Commercial Code as in effect in the State of New York (the "New York UCC")) has been given by the Banks to the US Borrower for the security interests and other rights in the Collateral and (3) to the extent our opinion in paragraph 6 relates to securities purportedly represented by a certificate and issued by an issuer not organized under the laws of one of States of the United States, such securities are "certificated securities" within the meaning of ss. 8-102(4) of the Uniform Commercial Code as in effect in the State of New York (the "New York UCC").

     Based upon and subject to the foregoing, and subject to the qualifications and limitations set forth herein, we are of the opinion that:

     1. The execution and delivery by any Credit Party of the Credit Documents to which it is a party, its borrowings in accordance with the terms of the Credit Documents, performance of its payment obligations thereunder and granting of the security interests to be granted by it pursuant to the Security Documents, (a) will not result in any violation of, assuming that proceeds of borrowings will be used in accordance with the terms of the Credit Agreement, any Federal or New York statute or the Delaware General Corporation Law or any rule or regulation issued pursuant to any New York or Federal statute or the Delaware General Corporation Law or any order known to us issued by any court or governmental agency or body and (b) will not breach or result in a default under or result in the creation of any lien upon or security interest in the Credit Parties' properties pursuant to the terms of the Senior Subordinated Note Indenture; provided, however, that the incurrence of any Indebtedness under the Revolving Loan Commitments in excess of the $25,000,000 aggregate amount permitted to be incurred pursuant to clause (ii) of the definition of "Permitted Indebtedness" in Section 1.01 of the Indenture would breach the Indenture if the incurrence of such Indebtedness is not permitted at the time of incurrence by clause (vii) of the definition of "Permitted Indebtedness" in Section 1.01 of the Indenture or by Section 4.04(b) of the Indenture.

     2. No consent, approval, authorization, order, filing, registration or qualification of or with any Federal or New York governmental agency or body or any Delaware governmental agency or body acting pursuant to the Delaware General Corporation Law is required for the execution and delivery by any Credit Party of the Credit Documents to which it is a party, the borrowings by any Credit Party in accordance with the terms of the Credit Documents or the performance by the Credit Parties of their respective payment obligations under the Credit Documents or the granting of any security interest under the Security Documents, except filings required for the perfection of security interest granted pursuant to the Security Documents.

     3. Assuming that each of the Credit Documents is a valid and legally binding obligation of each of the Banks parties thereto, and assuming that (a) each of the Credit Parties is validly existing and in good standing under the law of the jurisdiction in which it is organized and has duly authorized, executed and delivered the Credit Documents to which it is a party in accordance with its Certificate of Incorporation and By-Laws (or similar organizational documents), (b) execution, delivery and performance by each Credit Party of the Credit Documents to which it is a party do not violate the laws of the jurisdiction in which it is organized or any other applicable laws (excepting the laws of the State of New York, the General Corporation Law of the State of Delaware and the Federal laws of the United States), (c) execution, delivery and performance by each Credit Party of the Credit Documents to which it is a party do not constitute a breach or violation of any agreement or instrument which is binding upon the Company and (d) no Credit Party is an "investment company" within the meaning of and subject to regulation under the Investment Company Act of 1940, each Credit Document constitutes a valid and legally binding obligation of each Credit Party which is a party thereto, enforceable against such Credit Party in accordance with its terms.

     4. Assuming that each Credit Party entitled to borrow money under the Credit Agreement will comply the provisions of the Credit Agreement relating to the use of proceeds, the execution and delivery of the Notes by the US Borrower and each other Credit Party entitled to borrow money under the Credit Agreement and the making of the Loans under the Credit Agreement will not violate Regulation T, U or X of the Board of Governors of the Federal Reserve System.

     5. The US Security Agreement creates in favor of the Collateral Agent for the benefit of the Secured Creditors a security interest in the collateral described therein in which a security interest may be created under Article 9 of the New York UCC (the "Security Agreement Article 9 Collateral").

     6. The US Pledge Agreement creates in favor of the Collateral Agent for the benefit of the Secured Creditors a security interest under the New York UCC in the investment property identified on Annexes C and D to the US Pledge Agreement (the "Pledged Securities"). The Collateral Agent will have a perfected security interest in the Pledged Securities for the benefit of the Secured Creditors under the New York UCC upon delivery to the Collateral Agent for the benefit of the Secured Creditors in the State of New York of the certificates representing the Pledged Securities in registered form, indorsed in blank by an effective indorsement or accompanied by undated stock powers with respect thereto duly indorsed in blank by an effective indorsement. Assuming the Collateral Agent and each of the Secured Creditors does not have notice of any adverse claim to the Pledged Securities, the Collateral Agent will acquire the security interest in the Pledged Securities for the benefit of the Secured Creditors free of any adverse claim.

     7. All monetary obligations (including reasonable fees and expenses of counsel) incurred by the US Borrower under each of the Credit Agreement and the Guaranty of the US Borrower set forth in Section 12 of the Credit Agreement will constitute "Senior Debt" as defined in the Senior Subordinated Note Indenture; provided, however, that any Indebtedness incurred under the Revolving Loan Commitments in excess of the $25,000,000 aggregate amount permitted to be incurred pursuant to clause (ii) of the definition of "Permitted Indebtedness" in Section 1.01 of the Indenture will not constitute "Senior Debt" if the incurrence of such Indebtedness is not permitted at the time of incurrence by clause (vii) of the definition of "Permitted Indebtedness" in Section 1.01 of the Indenture or by Section 4.04(b) of the Indenture.

     Our opinions in paragraphs 3, 5 and 6 above are subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law), (iii) an implied covenant of good faith and fair dealing and (iv) the effects of the possible judicial application of foreign laws or foreign governmental or judicial action affecting creditors' rights. Our opinion in paragraph 3 above also is subject to the qualification that certain provisions of the Security Documents in whole or in part, may not be enforceable, although the inclusion of such provisions does not render the Security Documents invalid, and the Security Documents and the laws of the State of New York contain adequate remedial provisions for the practical realization of the rights and benefits afforded thereby.

     Our opinions in paragraph 5 is limited to Article 9 of the New York UCC, and our opinion in paragraph 6 is limited to Articles 8 and 9 of the New York UCC, and therefore those opinion paragraphs do not address (i) collateral of a type not subject to Article 8 or 9, as the case may be, of the New York UCC, and
(ii) under New York UCC ss. 9-301 what law governs perfection of the security interests granted in the collateral covered by this opinion letter.

     We note that (A) a New York statute provides that with respect to a foreign currency obligation a court of the State of New York shall render a judgment or decree in such foreign currency and such judgment or decree shall be converted into currency of the United States at the rate of exchange prevailing on the date of entry of such judgment or decree and (B) with respect to a foreign currency obligation a United States Federal court in New York may award judgment in United States dollars, provided that we express no opinion as to the rate of exchange such court would apply.

                  We express no opinion with respect to:

     (A)  perfection  of any security  interest  (1) in any  Security  Agreement
          Article 9 Collateral of a type  represented by a certificate of title,
          (2) in any proceeds and (3) in any collateral consisting of money;

     (B) the effect of ss. 9-315(a) of the New York UCC with respect to any proceeds of Collateral that are not identifiable;

     (C)  perfection  of any  security  interest  whose  priority  is subject to
          Section 9-334 of the New York UCC;

     (D)  the priority of any security interest;

     (E) the effect of Section 552 of the Bankruptcy Code (11 U.S.C. 552) (relating to property acquired by a pledgor after the commencement of a case under the United States Bankruptcy Code with respect to such pledgor) and Section 506(c) of the Bankruptcy Code (11 U.S.C. 506(c) (relating to certain costs and expenses of a trustee in preserving or disposing of collateral);

     (F) the effect of any provision of the Credit Documents which is intended to establish any standard other than a standard set forth in the New York UCC as the measure of the performance by any party thereto of such party's obligations of good faith, diligence, reasonableness or care or of the fulfillment of the duties imposed on any secured party with respect to the maintenance, disposition or redemption of collateral, accounting for surplus proceeds of collateral or accepting collateral in discharge of liabilities;

     (G) the effect of any provision of the Credit Documents which is intended to permit modification thereof only by means of an agreement signed in writing by the parties thereto;

     (H) the effect of any provision of the Credit Documents insofar as it provides that any Person purchasing a participation from a Lender or other Person may exercise set-off or similar rights with respect to such participation or that any Lender or other Person may exercise set-off or similar rights other than in accordance with applicable law;

     (I) the effect of any provision of the Credit Documents imposing penalties or forfeitures;

     (J) the enforceability of any provision of any of the Credit Documents to the extent that such provision constitutes a waiver of illegality as a defense to performance of contract obligations; or

     (K) the effect of any provision of the Credit Documents relating to indemnification or exculpation in connection with violations of any securities laws or relating to indemnification, contribution or exculpation in connection with willful, reckless or criminal acts or gross negligence of the indemnified or exculpated Person or the Person receiving contribution.

     In connection with the provisions of the Agreement whereby the parties submit to the jurisdiction of the courts of the United States for the Southern District of New York and of the United States of America located in the State of New York, we note the limitations of 28 U.S.C. ss.ss. 1331 and 1332 on subject matter jurisdiction of the Federal courts. In connection with the provisions of the Agreement which relate to forum selection of the courts of the United States located in the State of New York (including, without limitation, any waiver of any objection to venue or any objection that a court is an inconvenient forum), we note such court's discretion to transfer an action from one Federal court to another under 28 U.S.C. ss. 1404(a).

     We are members of the Bar of the State of New York, and we do not express any opinion herein concerning any law other than the law of the State of New York, the Federal law of the United States and the Delaware General Corporation Law

     This opinion letter is rendered to you in connection with the above described transactions. This opinion letter may not be relied upon by you for any other purpose, or relied upon by, or furnished to, any other person, firm or corporation without our prior written consent.

                                    Very truly yours,



                                    SIMPSON THACHER & BARTLETT

July 13, 2001
                                   EXHIBIT E-2

                 FORM OF OPINION OF MARY ALICE OSTERBAUER, ESQ.




July 13, 2001


Bankers Trust Company,
as Administrative Agent
130 Liberty Street
New York, NY 10006
         and
The Bank Listed on Schedule I hereto

Re: Credit Agreement, dated as of July 11, 1995 and Amended and Restated as of July __, 2001 (the "Credit Agreement"), among Aearo Corporation ("Holdings"), Aearo Company I (the "US Borrower"), each subsidiary of the US Borrower party thereto (the "Subsidiary Borrowers"), the Banks party thereto from time to time, and Bankers Trust Company, as Administrative Agent

Ladies and Gentlemen:

     I am Associate Counsel of the US Borrower, and in such capacity, have participated in the preparation, execution and delivery of the following documents (collectively, the "Credit Documents"): (i) the Credit Agreement, (ii) the US Pledge Agreement, (iii) the US Security Agreement, (iv) the US Subsidiary Guaranty and (v) the Notes executed and delivered by any Borrower on the date hereof.

     The opinions expressed below are furnished to you pursuant to Section 5.04(ii) of the Credit Agreement. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have meanings given to them in the Credit Agreement.

     In connection with this opinion, I have examined the originals, or certified, conformed, or reproduction copies, of all records, agreements, instruments and documents as I have deemed necessary or appropriate for purposes of this opinion. In my examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals and the conformity to the original documents of all documents submitted to me as certified or photostatic copies, and the authenticity of the originals of such latter documents.

     As to questions of fact relevant to this opinion, I have relied upon representations and certificates of officers and representatives of the Credit Parties or of public officials. I am not qualified to practice law in Canada or the United Kingdom, and my opinions set forth below as to the Subsidiary Borrowers are qualified accordingly.

     Based upon the foregoing, and subject to the qualifications, limitations and exceptions stated herein, I am of the opinion that:

     1. Each Credit Party has been duly incorporated and is validly existing and in good standing under the laws of jurisdiction of its incorporation, except where the failure to be in good standing could not reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities or condition (financial or otherwise) of Holdings and its Subsidiaries taken as a whole. Each Credit Party has the corporate power and authority to own its property and assets and to transact the business in which it is engaged and presently proposes to engage.

     2. Each Credit Party has the corporate power and authority to execute and deliver each of the Credit Documents to which it is a party and to perform its obligations thereunder. Each Credit Party has taken all necessary corporate action to authorize the execution, delivery and performance by it of each of the Credit Documents to which it is a party. Each Credit Party has duly executed and delivered each of the Credit Documents to which it is a party.

     3. Neither the execution nor the delivery by any Credit Party of the Credit Documents (as defined in the Credit Agreement) to which it is a party, nor the performance of its obligations thereunder, nor the consummation of the transactions contemplated thereby (i) will conflict with, or result in any breach of, any of the terms, covenants, conditions or provisions, or constitute a default under, or (other than pursuant to the Security Documents) result in the creation or imposition of (or the obligation to create or impose) any lien upon any of the property or assets of Holdings or any subsidiary pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, credit agreement or other material agreement or instrument known to me (other than the Senior Subordinated Note Indenture) to which Holdings or any subsidiary is a party or by which it or any of its material property or assets is bound or to which it may be subject; or (ii) will violate any provision of the Certificate of Incorporation or By-Laws of any Credit Party.

     4. There are no actions, suits or proceedings pending, or to the best of my knowledge, threatened with respect to any Credit Party (i) relating to any Credit Document (as defined in the Credit Agreement), or (ii) that are likely to have a material adverse effect on the condition (financial or otherwise), operations, assets, liabilities, or prospects of the Credit Parties taken as a whole.

     5. Schedule VI to the Credit Agreement lists each Subsidiary of Holdings and the direct and indirect ownership of Holdings therein, in each case on the Restatement Effective Date.

     6. Annex C to the US Pledge Agreement lists the record owner of all Pledged Stock (as defined in the US Pledge Agreement) listed on said Annex C.

     7. As of the Restatement Effective Date and after giving effect to the initial borrowing under the Credit Agreement, the authorized and outstanding capital stock of the US Borrower and each Domestic Subsidiary of the US Borrower is set forth on Schedule II hereto. All such outstanding capital stock has been duly and validly issued, is fully paid and non-assessable and is free of preemptive rights. Except as set forth on Schedule V to the Credit Agreement, neither the US Borrower nor any Domestic Subsidiary of the US Borrower has outstanding any securities convertible into or exchangeable for its capital stock or outstanding any rights to subscribe for or to purchase, or any options for the purchase of, or any agreement providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its capital stock.

     8. No Credit Party is, a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company" or a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     I call your attention to the fact that the Credit Documents provide that they are to be governed by and construed in accordance with the laws of the State of New York. I do not purport to be expert on the laws of New York, and this opinion is limited to the Laws of the Commonwealth of Massachusetts, the General Corporation of Law of the State of Delaware and the federal laws of the United States of America. For purposes of rendering this opinion I have assumed that the internal laws of the State of New York are identical to the internal laws of the Commonwealth of Massachusetts; and I express no opinion as to the reasonableness of such assumptions. I express no opinion as to any matter relating to patents, trade names, trademarks, copyrights or other intellectual property.

     This opinion is rendered to you in connection with the above-described transactions. This opinion may not be relied upon by you or your permitted assigns and participants for any other purpose, or relied upon by any other person, firm or corporation (other than your permitted assigns and participants) without my prior written consent.


Very truly yours,



Mary Alice Osterbauer
Associate Counsel
Aearo Company I

                                   SCHEDULE I



                              Bankers Trust Company
                                Barclays Bank Plc
                                Fifth Third Bank
                               Fleet National Bank
                          National City Bank of Indiana
                               The Provident Bank

                                   SCHEDULE II


Aearo Company I
  Authorized Capital Stock                  1,000 shares of Common
  ------------------------
                                            Stock, par value $ .01
                                            per share
  Issued and Outstanding Capital Stock      100 shares of Common
  ------------------------------------
                                            Stock issued to Holdings
Cabot Safety Intermediate Corporation
  Authorized Capital Stock                  1,000 shares of Common
  ------------------------
                                            Stock, par value $ .01
                                            per share
  Issued and Outstanding Capital Stock      100 shares of Common
  ------------------------------------
                                            Stock issued to the US
                                            Borrower
CCS FSC, Inc.
  Authorized Capital Stock                  1,000 shares of Common
  ------------------------
                                            Stock, no par value
  Issued and Outstanding Capital Stock      1,000 shares issued to
  ------------------------------------
                                            the US Borrower

                                    EXHIBIT F





                                              [NAME OF CREDIT PARTY]

                                               Officers' Certificate


     I, the undersigned, [Chief Executive Officer/President/Chief Financial Officer/Treasurer/Controller/Managing Director/Assistant Treasurer/Vice
President/Secretary/General Counsel] of [Name of Credit Party], a corporation organized and existing under the laws of [the State of] [____________] (the "Company") [, which corporation constitutes the general partner of ______, a______ [general][limited] partnership (the "Partnership")][, which corporation constitutes the managing member of _________, a _________ limited liability company (the "Limited Liability Company")], do hereby certify on behalf of the Company [, as the general partner of the Partnership][, as the managing member of the Limited Liability Company] that:

     This Certificate is furnished pursuant to the Credit Agreement, dated as of July 11, 1995 and amended and restated as of July 13, 2001 among [the Company,] [Aearo Corporation,] [Aearo Company I,] [Aearo Canada Limited,] [Aearo Limited,] the Banks from time to time party thereto and Bankers Trust Company, as Administrative Agent (such Credit Agreement, as in effect on the date of this Certificate, being herein called the "Credit Agreement"). Unless otherwise defined herein, capitalized terms used in this Certificate shall have the meanings set forth in the Credit Agreement.

     The following named individuals are elected officers of the Company; each holds the office of the Company set forth opposite his name and has held such office since _______ __, ____.1 The signature written opposite the name and title of each such officer is his or her correct signature.

Name2                            Office                       Signature
----                             ------                       ---------




-------------------------------------------------------------------------------

     1. Attached hereto as Exhibit A is a certified copy of the [[Certificate][Articles] of Incorporation][Certificate of Partnership of the Partnership][Certificate of Formation of the Limited Liability Company] [equivalent formation documents], together with all amendments thereto adopted through the date hereof.

     2. Attached hereto as Exhibit B is a [true and correct copy of the By-Laws of the Company, which were duly adopted, are in full force and effect on the date hereof, and have been in effect since _____________, ____][certified copy of the [Partnership Agreement of the Partnership][Limited Liability Company Agreement of the Limited Liability Company]], together with all amendments thereto adopted through the date hereof.

     3. Attached hereto as Exhibit C is a true and correct copy of resolutions which were duly adopted on __________, ____ [by unanimous written consent of the Board of Directors of the Company] [by a meeting of the Board of Directors of the Company at which a quorum was present and acting throughout], and said resolutions have not been rescinded, amended or modified. Except as attached hereto as Exhibit C, no resolutions have been adopted by the Board of Directors of the Company which deal with the execution, delivery or performance of any of the Documents to which the Company [, as the general partner of the Partnership,][, as the managing member of the Limited Liability Company,] is a party.

     [4. On the date hereof, all Plans, Existing Indebtedness Agreements, Shareholders' Agreements and Management Agreements previously delivered to the Administrative Agent by each Credit Party, remain in full force and effect [, except [_________] which is attached as Exhibit D hereto].]3

     [4. On the date hereof,  all of the conditions in Sections  5.02,  5.13 and
5.15 of the Credit Agreement have been satisfied (except to the extent as to the acceptability of any items to the Administrative Agent and/or the Required Banks or as to whether the Administrative Agent and/or the Required Banks are satisfied with any of the matters described in said Sections)]4.

     [4.][5.] On the date hereof, the representations and warranties [of the Company]5 contained in the Credit Agreement and the other Credit Documents are true and correct in all material respects, both before and after giving effect to each Credit Event to occur on the date hereof and the application of the proceeds thereof, unless stated to relate to a specific earlier date, in which case such representations and warranties were true and correct in all material respects as of such earlier date.

     [6. On the date hereof, no Default or Event of Default has occurred and is continuing or would result from the Credit Events to occur on the date hereof or from the application of the proceeds thereof, in each case after giving effect thereto.]6

     [5.][7.] There is no pending proceeding for the dissolution or liquidation of the [Company][Partnership][Limited Liability Company] or threatening its existence.

IN WITNESS WHEREOF, I have hereunto set my hand this ____ day of __________, 200_.

                                     [NAME OF CREDIT PARTY]



                                     ------------------------------
                                     Name:
                                     Title:

     Exhibit F Page 5 I, the undersigned, [Secretary/Assistant Secretary] of the Company, do hereby certify on behalf of the Company that:

          1. [Name of Person making above certifications] is the duly elected and qualified [President/Vice President] of the Company and the signature above is his genuine signature.

          2.  The   certifications   made  by  [name  of  Person   making  above
     certifications] on behalf of the Company in the third paragraph and in Items 1, 2, 3 and [5][7] above are true and correct.

   IN WITNESS WHEREOF, I have hereunto set my hand this ___ day of _____, 200_.



                                           [NAME OF CREDIT PARTY]


                                           By:____________________________
                                               Name:
                                               Title:



------------------------



     1 Insert a date prior to the time of any corporate action relating to the Credit Agreement or any other Document.

     2 Include name, office and signature of each officer who will sign any Credit Document, including the officer who will sign the certification at the end of this Certificate.

     3 Insert bracketed item 4 only for the Certificate delivered on behalf of Holdings.

     4 Insert bracketed item 4 only for the Certificate delivered on behalf of the US Borrower.

     5 Insert bracketed text only for the Certificate delivered on behalf of each Subsidiary Guarantor.

     6 Insert bracketed item 6 only for the Certificates delivered on behalf of the US Borrower and Holdings.

                                                     ENDNOTES



                                    Exhibit J




                   FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT


                                                    Date: ___________,__________


     Reference is made to the Credit Agreement described in Item 2 of Annex I annexed hereto (as such Credit Agreement may hereafter be amended, modified or supplemented from time to time, the "Credit Agreement"). Unless defined in Annex I hereto, terms defined in the Credit Agreement are used herein as therein defined. __________________ (the "Assignor") and __________________ (the
"Assignee") hereby agree as follows:

     1. The Assignor hereby sells and assigns to the Assignee without recourse and without representation or warranty (other than as expressly provided herein), and the Assignee hereby purchases and assumes from the Assignor, that interest in and to all of the Assignor's rights and obligations under the Credit Agreement as of the date hereof which represents the percentage interest specified in Item 4 of Annex I hereto (the "Assigned Share") of all of the outstanding rights and obligations under the Credit Agreement relating to the facilities listed in Item 4 of Annex I hereto, including, without limitation,
(i) in the case of any assignment of all or any portion of the outstanding A-1 Term Loans, all rights and obligations with respect to the Assigned Share of all then outstanding A-1 Term Loans, (ii) in the case of any assignment of all or any portion of the outstanding A-2 Term Loans, all rights and obligations with respect to the Assigned Share of all then outstanding A-2 Term Loans, (iii) in the case of any assignment of all or any portion of the outstanding A-3 Term Loans, all rights and obligations with respect to the Assigned Share of all then outstanding A-3 Term Loans, (iv) in the case of any assignment of all or any portion of the outstanding A-4 Term Loans, all rights and obligations with respect to the Assigned Share of all then outstanding A-4 Term Loans, (v) in the case of any assignment of all or any portion of the outstanding A-5 Term Loans, all rights and obligations with respect to the Assigned Share of all then outstanding A-5 Term Loans and (vi) in the case of any assignment of all or any portion of the Total Revolving Loan Commitment, all rights and obligations with respect to the Assigned Share of the Total Revolving Loan Commitment and all outstanding Revolving Loans and Letters of Credit. After giving effect to such sale and assignment, the Assignee's Total Revolving Loan Commitment and the amount of the outstanding A-1 Term Loans, A-2 Term Loans, A-3 Term Loans, A-4 Term Loans, and A-5 Term Loans owing to the Assignee will be as set forth in
Item 4 of Annex I hereto.

     2. The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the other Credit Documents or the execution, legality, validity, enforceability, genuineness, sufficiency, or value of the Credit Agreement or the other Credit Documents or any other instrument or document furnished pursuant thereto; and (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of Holdings or any of its Subsidiaries or the performance or observance by the Credit Parties of any of their obligations under the Credit Agreement or the other Credit Documents to which they are a party or any other instrument or document furnished pursuant thereto.

     3. The Assignee (i) confirms that it has received a copy of the Credit Agreement and the other Credit Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption Agreement; (ii) agrees that it will, independently and without reliance upon the Administrative Agent, the Assignor or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) confirms that it is an Eligible Transferee under the Credit Agreement; (iv) appoints and authorizes the Administrative Agent and the Collateral Agent to take such action as agent and collateral agent on its behalf and to exercise such powers under the Credit Agreement and the other Credit Documents as are delegated to the Administrative Agent and the Collateral Agent by the terms thereof, together with such powers as are reasonably incidental thereto; [and] (v) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Bank[; and (vi) to the extent legally entitled to do so, attaches the forms described in Section 4.04(b)(ii) of the Credit Agreement].1

     4. Following the execution of this Assignment and Assumption Agreement by the Assignor and the Assignee, an executed original hereof (together with all attachments) will be delivered to the Administrative Agent. The effective date of this Assignment and Assumption Agreement shall be the date of execution hereof by the Assignor and the Assignee and the receipt of the consent of the Administrative Agent, each Issuing Bank and, so long as no Event of Default then exists, the US Borrower pursuant to Section 13.04(b) of the Credit Agreement and receipt by the Administrative Agent of the assignment fee referred to in such
Section 13.04(b) (the "Settlement Date").

     5. Upon the delivery of a fully executed original hereof to the Administrative Agent, as of the Settlement Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Assumption Agreement, have the rights and obligations of a Bank thereunder and under the other Credit Documents and (ii) the Assignor shall, to the extent provided in this Assignment and Assumption Agreement, relinquish its rights and be released from its obligations under the Credit Agreement and the other Credit Documents.

     6. It is agreed that the Assignee shall be entitled to (w) all interest on the Assigned Share of the Loans at the rates specified in Item 6 of Annex I; (x) all Commitment Fees (if applicable) on the Assigned Share of the Total Commitment at the rate specified in Item 7 of Annex I hereto; and (y) all Letter of Credit Fees (if applicable) on the Assignee's participation in all Letters of Credit at the rate specified in Item 8 of Annex I hereto, which accrue on and after the Settlement Date, such interest and, if applicable, Commitment Fee and, Letter of Credit Fees, to be paid by the Administrative Agent directly to the Assignee. It is further agreed that all payments of principal made on the Assigned Share of the Loans which occur on and after the Settlement Date will be paid directly by the Administrative Agent to the Assignee. Upon the Settlement Date, the Assignee shall pay to the Assignor an amount specified by the Assignor in writing which represents the Assigned Share of the principal amount of the respective Loans made by the Assignor, and the Assignee's share of any Letter of Credit Outstandings (as applicable) incurred pursuant to the Credit Agreement which are outstanding on the Settlement Date, net of any closing costs, and which are being assigned hereunder. The Assignor and the Assignee shall make all appropriate adjustments in payments under the Credit Agreement for periods prior to the Settlement Date directly between themselves on the Settlement Date.

     7. THIS BANK ASSIGNMENT AND ASSUMPTION AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

     IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Assignment and Assumption Agreement, as of the date first above written, such execution also being made on Annex I hereto.


Accepted this _____ day            [NAME OF ASSIGNOR],
of _________, __ ___                  as Assignor


                                   By_______________________________
                                      Name:
                                      Title:


                                   [NAME OF ASSIGNEE],
                                      as Assignee


                                   By______________________________
                                      Name:
                                      Title:

Acknowledged and Agreed:

BANKERS TRUST COMPANY, as
    Administrative Agent


By_________________________
    Name:
    Title:]2


AEARO COMPANY I3


Name of Each Issuing Bank as Issuing Bank4


By_________________________
    Name:
    Title:

                                   Annex A to
                                    Exhibit J

                 ANNEX FOR ASSIGNMENT AND ASSUMPTION AGREEMENT


     1. Borrowers: Aearo Company I, Aearo Canada Limited and Aearo Limited (the "Borrowers")

     2.   Name and Date of Credit Agreement:

          Credit Agreement, dated as of July 11, 1995 and amended and restated as of July 13, 2001 among Aearo Corporation, the Borrowers, the Banks from time to time party thereto and Bankers Trust Company, as Administrative Agent.

3.       Date of Assignment Agreement:

4.       Amounts (as of date of item #3 above):


                   Outstanding    Outstanding     Outstanding    Outstanding    Outstanding        Total
                    Principal     Principal of   Principal of   Principal of    Principal of     Revolving
                   of A-1 Term      A-2 Term       A-3 Term       A-4 Term     A-5 Term Loans      Loan
                      Loans          Loans           Loans          Loans                       Commitments
a. Aggregate
   Amount for
   all Banks       $USD_____       (euro)__      $CDN___        GBP_____       GBP_____      $USD______
b. Assigned         ________%      ________%      _______%      ________%      ________%       ________%
   Share1
c. Amount of
   Assigned
   Share          $USD_____        (euro)__      $ CDN__        GBP_____       GBP_____      $USD_______



5.       Settlement Date:

6.       Rate of Interest
         to the Assignee:
               As set forth in Section 1.08 of the Credit Agreement (unless otherwise agreed to by the Assignor and the Assignee)2

7.       Commitment Fee
         to the Assignee:

               As set forth in Section 3.01(a) of the Credit Agreement (unless otherwise agreed to by the Assignor and the Assignee)3

8.       Letter of Credit
         Fees to the Assignee:

               As set forth in Section 3.01(b) of the Credit Agreement (unless otherwise agreed to by the Assignor and the Assignee)4

9.       Notice Information for Assignor:

              ASSIGNOR:

                  ============================
                  ============================
                  Attention:
                  Telephone:
                  Telecopier:
                  Reference:

         Payment Instructions for Assignor:

              ASSIGNOR:

                  ============================
                  ============================
                  Attention:
                  Reference:

              Notice Information for Assignee:

                  ----------------------------

                  ----------------------------

                  ----------------------------

                  ----------------------------

                  Attention:

                  Telephone:

                  Telecopier:

                  Reference:

              Payment Instructions for Assignee:

                  ============================
                  ============================
                  Reference:


Accepted and Agreed:

[NAME OF ASSIGNEE]


By____________________________
    ----------------------------
    (Print Name and Title)



[NAME OF ASSIGNOR]


By____________________________
    ----------------------------
    (Print Name and Title)





------------------------



     1 Include bracketed language if the Assignee is organized under the laws of a jurisdiction outside the United States.

     2 The consent of the Administrative Agent (which consent shall not be unreasonably withheld or delayed) is required for (i) any assignment pursuant to clause (y) of the first sentence of Section 13.04(b) of the Credit Agreement.


     3 The consent of the US Borrower (which consent shall not be unreasonably withheld or delayed) is required for any assignment to an Eligible Transferee pursuant to clause (y) of the first sentence of
          Section 13.04(b) of the Credit Agreement.


     4 The consent of each Issuing Bank (which consent shall not be unreasonably withheld or delayed) is required for any assignment of a Revolving Loan Commitment pursuant to clause (y) of the first sentence of Section 13.04(b) of the Credit Agreement.


     1    Percentage taken to 12 decimal places.

     2 The Borrowers and the Administrative Agent shall direct the entire amount of the interest to the Assignee at the rate set forth in
          Section 1.08 of the Credit Agreement, with the Assignor and Assignee effecting the agreed upon sharing of the interest through payments by the Assignee to the Assignor.

     3 Insert "Not Applicable" in lieu of text if no portion of the Total Commitment is being assigned. Otherwise, the Borrowers and the Administrative Agent shall direct the entire amount of the Commitment Fee to the Assignee at the rate set forth in Section 3.01(a) of the Credit Agreement, with the Assignor and the Assignee effecting the agreed upon sharing of Commitment Fee through payment by the Assignee to the Assignor.

     4 Insert "Not Applicable" in lieu of text if no portion of the Total Revolving Loan Commitment is being assigned. Otherwise, the Borrowers and the Administrative Agent shall direct the entire amount of the Letter of Credit Fees to the Assignee at the rate set forth in Section 3.01(b) of the Credit Agreement, with the Assignor and the Assignee effecting the agreed upon sharing of Letter of Credit Fees through payment by the Assignee to the Assignor.

                                    EXHIBIT K

                            FORM OF INTERCOMPANY NOTE


New York, New York
[Date]

     FOR VALUE RECEIVED,  __________________________,  a ___________ corporation
(the "Payor"), hereby promises to pay on demand to the order of ______________________, (the "Payee"), in lawful money of the United States of America in immediately available funds, at such location in the United States of America as the Payee shall from time to time designate, the unpaid principal amount of all loans and advances made by the Payee to the Payor.

     The Payor promises also to pay interest on the unpaid principal amount hereof in like money at said office from the date hereof until paid at such rate per annum as shall be agreed upon from time to time by the Payor and Payee.

     Upon the commencement of any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar proceeding of any jurisdiction relating to the Payor, the unpaid principal amount hereof shall become immediately due and payable without presentment, demand, protest or notice of any kind in connection with this Note.

     This Note is one of the Intercompany Notes referred to in the Credit Agreement, dated as of July 11, 1995 and amended and restated as of July 13, 2001, among Aearo Corporation, Aearo Company I, Aearo Canada Limited, Aearo Limited, the banks from time to time party thereto, and Bankers Trust Company, as Administrative Agent (as amended, modified or supplemented from time to time, the "Credit Agreement") and is subject to the terms thereof, and shall be pledged by the Payee pursuant to the US Pledge Agreement (as defined in the Credit Agreement). The Payor hereby acknowledges and agrees that the Collateral Agent pursuant to and as defined in the Pledge Agreement, as in effect from time to time, may exercise all rights provided therein with respect to this Note.

     The Payee is hereby authorized (but not required) to record all loans and advances made by it to the Payor (all of which shall be evidenced by this Note), and all repayments or prepayments thereof, in its books and records, such books and records constituting prima facie evidence of the accuracy of the information contained therein.

     All payments under this Note shall be made without offset, counterclaim or deduction of any kind.

     The Payor hereby waives presentment, demand, protest or notice of any kind in connection with this Note.

     THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.


[NAME OF PAYOR]


By________________________
    Title:


Pay to the order of: _________________________.


----------------------------


[NAME OF PAYEE]


By________________________
    Title:

                                    Exhibit L



                          FORM OF PERMITTED SELLER NOTE


$_______________                                 New York, New York
[DATE]


     FOR VALUE RECEIVED, AEARO CORPORATION, a Delaware corporation ("Holdings"), hereby promises to pay to _____________ or [his] [her] [its] assigns (the "Payee"), in lawful money of the United States of America in immediately available funds, at ____________________, the principal sum of ____________________ DOLLARS, which amount shall be payable on [ ].

     Holdings promises also to pay interest on the unpaid principal amount hereof in like money at said office from the date hereof until paid at a rate per annum equal to ___________________, such interest to be paid quarterly on ______________________, ______________________, ______________________ and
________________ of each year and at maturity hereof.

     This Note is subject to voluntary prepayment, in whole or in part, at any time at the option of Payor, without premium or penalty. Each such prepayment shall be applied to accrued but unpaid interest and then the next installment(s) in principal becoming due.

     This Note is issued pursuant to a ________________ Purchase Agreement dated ______ __, ____ (the "Agreement"), between [ ] and the vendors of
________________. This Note is subject to the provisions of the Agreement, including, without limitation, adjustment of, and offset to the principal amount pursuant to the Agreement.

     If an Event of Default (as hereinafter defined) shall have occurred and be continuing, then, at the option of the holder hereof, and subject to the terms and conditions set forth on Annex A, this Note shall upon presentment become immediately due and payable.

     An "Event of Default" shall be deemed to have occurred hereunder if (a) Holdings shall fail to make any payment under this Note in full when due and such failure shall not be cured within twenty (20) days following receipt of written notice thereof; or (b) any proceeding shall be commenced by Holdings, as debtor, under any bankruptcy, reorganization, insolvency, readjustment of debt, arrangement, receivership or liquidation law or statute, and such proceeding is not dismissed within 90 days or is not timely controverted in good faith and on reasonable grounds by Holdings or an order of relief is granted in such proceedings.

     This Note, and Holdings' obligations hereunder, shall be subordinate and junior to all indebtedness of Holdings constituting Senior Indebtedness (as defined in Section 1.07 of Annex A attached hereto) on the terms and conditions set forth in Annex A attached hereto, which Annex A is herein incorporated by reference and made a part hereof as if set forth herein in its entirety.

     This Note, and Holdings' obligations hereunder, shall be equal in priority with all other Permitted Acquisition Indebtedness (as hereinafter defined) including, without limitation, all interest incurred in relation thereto of Holdings. "Permitted Acquisition Indebtedness" shall mean all indebtedness of Holdings incurred in full or partial payment for the assets or stock associated with a business acquired by Holdings or any of its Subsidiaries prior to the date of this Note or at any future time except Senior Indebtedness (as defined in Section 1.07 of Annex A attached hereto).

     Holdings hereby waives presentment, demand, protest or notice of any kind in connection with this Note.

     THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK.



                         AEARO CORPORATION





                         By:
                             ---------------------------------
                             Name:
                             Title:

                                   Annex A to
                                    Exhibit L

     Section 1.01. Subordination of Liabilities. Aearo Corporation ("Holdings"), for itself, its successors and assigns, covenants and agrees, and each holder of the Note to which this Annex A is attached (the "Note") by its acceptance thereof likewise covenants and agrees, that the payment of the principal of, interest on, and all other amounts owing in respect of, the Note (the "Subordinated Indebtedness") is hereby expressly subordinated, to the extent and in the manner hereinafter set forth, to the prior payment in full in cash of all Senior Indebtedness (as defined in Section 1.07 of this Annex A). The provisions of this Annex A are made for the benefit of the present and future holders of Senior Indebtedness, and such holders are hereby made obligees hereunder the same as if their names were written herein as such, and they and/or each of them may proceed to enforce such provisions.

     Section 1.02. Holdings Not to Make Payments with Respect to Subordinated Indebtedness in Certain Circumstances. (a) Upon the maturity of any Senior Indebtedness (including interest thereon or fees or any other amounts owing in respect thereof), whether at stated maturity, by acceleration or otherwise, all Obligations (as defined in Section 1.07 of this Annex A) owing in respect thereof, in each case to the extent due and owing, shall first be paid in full in cash, before any payment, whether in cash, property, securities or otherwise, is made on account of the Subordinated Indebtedness.

     (b) Holdings may not, directly or indirectly, make any payment of any Subordinated Indebtedness and may not acquire any Subordinated Indebtedness for cash or property until all Senior Indebtedness has been paid in full in cash if any default or event of default under the Credit Agreement (as defined in Section 1.07 of this Annex A) or any other issue of Senior Indebtedness is then in existence or would result therefrom. Each holder of the Note hereby agrees that, so long as any such default or event of default in respect of any issue of Senior Indebtedness exists, it will not sue for, or otherwise take any action to enforce Holdings' obligations to pay, amounts owing in respect of the Note. Each holder of the Note understands and agrees that to the extent that the provisions of clause (a) or (b) of this Section 1.02 prohibits the payment of interest and/or principal under the Note, in either case, such unpaid amount shall not constitute a payment default under the Note and the holder of the Note may not sue for, or otherwise take action to enforce Holdings' obligation to pay such amount, provided that such unpaid principal or interest shall remain an obligation of Holdings to the holder of the Note pursuant to the terms of the Note.

     (c) In the event that notwithstanding the provisions of the preceding subsections (a) and (b) of this Section 1.02, Holdings shall make any payment on account of the Subordinated Indebtedness at a time when payment is not permitted by said subsection (a) or (b), such payment shall be held by the holder of the Note, in trust for the benefit of, and shall be paid forthwith over and delivered to, the holders of Senior Indebtedness or their representative or the trustee under the indenture or other agreement pursuant to which any instruments evidencing any Senior Indebtedness may have been issued, as their respective interests may appear, for application pro rata to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all Senior
Indebtedness in full in cash in accordance with the terms of such Senior Indebtedness, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness. Without in any way modifying the provisions of this Annex A or affecting the subordination effected hereby, Holdings shall give the holder of the Note prompt written notice of any event which would prevent payments under Section 1.02(a) or (b) hereof.

     Section 1.03. Subordination to Prior Payment of All Senior Indebtedness on Dissolution, Liquidation or Reorganization of Holdings. Upon any distribution of assets of Holdings upon dissolution, winding up, liquidation or reorganization of Holdings (whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or otherwise):

     (a) the holders of all Senior Indebtedness shall first be entitled to receive payment in full in cash of all Senior Indebtedness (including, without limitation, post-petition interest at the rate provided in the documentation with respect to the Senior Indebtedness, whether or not such post-petition interest is an allowed claim against the debtor in any bankruptcy or similar proceeding) before the holder of the Note is entitled to receive any payment of any kind or character on account of the Subordinated Indebtedness;

     (b) any payment or distributions of assets of Holdings of any kind or character, whether in cash, property or securities to which the holder of the Note would be entitled except for the provisions of this Annex A, shall be paid by the liquidating trustee or agent or other person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or other trustee or agent, directly to the holders of Senior Indebtedness or their representative or representatives, or to the trustee or trustees under any indenture under which any instruments evidencing any such Senior Indebtedness may have been issued, to the extent necessary to make payment in full in cash of all Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness; and

     (c) in the event that,  notwithstanding  the  foregoing  provisions of this
Section 1.03, any payment or distribution of assets of Holdings of any kind or character, whether in cash, property or securities, shall be received by the holder of the Note on account of Subordinated Indebtedness before all Senior Indebtedness is paid in full in cash, such payment or distribution shall be received and held in trust for and shall be paid over to the holders of the Senior Indebtedness remaining unpaid or unprovided for or their representative or representatives, or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Indebtedness may have been issued, for application to the payment of such Senior Indebtedness until all such Senior Indebtedness shall have been paid in full in cash, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness.

     Without in any way modifying the provisions of this Annex A or affecting the subordination effected hereby, Holdings shall give prompt written notice to the holder of the Note of any dissolution, winding up, liquidation or reorganization of Holdings (whether in bankruptcy, insolvency or receivership proceedings or upon assignment for the benefit of creditors or otherwise).

     Section 1.04. Subrogation. Subject to the prior payment in full in cash of all Senior Indebtedness, the holder of the Note shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of assets of Holdings applicable to the Senior Indebtedness until all amounts owing on the Note shall be paid in full, and for the purpose of such subrogation no payments or distributions to the holders of the Senior Indebtedness by or on behalf of Holdings or by or on behalf of the holder of the Note by virtue of this Annex A which otherwise would have been made to the holder of the Note shall, as between Holdings, its creditors other than the holders of Senior Indebtedness, and the holder of the Note, be deemed to be payment by Holdings to or on account of the Senior Indebtedness, it being understood that the provisions of this Annex A are and are intended solely for the purpose of defining the relative rights of the holder of the Note, on the one hand, and the holders of the Senior Indebtedness, on the other hand.

     Section 1.05. Obligation of Holdings Unconditional. Nothing contained in this Annex A or in the Note is intended to or shall impair, as between Holdings and the holder of the Note, the obligation of Holdings, which is absolute and unconditional, to pay to the holder of the Note the principal of and interest on the Note as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the holder of the Note and creditors of Holdings other than the holders of the Senior Indebtedness, nor shall anything herein or therein prevent the holder of the Note from exercising all remedies otherwise permitted by applicable law upon an event of default under the Note, subject to the provisions of this Annex A and the rights, if any, under this Annex A of the holders of Senior Indebtedness in respect of cash, property, or securities of Holdings received upon the exercise of any such remedy. Upon any distribution of assets of Holdings referred to in this Annex A, the holder of the Note shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such dissolution, winding up, liquidation or reorganization proceedings are pending, or a certificate of the liquidating trustee or agent or other person making any distribution to the holder of the Note, for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other indebtedness of Holdings, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Annex A.

     Section 1.06. Subordination Rights Not Impaired by Acts or Omissions of Holdings or Holders of Senior Indebtedness. No right of any present or future holders of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of Holdings or by any act or failure to act in good faith by any such holder, or by any noncompliance by Holdings with the terms and provisions of the Note, regardless of any knowledge thereof which any such holder may have or be otherwise charged with. The holders of the Senior Indebtedness may, without in any way affecting the obligations of the holder of the Note with respect hereto, at any time or from time to time and in their absolute discretion, change the manner, place or terms of payment of, change or extend the time of payment of, or renew or alter, any Senior Indebtedness or amend, modify, or supplement any agreement or instrument governing or evidencing such Senior Indebtedness or any other document referred to therein, or exercise or refrain from exercising any other of their rights under the Senior Indebtedness including, without limitation, the waiver of default thereunder and the release of any collateral securing such Senior Indebtedness, all without notice to or assent from the holder of the Note.

     Section 1.07 Senior Indebtedness. The term "Senior Indebtedness" shall mean all Obligations (as defined below) (i) of Holdings under, or in respect of, the Credit Agreement (as amended, modified, supplemented, extended, restated, refinanced, replaced or refunded from time to time, the "Credit Agreement"), dated as of July 11, 1995 and amended and restated as of July 13, 2001, among Holdings, Aearo Company I, Aearo Canada Limited, Aearo Limited, the banks from time to time party thereto, and Bankers Trust Company, as Administrative Agent, and the other Credit Documents (as defined in the Credit Agreement), and any renewal, extension, restatement, refinancing or refunding thereof, (ii) under, or in respect of, any Interest Rate Protection Agreements or Other Hedging Agreements (each as defined in the Credit Agreement), and (iii) of Holdings in respect of any other indebtedness permitted to be incurred under the Credit Agreement unless, in the case of any particular indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such indebtedness shall not be senior in right of payment to the Note. As used herein, the term "Obligation" shall mean any principal, interest, premium, penalties, fees, expenses, indemnities and other liabilities and obligations payable under the documentation governing any Senior Indebtedness (including post-petition interest at the rate provided in the documentation with respect to such Senior Indebtedness, whether or not such interest is an allowed claim against the debtor in any bankruptcy or similar proceeding).

                                   Exhibit M


                      FORM OF SHAREHOLDER SUBORDINATED NOTE


$_______________                                             New York, New York
                                                             [DATE]


     FOR VALUE RECEIVED, AEARO CORPORATION, a Delaware corporation ("Holdings"), hereby promises to pay to _____________ or [his] [her] [its] assigns (the "Payee"), in lawful money of the United States of America in immediately available funds, at ____________________, the principal sum of ____________________ DOLLARS, which amount shall be payable on __________ __,
____.

     [Holdings promises also to pay interest on the unpaid principal amount hereof in like money at said office from the date hereof until paid at a rate per annum equal to ___________________, such interest to be paid [quarterly] [semi- annually] [annually] on ______________________ [and ________________] of
each year and at maturity hereof.]

     This Note is subject to voluntary prepayment, in whole or in part, at the option of Payor, without premium or penalty.

     Notwithstanding anything to the contrary contained in this Note, the Payee understands and agrees that Holdings shall not be required to make, and shall not make, any payment of principal, interest or other amounts on this Note to the extent that such payment is prohibited by the terms of any Senior Indebtedness.

     This Note, and Holdings' obligations hereunder, shall be subordinate and junior to all indebtedness of Holdings constituting Senior Indebtedness (as defined in Section 1.07 of Annex A attached hereto) on the terms and conditions set forth in Annex A attached hereto, which Annex A is herein incorporated by reference and made a part hereof as if set forth herein in its entirety.

     Holdings hereby waives presentment, demand, protest or notice of any kind in connection with this Note.

     THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

                           AEARO CORPORATION





                           By:
                               ------------------------------------------------
                               Name:
                               Title:

                                   Annex A to
                                    Exhibit M






     Section 1.01. Subordination of Liabilities. Aearo Corporation ("Holdings"), for itself, its successors and assigns, covenants and agrees, and each holder of the Note to which this Annex A is attached (the "Note") by its acceptance thereof likewise covenants and agrees, that the payment of the principal of, interest on, and all other amounts owing in respect of, the Note (the "Subordinated Indebtedness") is hereby expressly subordinated, to the extent and in the manner hereinafter set forth, to the prior payment in full in cash of all Senior Indebtedness (as defined in Section 1.07 of this Annex A). The provisions of this Annex A are made for the benefit of the present and future holders of Senior Indebtedness, and such holders are hereby made obligees hereunder the same as if their names were written herein as such, and they and/or each of them may proceed to enforce such provisions.

     Section 1.02. Holdings Not to Make Payments with Respect to Subordinated Indebtedness in Certain Circumstances. (a) Upon the maturity of any Senior Indebtedness (including interest thereon or fees or any other amounts owing in respect thereof), whether at stated maturity, by acceleration or otherwise, all Obligations (as defined in Section 1.07 of this Annex A) owing in respect thereof, in each case to the extent due and owing, shall first be paid in full in cash, before any payment, whether in cash, property, securities or otherwise, is made on account of the Subordinated Indebtedness.

     (b) Until all Senior Indebtedness has been paid in full in cash and all commitments in respect of such Senior Indebtedness have been terminated, the sum of all payments in respect of the Note (including principal and interest), together with the sum of (i) all payments made under all other Shareholder Subordinated Notes and (ii) all payments made by Holdings and its Subsidiaries to redeem or repurchase stock or options to purchase stock of Holdings held by employees or former employees of Holdings and its Subsidiaries shall not exceed at any time that amount permitted by the terms of the respective issue of Senior Indebtedness.

     (c) Holdings may not, directly or indirectly, make any payment of any Subordinated Indebtedness and may not acquire any Subordinated Indebtedness for cash or property until all Senior Indebtedness has been paid in full in cash if any default or event of default under the Credit Agreement (as defined in
Section 1.07 of this Annex A) or any other issue of Senior Indebtedness is then in existence or would result therefrom. Each holder of the Note hereby agrees that, so long as any such default or event of default in respect of any issue of Senior Indebtedness exists, it will not sue for, or otherwise take any action to enforce Holdings' obligations to pay, amounts owing in respect of the Note. Each holder of the Note understands and agrees that to the extent that clause (b) of this Section 1.02 reduces the payment of interest and/or principal which would otherwise be payable under the Note but for the limitations set forth in such clause (b), or that the provisions of clause (a) or (c) of this Section 1.02 prohibits the payment of interest and/or principal under the Note, in either case, such unpaid amount shall not constitute a payment default under the Note and the holder of the Note may not sue for, or otherwise take action to enforce Holdings' obligation to pay such amount, provided that such unpaid principal or interest shall remain an obligation of Holdings to the holder of the Note pursuant to the terms of the Note.

     (d) In the event that notwithstanding the provisions of the preceding subsections (a), (b) and (c) of this Section 1.02, Holdings shall make any payment on account of the Subordinated Indebtedness at a time when payment is not permitted by said subsection (a), (b) or (c), such payment shall be held by the holder of the Note, in trust for the benefit of, and shall be paid forthwith over and delivered to, the holders of Senior Indebtedness or their representative or the trustee under the indenture or other agreement pursuant to which any instruments evidencing any Senior Indebtedness may have been issued, as their respective interests may appear, for application pro rata to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all Senior Indebtedness in full in cash in accordance with the terms of such Senior Indebtedness, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness. Without in any way modifying the provisions of this Annex A or affecting the subordination effected hereby, Holdings shall give the holder of the Note prompt written notice of any event which would prevent payments under Section 1.02(a), (b) or (c) hereof.

     Section 1.03. Subordination to Prior Payment of All Senior Indebtedness on Dissolution, Liquidation or Reorganization of Holdings. Upon any distribution of assets of Holdings upon dissolution, winding up, liquidation or reorganization of Holdings (whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or otherwise):

     (a) the holders of all Senior Indebtedness shall first be entitled to receive payment in full in cash of all Senior Indebtedness (including, without limitation, post-petition interest at the rate provided in the documentation with respect to the Senior Indebtedness, whether or not such post-petition interest is an allowed claim against the debtor in any bankruptcy or similar proceeding) before the holder of the Note is entitled to receive any payment of any kind or character on account of the Subordinated Indebtedness;

     (b) any payment or distributions of assets of Holdings of any kind or character, whether in cash, property or securities to which the holder of the Note would be entitled except for the provisions of this Annex A, shall be paid by the liquidating trustee or agent or other person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or other trustee or agent, directly to the holders of Senior Indebtedness or their representative or representatives, or to the trustee or trustees under any indenture under which any instruments evidencing any such Senior Indebtedness may have been issued, to the extent necessary to make payment in full in cash of all Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness; and

     (c) in the event that,  notwithstanding  the  foregoing  provisions of this
Section 1.03, any payment or distribution of assets of Holdings of any kind or character, whether in cash, property or securities, shall be received by the holder of the Note on account of Subordinated Indebtedness before all Senior Indebtedness is paid in full in cash, such payment or distribution shall be received and held in trust for and shall be paid over to the holders of the Senior Indebtedness remaining unpaid or unprovided for or their representative or representatives, or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Indebtedness may have been issued, for application to the payment of such Senior Indebtedness until all such Senior Indebtedness shall have been paid in full in cash, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness.

     Without in any way modifying the provisions of this Annex A or affecting the subordination effected hereby, Holdings shall give prompt written notice to the holder of the Note of any dissolution, winding up, liquidation or reorganization of Holdings (whether in bankruptcy, insolvency or receivership proceedings or upon assignment for the benefit of creditors or otherwise).

     Section 1.04. Subrogation. Subject to the prior payment in full in cash of all Senior Indebtedness, the holder of the Note shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of assets of Holdings applicable to the Senior Indebtedness until all amounts owing on the Note shall be paid in full, and for the purpose of such subrogation no payments or distributions to the holders of the Senior Indebtedness by or on behalf of Holdings or by or on behalf of the holder of the Note by virtue of this Annex A which otherwise would have been made to the holder of the Note shall, as between Holdings, its creditors other than the holders of Senior Indebtedness, and the holder of the Note, be deemed to be payment by Holdings to or on account of the Senior Indebtedness, it being understood that the provisions of this Annex A are and are intended solely for the purpose of defining the relative rights of the holder of the Note, on the one hand, and the holders of the Senior Indebtedness, on the other hand.

     Section 1.05. Obligation of Holdings Unconditional. Nothing contained in this Annex A or in the Note is intended to or shall impair, as between Holdings and the holder of the Note, the obligation of Holdings, which is absolute and unconditional, to pay to the holder of the Note the principal of and interest on the Note as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the holder of the Note and creditors of Holdings other than the holders of the Senior Indebtedness, nor shall anything herein or therein prevent the holder of the Note from exercising all remedies otherwise permitted by applicable law upon an event of default under the Note, subject to the provisions of this Annex A and the rights, if any, under this Annex A of the holders of Senior Indebtedness in respect of cash, property, or securities of Holdings received upon the exercise of any such remedy. Upon any distribution of assets of Holdings referred to in this Annex A, the holder of the Note shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such dissolution, winding up, liquidation or reorganization proceedings are pending, or a certificate of the liquidating trustee or agent or other person making any distribution to the holder of the Note, for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other indebtedness of Holdings, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Annex A.

     Section 1.06. Subordination Rights Not Impaired by Acts or Omissions of Holdings or Holders of Senior Indebtedness. No right of any present or future holders of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of Holdings or by any act or failure to act in good faith by any such holder, or by any noncompliance by Holdings with the terms and provisions of the Note, regardless of any knowledge thereof which any such holder may have or be otherwise charged with. The holders of the Senior Indebtedness may, without in any way affecting the obligations of the holder of the Note with respect hereto, at any time or from time to time and in their absolute discretion, change the manner, place or terms of payment of, change or extend the time of payment of, or renew or alter, any Senior Indebtedness or amend, modify, or supplement any agreement or instrument governing or evidencing such Senior Indebtedness or any other document referred to therein, or exercise or refrain from exercising any other of their rights under the Senior Indebtedness including, without limitation, the waiver of default thereunder and the release of any collateral securing such Senior Indebtedness, all without notice to or assent from the holder of the Note.

     Section 1.07 Senior Indebtedness. The term "Senior Indebtedness" shall mean all Obligations (as defined below) (i) of Holdings under, or in respect of, the Credit Agreement (as amended, modified, supplemented, extended, restated, refinanced, replaced or refunded from time to time, the "Credit Agreement"), dated as of July 11, 1995 and amended and restated as of July 13, 2001, among Holdings, Aearo Company I, Aearo Canada Limited, Aearo Limited, the banks from time to time party thereto, and Bankers Trust Company, as Administrative Agent, and the other Credit Documents (as defined in the Credit Agreement), and any renewal, extension, restatement, refinancing or refunding thereof, (ii) under, or in respect of, any Interest Rate Protection Agreements or Other Hedging Agreements (each as defined in the Credit Agreement), and (iii) of Holdings in respect of any other indebtedness permitted to be incurred under the Credit Agreement unless, in the case of any particular indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such indebtedness shall not be senior in right of payment to the Note. As used herein, the term "Obligation" shall mean any principal, interest, premium, penalties, fees, expenses, indemnities and other liabilities and obligations payable under the documentation governing any Senior Indebtedness (including post-petition interest at the rate provided in the documentation with respect to such Senior Indebtedness, whether or not such interest is an allowed claim against the debtor in any bankruptcy or similar proceeding).

                                    Exhibit N


     Section 1.01. Subordination of Liabilities. Aearo Corporation ("Holdings"), for itself, its successors and assigns, covenants and agrees, and each holder of the [___________] (the "Earn-Out Obligation") by its acceptance thereof likewise covenants and agrees, that the payment of the principal of, interest on, and all other amounts owing in respect of, the Earn-Out Obligation (the "Subordinated Indebtedness") is hereby expressly subordinated, to the extent and in the manner hereinafter set forth, to the prior payment in full in cash of all Senior Indebtedness (as defined in Section 1.07 of this Annex A). The provisions of this Annex A are made for the benefit of the present and future holders of Senior Indebtedness, and such holders are hereby made obligees hereunder the same as if their names were written herein as such, and they and/or each of them may proceed to enforce such provisions.

     Section 1.02. Holdings Not to Make Payments with Respect to Subordinated Indebtedness in Certain Circumstances. (a) Upon the maturity of any Senior Indebtedness (including interest thereon or fees or any other amounts owing in respect thereof), whether at stated maturity, by acceleration or otherwise, all Obligations (as defined in Section 1.07 of this Annex A) owing in respect thereof, in each case to the extent due and owing, shall first be paid in full in cash, before any payment, whether in cash, property, securities or otherwise, is made on account of the Subordinated Indebtedness.

     (b) Holdings may not, directly or indirectly, make any payment of any Subordinated Indebtedness and may not acquire any Subordinated Indebtedness for cash or property until all Senior Indebtedness has been paid in full in cash if any default or event of default under the Credit Agreement (as defined in Section 1.07 of this Annex A) or any other issue of Senior Indebtedness is then in existence or would result therefrom. Each holder of the Earn-Out Obligation hereby agrees that, so long as any such default or event of default in respect of any issue of Senior Indebtedness exists, it will not sue for, or otherwise take any action to enforce Holdings' obligations to pay, amounts owing in respect of the Earn-Out Obligation. Each holder of the Earn-Out Obligation understands and agrees that to the extent that the provisions of clause (a) or
(b) of this Section 1.02 prohibits the payment of amounts due under the Earn-Out Obligation, in either case, such unpaid amount shall not constitute a payment default under the Earn-Out Obligation and the holder of the Earn-Out Obligation may not sue for, or otherwise take action to enforce Holdings' obligation to pay such amount, provided that such unpaid principal or interest shall remain an obligation of Holdings to the holder of the Earn-Out Obligation pursuant to the terms of the Note.

     (c) In the event that notwithstanding the provisions of the preceding subsections (a) and (b) of this Section 1.02, Holdings shall make any payment on account of the Subordinated Indebtedness at a time when payment is not permitted by said subsection (a) or (b), such payment shall be held by the holder of the Earn-Out Obligation, in trust for the benefit of, and shall be paid forthwith over and delivered to, the holders of Senior Indebtedness or their representative or the trustee under the indenture or other agreement pursuant to which any instruments evidencing any Senior Indebtedness may have been issued, as their respective interests may appear, for application pro rata to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all Senior Indebtedness in full in cash in accordance with the terms of such Senior Indebtedness, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness. Without in any way modifying the provisions of this Annex A or affecting the subordination effected hereby, Holdings shall give the holder of the Earn-Out Obligation prompt written notice of any event which would prevent payments under Section 1.02(a) or (b) hereof.

     Section 1.03. Subordination to Prior Payment of All Senior Indebtedness on Dissolution, Liquidation or Reorganization of Holdings. Upon any distribution of assets of Holdings upon dissolution, winding up, liquidation or reorganization of Holdings (whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or otherwise):

     (a) the holders of all Senior Indebtedness shall first be entitled to receive payment in full in cash of all Senior Indebtedness (including, without limitation, post-petition interest at the rate provided in the documentation with respect to the Senior Indebtedness, whether or not such post-petition interest is an allowed claim against the debtor in any bankruptcy or similar proceeding) before the holder of the Earn-Out Obligation is entitled to receive any payment of any kind or character on account of the Subordinated Indebtedness;

     (b) any payment or distributions of assets of Holdings of any kind or character, whether in cash, property or securities to which the holder of the Earn-Out Obligation would be entitled except for the provisions of this Annex A, shall be paid by the liquidating trustee or agent or other person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or other trustee or agent, directly to the holders of Senior Indebtedness or their representative or representatives, or to the trustee or trustees under any indenture under which any instruments evidencing any such Senior Indebtedness may have been issued, to the extent necessary to make payment in full in cash of all Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness; and

     (c) in the event that,  notwithstanding  the  foregoing  provisions of this
Section 1.03, any payment or distribution of assets of Holdings of any kind or character, whether in cash, property or securities, shall be received by the holder of the Earn-Out Obligation on account of Subordinated Indebtedness before all Senior Indebtedness is paid in full in cash, such payment or distribution shall be received and held in trust for and shall be paid over to the holders of the Senior Indebtedness remaining unpaid or unprovided for or their representative or representatives, or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Indebtedness may have been issued, for application to the payment of such Senior Indebtedness until all such Senior Indebtedness shall have been paid in full in cash, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness.

     Without in any way modifying the provisions of this Annex A or affecting the subordination effected hereby, Holdings shall give prompt written notice to the holder of the Earn-Out Obligation of any dissolution, winding up, liquidation or reorganization of Holdings (whether in bankruptcy, insolvency or receivership proceedings or upon assignment for the benefit of creditors or otherwise).

     Section 1.04. Subrogation. Subject to the prior payment in full in cash of all Senior Indebtedness, the holder of the Earn-Out Obligation shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of assets of Holdings applicable to the Senior Indebtedness until all amounts owing on the Earn-Out Obligation shall be paid in full, and for the purpose of such subrogation no payments or distributions to the holders of the Senior Indebtedness by or on behalf of Holdings or by or on behalf of the holder of the Earn-Out Obligation by virtue of this Annex A which otherwise would have been made to the holder of the Earn-Out Obligation shall, as between Holdings, its creditors other than the holders of Senior Indebtedness, and the holder of the Earn-Out Obligation, be deemed to be payment by Holdings to or on account of the Senior Indebtedness, it being understood that the provisions of this Annex A are and are intended solely for the purpose of defining the relative rights of the holder of the Earn-Out Obligation, on the one hand, and the holders of the Senior Indebtedness, on the other hand.

     Section 1.05. Obligation of Holdings Unconditional. Nothing contained in this Annex A or in the Earn-Out Obligation is intended to or shall impair, as between Holdings and the holder of the Earn-Out Obligation, the obligation of Holdings, which is absolute and unconditional, to pay to the holder of the Earn-Out Obligation the principal of and interest on the Earn-Out Obligation as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the holder of the Earn-Out Obligation and creditors of Holdings other than the holders of the Senior Indebtedness, nor shall anything herein or therein prevent the holder of the Earn-Out Obligation from exercising all remedies otherwise permitted by applicable law upon an event of default under the Earn-Out Obligation, subject to the provisions of this Annex A and the rights, if any, under this Annex A of the holders of Senior Indebtedness in respect of cash, property, or securities of Holdings received upon the exercise of any such remedy. Upon any distribution of assets of Holdings referred to in this Annex A, the holder of the Earn-Out Obligation shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such dissolution, winding up, liquidation or reorganization proceedings are pending, or a certificate of the liquidating trustee or agent or other person making any distribution to the holder of the Earn-Out Obligation, for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other indebtedness of Holdings, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Annex A.

     Section 1.06. Subordination Rights Not Impaired by Acts or Omissions of Holdings or Holders of Senior Indebtedness. No right of any present or future holders of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of Holdings or by any act or failure to act in good faith by any such holder, or by any noncompliance by Holdings with the terms and provisions of the Earn-Out Obligation, regardless of any knowledge thereof which any such holder may have or be otherwise charged with. The holders of the Senior Indebtedness may, without in any way affecting the obligations of the holder of the Earn-Out Obligation with respect hereto, at any time or from time to time and in their absolute discretion, change the manner, place or terms of payment of, change or extend the time of payment of, or renew or alter, any Senior Indebtedness or amend, modify, or supplement any agreement or instrument governing or evidencing such Senior Indebtedness or any other document referred to therein, or exercise or refrain from exercising any other of their rights under the Senior Indebtedness including, without limitation, the waiver of default thereunder and the release of any collateral securing such Senior Indebtedness, all without notice to or assent from the holder of the Earn-Out Obligation.

     Section 1.07 Senior Indebtedness. The term "Senior Indebtedness" shall mean all Obligations (as defined below) (i) of Holdings under, or in respect of, the Credit Agreement (as amended, modified, supplemented, extended, restated, refinanced, replaced or refunded from time to time, the "Credit Agreement"), dated as of July 11, 1995 and amended and restated as of July 13, 2001, among Holdings, Aearo Company I (the "US Borrower"), Aearo Canada Limited, Aearo Limited, the banks from time to time party thereto, and Bankers Trust Company, as Administrative Agent, and the other Credit Documents (as defined in the Credit Agreement), and any renewal, extension, restatement, refinancing or refunding thereof and (ii) under, or in respect of, any Interest Rate Protection Agreements or Other Hedging Agreements (each as defined in the Credit Agreement). As used herein, the term "Obligation" shall mean any principal, interest, premium, penalties, fees, expenses, indemnities and other liabilities and obligations payable under the documentation governing any Senior Indebtedness (including post-petition interest at the rate provided in the documentation with respect to such Senior Indebtedness, whether or not such interest is an allowed claim against the debtor in any bankruptcy or similar proceeding).

Conformed AS EXECUTED


                    FIRST AMENDMENT TO THE CHARGE OVER SHARES


     FIRST AMENDMENT TO THE CHARGE OVER SHARES (the "Amendment"), dated as of July 13, 2001, made by the undersigned (the "Chargor") in favor of Bankers Trust Company, as Collateral Agent (the "Collateral Agent") for the benefit of the Secured Creditors as referred to in the Charge Over Shares (as defined below). Except as otherwise defined herein, capitalized terms used herein and defined in the Charge Over Shares shall be used herein as therein defined.

                                                     RECITALS

     WHEREAS, the Chargor and the Collateral Agent are party to a certain Charge Over Shares, dated as of July 11, 1995 (as amended through the date hereof, the "Charge Over Shares") and attached as Exhibit I hereto; and

     WHEREAS, the Borrowers, the banks party thereto and the Administrative Agent have agreed to amend the Credit Agreement by entering into the Amended and Restated Credit Agreement, dated as of July 11, 1995 and amended and restated as of July 13, 2001 (as amended, modified or supplemented from time to time, the "Amended and Restated Credit Agreement"); and

     WHEREAS, the Borrowers have requested the following amendment to the Charge Over Shares to confirm and clarify that the Credit Agreement referred to in the Charge Over Shares includes such Amended and Restated Credit Agreement, as amended, modified or supplemented from time to time;

     NOW, THEREFORE, for valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

         1.       Amendments.

     (a) The First WHEREAS clause of the Charge Over Shares is hereby amended to read in its entirety as follows:

          "WHEREAS, Aearo Corporation ("Holdings"), Aearo Company I (the "US Borrower"), Aearo Canada Limited (the "Canadian Borrower"), Aearo Limited (the "UK Borrower" and, together with the US Borrower and the Canadian Borrower, each a "Borrower" and collectively, the "Borrowers"), the banks from time to time party thereto (the "Banks"), and Bankers Trust Company, as Administrative Agent (together with any successor Administrative Agent, the "Administrative Agent"), have entered into a Credit Agreement, dated as of July 11, 1995 and amended and restated as of July 13, 2001 (as amended, modified or supplemented from time to time, the "Credit Agreement"), providing for the making and continuance of Loans to, and the issuance of Letters of Credit for the account of, the Borrowers as contemplated therein;"

     2. Effectiveness Date. This Amendment shall become effective as of July 13, 2001 (the "Effective Date") subject, however, to receipt by the Collateral Agent of counterparts of this Amendment executed by all parties hereto.

     3.   Miscellaneous.

     (a) On the Effective Date, each mortgage on, all right title and interest of the Chargor in the Pledged Securities described in the Charge Over Shares, shall remain in full force and effect.

     (b)  Except  as  herein  expressly  amended,   all  terms,   covenants  and
          provisions of the Charge Over Shares are and shall remain in full force and effect and all references therein to such Charge Over Shares shall henceforth refer to the Charge Over Shares as amended by this Amendment. This Amendment shall be deemed incorporated into, and a part of, the Charge Over Shares.

     (c) This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. No person who is not a party to this Amendment shall have any rights to enforce any of the terms or provisions of this Amendment other than those rights such person would have had if the Contracts (Rights of Third Parties) Act had not become effective.

     (d) This Amendment shall be governed by and construed in accordance with the laws of England.

     (e) This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Each of the parties hereto understands and agrees that this document may be delivered by any party thereto either in the form of an executed original or an executed original sent by facsimile transmission.

     (f) This Amendment, together with the Charge Over Shares, contains the entire and exclusive agreement of the parties hereto with reference to the matters discussed herein and therein. This Amendment supersedes all prior drafts and communications with respect thereto. This Amendment may not be amended except in accordance with the provisions of Section 13.12 of the Credit Agreement.

     (g) If any term or provision of this Amendment shall be deemed prohibited by or invalid under any applicable law, such provision shall be invalidated without affecting the remaining provisions of this Amendment or the Charge Over Shares, respectively.

(Amendment to Charge Over Shares)


(Amendment to Charge Over Shares)

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their duly authorized officers as of the date first above written.


                        CABOT SAFETY INTERMEDIATE CORPORATION



                        By:         /s/  Jeff Kulka
                            ------------------------------------------------
                            Name:    Jeff Kulka
                            Title:  Vice President, Treasurer & Assistant
                                       Secretary

BANKERS TRUST COMPANY, as Collateral Agent


By:         /s/ Diane F. Rolfe
Title:  Vice President